As filed with the Securities and Exchange Commission on November 6, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

STERIS Limited

(Exact Name of Registrant as Specified in its Charter)

Ireland	339113	98-1455064
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

70 Sir John Rogerson’s Quay

Dublin 2 Ireland

+353 1 232 2000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

J. Adam Zangerle

STERIS Limited

70 Sir John Rogerson’s Quay

Dublin 2 Ireland

+353 1 232 2000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:
Kimberly J. Pustulka James P. Dougherty Jones Day North Point 901 Lakeside Avenue Cleveland, Ohio 44114 (216) 586-3939		J. Adam Zangerle STERIS plc Rutherford House Stephensons Way, Chaddesden Derby, England, DE21 6LY United Kingdom +44 1332 387100

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective and upon completion of the Redomiciliation described in the enclosed proxy statement/prospectus.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)	☐
Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered(1)	Amount to be registered(2)	Proposed maximum offering price per share	Proposed maximum aggregate offering price(3)	Amount of registration fee(4)
Ordinary Shares, par value $100 per share	84,499,654	Not Applicable	$9,109,485,199.47 (2)	$1,104,069.61 (3)
(1)

This registration statement relates to ordinary shares, par value $100 per share, or the STERIS Ireland ordinary shares, of STERIS Limited, a private limited company organized under the laws of Ireland, or STERIS Ireland, to be issued to holders of ordinary shares, par value £0.10 per share, or the STERIS shares, of STERIS plc, a public limited company organized under the laws of England and Wales, or STERIS, pursuant to a scheme of arrangement under Part 26 of the Companies Act. STERIS Ireland will be re-registered as an Irish public limited company and renamed “STERIS plc” prior to completion of the Redomiciliation.

(2)

Represents the proposed maximum number of the STERIS Ireland ordinary shares expected to be issued upon the completion of the Redomiciliation described herein. Calculated based on an exchange ratio of one STERIS Ireland ordinary share for each STERIS share estimated to be outstanding as at October 30, 2018.

(3)

Estimated solely for the purpose of calculating the registration fee. The registration fee is required by Section 6(b) of the Securities Act of 1933, or the “Securities Act,” and computed pursuant to Rules 457(f) and 457(c) under the Securities Act. Pursuant to Rule 457(f) under the Securities Act, the proposed maximum aggregate offering price of the STERIS Ireland ordinary shares is equal to $9,109,485,199.47, which was determined by multiplying (i) 84,499,654, the estimated maximum number of STERIS shares to be exchanged for STERIS Ireland ordinary shares, by (ii) $107.805, the average of the high and low prices for the STERIS shares as reported on the New York Stock Exchange on October 30, 2018.

(4)	Determined in accordance with Section 6(b) of the Securities Act by multiplying the estimated aggregate offering price of the securities to be registered by 0.0001212.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such dates as the Commission, acting pursuant to said Section 8(a), may determine.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This proxy statement/prospectus shall not constitute an offer to sell or the solicitation of any offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

PRELIMINARY—SUBJECT TO COMPLETION—DATED NOVEMBER 6, 2018

Dear STERIS Shareholder:

You are cordially invited to attend a Court Meeting and a General Meeting of the shareholders of STERIS plc (“STERIS” or the “Company”), to be held at [●] a.m. United Kingdom time ([●] a.m. Eastern time) and [●] a.m. United Kingdom time ([●] a.m. Eastern time) (or as soon thereafter as the Court Meeting is concluded or adjourned), respectively, on [●], 2019 at [●] (the Court Meeting and the General Meeting are referred to as the “Shareholder Meetings”).

On November 6, 2018, STERIS announced that it intended to redomicile from the United Kingdom to Ireland (the “Redomiciliation”), to be achieved through the insertion of a new Irish public limited company, which we refer to as STERIS Ireland, on top of STERIS pursuant to a Court-approved scheme of arrangement under English law (the “Scheme”). The Scheme will result in each STERIS ordinary share being cancelled and re-issued to STERIS Ireland, and STERIS shareholders will receive one STERIS Ireland ordinary share for each STERIS share they hold. Following the Scheme becoming effective, the STERIS shares will be delisted from the New York Stock Exchange and STERIS will be re-registered as a private limited company.

STERIS Ireland expects that, following the Scheme becoming effective, STERIS Ireland ordinary shares will be listed for trading on the New York Stock Exchange under the symbol “[●].”

We are asking our shareholders to approve the Scheme and certain other related proposals. The Scheme will be approved if a majority in number of the STERIS shareholders, representing at least 75% in value of the STERIS shares held by such STERIS shareholders, present and voting at the Court Meeting (whether in person or by proxy) approve such proposal. In addition, a capital reduction and certain other matters related to the implementation of the Scheme will require approval by the passing of a special resolution at the General Meeting to be held immediately after the Court Meeting. We are also asking our shareholders to approve, by means of a special resolution to be proposed at the General Meeting, a proposal to create “distributable profits” in STERIS Ireland following the Scheme becoming effective. Under Irish law, STERIS Ireland may only make dividends and other distributions (and, generally, share repurchases and redemptions) from distributable profits. A special resolution requires the approval of STERIS shareholders representing at least 75% of the total voting rights of those STERIS shareholders who (being entitled to do so) vote on the relevant resolution (whether in person or by proxy).

STERIS’S BOARD OF DIRECTORS HAS DETERMINED THAT ALL PROPOSALS TO BE VOTED UPON AT THE SHAREHOLDER MEETINGS ARE IN THE BEST INTERESTS OF THE COMPANY AND ITS SHAREHOLDERS AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE SCHEME AND OTHER PROPOSALS AT THE SHAREHOLDER MEETINGS.

More information about the Redomiciliation, the Scheme and the proposals described above is contained in the accompanying proxy statement/prospectus. We urge you to carefully read this proxy statement/prospectus, including the Annexes and the documents incorporated by reference, before voting. In particular, we urge you to read the section captioned “Risk Factors” beginning on page 18 and the section captioned “Explanatory Statement” beginning on page 31.

i

The close of business on [●], 2019 has been fixed as the record date for determining the STERIS shareholders entitled to receive notice of the Shareholder Meetings. The close of business on [●], 2019 will also serve as the record date for determining the STERIS shareholders holding their shares through DTC book-entry (i.e. non-record beneficial holders) who are entitled to vote at the Shareholder Meetings.

Due to the requirements of English law relating to schemes of arrangement, a different record date will serve for determining those STERIS shareholders of record (i.e. shareholders whose STERIS shares are held directly in their name with STERIS’s transfer agent) entitled to vote at the Shareholder Meetings. Accordingly, the voting record date for STERIS shareholders of record will be determined by reference to STERIS’s register of shareholders on the close of business on [●], 2019.

Your vote is important. Whether or not you plan to attend the Shareholder Meetings, please vote as promptly as possible by telephone, through the Internet or by requesting a paper Form of Proxy to complete, sign and return by mail. Details of the deadlines for when your vote(s) must be submitted are described in the accompanying proxy statement/prospectus. If you attend the Shareholder Meetings, you may revoke your proxy and vote your shares in person.

We look forward to seeing you at the Shareholder Meetings and appreciate your support.

Sincerely,

WALTER M ROSEBROUGH, JR.

President and Chief Executive Officer

DR. MOHSEN M. SOHI

Chairman of the Board

NOTICE OF COURT MEETING

IN THE HIGH COURT OF JUSTICE	CR – 2019 - [●]

BUSINESS AND PROPERTY COURTS OF ENGLAND AND WALES

COMPANIES COURT (ChD)

[DEPUTY] INSOLVENCY AND COMPANIES COURT JUDGE [●]

IN THE MATTER OF

STERIS PLC

and

IN THE MATTER OF THE COMPANIES ACT 2006

NOTICE IS HEREBY GIVEN that, by an order dated [●], 2019 made in the above matter, the Court has given permission for a meeting to be convened of the holders of Scheme Shares (as defined in the scheme of arrangement hereinafter mentioned) (the “Court Meeting”) for the purpose of considering and approving (with or without modification) a scheme of arrangement pursuant to Part 26 of the Companies Act 2006 dated [●], 2019 (the “Scheme”) proposed to be made between STERIS plc (the “Company”) and the holders of Scheme Shares (as defined in the Scheme) and that such meeting will be held at [●] on [●], 2019 at [●] a.m. United Kingdom time ([●] a.m. Eastern Time), at which place and time all holders of Scheme Shares are requested to attend.

A copy of the Scheme and a copy of the explanatory statement required to be furnished pursuant to Section 897 of the Companies Act 2006 in relation to the Scheme are included in the accompanying proxy statement/prospectus.

At the Court Meeting, the following resolution will be proposed:

“That the scheme of arrangement, dated [●], 2019 (the “Scheme”), between Company and the holders of the Scheme Shares (as defined in the Scheme), a print of which has been produced to this meeting and, for the purposes of identification, signed by the chairman of the Court Meeting, in its original form or with or subject to any modification, addition or condition approved or imposed by the Court and jointly consented to by the Company and STERIS Ireland, be approved and the directors of the Company be authorised to take all such actions as they consider necessary or appropriate for carrying the Scheme into effect.”

Voting on the resolution will be by poll and not a show of hands, which may be conducted as the chairman of the Court Meeting shall determine.

Holders of Scheme Shares entitled to attend and vote at the Court Meeting may vote in person at the Court Meeting or they may appoint another person, whether a shareholder of the Company or not, as their proxy to attend, speak and vote in their place. A Form of Proxy for use at the meeting and instructions for appointing a proxy by other methods are enclosed with this notice. The appointment of a proxy shall not prevent a holder of Scheme Shares from attending and voting at the Court Meeting.

Holders of Scheme Shares are entitled to appoint a proxy in respect of some or all of their shares. Holders of Scheme Shares are also entitled to appoint more than one proxy, provided that each proxy is appointed to exercise the rights attached to a different share or shares held by such holder. A space has been included in the Form of Proxy to allow holders of Scheme Shares to specify the number of shares in respect of which that proxy is appointed in respect of the Court Meeting. Holders of Scheme Shares who duly appoint a proxy but do not specify a number of shares in respect of which the proxy is appointed shall be deemed to have appointed the proxy in respect of all their Scheme Shares.

Holders of Scheme Shares who wish to appoint more than one proxy in respect of their shareholding should contact [●] for further information or photocopy the Form of Proxy as required. Calls to the helpline number cost approximately [●] per minute plus network extras. Lines are open [●] to [●]. Holders of Scheme Shares should also read the instructions set out on the Form of Proxy or otherwise provided with this notice and note the principles that shall be applied in relation to multiple proxies.

If you are submitting a completed Form of Proxy, it is requested that Forms of Proxy (together with any power of attorney or authority under which they are signed, or a duly certified copy of such power of attorney or other authority, if applicable) be submitted to [●] so as to be received by no later than [●] on [●] (or, in the case of an adjournment of the Court Meeting, not later than [●] hours (excluding any part of a day which is not a working day) before the time and date set for the adjourned Court Meeting) but if forms are not so submitted they may be handed to the Chairman at the Court Meeting before the taking of the poll. Separate instructions have been provided for those holders of Scheme Shares who wish to appoint a proxy electronically or telephonically. A valid proxy appointment will be taken into account at the Court Meeting only insofar as it relates to the business to be considered at the Court Meeting.

The term “working day” means a day that is not a Saturday or Sunday, Christmas Day, Good Friday or any day that is a bank holiday under the Banking and Financial Dealings Act 1971 in England and Wales.

The close of business United Kingdom time on [●], 2019 has been fixed as the record date for determining the STERIS shareholders entitled to receive notice of the Court Meeting. The close of business United Kingdom time on [●], 2019 will also serve as the record date for determining the STERIS shareholders holding their shares through DTC book-entry (i.e. non-record beneficial holders) who are entitled to vote at the Court Meeting.

Due to the requirements of English law relating to schemes of arrangement, a different record date will serve for determining those STERIS shareholders of record (i.e. shareholders whose STERIS shares are held directly in their name with STERIS’s transfer agent) entitled to vote at the Court Meeting. Accordingly, the voting record date for STERIS shareholders of record will be determined by reference to STERIS’s register of shareholders on the close of business United Kingdom time on [●], 2019.

By the said order, the Court has appointed [●] or failing him, [●] or, failing him, [●], or failing all of them [●] to act as chairman of the meeting and has directed the chairman to report the result of the meeting to the Court.

The Scheme will be subject to the subsequent sanction of the Court.

STERIS’S BOARD OF DIRECTORS HAS UNANIMOUSLY DETERMINED THAT THE PROPOSAL TO BE VOTED UPON AT THE COURT MEETING IS IN THE BEST INTERESTS OF THE COMPANY AND ITS SHAREHOLDERS AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE RESOLUTION.

Dated January [●], 2019

Jones Day

21 Tudor Street

London EC4Y 0DJ

Notes:

1.

A Form of Proxy is enclosed for use at this meeting. To be valid, the completed Form of Proxy should be returned in accordance with its instructions so as to arrive at the offices of [●]. [●] must receive your Form of Proxy or your electronic or telephonic proxy appointment not later than [●] on [●], 2019, or if the Court Meeting is adjourned or postponed, [●] must receive your Form of Proxy not later than [●] hours (excluding any part of a day which is not a working day) before the time and date set for any rescheduled meeting. If appointing a proxy electronically or telephonically, you must communicate your instructions no later than [●] hours before the time and date set for the adjourned meeting. If your Form of Proxy is not returned by the relevant time, it may be handed to the Chairman before the start of the Court Meeting and will still be valid. A valid proxy appointment will be taken into account for the purposes of the Court Meeting only insofar as it relates to the business to be considered at the Court Meeting.

2.

In the case of joint holders of ordinary shares, the vote of the senior who tenders a vote, whether in person or by proxy, will be accepted to the exclusion of the other joint holder(s) and for this purpose seniority will be determined by the order in which the names stand in the register of shareholders of the Company in respect of the relevant joint holding.

3.

The term “working day” means a day that is not a Saturday or Sunday, Christmas Day, Good Friday or any day that is a bank holiday under the Banking and Financial Dealings Act 1971 in England and Wales.

v

NOTICE OF GENERAL MEETING

STERIS plc

(Registered in England and Wales No. 09257343)

(the “Company”)

NOTICE IS HEREBY GIVEN that a General Meeting of the Company will be held on [●], 2019 at [●] at [●] a.m. United Kingdom time ([●] a.m. Eastern time) (or as soon thereafter as the meeting of the holders of the Scheme shares convened with the permission of the Court for [●] a.m. United Kingdom time ([●] a.m. Eastern time) on the same date and at the same place shall have concluded or been adjourned) for the purpose of considering and passing of the following two resolutions which will be proposed as special resolutions. Defined terms used in this notice, unless otherwise defined, shall have the meaning given to them in the accompanying proxy statement/prospectus of which this notice forms part:

Proposal 1 - Special resolution to approve the Scheme and certain ancillary matters

That:

A.

                    the Scheme of Arrangement dated [●], 2019 (“Scheme”) proposed to be made between the Company and holders of Scheme Shares (as defined in the Scheme) in its original form in the proxy statement/prospectus of the Company and STERIS Limited (a private limited company with company number 595593 organized under the laws of Ireland, which will be re-registered as an Irish public limited company and renamed “STERIS plc” before the Scheme becomes effective) (“STERIS Ireland”) dated [●], 2019 (“Prospectus”) (a print of which has been produced to the meeting and signed by the chairman of the meeting for the purpose of identification), or with or subject to any modification, addition or condition (including, without limitation, any modification or addition approved or imposed by the Court), be and is hereby approved, and the directors of the Company be and are hereby authorised to take all such action on behalf of the Company as they consider necessary, desirable or appropriate for carrying into effect the Scheme; and

B.	for the purpose of giving effect to the Scheme:

1.	the share capital of the Company be reduced by cancelling and extinguishing all of the Scheme Shares (as defined in the Scheme);

2.

forthwith and contingently upon the reduction of share capital referred to in sub-paragraph 1 above taking effect and notwithstanding anything to the contrary in the articles of association of the Company:

(a)

the reserve arising in the books of account of the Company as a result of the reduction of share capital referred to in sub-paragraph 1 above be capitalised and applied in paying up in full at par such number of new ordinary shares of 10 pence each (the “New STERIS Ordinary Shares”) as shall be equal to the aggregate number of the Scheme Shares cancelled pursuant to sub-paragraph 1 above, which shall be allotted and issued credited as fully paid to STERIS Ireland and/or its nominee(s); and

(b)

the directors of the Company be generally and unconditionally authorised for the purposes of section 551 of the Companies Act 2006 to give effect to this special resolution and accordingly to effect the allotment of the New STERIS Ordinary Shares, provided that (i) the maximum aggregate nominal amount of the shares which may be allotted under this authority shall be the aggregate nominal amount of the said New STERIS Ordinary Shares created pursuant to sub-paragraph 2(a) above, (ii) this authority shall expire on the fifth anniversary of the date of this resolution (unless previously revoked, varied or renewed) and (iii) this authority shall be in addition and without prejudice to any other authority under the said section 551 of the Companies Act 2006 previously granted and in force on the date on which this resolution is passed;

(c)	with effect from the passing of this resolution, the articles of association of the Company be altered by the adoption and inclusion of the following new Article 159:

“159            Scheme of Arrangement

159.1

In this Article 159, references to the “Scheme” are to the scheme of arrangement dated [●], 2019 between the Company and the holders of Scheme Shares (as defined in the Scheme) under Part 26 of the Companies Act 2006 in its original form or with or subject to any modification, addition or condition approved or imposed by the Court and agreed by the Company and STERIS Limited (a private limited company with company number 595593 organized under the laws of Ireland, which will be re-registered as an Irish public limited company and renamed “STERIS plc” before the Scheme becomes effective) (“STERIS Ireland”). Expressions defined in the Scheme or (if not so defined in the Scheme) defined in the proxy statement/prospectus of the Company and STERIS Ireland dated [●], 2019 circulated with the Scheme containing the explanatory statement required pursuant to Section 897 of the Companies Act 2006, shall have the same meanings where used in this Article.

159.2

Notwithstanding any other provision of these Articles, if the Company issues any Ordinary Shares (other than to STERIS Ireland or its nominee(s) or as it shall direct) after the adoption of this Article and at or before the Reduction Record Time, such shares shall be issued subject to the terms of the Scheme (and shall be Scheme Shares for the purposes thereof) and the original or any subsequent holder or holders of such shares shall be bound by the Scheme accordingly.

159.3

Notwithstanding any other provision of these Articles, subject to the Scheme becoming effective, if any Ordinary Shares are issued to any person or his nominee (a “New Shareholder”) (other than to STERIS Ireland or its nominee(s) or as STERIS Ireland shall direct) after the Reduction Record Time (the “Post-Scheme Shares”), they shall be immediately transferred to STERIS Ireland (or to such person as it may direct) free of all liens, equitable interests, charges, encumbrances, rights of pre-emption and any other third party rights or interests whatsoever in consideration for the allotment, issue or transfer free of all liens, equitable interests, charges, encumbrances, rights of pre-emption and any other third party rights or interests whatsoever to the New Shareholder of such number of fully paid ordinary shares in the capital of STERIS Ireland as would have been allotted and issued to such New Shareholder under the Scheme had such Post-Scheme Shares been Scheme Shares, provided that:

(i)

if the Company is advised that the allotment, issue or transfer of any ordinary shares of STERIS Ireland pursuant to this Article would or may infringe the laws of a jurisdiction outside the United Kingdom, Ireland or the United States of America or would or may require the Company or STERIS Ireland to comply with any governmental or other consent or any registration, filing or other formality or requirement with which STERIS Ireland is in its opinion unable to comply or compliance with which STERIS Ireland regards as unduly onerous, the Company may, in its sole discretion, determine that such ordinary shares of STERIS Ireland shall be sold, in which event STERIS Ireland shall appoint a person to act pursuant to this Article and such person shall be authorised on behalf of such holder to procure that any shares in respect of which STERIS Ireland has made such a determination, as soon as practicable following the allotment, issue or transfer of such shares, be sold at the best price which can reasonably be obtained at the time of sale and the net proceeds of such sale (after the deduction of all expenses and commissions, including any value added tax payable thereon) shall be paid to such holder;

(ii)

the number of ordinary shares of STERIS Ireland issued to a New Shareholder may be adjusted by the Directors of STERIS Ireland on any reorganisation of or material alteration to the share capital of either the Company or STERIS Ireland (including, without limitation, any subdivision and/or consolidation) effected after the close of business on the Scheme Effective Date. References in this Article to Ordinary Shares or ordinary shares of STERIS Ireland shall, following such adjustment, be construed accordingly;

(iii)

the par value of ordinary shares of STERIS Ireland issued to a New Shareholder following the Scheme becoming effective will be $0.001 per share or such other par value as the directors of STERIS Ireland shall determine;

(iv)

no fraction of an ordinary share of STERIS Ireland shall be allotted or issued pursuant to this Article and the fractional entitlement of each New Shareholder who would otherwise have been entitled to a fraction of such ordinary shares of STERIS Ireland shall be rounded down to the nearest whole number of STERIS Ireland ordinary shares;

(v)

to give effect to any transfer of Post-Scheme Shares, the Company may appoint any person as attorney for the New Shareholder to transfer the Post-Scheme Shares to STERIS Ireland and/or its nominee(s) and do all such other things and execute and deliver all such documents as may in the opinion of the attorney be necessary or desirable to vest the Post-Scheme Shares of STERIS Ireland and/or its nominee(s) and pending such vesting to exercise all such rights attaching to the Post-Scheme Shares as STERIS Ireland may direct in relation to any dealings with, or disposal of, such share (or any interest therein), exercising any rights attached thereto or receiving any distribution or other benefit accruing or payable in respect thereof. If an attorney is so appointed, the New Shareholder shall not thereafter (except to the extent that the attorney fails to act in accordance with the directions of STERIS Ireland) be entitled to exercise any rights attaching to the Post-Scheme Shares unless so agreed by STERIS Ireland. The attorney shall be empowered to execute and deliver as transferor a form of transfer or other instrument or instruction of transfer on behalf of the New Shareholder (or any subsequent holder) in favor of STERIS Ireland and the Company may give a good receipt for the consideration for the Post-Scheme Shares and may register STERIS Ireland and/or its nominee(s) as holder thereof and issue to it certificates for the same. The Company shall not be obliged to issue a certificate to the New Shareholder for the Post-Scheme Shares;

159.4

STERIS Ireland shall issue and allot any ordinary shares of STERIS Ireland in respect of any shares transferred pursuant to this Article 159 within 14 days of the issue of the Post-Scheme Shares to the New Shareholder. The ordinary shares of STERIS Ireland to be issued and allotted pursuant to this Article 159 shall be issued in certificated or uncertificated form as STERIS Ireland may determine in its absolute discretion;

159.5

notwithstanding any other provision of these Articles, neither the Company nor the Directors shall register the transfer of any Scheme Shares effected between the Reduction Record Time and the Scheme Effective Date other than to STERIS Ireland or as STERIS Ireland shall direct in writing; and

159.6	if the Scheme shall not have become effective by [●], 2019 (or such later date (if any) as the Company and STERIS Ireland may agree) and the Court may approve, this Article 159 shall be of no effect.”

Proposal 2 - Special resolution to approve the creation of distributable profits within STERIS Ireland

That:

subject to the Scheme becoming effective, and STERIS Ireland (and/or its nominee(s)) being registered as the owner of the New STERIS Ordinary Shares, distributable profits of STERIS Ireland be created under Irish law by reducing the nominal value and cancelling the associated company capital paid-up on each of the ordinary shares of STERIS Ireland issued pursuant to the Scheme from $100 to $0.001.

STERIS’S BOARD OF DIRECTORS HAS UNANIMOUSLY DETERMINED THAT THE PROPOSALS TO BE VOTED UPON AT THE GENERAL MEETING ARE IN THE BEST INTERESTS OF THE COMPANY AND ITS SHAREHOLDERS AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE SPECIAL RESOLUTION AND THE DISTRIBUTABLE PROFITS RESOLUTION.

BY ORDER OF THE BOARD

J. Adam Zangerle

Company Secretary

STERIS PLC

Rutherford House

Stephensons Way

Chaddesden

Derby

England DE21 6LY

January [●], 2019

Notes to the Notice of General Meeting:

1.	Entitlement to attend and vote

The close of business on [●], 2019 has been fixed as the record date for determining the STERIS shareholders entitled to receive notice of the General Meeting. The close of business on [●], 2019 will also serve as the record date for determining the STERIS shareholders holding their shares through DTC book-entry (i.e. non-record beneficial holders) who are entitled to vote at the General Meeting.

Due to the requirements of English law relating to schemes of arrangement, a different record date will serve for determining those STERIS shareholders of record (i.e. shareholders whose STERIS shares are held directly in their name with STERIS’s transfer agent) entitled to vote at the General Meeting. Accordingly, the voting record date for STERIS shareholders of record will be determined by reference to STERIS’s register of shareholders on the close of business on [●], 2019.

2.	Attending in person

Shareholders who wish to attend the meeting in person should note that the meeting will be held at [●] a.m. United Kingdom time ([●] a.m. Eastern Time) on [●] (or as soon thereafter as the Court Meeting (as defined in the document of which this Notice forms part) has concluded or been adjourned) at [●]. Shareholders who wish to attend in person are asked to please detach and bring with them the attendance slip attached to the Form of Proxy which you should have received with this notice of meeting to assist in admission to the meeting. Any corporation which is a shareholder can appoint one or more corporate representatives who may exercise, on its behalf, all its powers as a shareholder provided that no more than one corporate representative exercises powers over the same share.

3.	Appointment of proxies

If you are a shareholder of the Company at the applicable time set out in Note 1 above, you are entitled to appoint a proxy to exercise all or any of your rights to attend, speak and vote at the meeting and you should have received a Form of Proxy with this notice of meeting. You can only appoint a proxy using the procedures set out in these notes and the notes to the Form of Proxy.

Submitting a completed Form of Proxy, appointing a proxy by telephone or the Internet or by returning a completed Form of Proxy will not prevent the shareholder from attending and voting in person if he/she wishes to do so.

A proxy does not need to be a shareholder of the Company but must attend the meeting to represent you. Details of how to appoint the chairman of the meeting or another person as your proxy using the Form of Proxy are set out in the notes to the Form of Proxy. If you wish your proxy to speak on your behalf at the meeting you will need to appoint your own choice of proxy (not the chairman) and give your instructions directly to them.

You may appoint more than one proxy provided each proxy is appointed to exercise rights attached to different shares. You may not appoint more than one proxy to exercise rights attached to any one share. To appoint more than one proxy, each different proxy appointment form must be received by [●] no later than [●] on [●]. If both the Court Meeting and the General Meeting are adjourned, the Form of Proxy or your electronic or telephonic proxy appointment must be received not later than [●] hours (excluding any part of a day which is not a working day) before the time and date set for the adjourned Court Meeting. If only the General Meeting is adjourned, the Form of Proxy or your electronic or telephonic proxy appointment must be received, properly completed with respect to the business to be conducted at the General Meeting, not later than [●] hours (excluding any part of a day which is not a working day) before the time and date set for the adjourned General Meeting. Details of how to appoint

x

more than one proxy using the Form of Proxy and how to appoint a proxy electronically or telephonically are set out in the notes to the Form of Proxy and elsewhere herein or in other voting information you may receive.

Abstentions and broker non-votes are tabulated in determining the votes present at a meeting for purposes of determining a quorum at the General Meeting. An abstention or a broker non-vote will have no effect with respect to approving the Scheme and related matters as the abstention or broker non-vote will not be counted in determining the number of votes cast.

In relation to the General Meeting, if STERIS shareholders sign and return a Form of Proxy or appoint a proxy electronically or telephonically but do not tell the proxy how to vote, their proxy will vote in favor of the resolutions. Unless STERIS shareholders specifically instruct otherwise, their proxy may also vote or abstain as he or she thinks fit on any other business which may properly come before the General Meeting.

The term “working day” means a day that is not a Saturday or Sunday, Christmas Day, Good Friday or any day that is a bank holiday under the Banking and Financial Dealings Act 1971 in England and Wales.

4.	Electronic appointment of proxies

As an alternative to completing the hard copy Form of Proxy, a STERIS Shareholder may appoint a proxy or proxies electronically by visiting [●] or calling [●]. In order to utilise this service you will be requested to provide the meeting Control Number, your shareholder reference number (SRN) and PIN. These details can be found on the hard copy Form of Proxy. For an electronic proxy appointment to be valid, the appointment must be received by [●] no later than [●] United Kingdom time ([●] Eastern time) on [●], 2019.

5.	Appointment of proxy using hard copy Form of Proxy

The notes to the Form of Proxy explain how to direct your proxy how to vote on each resolution or withhold their vote.

To appoint a proxy for the General Meeting using the Form of Proxy, the form must be:

•	completed and signed in respect of those sections which are relevant to the General Meeting;

•	sent or delivered to [●] (together with any power of attorney or other authority under which it is signed, or a duly certified copy of such power of attorney or other authority); and

•

received by [●] by post or (during normal working hours only) by hand no later than [●] before the time appointed for the Court Meeting. If both the Court Meeting and the General Meeting are adjourned, the Form of Proxy or your electronic or telephonic proxy appointment must be received not later than [●] hours (excluding any part of a day which is not a working day) before the time and date set for the adjourned Court Meeting. If only the General Meeting is adjourned, the Form of Proxy or your electronic or telephonic proxy appointment must be received, properly completed with respect to the business to be conducted at the General Meeting, not later than [●] hours (excluding any part of a day which is not a working day) before the time and date set for the adjourned General Meeting.

In the case of a shareholder which is a company, the Form of Proxy must be executed under its common seal or signed on its behalf by an officer of that company or an attorney for that company.

Any power of attorney or any other authority under which the Form of Proxy is signed (or a duly certified copy of such power or authority) must be included with the Form of Proxy.

A validly submitted Form of Proxy will be taken into account for the purpose of the General Meeting only insofar as it relates to the business to be considered at the General Meeting.

6.	Appointment of proxy by joint shareholders

In the case of joint holders, where more than one of the joint holders purports to appoint a proxy, only the appointment submitted by the most senior holder will be accepted. Seniority is determined by the order in which the names of the joint holders appear in the Company’s register of shareholders in respect of the joint holding (the first-named being the most senior).

7.	Changing proxy instructions

To change your proxy instructions simply submit a new proxy appointment using the methods set out above. The cut-off time for receipt of proxy appointments (see above) also applies in relation to amended instructions; any amended proxy appointment received after the relevant cut-off time will be disregarded.

If you submit more than one valid proxy appointment, the appointment received last before the latest time for the receipt of proxies will take precedence.

8.	Termination of proxy appointments

In order to revoke a proxy instruction you will need to inform the Company by sending a signed hard copy notice clearly stating your intention to revoke your proxy appointment to [●]. In the case of a shareholder which is a company, the revocation notice must be executed under its common seal or signed on its behalf by an officer of the company or an attorney for the company.

Any power of attorney or any other authority under which the revocation notice is signed (or a duly certified copy of such power or authority) must be included with the revocation notice. The revocation notice must be received by [●] no later than [●] hours (excluding any part of a day which is not a working day) before the time appointed for holding the meeting. If you attempt to revoke your proxy appointment but the revocation is received after the time specified then, subject to the paragraph directly below, your proxy appointment will remain valid.

Appointment of a proxy does not preclude you from attending the meeting and voting in person. If you have appointed a proxy and attend the meeting in person, your proxy appointment will automatically be terminated.

9.	Issued shares and total voting rights

As at the close of business on [●], 2019 (being the latest practicable date prior to issue of this notice), the Company’s issued share capital comprised [●] ordinary shares of £0.10 each and 100,000 preferred shares of £0.10 each. Each ordinary share carries the right to one vote at a general meeting of the Company and, therefore, the total number of voting rights in the Company as of [●], 2019 is [●].

The holders of the preference shares have no right to attend, speak or vote, whether in person or by proxy, at any general meeting of the Company or any meeting of a class of shareholders of the Company in respect of the preference shares and will not be entitled to receive any notice of meetings. It is expected that the preference shares will remain in place until after the Scheme becomes Effective and will then be redeemed.

10.	Documents available for inspection

Copies of the Company’s existing articles of association as proposed to be amended by the Special Resolution set out in this notice are available for inspection at the registered office of the Company during normal business hours on any weekday (excluding Saturdays, Sundays and public holidays), until the opening of business on the day on which the meeting is held and will also be available at the place of the meeting for at least 15 minutes prior to and during the meeting.

None of the U.S. Securities and Exchange Commission, or the SEC, the U.K. Financial Conduct Authority, the Central Bank of Ireland nor any state securities commission has approved or disapproved any of the transactions described in this proxy statement/prospectus or the securities to be issued under this proxy statement/prospectus or passed upon the adequacy or accuracy of this proxy statement/prospectus. Any representation to the contrary is a criminal offense. This proxy statement/prospectus does not constitute an offer to buy or sell, or a solicitation of an offer to buy or sell, any securities, or a solicitation of a proxy, in any jurisdiction to or from any person to whom it is unlawful to make any such offer or solicitation in such jurisdiction. For the avoidance of doubt, this proxy statement/prospectus does not constitute an offer to buy or sell securities or a solicitation of an offer to buy or sell any securities in the United Kingdom, Ireland or any other state in the European Economic Area or a solicitation of a proxy under the laws of England and Wales or the laws of Ireland. This proxy statement/prospectus is not intended to be, and is not, a prospectus or an offer document for the purposes of the U.K. Financial Conduct Authority’s Prospectus Rules or Listing Rules or for the purposes of the Irish Company Act, the Prospectus Directive (2003/71/EC) Regulations 2005 of Ireland, as amended, or the Prospectus Rules issued by the Central Bank of Ireland.

The accompanying proxy statement/prospectus is dated [●], 2019, and is first being mailed to STERIS shareholders on or about [●], 2019.

THIS PROXY STATEMENT/PROSPECTUS

INCORPORATES IMPORTANT ADDITIONAL INFORMATION

The accompanying proxy statement/prospectus incorporates by reference important business and financial information about STERIS from documents that are not included in or delivered with the proxy statement/prospectus. This information is available to you without charge upon your written or oral request. You can obtain the documents incorporated by reference in the accompanying proxy statement/prospectus by requesting them in writing or by telephone at the following address and telephone number.

STERIS plc

Attn: Investor Relations

c/o 5960 Heisley Road

Mentor, Ohio 44060

In addition, if you have questions about the Redomiciliation, the Scheme or the Shareholder Meetings, or if you need to obtain copies of the accompanying proxy statement/prospectus, Form of Proxy or other documents incorporated by reference in the proxy statement/prospectus, you may contact the company listed below. You will not be charged for any of the documents you request.

Georgeson LLC

1290 Avenue of the Americas, 9th Floor

New York, NY 10104

Banks, Brokers and Shareholders

Call Toll-Free (888) 206-5970

If you would like to request documents, please do so by [●], 2019, in order to receive them before the Shareholder Meetings.

For a more detailed description of the information incorporated by reference in the accompanying proxy statement/prospectus and how you may obtain it, see the section captioned “Where You Can Find More Information” beginning on page 124 of the accompanying proxy statement/prospectus.

ABOUT THIS PROXY STATEMENT/PROSPECTUS

This proxy statement/prospectus constitutes a prospectus of STERIS Ireland under Section 5 of the Securities Act of 1933 (the “Securities Act”) with respect to the STERIS Ireland ordinary shares to be issued to STERIS shareholders as part of the Scheme. This proxy statement/prospectus is also accompanied by notices of the Shareholder Meetings of STERIS at which STERIS shareholders will be asked to consider and vote upon and approve the Scheme and special resolutions giving effect to, among other things, a capital reduction that will give effect to the Redomiciliation (as defined in this proxy statement/prospectus) and certain related proposals, and the creation of distributable profits within STERIS Ireland.

No person has been authorized to provide you with information that is different from what is contained in, or incorporated by reference into, this proxy statement/prospectus, and, if given or made, such information must not be relied upon as having been authorized. This proxy statement/prospectus does not constitute an offer to sell, or the solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any circumstances in which such offer or solicitation is unlawful. The distribution or possession of the proxy statement/prospectus in or from certain jurisdictions may be restricted by law. You should inform yourself about and observe any such restrictions, and neither STERIS nor STERIS Ireland accepts any liability in relation to any such restrictions.

Neither the distribution of this proxy statement/prospectus nor the issuance by STERIS Ireland of STERIS Ireland ordinary shares in connection with the Scheme shall, under any circumstances, create any implication that there has been no change in the affairs of STERIS Ireland since the date of this proxy statement/prospectus or that the information contained in this proxy statement/prospectus is correct as of any time subsequent to its date.

Information contained in this proxy statement/prospectus regarding STERIS and STERIS Ireland has been provided by STERIS.

Page

GLOSSARY	1

QUESTIONS AND ANSWERS ABOUT THE REDOMICILIATION	5

LEGAL MATTERS	117

EXPERTS	118

FUTURE SHAREHOLDER PROPOSALS	119

ACCOUNTING TREATMENT OF THE REDOMICILIATION	123

WHERE YOU CAN FIND MORE INFORMATION	124

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	125

ANNEXES	A-1

GLOSSARY

Unless otherwise indicated or the context requires, all references in this proxy statement/prospectus to:

•

“2015 Notes” means the aggregate principal amount of $350.0 million of senior notes issued and sold by Old STERIS on May 15, 2015 in a private placement to certain institutional investors in an offering that was exempt from the registration requirements of the Securities Act.

•

“2017 Notes” means the aggregate principal amount of $95.0 million, €99.0 million and £75.0 million of senior notes issued and sold by STERIS on February 27, 2017 in a private placement to certain institutional investors in an offering that was exempt from the registration requirements of the Securities Act.

•	“Amendments” means the Structural Amendments and the Change of Control Amendments.

•	“Board” means STERIS’s board of directors or STERIS Ireland’s board of directors, as the context suggests.

•	“Borrower Amendment” means the amendment to the Credit Agreement to designate STERIS Ireland and Synergy Health Limited as additional borrowers under the Credit Agreement.

•	“Brexit” means the withdrawal of the United Kingdom from the European Union.

•	“Capital Reduction” means the reduction of the Company’s share capital under section 648 of the Companies Act provided for by the Scheme.

•	“Change of Control Amendment” means the amendment to the Existing Debt Agreements to permit the Redomiciliation.

•	“Code” means the U.S. Internal Revenue Code of 1986, as amended.

•	“Combination” means the combination between Old STERIS and Synergy which closed on November 2, 2015 and as a result of which STERIS became the holding company of Old STERIS and Synergy.

•	“Companies Act” means the U.K. Companies Act 2006, as amended.

•	“Conditions” means the conditions to the Scheme described on page 34 of this proxy statement/prospectus.

•	“Covenant Amendments” means the amendments to the covenants in the Existing Debt Agreements so that they apply to STERIS Ireland and its subsidiaries.

•	“Court” means the High Court of Justice in England and Wales.

•	“Court Hearing” means the hearing by the Court to sanction the Scheme and confirm the Capital Reduction.

•

“Court Meeting” means the meeting of STERIS shareholders convened pursuant to an order of the Court under section 896 of the Companies Act for the purpose of considering and approving the Scheme (with or without amendment), and any adjournment thereof, notice of which is set out on page iii of this proxy statement/prospectus.

•	“Court Order” means the order of the Court sanctioning the Scheme pursuant to section 899 of the Companies Act and confirming the Capital Reduction.

•

“Credit Agreement” means the Credit Agreement, dated as of March 23, 2018, by and among STERIS, Old STERIS, with various financial institutions as lenders, and JPMorgan Chase Bank, N.A., as Administrative Agent.

•	“CSN” means Computershare Investor Services PLC acting in its capacity as the corporate sponsored nominee in relation to the DIs.

•	“DIs” means depositary interests of STERIS.

•

“Direct Registration System” means the service which provides registered shareholders of the issuer with the option of holding their assets (shares) on the books and records of the Transfer Agent in book-entry form instead of a physical stock certificate.

•	“Distributable Profits Resolution” means the special resolution set out and identified as Proposal 2 in the Notice of General Meeting at page ix of this proxy statement/prospectus.

•	“dollars” or “$” means U.S. dollars.

•	“DTC” means The Depository Trust Company.

•	“Effective” means the Scheme becoming effective in accordance with its terms upon the delivery of the Court Order and a statement of capital to the Registrar of Companies.

•	“Effective Date” or “Scheme Effective Date” means the date on which the Scheme becomes Effective.

•	“Exchange Act” means the U.S. Securities Exchange Act of 1934.

•	“Exchange Agent” means [●].

•	“Existing Debt Agreements” means the Credit Agreement and the note purchase agreements governing the outstanding Private Placement Notes.

•

“Form of Proxy” means the form of proxy accompanying this proxy statement/prospectus for use at the Court Meeting (to the extent relating to the proposals to be considered at the Court Meeting) and at the General Meeting (to the extent relating to the proposals to be considered at the General Meeting).

•

“General Meeting” means the general meeting of STERIS shareholders (and any adjournment thereof) convened for the purposes of considering and approving the Special Resolution required to approve the Capital Reduction, and certain other matters ancillary to the Scheme and its implementation, and the Distributable Profits Resolution, notice of which is set out on page ix of this proxy statement/prospectus.

•	“Group” means STERIS and its affiliates.

•	“Irish Companies Act” means the Irish Companies Act 2014, as amended.

•	“Irish Takeover Rules” means the Irish Takeover Panel Act 1997, Takeover Rules 2013.

•	“IRS” means the U.S. Internal Revenue Service.

•	“Named Executive Officers” means the first five individuals listed in the section entitled “Stock Ownership of Directors and Executive Officers” beginning on page 67.

•	“New STERIS Ordinary Shares” means new ordinary shares of STERIS, par value 10 pence per share, to be issued to STERIS Ireland pursuant to the Scheme.

•	“NYSE” means the New York Stock Exchange.

•	“Old STERIS” means STERIS Corporation, an Ohio Corporation.

•

“Original Notes” means the senior notes issued and sold by Old STERIS in February 2013, December 2012 and August 2008 in private placements to certain institutional investors in offerings that were exempt from the registration requirements of the Securities Act.

•	“our,” “we” or “us” means STERIS.

•	“pounds” or “£” means U.K. pounds sterling.

•	“Private Placement Notes” means the 2017 Notes, the 2015 Notes and the Original Notes.

•	“Redomiciliation” means the redomiciliation of STERIS from the United Kingdom to Ireland through, among other things, implementation of the Scheme.

•

“Scheme” means the scheme of arrangement proposed to be made under Part 26 of the Companies Act between STERIS and the STERIS shareholders, with or subject to any modification, addition or condition approved or imposed.

•

“Scheme Shares” means the STERIS shares (1) in issue at the date of this proxy statement/prospectus; (2) (if any) issued after the date of this proxy statement/prospectus but before the Voting Record Time (as defined in Annex A to this proxy statement/prospectus); and (3) (if any) issued at or after the Voting Record Time but at or before the Reduction Record Time (as defined in Annex A to this proxy statement/prospectus) on terms that the holder thereof shall be bound by the Scheme or in respect of which the original or any subsequent holders thereof are, or have agreed in writing to be, bound by the Scheme and, in each case, which remain in issue at the Reduction Record Time, in each case other than any STERIS shares legally or beneficially owned by STERIS Ireland.

•	“Shareholder Meeting” means the Court Meeting and/or the General Meeting (as the context requires) and “Shareholder Meetings” shall mean both of them.

•	“Special Resolution” means the special resolution set out and identified as Proposal 1 in the Notice of General Meeting at page vi of this proxy statement/prospectus.

•	“STERIS” means STERIS plc, a public limited company with company number 09257343 organized under the laws of England and Wales.

•

“STERIS Ireland” means STERIS Limited, a private limited company with company number 595593 organized under the laws of Ireland, which will be re-registered as an Irish public limited company and renamed “STERIS plc” prior to completion of the Redomiciliation.

•	“STERIS Ireland Constitution” means the memorandum and articles of association of STERIS Ireland in substantially the form attached hereto as Annex C to this proxy statement/prospectus.

•	“STERIS Ireland deferred shares” means deferred shares of STERIS Ireland, par value €1.00.

•

“STERIS Ireland shares” or “STERIS Ireland ordinary shares” means ordinary shares of STERIS Ireland, par value $100 per share and ordinary shares of STERIS Ireland par value $0.001 per share. The ordinary shares of par value $100 per share are being issued pursuant to the Scheme and, unless the Board of STERIS Ireland determines otherwise, all other issuances of ordinary shares shall be ordinary shares of par value $0.001 (including any shares to be issued upon the exercise or vesting of any equity share awards).

•	“STERIS Ireland shareholders” means the holders of STERIS Ireland ordinary shares.

•	“STERIS shareholders” means the holders of STERIS shares.

•	“STERIS shares” or “STERIS ordinary shares” means ordinary shares of STERIS, par value ten pence per share.

•	“Structural Amendments” means the Covenant Amendments and the Borrower Amendments.

•	“Synergy” means the company formerly known as Synergy Health plc and is now called Synergy Health Limited.

•	“working day” means a day that is not a Saturday or Sunday, Christmas Day, Good Friday or any day that is a bank holiday under the Banking and Financial Dealings Act 1971 in England and Wales.

QUESTIONS AND ANSWERS ABOUT THE REDOMICILIATION

The following questions and answers are intended to address briefly some commonly asked questions regarding the proposed Redomiciliation, the Scheme and the Shareholder Meetings (each as defined below). These questions and answers only highlight some of the information contained in this proxy statement/prospectus. They may not contain all of the information that is important to you. You should read carefully this entire proxy statement/prospectus, including the “Explanatory Statement” beginning on page 31, the Annexes and the documents incorporated by reference into this proxy statement/prospectus, to understand fully the proposed Redomiciliation and the voting procedures for the Shareholder Meetings. See the section captioned “Where You Can Find More Information” beginning on page 124.

Q:	What is being proposed?

A:	It is proposed that a new holding company be put in place for the Group, being STERIS Ireland, which is incorporated in Ireland. STERIS will become an intermediate holding company of the Group.

Pursuant to the Scheme, STERIS Ireland will acquire all of the shares of STERIS and you will be issued shares of STERIS Ireland in place of your STERIS shares. The STERIS Ireland shares will be listed on NYSE. After the Scheme has become Effective, STERIS Emerald IE Limited, a company established in Ireland, will be interposed as the direct parent company of STERIS.

Q:	Why is STERIS proposing the Redomiciliation?

A:

The Board believes that the Redomiciliation will facilitate the Company’s ability to achieve its financial goals, and mitigate or avoid potentially significant additional risks, uncertainty, inefficiencies, expenses and other possible negative impacts resulting from the United Kingdom’s withdrawal from the European Union. For more information, see “Summary—Background to and Reasons for the Redomiciliation.”

Q:	Why is STERIS using the Scheme to effect the Redomiciliation?

A:

The Scheme is a formal procedure under the Companies Act which is commonly used by companies established in the UK to carry out corporate reorganisations. The Scheme requires the approval of STERIS shareholders and the Court. If approved, all STERIS shareholders will be bound by the Scheme regardless of whether or how they voted.

Q:	What am I being asked to vote on at the Shareholder Meetings?

A:

At the Court Meeting (which is a meeting convened by the Court), you are being asked to consider and approve the Scheme. The Scheme will be approved if the resolution proposed at the Court Meeting is duly passed by a majority in number of the STERIS shareholders present and voting at the Court Meeting (whether in person or by proxy), representing at least 75% in value of the STERIS shares held by such STERIS shareholders.

At the General Meeting, you are being asked to consider and approve the Capital Reduction and certain other matters ancillary to the Scheme and its implementation, including an amendment to STERIS’s articles of association to the effect that, if the Scheme becomes effective, any STERIS shares issued after the Reduction Record Time to any person other than STERIS Ireland will be automatically transferred to STERIS Ireland for the same consideration as if they had been Scheme Shares. These provisions will avoid any person other than STERIS Ireland being left with STERIS shares after the Redomiciliation has become effective. The Special Resolution to be proposed at the General Meeting will be approved if duly passed by STERIS shareholders representing at least 75% of the total voting rights of those STERIS shareholders who (being entitled to do so) vote on the Special Resolution at the General Meeting (whether in person or by proxy).

At the General Meeting, you are also being asked to consider and approve, by means of the Distributable Profits Resolution, a proposal to create “distributable profits” in STERIS Ireland following the Scheme becoming Effective. The Distributable Profits Resolution will be approved if duly passed by STERIS shareholders representing at least 75% of the total voting rights of those STERIS shareholders who (being entitled to do so) vote on the Distributable Profits Resolution at the General Meeting (whether in person or by proxy). See “What is the distributable profits proposal,” below.

Q:	What is the Distributable Profits Proposal?

A: Under Irish law, STERIS Ireland may only make dividends and other distributions (and, generally, share repurchases and redemptions) from distributable profits shown in STERIS Ireland’s unconsolidated financial statements prepared in accordance with the Irish Companies Act. Immediately following the Redomiciliation, STERIS Ireland, as a new holding company with no operational history, will not have any distributable profits of its own. The Group’s profits will be held at the subsidiary level. Accordingly subject to the Scheme becoming Effective, you are being asked to approve the creation of distributable profits of STERIS Ireland under Irish law by reducing the nominal value and cancelling the associated company capital paid-up on each of the authorized and issued ordinary shares of STERIS Ireland issued pursuant to the Scheme from $100 to $0.001, such that the reserve resulting from the cancellation of such company capital will be treated as distributable profits. The Distributable Profits Resolution is being proposed to satisfy the equitable requirements of the Irish High Court.

In addition, the distributable profits proposal requires the passing of a special resolution of STERIS Ireland, which will be undertaken prior to the Effective Date, and the approval of the High Court of Ireland. If the Distributable Profits Resolution is approved by shareholders and the Scheme becomes Effective, STERIS Ireland intends to seek the approval of the High Court of Ireland for the distributable profits proposal as soon as practicable following the Redomiciliation. Although STERIS Ireland is not aware of any reason why the High Court of Ireland would not approve the distributable profits proposal, such approval is a matter of judicial discretion and there is no guarantee that such approval will be forthcoming.

While the STERIS Board recommends that shareholders vote for the Distributable Profits Resolution, the passing of the Distributable Profits Resolution is not a condition to the Scheme or the Redomiciliation. If the distributable profits proposal is not approved by shareholders and the High Court of Ireland, STERIS Ireland will not be able to make dividends and other distributions (and, generally, among other things, share repurchases and redemptions) until such time as it has otherwise generated sufficient distributable profits from its operational activities following the Redomiciliation.

Q:	Does the STERIS Board recommend approval of the Scheme, Special Resolution, Distributable Profits Resolution and other proposals at the Shareholder Meetings?

A:

YES. STERIS’S BOARD OF DIRECTORS CONSIDERS ALL THE PROPOSALS TO BE VOTED UPON AT THE SHAREHOLDER MEETINGS TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS SHAREHOLDERS. STERIS’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE SCHEME, SPECIAL RESOLUTION AND OTHER PROPOSALS (INCLUDING THE DISTRIBUTABLE PROFITS RESOLUTION) AT THE SHAREHOLDER MEETINGS.

Q:	When is the Redomiciliation expected to be completed?

A:

STERIS is continuing to work toward closing the Redomiciliation by March 28, 2019. However, certain factors, including any change to the availability of the Court or any change to the dates set for the Court Hearing may extend the transaction timing beyond then and no assurance can be provided as to when or if the Redomiciliation will be completed. The required vote of STERIS shareholders to approve the relevant proposals at the Shareholder Meetings and the sanction and confirmation of the Court must also be obtained.

Q:	What will happen if Brexit does not occur, if it is delayed or other circumstances arise which render the Redomiciliation no longer in STERIS’s interests?

A:

If at any point between the date of this proxy statement/prospectus and the date on which the Scheme becomes Effective, developments occur with regard to Brexit and/or the Company which the Board determines render the Redomiciliation in whole or in part no longer in the interests of the Company and its shareholders and/or justify a delay in proceeding with the Redomiciliation, the Board reserves the right in its absolute discretion, as appropriate, to adjourn or postpone the Shareholder Meetings and/or the Court Hearing and/or delay completion of or not proceed with the Scheme or the Redomiciliation. In such circumstances, the Board reserves the right to delay completion of or not to proceed with the Scheme or the Redomiciliation even if the resolutions necessary to implement the Scheme and the Redomiciliation have been approved at the Shareholder Meetings or the Court has sanctioned the Scheme and related reduction of capital.

Q:	Whose proxies are being solicited?

A:	Only STERIS shareholders’ proxies are being solicited.

Q:	Who is soliciting my proxy?

A:

The STERIS Board is soliciting your proxy for use at the Court Meeting to be held on [●], 2019 at [●] United Kingdom time ([●] a.m. Eastern time ) at [●] (or any adjournments or postponements of the Court Meeting) and at the General Meeting to be held at the same venue at [●] United Kingdom time ([●] a.m. Eastern time) or as soon thereafter as the Court Meeting has concluded or been adjourned) (or any adjournments or postponements of the General Meeting). It is expected that the solicitation will be primarily by mail, but proxies may also be solicited personally, by advertisement or by telephone, by directors, officers or employees of STERIS without special compensation or by STERIS’s proxy solicitor, Georgeson LLC. This proxy statement/prospectus describes the voting procedures and the proposals to be voted on at the Shareholder Meetings.

Q:	Do I have to pay anything under the Scheme?

A:	No. All STERIS Ireland shares arising as a result of the Scheme are being issued to STERIS shareholders in consideration for the cancellation of their existing STERIS shares. No payment is required.

Q:	When and where are the Shareholder Meetings being held?

A:

STERIS will hold the Court Meeting on [●], 2019, at [●] a.m. United Kingdom time ([●] a.m. Eastern time) at [●] and the General Meeting, at the same venue, on [●], 2019, at [●] a.m. United Kingdom time United Kingdom time ([●] a.m. Eastern time) (or as soon thereafter as the Court Meeting has concluded or been adjourned), in each case unless such meetings are adjourned or postponed.

Q:	Who is entitled to vote at the Shareholder Meetings?

A:

The close of business on [●], 2019 has been fixed as the record date for determining the STERIS shareholders entitled to receive notice of the Shareholder Meetings. The close of business on [●], 2019 will also serve as the record date for determining the STERIS shareholders holding their shares through DTC book-entry (i.e. non-record beneficial holders) who are entitled to vote at the Shareholder Meetings.

Due to the requirements of English law relating to schemes of arrangement, a different record date will serve for determining those STERIS shareholders of record (i.e. shareholders whose STERIS shares are held directly in their name with STERIS’s transfer agent) entitled to vote at the Shareholder Meetings. Accordingly, the voting record date for STERIS shareholders of record will be determined by reference to STERIS’s register of shareholders on the close of business on [●], 2019.

Q:	What if I sell my STERIS shares before the Shareholder Meetings?

A:

The applicable record date is earlier than the date of Shareholder Meetings and the date on which it is anticipated that the Scheme will become Effective. If you transfer your STERIS shares after the applicable record date but before the Shareholder Meetings and unless you make arrangements to the contrary with your transferee, you will retain your right to vote at the Shareholder Meetings, but will have transferred the right to receive STERIS Ireland ordinary shares pursuant to the Scheme. In order to receive the STERIS Ireland ordinary shares, you must hold your shares through the Scheme becoming Effective.

Q:	What constitutes a quorum at the Shareholder Meetings?

A:

A quorum of STERIS shareholders is necessary to validly hold the Shareholder Meetings. A quorum will be present at the Court Meeting if two or more STERIS shareholders holding Scheme Shares entitled to vote are represented, either in person or by proxy. A quorum will be present at the General Meeting if STERIS shareholders holding a majority of the STERIS shares entitled to vote are represented, either in person or by proxy. Your shares will be counted for purposes of determining a quorum if you vote by the required deadline if applicable:

•	via a proxy appointed via the Internet;

•	via a proxy appointed by telephone;

•	by submitting the applicable properly executed Form of Proxy or voting instruction form by mail; or

•	in person at the Shareholder Meetings.

Q:	What is the effect if I do not cast my vote?

A:

If a shareholder of record does not cast its vote by proxy or in any other permitted fashion, no votes will be cast on behalf of such shareholder of record on any of the items of business at the Shareholder Meetings. If a non-record (beneficial) shareholder does not instruct its broker or other intermediary on how to vote on any of the proposals at the Shareholder Meetings, no votes will be cast on behalf of such non-record (beneficial) shareholder with respect to such items of business.

Abstentions will be counted for determining whether a quorum is present at the General Meeting. At the Court Meeting, it is possible to vote only for or against the resolution being proposed. It is not possible to abstain.

For further information on the effect of not casting your vote, see “Explanatory Statement—18. Action to be Taken.”

Q:	What is the difference between holding STERIS shares as a shareholder of record and holding STERIS shares as a non-record (beneficial) holder?

A:	If your STERIS shares are owned directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered a “shareholder of record” of those shares.

If your STERIS shares are held in a brokerage account or by a bank or other nominee or intermediary (including through a depositary interest or corporate sponsored nominee facility), you hold those shares in “street name” and are considered a “non-record (beneficial) shareholder.” For further information on the voting process, see “Explanatory Statement—14.7. Voting Shares Held in Street Name.”

Q:	How do I vote my shares?

A:

The voting process differs depending on whether you are a shareholder of record or a non-record (beneficial) shareholder. For details on how to vote your shares, see “Explanatory Statement—14.5. The Shareholder Meetings” and “Explanatory Statement—18. Action to be Taken.”

Q:	If my STERIS shares are held in a brokerage account or in “street name” will my bank, broker or other nominee or intermediary vote them for me?

A:

If you own your STERIS shares through a bank, trust company, securities broker, nominee or other intermediary, you will receive instructions from your bank, brokerage firm or other nominee or intermediary on how to instruct them to vote your STERIS shares, including by completing an applicable voting instruction form, or providing instructions by telephone, mail or through the Internet. If you do not receive such instructions, you may contact your bank, brokerage firm or other nominee or intermediary to request them. In accordance with rules issued by the NYSE, a bank, brokerage firm or other nominee or intermediaries who hold STERIS shares in “street name” for customers may not exercise their voting discretion with respect to the proposals. For further information on voting shares held in “street name,” see “Explanatory Statement—14.7. Voting Shares Held in Street Name.”

Q:	How do I appoint a proxyholder?

A:

The Form of Proxy which accompanies this proxy statement/prospectus enables you to appoint a proxyholder. As an alternative to completing the hard copy Form of Proxy, a STERIS Shareholder may appoint a proxy or proxies electronically by visiting [●] or by calling [●]. Your proxyholder is the person you appoint to cast your votes on your behalf. You may appoint a proxyholder in respect of the matters to be considered at Court Meeting. You may also appoint a proxyholder in respect of the matters to be considered at General Meeting. A validly submitted Form of Proxy or electronic or telephone appointment will be taken into account at the Court Meeting only insofar as it relates to the business to be considered at the Court Meeting and at the General Meeting only insofar as it relates to the business to be considered at the General Meeting. You can choose anyone you want to be your proxyholder; it does not have to be any of the persons we have designated in the Form of Proxy. To designate a different person to be your proxyholder, write in the name of the person you would like to appoint in the blank space provided in the Form of Proxy or specify such person when appointing a proxy electronically or telephonically. Please ensure that the person you have appointed will be attending the Shareholder Meetings and is aware that he or she will be voting your STERIS shares.

If you sign the Form of Proxy or complete an electronic or telephone appointment without naming your own proxyholder, you appoint [●], [●], [●], [●] and [●] as your proxyholders, any of whom will be authorized to vote and otherwise act for you at the Shareholder Meetings (including any postponements or adjournments of the Shareholder Meetings).

Q:	How will my shares be voted if I give my proxy?

A:

On the Form of Proxy or when electronically or telephonically appointing a proxy, you can indicate how you want your proxyholder to vote your STERIS shares, or you can let your proxyholder decide for you by completing and returning the Form of Proxy or electronic or telephone appointment without indicating a voting preference for one or more of the proposals. If you have specified how you want to vote on a particular proposal (by marking, as applicable, “for” or “against”), then your proxyholder must vote your STERIS shares accordingly.

Q:	What if I return a Form of Proxy or submit electronic or telephone proxy appointment instructions or otherwise vote but do not make specific choices?

A:

The impact of returning a Form of Proxy without making a specific choice depends on whether shares are held in “street name” or you are a shareholder of record. For details on the effect of returning a Form of Proxy or electronic or telephone instructions without making a specific choice, see “Explanatory Statement—14.5. The Shareholder Meetings,” “Explanatory Statement—14.6 Voting Your Shares,” “Explanatory Statement—14.7. Voting Shares Held in Street Name” and “Explanatory Statement—18. Action to be Taken.”

Q:	I am a participant in the STERIS Corporation 401(k) Plan. Can I vote the STERIS shares that I hold through the plan? If so, how do I vote?

A:

Yes. Participants in the STERIS Corporation 401(k) Plan, or the Plan, may submit to Vanguard Fiduciary Trust Company, the Trustee under the Plan, their voting direction with respect to the STERIS shares credited to their respective accounts. This voting direction may be accomplished through use of the Internet, by telephone or by mail. To the extent that the Trustee does not receive voting instruction from participants for the STERIS shares credited to their respective accounts under the Plan, these STERIS shares will be voted by the Trustee in the same proportion as it votes those STERIS shares with respect to which it did receive voting instructions. Please note that the deadline for submitting your voting instructions to the Trustee differs from other deadlines for submitting voting instructions or proxies. The Trustee must receive your instructions, either via mail, telephone, or Internet by [●] United Kingdom time ([●] Eastern time) on [●], 2019.

Q:	What is “householding”?

A:

The SEC has adopted rules that permit companies and intermediaries (such as brokers or banks) to satisfy the delivery requirements for proxy statements with respect to two or more security holders sharing the same address by delivering a single notice or proxy statement addressed to those security holders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for security holders and cost savings for companies.

Several brokers and banks with accountholders who are STERIS shareholders will be “householding” our proxy materials. As indicated in the notice provided by these brokers to STERIS shareholders, a single proxy statement will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from an affected shareholder. Once you have received notice from your bank, brokerage firm or other nominee or intermediary that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and you prefer to receive a separate proxy statement/prospectus, please notify your broker or contact our proxy solicitor, Georgeson LLC at (888) 206-5970, or write us at Investor Relations, STERIS plc, c/o 5960 Heisley Road, Mentor, OH 44060. STERIS shareholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their bank or brokerage firm.

Q:	If I change my mind, can I revoke my proxy once I have given it?

A:

Yes. You may revoke your proxy instruction by informing the Company no later than [●] hours (excluding any part of a day which is not a working day) before the time appointed for holding the meeting. For specific instructions on how to revoke your proxy, please see “Explanatory Statement—14.8 Revoking Your Proxy or voting instructions.”

Q:	Who will count the votes?

A:	Shareholder votes will be tabulated by an independent inspector of elections for the Shareholder Meetings.

Q:	Are STERIS shareholders able to exercise dissenters’ or appraisal rights with respect to the matters being voted upon at the Shareholder Meetings?

A:	No, STERIS shareholders will not be entitled to dissenters’ or appraisal rights.

Q:	Where can I find more information on STERIS?

A:	You can find more information about STERIS from various sources described in the section captioned “Where You Can Find More Information” on page 124.

Q:	Who should I contact if I have additional questions concerning the proxy statement/prospectus or the Form of Proxy?

A:	If you have any questions concerning the information contained in this proxy statement/prospectus or require assistance completing the Form of Proxy, you may contact Georgeson LLC as follows:

Georgeson LLC

1290 Avenue of the Americas, 9th Floor

New York, NY 10104

Banks, Brokers and Shareholders

Call Toll-Free (888) 206-5970

Q:	What do I do if I am a holder of DIs or a holder within the CSN facility operated by Computershare Investor Services PLC and what will I receive as a result of the Scheme?

A:

You will receive separate instructions from Computershare Investor Services PLC in their capacity as the issuer of DIs, or, as appropriate, as the STERIS CSN, in either case as appointed by STERIS. If you do not receive such instructions or if you have any questions in relation to the voting process, you may contact Computershare Investor Services PLC by calling 0370-873-5885 from within the UK (or +44-370-873-5885 from outside of the UK) between 9.00 a.m. and 5.00 p.m. (London time) on any London business day.

Q:	What will happen to outstanding STERIS equity awards made under the STERIS plc 2006 Long-Term Equity Incentive Plan?

A:

STERIS Ireland will assume the STERIS plc 2006 Long-Term Equity Incentive Plan (as amended and restated effective August 2, 2016) and the existing equity awards thereunder. Such outstanding options, stock appreciation rights and restricted stock units will be converted into equivalent STERIS Ireland awards with respect to the same number of STERIS Ireland shares, and the Scheme Shares that are designated as restricted shares will be cancelled in exchange for the same number of STERIS Ireland shares, which will be designated as restricted. Except as required in order to comply with applicable law, such options, stock appreciation rights, restricted stock units and restricted shares shall continue to have, and shall continue to be subject to, the same terms and conditions. See the section captioned “Treatment of STERIS’s Equity Awards” beginning on page 36.

SUMMARY

This summary highlights selected information contained in this proxy statement/prospectus and may not contain all of the information that may be important to you. We urge you to read this proxy statement/prospectus, including the section entitled “Explanatory Statement” beginning on page 31, the Annexes and the documents incorporated by reference, carefully and in full. In particular, we urge you to read the section captioned “Risk Factors” beginning on page 18. The page references have been included in this summary to direct you to a more complete description of the topics presented below. See also the section entitled “Where You Can Find More Information” beginning on page 124.

Background to and Reasons for the Redomiciliation (Page 31)

On November 2, 2015, Old STERIS completed its Combination with Synergy. As a result of the Combination, STERIS plc, a public limited company organized under the laws of England and Wales, became the ultimate parent of Old STERIS and Synergy and the stock of STERIS plc was listed on NYSE.

Months later, on June 23, 2016, the United Kingdom voted for Brexit. Since that time, the Board has closely monitored developments regarding Brexit, including the negotiations between the United Kingdom and the European Union as to the terms of the United Kingdom’s withdrawal from the European Union. In particular, following the United Kingdom’s departure from the European Union, STERIS may no longer be able to enjoy the benefits of certain tax and other treaty arrangements between the European Union and the United States, from which it currently benefits. Brexit is scheduled to occur on March 29, 2019.

As a result of the protracted uncertainty surrounding the outcome of Brexit negotiations, the Board, including in consultation with the Company’s senior management and outside advisors, has evaluated many alternatives. These alternatives included keeping the existing structure, redomiciling to jurisdictions other than the United Kingdom, and revising the Group’s internal financing structure.

Following its evaluation, the Board concluded that the Redomiciliation to Ireland and retaining STERIS’s status as a European Union domiciled company is the best path forward for STERIS. Retaining the Company’s domicile in the European Union is anticipated to preserve the current and future financial benefits initially established in 2015 at the time of the Combination with Synergy. STERIS believes that more than $50 million in future U.S. financial benefits supported by tax treaties between the U.S. and the European Union will be at risk if the Company remains domiciled in the United Kingdom after Brexit. STERIS anticipates that the cost to complete the Redomiciliation will be approximately $10 million.

The Board believes that the Redomiciliation will facilitate the Company’s ability to achieve its financial goals, and mitigate or avoid potentially significant additional risks, uncertainty, inefficiencies, expenses and other possible negative impacts resulting from the United Kingdom’s withdrawal from the European Union.

Following the Redomiciliation, both the United Kingdom and the European Union will continue to be important markets for the Group, which has significant personnel and operations in both. The effect of the Redomiciliation will be to establish a new holding company for the Group, but it is not expected to materially change the day-to-day operations of the business.

In reaching its decision to approve the Redomiciliation and recommend it to STERIS shareholders, the Board identified the following main anticipated potential benefits of redomiciling to Ireland, in no particular order of weight or importance:

•

it is anticipated that the Redomiciliation will mitigate the uncertainty and risks of having our parent company domiciled in the unknown economic and regulatory environment that could prevail in the United Kingdom following Brexit;

•

following the United Kingdom’s departure from the European Union, STERIS may no longer be able to enjoy the benefits of certain tax and other treaty arrangements between the European Union and the United States. The Redomiciliation is expected to provide greater certainty regarding the Group’s ability to make certain interest payments and access its global cash flows without being subject to additional taxes (including potentially applicable withholding taxes);

•

access to a tax treaty network is important to multinational groups such as ours as they provide that we are not subject to double taxation in the relevant jurisdictions. Ireland has an extensive tax treaty network, that, where available is expected to facilitate the Group’s ability to efficiently finance its operations. The Redomiciliation to Ireland should also preserve STERIS’s ability to make distributions to its public shareholders free from Irish dividend withholding tax. See the section captioned “Certain Ireland Tax Considerations” of this proxy statement/prospectus for further information on the operation of Irish dividend withholding tax (“DWT”) generally and the relevant exemptions – in particular, please note the requirement to complete certain relevant Irish Revenue Commissioners DWT forms (referred to as “DWT Forms”) in order to qualify for many of the exemptions;

•

although we must make certain changes to our credit facilities and other agreements governing our debt, the Redomiciliation is expected to enable us to retain our current internal financing structure. See the section entitled “Financing” beginning on page 48 for further information;

•	STERIS currently has an expanding operational base in Ireland;

•	Ireland is a sophisticated economy that has a stable and well-developed legal system and regulatory regime with many similarities to the United Kingdom; and

•

United States generally accepted accounting principles (“U.S. GAAP”) is expected to be allowed for financial reporting purposes at least until 2030, which means that the Group can avoid the added audit and staffing expense of converting to, complying with, and maintaining, International Financial Reporting Standards (“IFRS”) as an additional financial reporting standard, which would apply if the Redomiciliation did not occur.

The STERIS Board weighed the information, alternatives and factors it considered, including the factors described above, against a number of uncertainties, risks, and potentially negative factors relevant to the Redomiciliation, including:

•	the costs involved;

•	the time that STERIS’s management will be required to expend in connection with the Redomiciliation and potential disruption to the Group;

•	the need to make certain changes to our credit facilities and other agreements governing our debt. See the section entitled “Financing” beginning on page 48 for further information;

•	the Redomiciliation will require the approval of STERIS shareholders at the Court Meeting and the General Meeting and the consent of the Court;

•

steps will need to be undertaken to create distributable reserves within STERIS Ireland to avoid a disruption of quarterly dividend payments to STERIS shareholders. These steps will include the passing of the Distributable Profits Resolution by the requisite majority of STERIS shareholders at the General Meeting and the consent of the High Court of Ireland to a reduction of STERIS Ireland’s share capital to effect the distributable profits proposal. Although the High Court of Ireland has discretion to refuse such consent, the Board is not aware of any reason why it should do so; and

•

the risk that future changes to tax and other laws following the Redomiciliation could otherwise have negative effects on STERIS or its subsidiaries or affiliates; and risks of the type and nature described in the sections of this proxy/prospectus entitled “Risk Factors,” beginning on page 18, and “Forward-Looking Statements,” beginning on page 27.

If at any point between the date of this proxy statement/prospectus and the date on which the Scheme becomes Effective, developments occur with regard to Brexit and/or the Company which the Board determines render the Redomiciliation in whole or in part no longer in the interests of the Company and its shareholders and/or justify a delay in proceeding with the Redomiciliation, the Board reserves the right in its absolute discretion, as appropriate, to adjourn or postpone the Shareholder Meetings and/or the Court Hearing and/or delay completion of or not proceed with the Scheme or the Redomiciliation. In such circumstances, the Board reserves the right to delay completion of or not to proceed with the Scheme or the Redomiciliation even if the resolutions necessary to implement the Scheme and the Redomiciliation have been approved at the Shareholder Meetings or the Court has sanctioned the Scheme and related reduction of capital.

Overview of the Redomiciliation (Page 33)

The Redomiciliation will be implemented by the Scheme. As a result of the Redomiciliation and if the Scheme becomes Effective, all STERIS shares will be held by STERIS Ireland, which will then become the ultimate holding company of STERIS and STERIS shareholders will become the owners of STERIS Ireland in the same proportions in which they currently own STERIS. Following the Scheme becoming Effective, STERIS will be re-registered as a private limited company with the name STERIS Limited, and STERIS Emerald IE Limited, a company established in Ireland, will be interposed as the direct parent company of STERIS.

STERIS Board Recommendation, Overview of The Scheme and Vote Required (Page 38)

The STERIS Board has unanimously determined that the Redomiciliation is in the best interests of STERIS and its shareholders. The STERIS Board recommends that you vote:

•	“FOR” the Scheme at the Court Meeting;

•	“FOR” the Special Resolution, which gives effect to the Capital Reduction, and other resolutions to be proposed at the General Meeting; and

•	“FOR” the Distributable Profits Resolution.

The Scheme is a statutory procedure under the Companies Act by which the English court may approve an arrangement between STERIS and its shareholders. Under the Scheme, STERIS makes an initial application to the Court to convene a meeting of the STERIS shareholders, which we refer to as the Court Meeting. At the Court Meeting, the Scheme will be approved if the resolution proposed is duly passed by a majority in number of the STERIS shareholders, representing at least 75% in value of the STERIS shares held by such STERIS shareholders present and voting at the Court Meeting (whether in person or by proxy). Under the Scheme, each STERIS share that is subject to the Scheme will be cancelled and STERIS shareholders will receive one STERIS Ireland ordinary share in consideration for each STERIS share so cancelled.

In addition, the Capital Reduction and certain other matters related to the implementation of the Scheme and the Distributable Profits Resolution will require approval by the passing of special resolutions at the General Meeting to be held immediately after the Court Meeting. Each special resolution will be approved if it is duly passed by STERIS shareholders representing at least 75% of the total voting rights of those STERIS shareholders who (being entitled to do so) vote on the resolution at the General Meeting (whether in person or by proxy).

If the STERIS shareholders approve the resolutions to be considered at the Shareholder Meetings, STERIS will return to Court to request the Court to sanction the Scheme and confirm the Capital Reduction. Upon the Scheme becoming effective in accordance with its terms and the Companies Act, it will bind STERIS and all STERIS shareholders regardless of whether they voted in favor of the Scheme.

Companies Involved in the Redomiciliation (Page 35)

Pursuant to the Scheme, STERIS will become a wholly owned subsidiary of STERIS Ireland, and STERIS shareholders will become STERIS Ireland shareholders.

STERIS (Page 35)

STERIS is a leading provider of infection prevention and other procedural products and services. Its mission is to help its Customers create a healthier and safer world by providing innovative healthcare and life science product and service solutions around the globe.

STERIS offers its Customers a unique mix of innovative capital equipment products, such as sterilizers and washers, surgical tables, lights and equipment management systems and connectivity solutions such as operating room integration; consumable products such as detergents and gastrointestinal endoscopy accessories and other products; services, including equipment installation and maintenance, microbial reduction of medical devices, instrument and scope repair solutions, laboratory services and outsourced reprocessing.

STERIS was incorporated in 2014 under the laws of England and Wales under the name Solar New HoldCo Limited as a private limited company for the purpose of effecting under the laws of England and Wales the Combination. Effective November 2, 2015 STERIS was re-registered as a public company under the name of STERIS plc and the Combination closed. As a result of the Combination closing, STERIS plc became the ultimate parent company of Old STERIS and Synergy. Synergy has been re-registered under the name of Synergy Health Limited. With registered offices located in Derby, England, STERIS has approximately 12,000 employees worldwide and operates in more than 100 countries around the world.

The registered office of STERIS is located at Rutherford House Stephensons Way Chaddesden, Derby, England and its telephone number at that address is +44 1332 387100. STERIS’s headquarters in the United States are located at 5960 Heisley Road, Mentor, Ohio 44060, United States of America.

STERIS Ireland (Page 36)

STERIS Ireland is a private limited company that was incorporated under the laws of Ireland on December 22, 2016 as “Joahville Limited” and renamed “STERIS Limited” on October 25, 2018. STERIS Ireland will be re-registered as an Irish public limited company and renamed “STERIS plc” prior to completion of the Redomiciliation. To date, STERIS Ireland has not conducted any activities other than those incidental to its formation, the execution of the Redomiciliation and the preparation of regulatory filings made in connection with the Redomiciliation. The registered office of STERIS Ireland is located at 70 Sir John Rogerson’s Quay Dublin 2 Ireland, and its telephone number at that address is +353 1 232 2000.

Listing of STERIS Ireland Ordinary Shares to be Issued in Connection with the Redomiciliation (Page 37)

STERIS Ireland expects that, following the Scheme becoming effective, STERIS Ireland ordinary shares will be listed for trading on the NYSE under the symbol “[●].”

Treatment of STERIS’s Equity Awards (Page 36)

Upon the Scheme becoming Effective, STERIS Ireland will assume the STERIS plc 2006 Long-Term Equity Incentive Plan (as amended and restated effective August 2, 2016), which we refer to as the LTIP, and the existing equity awards thereunder. Prior to the Redomiciliation, the LTIP will be amended to reflect the assumption by STERIS Ireland of the LTIP. In connection with the Redomiciliation, all outstanding options, stock appreciation rights and restricted stock units will be converted into equivalent STERIS Ireland awards with respect to the same number of STERIS Ireland shares, and the Scheme Shares that are designated as restricted shares will be cancelled in exchange for the same number of STERIS Ireland shares, which will be designated as restricted. Except as required in order to comply with applicable law, such options, stock appreciation rights, restricted stock units and restricted shares shall continue to have, and shall continue to be subject to, the same terms and conditions. In addition, the same number of STERIS shares which, immediately before the Scheme becomes Effective, are available for equity awards under the LTIP will, upon the Scheme becoming Effective, be made available under the LTIP by STERIS Ireland for equity awards. See the section captioned “Treatment of STERIS’s Equity Awards” beginning on page 36.

Financing (Page 48)

The Redomiciliation would constitute a change of control under our Existing Debt Agreements. Thus, in order to consummate the Redomiciliation without a default under our Credit Agreement or an obligation to make a change of control offer under the outstanding Private Placement Notes, we will be required to obtain amendments to the Existing Debt Agreements. We are currently working with the lenders under our Credit Agreement and the holders of the Private Placement Notes to approve (i) the Change of Control Amendment and (ii) the Covenant Amendment. We are also working with the lenders under our Credit Agreement to approve the Borrower Amendment. The Amendments will require approval of the lenders under our Credit Agreement and the holders of the Private Placement Notes. We may not be able to obtain the Change of Control Amendment or the Structural Amendments without paying significant fees, or at all. Any failure to consummate the Amendments could reduce the expected benefits of the Redomiciliation, which could cause us to defer or abandon the Redomiciliation.

Certain U.S. Federal Income Tax Consequences of the Redomiciliation (Page 49)

The Scheme will qualify as a transaction described in Section 351 of the Code. Accordingly, for U.S. tax purposes, U.S. Holders and Non-U.S. Holders (each as described in this proxy statement/prospectus) generally will not recognize gain or loss on the receipt of STERIS Ireland ordinary shares in exchange for STERIS shares pursuant to the Redomiciliation. For a more detailed discussion of certain U.S. federal income tax consequences of the Redomiciliation to certain STERIS shareholders, see “Certain U.S. Federal Income Tax Consequences to U.S. and Non-U.S. Holders” beginning on page 52. Such discussion is not intended to be tax advice to any particular STERIS shareholder. STERIS shareholders should consult their own tax advisors regarding the particular tax consequences of the Redomiciliation to them in light of their particular circumstances, including the applicability and effect of any U.S. federal, state, local or foreign tax laws or any non-income or other tax laws.

Certain United Kingdom and Ireland Tax Considerations

No U.K. tax should arise for STERIS shareholders on the implementation of the Scheme. For a summary of the material U.K. tax consequences for certain beneficial owners of STERIS Ireland shares, please see the section captioned “Certain United Kingdom Tax Considerations” beginning on page 62.

No Irish tax should arise for STERIS shareholders on the implementation of the Scheme. For a summary of the material Irish tax consequences for certain beneficial owners of STERIS Ireland ordinary shares, please see the section captioned “Certain Ireland Tax Considerations” beginning on page 56.

Such discussion is not intended to be tax advice to any particular STERIS shareholder. STERIS shareholders should consult their own tax advisors regarding the particular tax consequences of the Redomiciliation to them in light of their particular circumstances, including the applicability and effect of any Irish tax laws or any non-income or other tax laws.

Comparison of the Rights of STERIS Shareholders and STERIS Ireland Shareholders (Page 87)

As a result of the Scheme, STERIS shareholders will become STERIS Ireland shareholders and their rights will be governed by Irish law and the STERIS Ireland Constitution instead of English law and STERIS’s articles of association. The STERIS Ireland Constitution, which is contained at Annex C to this proxy statement/prospectus, will be adopted by STERIS Ireland in substitution for and to the exclusion of its existing constitution upon its re-registration as a public limited company and prior to the Scheme becoming Effective. Following the Scheme becoming Effective, former STERIS shareholders will have different rights as STERIS Ireland shareholders than they had as STERIS shareholders. For a summary of the material differences between the rights of STERIS shareholders and STERIS Ireland shareholders, see the sections captioned “Description of STERIS Ireland Shares” beginning on page 70 and “Comparison of the Rights of STERIS Shareholders and STERIS Ireland Shareholders” beginning on page 87.

Accounting Treatment of the Redomiciliation (Page 123)

While the Redomiciliation has characteristics that are similar to a business combination, it does not meet the requirements to be accounted for as a business combination under U.S. GAAP. Financial Accounting Standards Board Accounting Standards Codification 805 defines a business combination as a transaction or other event in which an acquirer obtains control of one or more businesses. While combinations among entities or businesses under common control or ownership may result in a change in control from the perspective of a standalone reporting entity, shareholders would have exactly the same interest in the underlying businesses before and after the combination. Therefore, common control or ownership transactions are not accounted for at fair value. Rather, they are generally accounted for at the carrying amount of the net assets or equity interests transferred. STERIS Ireland’s issuance of equity interests will be recorded at an amount equal to the carrying amount of the net assets transferred, even if the fair value of the equity interests issued is reliably determinable.

Interests of Certain Persons in Matters to be Acted Upon (Page 65)

Non-employee directors and executive officers of STERIS have certain interests in the Redomiciliation that may be different from, or in addition to, the interests of STERIS shareholders generally. These interests include the continuing non-employee director and executive officer positions with STERIS Ireland and rights to ongoing indemnification and insurance coverage. The STERIS Board was aware of and considered these interests, among other matters, in evaluating, and approving the Redomiciliation and in making its unanimous recommendation that the STERIS shareholders approve the Scheme, the Special Resolution, the Distributable Profits Resolution and related proposals at the Shareholder Meetings to give effect to the Redomiciliation. See the section captioned “Interests of Certain Persons in Matters to be Acted Upon” beginning on page 65.

Please Read the Risk Factors (Page 18)

The Redomiciliation is subject to risks, and upon the completion of the Redomiciliation, STERIS Ireland will be subject to risks. You should carefully read and consider the risk factors contained in the section captioned “Risk Factors” beginning on page 18 and those that are incorporated into this proxy statement/prospectus by reference.

RISK FACTORS

By approving the Scheme, STERIS shareholders will be choosing to invest in STERIS Ireland ordinary shares. In considering whether to approve the Scheme, you should consider carefully the following risk factors, including the matters addressed under the caption “Forward-Looking Statements” in addition to the other information contained in or incorporated by reference into this proxy statement/prospectus. Many of the following risk factors already apply to STERIS. You should also read and consider the risks associated with the business of STERIS because these risks will also affect STERIS Ireland. The risks associated with the business of STERIS can be found in the STERIS Annual Report on Form 10-K for the fiscal year ended March 31, 2018, which is incorporated by reference into this proxy statement/prospectus, as well as in subsequently filed Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other documents filed by STERIS with the SEC, as such filings may be amended from time to time. See the section captioned “Where You Can Find More Information” beginning on page 124.

Risks Relating to the Redomiciliation

STERIS’s directors and executive officers have interests in the transaction that may be in addition to, or different from, any interests they might have as shareholders.

In considering the recommendations of the STERIS Board, STERIS shareholders should be aware that the directors and executive officers of STERIS have interests in the proposed transaction that are in addition to, or different from, any interests they might have as shareholders. These interests include continuing non-employee director and executive officer positions with STERIS Ireland, and rights to ongoing indemnification and insurance coverage. For more information, please see “Interests of Certain Persons in Matters To Be Acted Upon” beginning on page 65. You should consider these interests in connection with your vote on the Scheme, Special Resolution, Distributable Profits Resolution and other related proposals.

STERIS Ireland will incur direct and indirect costs as a result of the Redomiciliation, even if it is not completed.

STERIS has incurred and STERIS Ireland will incur certain additional costs as a result of the Redomiciliation. STERIS Ireland has been incorporated in Ireland and is subject to Irish corporate and tax law. STERIS Ireland expects to incur costs and expenses, including professional fees, to comply with Irish reporting and governance requirements and Irish tax laws. In addition, we expect to incur attorneys’ fees, accountants’ fees, other professional fees, filing fees, mailing expenses and financial printing expenses in connection with the Redomiciliation, even if the Redomiciliation is not completed, and in conjunction with financing-related changes. The Redomiciliation also may adversely affect STERIS Ireland and us by diverting the attention of our management and employees from our operating business during the period of implementation and by incurring other administrative costs and expenses.

We may be unable to obtain the consent of our lenders to the Amendments to permit the Redomiciliation, which may cause us to defer or abandon the Redomiciliation.

The Redomiciliation would constitute a change of control under the Existing Debt Agreements. Thus, in order to consummate the Redomiciliation without a default under our existing Credit Agreement or an obligation to make a change of control offer under our outstanding Private Placement Notes, we will be required to obtain the Amendments. The Amendments will require approval of the lenders under our Credit Agreement and the holders of the Private Placement Notes. We may not be able to obtain the Amendments without paying significant fees, or at all. Any failure to consummate the Amendments could reduce the expected benefits of the Redomiciliation, which could cause us to defer or abandon the Redomiciliation.

While the Redomiciliation is pending and as a result of the Redomiciliation, STERIS will be subject to business uncertainties that could adversely affect its business.

Uncertainty about the effect of the Redomiciliation on employees, Customers and suppliers may have an adverse effect on STERIS and, consequently, on STERIS Ireland. These uncertainties could cause Customers, suppliers and others who deal with STERIS to seek to change or terminate existing business relationships with STERIS. If, despite STERIS’s efforts, Customers, suppliers or employees depart because of a desire not to remain with STERIS, STERIS Ireland’s business could be harmed. Furthermore, some Customers may seek to characterize the Redomiciliation as a “change in control” under their contracts with STERIS and a reason to cancel such contracts. Any cancellations of Customer contracts because of the Redomiciliation could have an adverse effect on STERIS’s business.

Risks Relating to STERIS Ireland

The operation of the Irish Takeover Rules may affect the ability of certain parties to acquire the STERIS Ireland ordinary shares.

Following the completion of the Redomiciliation, STERIS Ireland will be subject to the Irish Takeover Panel Act 1997, as amended, and the Irish Takeover Rules promulgated thereunder, which regulate the conduct of takeovers of, and certain other relevant transactions affecting, Irish public limited companies listed on certain stock exchanges, including the NYSE.

Under the Irish Takeover Rules, if an acquisition of STERIS Ireland ordinary shares were to increase the aggregate holding of the acquirer and its concert parties to a level that represents 30% or more of the voting rights of STERIS Ireland, the acquirer and, in certain circumstances, its concert parties would be required (except with the consent of the Irish Takeover Panel) to make an offer for the outstanding STERIS Ireland ordinary shares at a price not less than the highest price paid by the acquirer or its concert parties for STERIS Ireland ordinary shares during the previous 12 months. This requirement would also be triggered by an acquisition of STERIS Ireland ordinary shares by a person holding (together with its concert parties) STERIS Ireland ordinary shares that represent between 30% and 50% of the voting rights in the company if the effect of such acquisition were to increase that person’s percentage of the voting rights by 0.05% within a 12 month period. Following the authorization for trading of STERIS Ireland ordinary shares on the NYSE, under the Irish Takeover Rules, certain persons will be presumed to be acting in concert. The Board of STERIS Ireland and their relevant family shareholders, related trusts and “controlled companies” are presumed to be acting in concert with any corporate shareholder who holds 20% or more of the voting shares of STERIS Ireland. The application of these presumptions may result in restrictions upon the ability of any of the concert parties and/or shareholders or the Board of STERIS Ireland to acquire more of our securities, including under the terms of any executive incentive arrangements. Following the listing of STERIS Ireland ordinary shares on the NYSE, we may consult with the Irish Takeover Panel with respect to the application of this presumption and the restrictions on the ability to acquire further securities, although we are unable to provide any assurance as to whether the Irish Takeover Panel will overrule this presumption. For a description of certain takeover provisions applicable to STERIS Ireland, see “Description of STERIS Ireland Shares – Irish Takeover Rules” beginning on page 80. Accordingly the application of the Irish Takeover Rules may restrict the ability of certain of our shareholders and directors to acquire our ordinary shares.

Anti-takeover provisions in the STERIS Ireland Constitution could make an acquisition of STERIS Ireland more difficult, limit attempts by our shareholders to replace or remove our directors and management team, and limit the market price of STERIS Ireland ordinary shares.

The current STERIS articles of association enable the STERIS Board to establish a rights plan and to grant rights to subscribe for shares of STERIS pursuant to a rights plan in certain change of control situations. The STERIS Ireland Constitution will contain provisions that may delay or prevent a change of control, discourage bids at a premium over the market price of the STERIS Ireland ordinary shares and adversely affect the market price of the STERIS Ireland ordinary shares and the voting and other rights of the holders of the STERIS Ireland ordinary shares. These provisions include: (1) permitting the Board of STERIS Ireland to issue preference shares without shareholder approval, with such rights, preferences and privileges as they may designate; (2) allowing the Board of STERIS Ireland to adopt a shareholder rights plan upon such terms and conditions as it deems expedient; (3) establishing an advance notice procedure for shareholder proposals to be brought before the annual general meeting, including proposed nominations of persons for election to the Board of STERIS Ireland; (4) the ability of the Board of STERIS Ireland to fill vacancies on the Board of STERIS Ireland in certain circumstances; and (5) imposing particular approvals and other requirements in relation to certain business combinations.

These provisions do not make STERIS Ireland immune from takeovers. However, these provisions may frustrate or prevent any attempts by shareholders to replace or remove the management team by making it more difficult for shareholders to replace members of the Board of STERIS Ireland, which is responsible for appointing the members of management.

Irish law, in a similar manner to English law, requires that STERIS Ireland meet certain additional financial requirements before it declares dividends following a distribution.

Under Irish law, STERIS Ireland will be able to declare dividends and make distributions only out of “distributable profits.” Distributable profits are the accumulated realized profits of STERIS Ireland that have not previously been utilized in a distribution or capitalization less accumulated realized losses that have not previously been written off in a reduction or reorganization of capital, and include reserves created by way of a reduction of capital. In addition, no distribution or dividend may be paid or made by STERIS Ireland unless the net assets of STERIS Ireland are equal to, or exceed, the aggregate of STERIS Ireland’s called up share capital plus its undistributable reserves and the distribution does not reduce STERIS Ireland’s net assets below such aggregate. Undistributable reserves include the undenominated capital, the capital redemption reserve fund and the amount by which STERIS Ireland’s accumulated unrealized profits that have not previously been utilized by any capitalization exceed STERIS Ireland’s accumulated unrealized losses that have not previously been written off in a reduction or reorganization of capital.

Immediately following the Redomiciliation, STERIS Ireland, as a new holding company with no operational history, will not have any distributable profits of its own. The Group’s profits will be held at the subsidiary level. Accordingly subject to the Scheme becoming Effective, you are being asked to approve the creation of distributable profits of STERIS Ireland under Irish law by reducing the nominal value and cancelling the associated company capital paid-up on each of the authorized and issued ordinary shares of STERIS Ireland issued pursuant to the Scheme from $100 to $0.001, such that the reserve resulting from the cancellation of such company capital will be treated as distributable profits. This proposal is being put forward as a special resolution at the General Meeting to satisfy the equitable requirements of the Irish High Court.

In addition, the distributable profits proposal requires the passing of a special resolution of STERIS Ireland, which will be undertaken prior to the Effective Date and the approval of the High Court of Ireland. If the distributable profits proposal is approved by shareholders and the Scheme becomes Effective, STERIS Ireland intends to seek the approval of the High Court of Ireland for the distributable profits proposal as soon as practicable following the Redomiciliation. Although we are not aware of any reason why the High Court of Ireland would not approve the distributable profits proposal, such approval is a matter of judicial discretion and there is no guarantee that such approval will be forthcoming.

If the Distributable Profits Resolution is not approved by shareholders at the General Meeting and the High Court of Ireland, STERIS Ireland will not be able to make dividends and other distributions (and, generally, share repurchases and redemptions) until such time as it has otherwise generated sufficient distributable profits from, among other things, its operational activities following the Redomiciliation.

Your percentage ownership in STERIS Ireland may be diluted in the future.

As is currently the case with STERIS, your percentage ownership in STERIS Ireland may, in the future, be diluted because of equity issuances for acquisitions, capital market transactions or otherwise, including equity awards that STERIS Ireland might, from time to time, grant to directors, officers and employees of STERIS Ireland and its subsidiaries. From time to time, STERIS Ireland may issue additional options or other stock-based awards to its directors, officers and employees and those of its subsidiaries’ group’s benefit plans. Such awards will have a dilutive effect on STERIS Ireland’s earnings per share, which could adversely affect the market price of the STERIS Ireland ordinary shares.

In addition, the STERIS Ireland Constitution will authorize STERIS Ireland to issue, without the approval of STERIS Ireland’s shareholders, preferred shares having such designation, powers, preferences and relative, participating, optional and other special rights, including preferences over STERIS Ireland ordinary shares with respect to dividends and distributions, as the Board of STERIS Ireland generally may determine. The terms of the preferred shares could dilute the voting power or reduce the value of the STERIS Ireland ordinary shares. For example, STERIS Ireland could grant the holders of preferred shares the right to elect some number of STERIS Ireland’s directors in all events or on the happening of specified events or the right to veto specified transactions. Similarly, the repurchase or redemption rights or liquidation preferences that STERIS Ireland could assign to holders of preferred shares could affect the residual value of the STERIS Ireland ordinary shares. See “Description of STERIS Ireland Shares – Voting Rights” and “Description of STERIS Ireland Shares – Duration; Dissolution; Rights Upon Liquidation.”

As an Irish public limited company, certain capital structure decisions will require shareholder approval, which may limit STERIS Ireland’s flexibility to manage its capital structure.

Irish law provides that a board of directors may allot and issue shares (or rights to subscribe for or convert into shares) if generally authorized to do so by the constitution of a company or by an ordinary resolution (being a resolution of shareholders passed by a simple majority of votes cast at a general meeting). Such authorization may be granted for up to the maximum of a company’s authorized but unissued share capital and for a maximum period of five years, at which point it must be renewed by ordinary resolution. The STERIS Ireland Constitution will authorize the STERIS Ireland Directors to allot shares up to the maximum of STERIS Ireland’s authorized but unissued share capital for a period of five years from the date of adoption of the STERIS Ireland Constitution, which authorization will need to be renewed by ordinary resolution upon its expiration and at periodic intervals thereafter. Under Irish law, an allotment authority may be given for up to a further five years at each renewal, but governance considerations may result in renewals for shorter periods or for less than the maximum permitted number of shares being sought or approved.

Irish law also generally provides shareholders with pre-emptive rights when new shares are issued for cash; however, it is possible for the STERIS Ireland Constitution, or shareholders in a general meeting, to exclude pre-emptive rights. The STERIS Ireland Constitution will exclude pre-emptive rights for a period of five years from the date of adoption of the STERIS Ireland Constitution, which exclusion will need to be renewed by special resolution (being a resolution of shareholders passed by not less than 75% of votes cast) upon its expiration and at periodic intervals thereafter. Under Irish law, a disapplication of pre-emption rights may be given for up to a further five years at each renewal, but governance considerations may result in renewals for shorter periods or for less than the maximum permitted number of unissued shares being sought or approved.

If STERIS Ireland ordinary shares are not eligible for deposit and clearing within the facilities of DTC, then transactions in our STERIS Ireland ordinary shares may be disrupted.

The facilities of DTC are a widely-used mechanism that allow for rapid electronic transfers of securities between the participants in the DTC system, which include many large banks and brokerage firms.

Upon the completion of the Redomiciliation, the STERIS Ireland ordinary shares will be eligible for deposit and clearing within the DTC system. We expect to enter into arrangements with DTC whereby STERIS Ireland will agree to indemnify DTC for any Irish stamp duty that may be assessed upon it as a result of its service as a depositary and clearing agency for STERIS Ireland ordinary shares. We expect that these actions, among others, will result in DTC agreeing to accept the shares for deposit and clearing within its facilities upon completion of the Redomiciliation.

DTC is not obliged to accept the STERIS Ireland ordinary shares for deposit and clearing within its facilities at the closing of the Redomiciliation and, even if DTC does initially accept the shares, it will generally have discretion, as it currently has with regard to the ordinary shares of STERIS, to cease to act as a depositary and clearing agency for the shares. If DTC determined prior to the completion of the Redomiciliation that the STERIS Ireland ordinary shares are not eligible for clearance within the DTC system, then we would not expect to complete the transactions contemplated by this proxy statement/prospectus in their current form. However, if DTC determined at any time after the completion of the Redomiciliation that the STERIS Ireland ordinary shares were not eligible for continued deposit and clearance within its facilities, then we believe the shares would not be eligible for continued listing on a U.S. securities exchange and trading in the STERIS Ireland ordinary shares would be disrupted. Although we expect STERIS Ireland would pursue alternative arrangements to preserve its listing and maintain trading, any such disruption could have a material adverse effect on the trading price of the STERIS Ireland ordinary shares.

The IRS may not agree that STERIS Ireland is a foreign corporation for U.S. federal tax purposes following the Redomiciliation.

Although STERIS Ireland is incorporated under the laws of Ireland and is a tax resident in Ireland for Irish tax purposes, the IRS may assert that STERIS Ireland should be treated as a U.S. corporation (and, therefore, a U.S. tax resident) for U.S. federal tax purposes pursuant to Section 7874 of the Code. For U.S. federal tax purposes, a corporation generally is considered to be a tax resident in the jurisdiction of its organization or incorporation. Because STERIS Ireland is incorporated under the laws of Ireland, it would generally be classified as a non-U.S. corporation (and, therefore, a non-U.S. tax resident) under these rules. Section 7874 of the Code, however, provides an exception to this general rule under which a foreign incorporated entity may, in certain circumstances, be treated as a U.S. corporation for U.S. federal tax purposes.

Generally, for STERIS Ireland to be treated as a U.S. corporation for U.S. federal tax purposes under Section 7874 of the Code following the Redomiciliation, (i) STERIS Ireland must acquire, directly or indirectly, substantially all of the assets held, directly or indirectly, by a U.S. corporation (the Acquisition Test (as defined below)) and (ii) after the acquisition, the former shareholders of the U.S. corporation must hold at least 80% (by either vote or value) of all of the outstanding shares of STERIS Ireland by reason of holding shares of the U.S. corporation (the Ownership Test (as defined below)). The Code and Treasury Regulations contain complex rules for purposes of applying the Acquisition Test and the Ownership Test. Based on such rules, and certain factual assumptions, neither the Acquisition Test nor the Ownership Test should be satisfied as a result of the Scheme. However, the rules for determining whether STERIS Ireland will be treated as a U.S. corporation for U.S. federal income tax purposes under section 7874 of the Code are complex and require analysis of all relevant facts, including the impact of any transaction that may be treated as related to the Redomiciliation, and there is limited guidance as to their application. Therefore, no assurance can be given that the IRS will not challenge STERIS Ireland’s treatment as a non-U.S. corporation for U.S. federal income tax purposes or that, if challenged, such treatment will be sustained by a court.

If STERIS Ireland were to be treated as a U.S. corporation for U.S. federal tax purposes, STERIS Ireland could be subject to substantial additional U.S. tax liability. Additionally, if STERIS Ireland were treated as a U.S. corporation for U.S. federal tax purposes, non-U.S. STERIS Ireland shareholders would be subject to U.S. withholding tax on the gross amount of any dividends paid by STERIS Ireland to such shareholders. For Irish tax purposes, STERIS Ireland is expected, regardless of any application of Section 7874 of the Code, to be treated as an Irish tax resident. Consequently, if STERIS Ireland is treated as a U.S. corporation for U.S. federal tax purposes under Section 7874 of the Code, it could be liable for both U.S. and Irish taxes, which could have a material adverse effect on its financial condition and results of operations.

Please see “Certain U.S. Federal Income Tax Considerations—U.S. Federal Income Tax Consequences of the Redomiciliation to STERIS and STERIS Ireland—Tax Residence of STERIS Ireland for U.S. Federal Tax Purposes” beginning on page 51 for a more detailed discussion of the application of Section 7874 of the Code to the Redomiciliation.

Future changes to U.S. and non-U.S. tax laws could adversely affect STERIS Ireland.

The U.S. Congress, the Organization for Economic Co-operation and Development and other government agencies in jurisdictions where STERIS Ireland and its affiliates will do business following the Redomiciliation have had an extended focus on issues related to the taxation of multinational corporations. One example is in the area of “base erosion and profit shifting,” including situations where payments are made between affiliates from a jurisdiction with high tax rates to a jurisdiction with lower tax rates. As a result, the tax laws in the United States and other countries in which STERIS Ireland and its affiliates will do business could change on a prospective or retroactive basis, and any such changes could adversely affect STERIS Ireland and its affiliates.

The tax rate that will apply to STERIS Ireland is uncertain and may vary from expectations.

There can be no assurance that the Redomiciliation will improve STERIS Ireland’s ability to maintain any particular worldwide effective corporate tax rate. We cannot give any assurance as to what STERIS Ireland’s effective tax rate will be after the completion of the Redomiciliation because of, among other things, uncertainty regarding the tax policies of the jurisdictions in which STERIS Ireland and its affiliates will operate. STERIS Ireland’s actual effective tax rate may vary from our expectations, and such variance may be material. Additionally, tax laws or their implementation and applicable tax authority practices in any particular jurisdiction could change in the future, possibly on a retroactive basis, and any such change could have a material adverse impact on STERIS Ireland’s and its affiliates.

The STERIS Ireland ordinary shares to be received by STERIS shareholders in connection with the Redomiciliation will have different rights from the STERIS shares, which, in some cases, may provide fewer protections for such shareholders.

Upon completion of the Redomiciliation, STERIS shareholders will become STERIS Ireland shareholders and their rights as shareholders will be governed by the STERIS Ireland Constitution and Irish law. The legal system governing companies organized under Irish law differs from the legal system governing companies organized under English law. As a result, while many of the principal attributes of STERIS shares and STERIS Ireland ordinary shares will be similar under English company law and Irish company law, differences will exist, which, in some cases, may provide fewer protections for STERIS Ireland shareholders.    See the section captioned “Comparison of the Rights of STERIS Shareholders and STERIS Ireland Shareholders” beginning on page 87, for a summary of your rights as a shareholder under English law and Irish law following the Redomiciliation and the material differences between the governing documents for STERIS and STERIS Ireland.

Legislative and regulatory action or any change in applicable law could materially and adversely affect STERIS Ireland and its shareholders.

As an Irish company following the Redomiciliation, STERIS Ireland will be required to comply with numerous Irish legal requirements. Any changes in Irish laws (including laws relating to employment, antitrust, intellectual property, taxation and other relevant matters) may require STERIS Ireland to incur additional costs and could have a material and adverse effect on its business, results of operations and financial condition.

The market price of STERIS Ireland ordinary shares may be volatile, and the value of your investment could materially decline.

Investors who hold STERIS Ireland ordinary shares may not be able to sell their shares at or above the price at which they purchased STERIS shares. The prices of STERIS shares have fluctuated from time to time, and STERIS Ireland cannot predict the price of its ordinary shares. Broad market and industry factors may materially harm the market price of STERIS Ireland’s ordinary shares, regardless of STERIS Ireland’s operating performance. In addition, the price of STERIS Ireland ordinary shares may be dependent upon the valuations and recommendations of the analysts who cover the STERIS Ireland business, and if its results do not meet the analysts’ projections and expectations, STERIS Ireland’s stock price could decline as a result of analysts lowering their valuations and recommendations or otherwise.

Future sales of STERIS Ireland ordinary shares in the public market could cause volatility in the price of STERIS Ireland ordinary shares or cause the share price to fall.

Sales of a substantial number of STERIS Ireland ordinary shares in the public market, or the perception that these sales might occur, could depress the market price of STERIS Ireland ordinary shares, and could impair STERIS Ireland’s ability to raise capital through the sale of additional equity securities.

Transfers of STERIS Ireland ordinary shares, other than by means of the transfer of book-entry interests in the DTC, may be subject to Irish stamp duty.

It is expected that for the majority of transfers of STERIS Ireland ordinary shares, there should not be any stamp duty. Transfers of STERIS Ireland shares effected by means of the transfer of book entry interests in DTC should not be subject to Irish stamp duty. However, if you hold your STERIS Ireland ordinary shares directly rather than beneficially through DTC, any transfer of your STERIS Ireland ordinary shares could be subject to Irish stamp duty (currently at the rate of 1% of the higher of the price paid or the market value of the shares acquired).

A STERIS Ireland shareholder who directly holds STERIS Ireland ordinary shares of record may transfer those shares into his or her own broker account to be held through DTC (or vice versa) and this should not give rise to Irish stamp duty provided that there is no change in the beneficial ownership of the shares as a result of the transfer and the transfer is not in contemplation of a sale of the shares by a beneficial owner to a third party.

Due to the potential Irish stamp duty charge on transfers of STERIS Ireland ordinary shares held outside DTC, those STERIS shareholders who do not hold their STERIS shares through DTC (or through a broker who in turn holds such shares through DTC) should, upon the Scheme being implemented, consider holding the STERIS Ireland ordinary shares received by them through DTC.

Payment of Irish stamp duty is generally a legal obligation of the transferee. The potential for stamp duty could adversely affect the price of your STERIS Ireland ordinary shares. See the section captioned “Certain Ireland Tax Considerations” of this proxy statement/prospectus for a general description of the Irish stamp duty consequences of the Scheme and the transfer of STERIS Ireland ordinary shares.

In certain limited circumstances, dividends paid by STERIS Ireland may be subject to Irish dividend withholding tax.

In certain limited circumstances, Irish dividend withholding tax, or DWT, (which applies at a rate of 20%) may arise in respect of dividends, if any, paid on STERIS Ireland ordinary shares. A number of exemptions from DWT exist, including exemptions pursuant to which shareholders resident in the United States, U.K. and shareholders resident in the countries listed in Annex B attached to this proxy statement/prospectus (referred to as the “Relevant Territories” and each a “Relevant Territory”) may be entitled to exemptions from DWT.

See the section captioned “Certain Ireland Tax Considerations” of this proxy statement/prospectus for further information on the operation of DWT generally and the relevant exemptions – in particular, please note the requirement to complete certain relevant Irish Revenue Commissioners DWT forms (referred to as “DWT Forms”) in order to qualify for many of the exemptions.

Dividends paid in respect of STERIS Ireland ordinary shares that are owned by a U.S. resident and held through DTC should not be subject to DWT provided that the address of the beneficial owner of such shares in the records of the broker holding such shares is recorded as being in the United States (and such broker has further transmitted the relevant information to a qualifying intermediary appointed by STERIS Ireland).

Dividends paid in respect of STERIS Ireland ordinary shares that are held outside of DTC by a person who is a resident of the United States should not be subject to DWT if such shareholder satisfies the conditions of one of the exemptions including the requirement to furnish a valid DWT Form (together with a completed IRS issued Form 6166) to STERIS Ireland’s transfer agent to confirm its U.S. residence and claim an exemption.

Shareholders resident in other Relevant Territories may also be eligible for exemption from DWT on dividends paid in respect of their STERIS Ireland shares provided that they satisfy the conditions of one of the exemptions including the requirement to furnish valid DWT Forms to their brokers (in respect of shares held through DTC) (and such broker has further transmitted the relevant information to a qualifying intermediary appointed by STERIS Ireland) or to STERIS Ireland’s transfer agent (in respect of shares held outside of DTC).

However, other shareholders may be subject to DWT, which if you are such a shareholder could adversely affect the price of your STERIS Ireland ordinary shares. Please see the section captioned “Certain Ireland Tax Considerations” of this proxy statement/prospectus for more information on DWT.

After the transaction, dividends received by Irish residents and certain other shareholders may be subject to Irish income tax.

STERIS Ireland shareholders that are entitled to an exemption from DWT on dividends received from STERIS Ireland should not be subject to Irish income tax in respect of those dividends, unless they have some connection with Ireland other than their shareholding in STERIS Ireland (for example, they are resident in Ireland). Shareholders who are not resident nor ordinarily resident in Ireland but who are not entitled to an exemption from DWT should generally have no further liability to Irish income tax on those dividends which suffer DWT. Please see the section captioned “Certain Ireland Tax Considerations” of this proxy statement/prospectus for more information.

STERIS Ireland ordinary shares received by means of a gift or inheritance could be subject to Irish capital acquisitions tax.

Irish capital acquisitions tax, or CAT, could apply to a gift or inheritance of STERIS Ireland ordinary shares irrespective of the place of residence, ordinary residence or domicile of the parties. This is because STERIS Ireland ordinary shares will be regarded as property situated in Ireland. The person who receives the gift or inheritance has primary liability for CAT. Gifts and inheritances passing between spouses are exempt from CAT. Children have a tax-free threshold of €310,000 in respect of taxable gifts or inheritances received from their parents. The person who receives the gift or inheritance has primary liability for CAT. Please see the section captioned “Certain Ireland Tax Considerations” of this proxy statement/prospectus for more information.

It is recommended that each shareholder consult his or her own tax advisor as to the tax consequences of holding shares in and receiving dividends from STERIS Ireland.

Risk Factors Relating to STERIS’s Businesses

You should read and consider the other risk factors specific to STERIS’s businesses that will also affect STERIS Ireland after the completion of the Redomiciliation, described in Part 1, Item 1A of STERIS’s Annual Report on Form 10-K for the 2018 fiscal year and other documents that have been filed by STERIS with the SEC, including but not limited to its Quarterly Reports on Form 10-Q, and which are incorporated by reference into this proxy statement/prospectus. Please see the section captioned “Where You Can Find More Information” beginning on page 124.

FORWARD-LOOKING STATEMENTS

This proxy statement/prospectus contains statements concerning certain trends, expectations, forecasts, estimates, or other forward-looking information affecting or relating to STERIS and STERIS Ireland or their industry, products or activities that are intended to qualify for the protections afforded “forward-looking statements” under the Private Securities Litigation Reform Act of 1995 and other laws and regulations. Forward-looking statements speak only as to the date of this proxy statement/prospectus and may be identified by the use of forward-looking terms such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “projects,” “targets,” “forecasts,” “outlook,” “impact,” “potential,” “confidence,” “improve,” “optimistic,” “deliver,” “comfortable,” “trend,” and “seeks,” or the negative of such terms or other variations on such terms or comparable terminology. Many important factors could cause actual results to differ materially from those in the forward-looking statements including, without limitation, disruption of production or supplies, changes in market conditions, political events, pending or future claims or litigation, competitive factors, technology advances, actions of regulatory agencies, and changes in laws, government regulations, labeling or product approvals or the application or interpretation thereof. Other risk factors are described herein and in STERIS’s other securities filings, including Item 1A of STERIS’s Annual Report on Form 10-K for the year ended March 31, 2018, filed with the SEC on May 30, 2018. Many of these important factors are outside of STERIS’s and STERIS Ireland’s control. No assurances can be provided as to any result or the timing of any outcome regarding matters described herein or otherwise with respect to any regulatory action, administrative proceedings, government investigations, litigation, warning letters, cost reductions, business strategies, earnings or revenue trends or future financial results. References to products are summaries only and should not be considered the specific terms of the decree or product clearance or literature. Unless legally required, STERIS and STERIS Ireland do not undertake to update or revise any forward-looking statements even if events make clear that any projected results, express or implied, will not be realized. Other potential risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements include, without limitation, (a) the receipt of approval of STERIS’s shareholders, (b) any regulatory or court approvals required for the transaction not being obtained on the terms expected or on the anticipated schedule, (c) the parties’ ability to meet expectations regarding the timing, completion and accounting and tax treatments of the transaction, (d) operating costs, Customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, Customers, clients or suppliers) being greater than expected following the transaction, (e) STERIS’s ability to meet expectations regarding the accounting and tax treatment of the Tax Cuts and Jobs Act (“TCJA”) or the possibility that anticipated benefits resulting from the TCJA will be less than estimated, (f) changes in tax laws or interpretations that could increase our consolidated tax liabilities, including, if the transaction is consummated, changes in tax laws that would result in STERIS Ireland being treated as a domestic corporation for U.S. federal tax purposes, (g) the potential for increased pressure on pricing or costs that leads to erosion of profit margins, (h) the possibility that market demand will not develop for new technologies, products or applications or services, or business initiatives will take longer, cost more or produce lower benefits than anticipated, (i) the possibility that application of or compliance with laws, court rulings, certifications, regulations, regulatory actions, including without limitation those relating to FDA warning notices or letters, government investigations, the outcome of any pending FDA requests, inspections or submissions, or other requirements or standards may delay, limit or prevent new product introductions, affect the production and marketing of existing products or services or otherwise affect STERIS’s performance, results, prospects or value, (j) the potential of international unrest, economic downturn or effects of currencies, tax assessments, tariffs and/or other trade barriers, adjustments or anticipated rates, raw material costs or availability, benefit or retirement plan costs, or other regulatory compliance costs, (k) the possibility of reduced demand, or reductions in the rate of growth in demand, for STERIS’s products and services, (l) the possibility of delays in receipt of orders, order cancellations, or delays in the manufacture or shipment of ordered products or in the provisions of services, (m) the possibility that anticipated growth, cost savings, new product acceptance, performance or approvals, or other results may not be achieved, or that transition, labor, competition, timing, execution, regulatory, governmental, or other issues or risks associated with STERIS’s businesses, industry or initiatives including, without limitation, those matters described in this proxy statement/prospectus and other securities filings, may adversely impact STERIS’s performance, results, prospects or value, (n) the impact on STERIS and its operations or tax liabilities, of the

Brexit or the exit of other member countries from the EU, and the Company’s ability to respond to such impacts, (o) the impact on STERIS and its operations of any legislation, regulations or orders, including, but not limited to any new trade or tax legislations, regulations or orders, that may be implemented by the U.S. Administration or Congress, or of any responses thereto, (p) the possibility that anticipated financial results or benefits of recent acquisitions or of STERIS’s restructuring efforts, or of recent divestitures, will not be realized or will be other than anticipated, and (q) the effects of contractions in credit availability, as well as the ability of STERIS’s Customers and suppliers to adequately access the credit markets when needed.

SELECTED HISTORICAL FINANCIAL DATA OF STERIS

The selected historical financial data and selected historical balance sheet data set out below as of and for the fiscal years ended March 31, 2014 through March 31, 2018 are derived from STERIS’s audited condensed consolidated financial statements for the fiscal years then ended. The selected historical financial data and selected historical balance sheet set out below as of and for the six months ended September 30, 2018 and 2017 are derived from STERIS’s unaudited condensed consolidated financial statements for the periods then ended. The information set forth below is a summary that should be read together with the historical audited consolidated financial statements of STERIS and the related notes thereto as well as the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in the Annual Report on Form 10-K for the year ended March 31, 2018 previously filed with the SEC and incorporated by reference into this proxy statement/prospectus. Historical results are not necessarily indicative of any results to be expected in the future. For more information, see the section entitled “Where You Can Find More Information” beginning on page 124 of this proxy statement/prospectus.

We have included no data for STERIS Ireland because that entity has only nominal assets and has not engaged in any material business or other activities other than in connection with its formation and the Redomiciliation.

(in thousands, except per share data)	Six Months Ended September 30,		Years Ended March 31,
	2018	2017	2018	2017	2016	2015	2014
Statements of Income Data:
Revenues, net	$1,317,719	$1,242,123	$2,619,996	$2,612,756	$2,238,764	$1,850,263	$1,622,252
Net income attributable to common shareholders	$147,448	$122,536	$290,915	$109,965	$110,763	$135,064	$129,442
Net income per common share-basic	$1.74	$1.44	$3.42	$1.29	$1.57	$2.27	$2.20

Shares used in computing net income per common share-basic	84,611	85,145	85,028	85,473	70,698	59,413	58,966

Net income per common share-diluted	$1.72	$1.43	$3.39	$1.28	$1.56	$2.25	$2.17
Shares used in computing net income per common share-diluted	85,493	85,795	85,713	86,094	71,184	60,045	59,745
Cash dividends per common share	$0.65	$0.59	$1.21	$1.09	$0.98	$0.90	$0.82

Balance Sheets Data:

Total assets	$5,021,290	$5,120,276	$5,200,334	$4,924,555	$5,346,416	$2,097,291	$1,887,162

Long-term indebtedness	1,267,723	1,445,297	1,316,001	1,478,361	1,567,796	621,075	493,480

Total liabilities	1,896,313	2,079,471	1,983,034	2,114,422	2,307,524	1,023,645	845,916

Total shareholders’ equity	3,117,863	3,029,993	3,205,960	2,798,602	3,023,034	1,071,632	1,038,705

SELECTED PRO FORMA FINANCIAL DATA OF STERIS

Pro forma financial statements for STERIS Ireland to reflect the Redomiciliation are not presented in this proxy statement/prospectus because no significant pro forma adjustments are required to be made as a result of the Redomiciliation to the audited financial statements of STERIS for the year ended March 30, 2018 or the unaudited financial statements of STERIS for the six months ended September 30, 2018.

EXPLANATORY STATEMENT

(in compliance with Section 897 of the Companies Act 2006)

To:	STERIS Shareholders

Dear STERIS Shareholder,

Scheme of arrangement of STERIS plc

in connection with proposed redomiciliation to Ireland

1.	Introduction

On November 6, 2018, STERIS announced its intention to establish a new Irish holding company, STERIS Ireland, through a Court-approved scheme of arrangement made pursuant to Part 26 of the Companies Act 2006.

The Scheme requires, among other things, the approval of the Scheme Shareholders and the sanction of the Court.

This Explanatory Statement explains the terms, and contains a summary, of the Scheme and provides you with other relevant information. A copy of the Scheme is set out in full in Annex A to this proxy statement/prospectus. We urge you to read the whole of this proxy statement/prospectus in addition to this Explanatory Statement carefully before deciding whether or not to vote in favor of the Scheme at the Court Meeting and the resolutions to be proposed at the General Meeting and ensure that your shares will be voted by using one of the alternative methods of voting described in this proxy statement/prospectus.

Unless stated otherwise or the context requires otherwise, certain defined terms used in this Explanatory Statement are defined in the “Glossary” of this proxy statement/prospectus, which forms part of this Explanatory Statement.

2.	Background to and reasons for the Redomiciliation

On November 2, 2015, Old STERIS completed its Combination with Synergy. As a result of the Combination, STERIS became the ultimate parent of Old STERIS and Synergy and the stock of STERIS was listed on NYSE.

Months later, on June 23, 2016, the United Kingdom voted for Brexit. Since that time, the Board has closely monitored developments regarding Brexit, including the negotiations between the United Kingdom and the European Union as to the terms of the United Kingdom’s withdrawal from the European Union. In particular, following the United Kingdom’s departure from the European Union, STERIS may no longer be able to enjoy the benefits of certain tax and other treaty arrangements between the European Union and the United States, from which it currently benefits. Brexit is scheduled to occur on March 29, 2019.

As a result of the protracted uncertainty surrounding the outcome of Brexit negotiations, the Board, including in consultation with the Company’s senior management and outside advisors, has evaluated many alternatives. These alternatives included keeping the existing structure, redomiciling to jurisdictions other than the United Kingdom, and revising the Group’s internal financing structure.

Following its evaluation, the Board concluded that the Redomiciliation to Ireland and retaining STERIS’s status as a European Union domiciled company is the best path forward for STERIS. Retaining the Company’s domicile in the European Union is anticipated to preserve the current and future financial benefits initially established in 2015 at the time of the Combination with Synergy. STERIS believes that more than $50 million in future U.S. financial benefits supported by tax treaties between the U.S. and the European Union will be at risk if the Company remains domiciled in the United Kingdom after Brexit. STERIS anticipates that the cost to complete the Redomiciliation will be approximately $10 million.

The Board believes that the Redomiciliation will facilitate the Company’s ability to achieve its financial goals, and mitigate or avoid potentially significant additional risks, uncertainty, inefficiencies, expenses and other possible negative impacts resulting from the United Kingdom’s withdrawal from the European Union.

Following the Redomiciliation, both the United Kingdom and the European Union will continue to be important markets for the Group, which has significant personnel and operations in both. The effect of the Redomiciliation will be to establish a new holding company for the Group, but it is not expected to materially change the day-to-day operations of the business.

In reaching its decision to approve the Redomiciliation and recommend it to STERIS shareholders, the Board identified the following main anticipated potential benefits of redomiciling to Ireland, in no particular order of weight or importance:

•

it is anticipated that the Redomiciliation will mitigate the uncertainty and risks of having our parent company domiciled in the unknown economic and regulatory environment that could prevail in the United Kingdom following Brexit;

•

following the United Kingdom’s departure from the European Union, STERIS may no longer be able to enjoy the benefits of certain tax and other treaty arrangements between the European Union and the United States. The Redomiciliation is expected to provide greater certainty regarding the Group’s ability to make certain interest payments and access its global cash flows without being subject to additional taxes (including potentially applicable withholding taxes);

•

access to a tax treaty network is important to multinational groups such as ours as they provide that we are not subject to double taxation in the relevant jurisdictions. Ireland has an extensive tax treaty network, that, where available is expected to facilitate the Group’s ability to efficiently finance its operations. The Redomiciliation to Ireland should also preserve STERIS’s ability to make distributions to its public shareholders free from Irish dividend withholding tax. See the section captioned “Certain Ireland Tax Considerations” of this proxy statement/prospectus for further information on the operation of DWT generally and the relevant exemptions – in particular, please note the requirement to complete certain relevant Irish Revenue Commissioners DWT forms (referred to as “DWT Forms”) in order to qualify for many of the exemptions;

•

although we must make certain changes to our credit facilities and other agreements governing our debt, the Redomiciliation is expected to enable us to retain our current internal financing structure. See the section entitled “Financing” beginning on page 48 for further information;

•	STERIS currently has an expanding operational base in Ireland;

•	Ireland is a sophisticated economy that has a stable and well-developed legal system and regulatory regime with many similarities to the United Kingdom; and

•

U.S. GAAP is expected to be allowed for financial reporting purposes at least until 2030, which means that the Group can avoid the added audit and staffing expense of converting to, complying with, and maintaining, IFRS as an additional financial reporting standard, which would apply if the Redomiciliation did not occur.

The STERIS Board weighed the information, alternatives and factors it considered, including the factors described above, against a number of uncertainties, risks, and potentially negative factors relevant to the Redomiciliation, including:

•	the costs involved;

•	the time that STERIS’s management will be required to expend in connection with the Redomiciliation and potential disruption to the Group;

•	the need to make certain changes to our credit facilities and other agreements governing our debt. See the section entitled “Financing” beginning on page 48 for further information;

•	the Redomiciliation will require the approval of STERIS shareholders at the Court Meeting and the General Meeting and the consent of the Court;

•

steps will need to be undertaken to create distributable reserves within STERIS Ireland to avoid a disruption of quarterly dividend payments to STERIS shareholders. These steps will include the passing of the Distributable Profits Resolution by the requisite majority of STERIS shareholders at the General Meeting and the consent of the High Court of Ireland to a reduction of STERIS Ireland’s share capital to effect the distributable profits proposal. Although the High Court of Ireland has discretion to refuse such consent, the Board is not aware of any reason why it should do so; and

•

the risk that future changes to tax and other laws following the Redomiciliation could otherwise have negative effects on STERIS or its subsidiaries or affiliates; and risks of the type and nature described in the sections of this proxy/prospectus entitled “Risk Factors” beginning on page 18, and “Forward-Looking Statements” beginning on page 27.

If at any point between the date of this proxy statement/prospectus and the date on which the Scheme becomes Effective, developments occur with regard to Brexit and/or the Company which the Board determines render the Redomiciliation in whole or in part no longer in the interests of the Company and its shareholders and/or justify a delay in proceeding with the Redomiciliation, the Board reserves the right in its absolute discretion, as appropriate, to adjourn or postpone the Shareholder Meetings and/or the Court Hearing and/or delay completion of or not proceed with the Scheme or the Redomiciliation. In such circumstances, the Board reserves the right to delay completion of or not to proceed with the Scheme or the Redomiciliation even if the resolutions necessary to implement the Scheme and the Redomiciliation have been approved at the Shareholder Meetings or the Court has sanctioned the Scheme and related reduction of capital.

3.	The Scheme

The Scheme is a legal process under the Companies Act, which will provide for STERIS Ireland to become the owner of the entire issued and to be issued share capital of STERIS. In order to achieve this, the Scheme Shares will be cancelled and such number of New STERIS Ordinary Shares as is equal to the number of Scheme Shares so cancelled will be issued to STERIS Ireland (and/or its nominee(s)). The cancellation of those Scheme Shares and the subsequent issue of the New STERIS Ordinary Shares to STERIS Ireland will result in STERIS becoming a wholly owned subsidiary of STERIS Ireland. After the Scheme has become Effective, STERIS Emerald IE Limited, a company established in Ireland, will be interposed as the direct parent company of STERIS.

Pursuant to the Scheme, Scheme Shareholders (excluding certain Restricted Overseas Persons) will receive one STERIS Ireland Share as consideration for each Scheme Share they hold. The STERIS Ireland ordinary shares will be issued credited as fully paid and will rank pari passu in all respects with the STERIS Ireland ordinary shares in issue at the time the STERIS Ireland ordinary shares are issued, including the right to receive and retain dividends and other distributions declared, made or paid following the Scheme Effective Date.

In summary, under the Scheme:

(a)	the Scheme Shares will be cancelled;

(b)

following such cancellation, the issued share capital of STERIS will be restored to its former amount by the application of the credit arising on the balance sheet of STERIS in paying up in full, at par, shares of an equivalent nominal amount, which will be issued to STERIS Ireland;

(c)

in consideration for the cancellation of the Scheme Shares pursuant to (a) above and the issue of shares to STERIS Ireland pursuant to (b) above, STERIS Ireland shall allot and issue to each holder of Scheme Shares (as appearing in the register of shareholders of the Company at the Reduction Record Time) STERIS Ireland ordinary shares on the following basis:

for every one (1) Scheme Share                     One (1) STERIS Ireland ordinary share

The Scheme requires approval by Scheme Shareholders by the passing of a resolution at the Court Meeting. This resolution must be approved by a majority in number of the holders of Scheme Shares present and voting, either in person or by proxy, representing at least 75 % in value of the Scheme Shares held by such holders. In addition, the Capital Reduction and certain other ancillary matters related to the implementation of the Scheme will require approval by the passing of a Special Resolution at the General Meeting to be held immediately after the Court Meeting by STERIS shareholders representing at least 75 % of the total voting rights of those STERIS shareholders who (being entitled to do so) vote on the resolution (whether in person or by proxy). The Court Meeting will be held at [●] a.m. United Kingdom time ([●] a.m. Eastern time) and the General Meeting will be held at [●] a.m. United Kingdom time ([●] a.m. Eastern time) (or as soon thereafter as the Court Meeting is concluded or adjourned), respectively, on [●], 2019 at [●].

The Scheme and the Capital Reduction must also be sanctioned or confirmed (as applicable) by the Court. All STERIS shareholders are entitled to attend the Court Hearing in person or through counsel to support or oppose the sanctioning of the Scheme. The Court Hearing is expected to be held on [●] at the Royal Courts of Justice, The Rolls Building, 7 Rolls Buildings, Fetter Lane, London EC4A 1NL.

The implementation of the Scheme is conditional on:

(a)	all of the STERIS Ireland ordinary shares issuable pursuant to the Scheme having been approved for listing on the NYSE, subject to official notice of issuance;

(b)	the approval of the Scheme at the Court Meeting and of the Special Resolution at the General Meeting by the requisite majorities;

(c)

the Court sanctioning the Scheme, and confirming the Capital Reduction, at the Court Hearing and issuance of the Court Order approving the Scheme and the Capital Reduction (with the related statement of capital attached thereto);

(d)	delivery of a copy of the Court Order (together with the statement of capital) to the Registrar of Companies in England and Wales;

(e)	all other necessary consents, authorizations and approvals being obtained for the Scheme; and

(f)	the STERIS Board not electing to withdraw or terminate the Scheme and the Redomiciliation.

If any of these conditions is not satisfied, the Scheme will not proceed. However, STERIS Ireland has reserved the right (without any obligation so to do) to waive, in whole or in part, the condition in paragraph (e) above with the prior agreement of STERIS.

If at any point between the date of this proxy statement/prospectus and the date on which the Scheme becomes Effective, developments occur with regard to Brexit and/or the Company which the Board determines render the Redomiciliation in whole or in part no longer in the interests of the Company and its shareholders and/or justify a delay in proceeding with the Redomiciliation, the Board reserves the right in its absolute discretion, as appropriate, to adjourn or postpone the Shareholder Meetings and/or the Court Hearing and/or delay completion of or withdraw or not proceed with the Scheme or the Redomiciliation. In such circumstances, the Board reserves the right to delay completion of or not to proceed with the Scheme or the Redomiciliation even if the resolutions necessary to implement the Scheme and the Redomiciliation have been approved at the Shareholder Meetings or the Court has sanctioned the Scheme and related reduction of capital.

UPON THE SCHEME BEING SANCTIONED, IT WILL BE BINDING ON ALL STERIS SHAREHOLDERS, IRRESPECTIVE OF WHETHER OR NOT THEY ATTEND OR VOTE AT THE SHAREHOLDER MEETINGS.

The last day of dealings in, and for registration of transfers of, STERIS shares is expected to be [●] following which all of the STERIS shares are expected to be suspended from trading on the NYSE with effect from [●] on [●]. STERIS intends, prior to the Scheme becoming effective, to make an application for the cancellation of the listing of STERIS shares on the NYSE to take effect from or shortly after the Scheme Effective Date.

On the Scheme Effective Date, share certificates in respect of Scheme Shares will cease to be valid.

4.	Background to and reasons for the recommendation

Details of the background to, and reasons for, the unanimous recommendation of the Scheme by the STERIS Directors are set out in paragraph 2 of this Explanatory Statement.

5.	Companies Involved in the Redomiciliation

Pursuant to the Scheme, STERIS will become a wholly owned subsidiary of STERIS Ireland, and STERIS shareholders will become STERIS Ireland shareholders. After the Scheme has become Effective, STERIS Emerald IE Limited, a company established in Ireland, will be interposed as the direct parent company of STERIS.

STERIS

STERIS is a leading provider of infection prevention and other procedural products and services. Its mission is to help its Customers create a healthier and safer world by providing innovative healthcare and life science product and service solutions around the globe.

STERIS offers its Customers a unique mix of innovative capital equipment products, such as sterilizers and washers, surgical tables, lights and equipment management systems and connectivity solutions such as operating room integration; consumable products such as detergents and gastrointestinal endoscopy accessories and other products; services, including equipment installation and maintenance, microbial reduction of medical devices, instrument and scope repair solutions, laboratory services and outsourced reprocessing.

STERIS was incorporated in 2014 under the laws of England and Wales under the name Solar New HoldCo Limited as a private limited company for the purpose of effecting under the laws of England and Wales the Combination. Effective November 2, 2015 STERIS was re-registered as a public company under the name of STERIS plc and the Combination closed. As a result of the Combination closing, STERIS plc became the ultimate parent company of Old STERIS and Synergy. Synergy has been re-registered under the name of Synergy Health Limited. With registered offices located in Derby, England, STERIS has approximately 12,000 employees worldwide and operates in more than 100 countries around the world.

The registered office of STERIS is located at Rutherford House Stephensons Way Chaddesden, Derby, England and its telephone number at that address is +44 1332 387100. STERIS’s headquarters in the United States are located at 5960 Heisley Road, Mentor, Ohio 44060, United States of America.

STERIS Ireland

STERIS Ireland is a private limited company that was incorporated under the laws of Ireland on December 22, 2016 as “Joahville Limited” and renamed “STERIS Limited” on October 25, 2018. STERIS Ireland will be re-registered as an Irish public limited company and renamed “STERIS plc” prior to completion of the Redomiciliation. To date, STERIS Ireland has not conducted any activities other than those incidental to its formation, the execution of the Redomiciliation and the preparation of regulatory filings made in connection with the Redomiciliation. The registered office of STERIS Ireland is located at 70 Sir John Rogerson’s Quay Dublin 2 Ireland, and its telephone number at that address is +353 1 232 2000.

6.	Financial Effects of the Scheme

Under the Scheme, Scheme Shareholders will exchange their interest in STERIS shares for an equivalent interest in STERIS Ireland ordinary shares. Entitlements to participate in the STERIS Group’s capital and income (other than monies spent in relation to the costs of the Redomiciliation, Scheme, Capital Reduction and related matters) will not be affected by reason of the implementation of the Scheme.

7.	Treatment of STERIS’s Equity Awards

Upon the Scheme becoming Effective: (i) each option to acquire STERIS shares granted under the STERIS plc 2006 Long-Term Equity Incentive Plan (as amended and restated effective August 2, 2016) (the “LTIP”), whether vested or unvested, that is outstanding immediately prior to the Scheme becoming Effective (each, a “STERIS Option”) shall cease to represent an option to acquire STERIS shares and shall be converted into an option to acquire that number of STERIS Ireland ordinary shares equal to the number of STERIS shares subject to such STERIS Option immediately prior to the Scheme becoming Effective, at an exercise price per share equal to the per share exercise price applicable to such STERIS Option immediately prior to the Scheme becoming Effective (as converted, a “STERIS Ireland Option”); (ii) each stock appreciation right with respect to STERIS shares granted under the LTIP, whether vested or unvested, that is outstanding immediately prior to the Scheme becoming Effective (each, a “STERIS SAR”) shall cease to represent a stock appreciation right with respect to STERIS shares and shall be converted into a stock appreciation right with respect to that number of STERIS Ireland ordinary shares equal to the number of STERIS shares subject to such STERIS SAR immediately prior to the Scheme becoming Effective, at an exercise price per share equal to the per share exercise price applicable to such STERIS SAR immediately prior to the Scheme becoming Effective (as converted, a “STERIS Ireland SAR”); (iii) each Scheme Share that is designated a restricted STERIS share granted under the LTIP (each, a “STERIS Restricted Share”) will, under the Scheme, be cancelled and the holder of each STERIS Restricted Share will receive one STERIS Ireland ordinary share in consideration for each STERIS share so cancelled and each such STERIS Ireland ordinary share will be designated a “STERIS Ireland Restricted Share”; and (iv) each restricted stock unit granted under the LTIP that is outstanding immediately prior to the Scheme becoming Effective (each, a “STERIS RSU”) shall cease to represent a restricted stock unit with respect to STERIS shares and shall be converted into a restricted stock unit with respect to that number of STERIS Ireland ordinary shares equal to the number of STERIS shares subject to the STERIS RSU immediately prior to the Scheme becoming Effective (as converted, a “STERIS Ireland RSU”). Except as required in order to comply with applicable law, each such STERIS Ireland Option, STERIS Ireland SAR, STERIS Ireland Restricted Share and STERIS Ireland RSU shall continue to have, and shall continue to be subject to, the same terms and conditions that were applicable to the corresponding STERIS Option, STERIS SAR, STERIS Restricted Share and STERIS RSU, as applicable, immediately prior to the Scheme becoming Effective (including, settlement in cash or shares, as applicable).

Before or upon the Scheme becoming Effective, STERIS, the board of directors of STERIS, and the compensation committee of the board of directors of STERIS, as applicable, shall adopt any resolutions and take any actions which are necessary to effectuate the matters described in the preceding paragraph. STERIS Ireland shall reserve for issuance a number of STERIS Ireland ordinary shares at least equal to the number of STERIS Ireland ordinary shares that will be subject to STERIS Ireland Options, STERIS Ireland SARs and STERIS Ireland RSUs as a result of the actions described in the preceding paragraph. Subject to applicable law, before, upon or following the Scheme becoming Effective, STERIS Ireland shall take all corporate action necessary to assume the LTIP and the award agreements thereunder that are applicable to the STERIS Options, STERIS SARs, STERIS Restricted Shares and STERIS RSUs, which corporate action shall include amending the LTIP to reflect STERIS Ireland’s assumption of the LTIP and such equity awards. In addition, the same number of STERIS shares which, immediately before the Scheme becomes Effective, are available for equity awards under the LTIP will, upon the Scheme becoming Effective, be made available under the LTIP by STERIS Ireland for equity awards.

8.	De-listing and re-registration

The STERIS shares are currently listed on the NYSE under the symbol “STE.” In connection with the Redomiciliation, the STERIS shares will be delisted from the NYSE and the STERIS Ireland ordinary shares will be listed under the symbol “[●].”

9.	STERIS Ireland Board

The Board of STERIS Ireland will include all eleven of the current STERIS Directors. Biographical information with respect to the current STERIS Directors can be found beginning on page 8 of STERIS’s Definitive Proxy Statement on Schedule 14A, filed on June 5, 2018 and incorporated herein by reference.

The STERIS Ireland Board is expected to form the following board committees: Audit, Compensation, Nominating and Governance and Compliance. It is anticipated that the membership of such committees will be comprised of the same directors that are members of the corresponding committees for STERIS before the Scheme becomes Effective. Information with regard to committee composition can be found beginning on page 19 of STERIS’s Definitive Proxy Statement on Schedule 14A, filed on June 5, 2018 and incorporated herein by reference except that Dr. Sohi is no longer on the Audit Committee or the Nominating and Governance Committee and Mr. Wareham is no longer on the Compensation Committee.

10.	Information incorporated by reference

The SEC allows STERIS to “incorporate by reference” certain information filed with or furnished to the SEC. For more information on information incorporated by reference into this proxy statement/prospectus, including this Explanatory Statement, please see “Incorporation of Certain Documents by Reference.”

11.	Taxation

Details of certain U.S. federal, United Kingdom and Ireland tax considerations relating to the Scheme and the holding of, and disposal of, STERIS Ireland shares are set out on pages 49 through 64 of this proxy statement/prospectus.

The summary information on taxation in this proxy statement/prospectus is intended as a guide only and holders of STERIS/STERIS Ireland ordinary shares who are in any doubt about their tax position are strongly advised to contact an appropriate professional, independent adviser immediately.

12.	Overseas Shareholders

Overseas Shareholders may be affected by the laws of other jurisdictions in relation to the Scheme. Overseas Shareholders should inform themselves about and observe all applicable legal requirements.

It is the responsibility of any person into whose possession this proxy statement/prospectus comes to satisfy themselves as to the full observance of the laws of the relevant jurisdiction in connection with the allotment and issue of STERIS Ireland ordinary shares pursuant to the Scheme, including the obtaining of any governmental, exchange control or other consents which may be required and/or compliance with other necessary formalities which are required to be observed and the payment of any issue, transfer or other taxes or levies due in such jurisdiction.

Due to restrictions applicable to Restricted Overseas Persons, STERIS Ireland ordinary shares allotted to an Overseas Shareholder may be sold on in accordance with the arrangements described in paragraph 5 of the Scheme contained in Annex A and settlement of the consideration from such sale will be effected as described in paragraph 3 of the Scheme contained in Annex A.

THIS PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITY, NOR SHALL THERE BE ANY SALE, ISSUANCE OR TRANSFER OF THE SECURITIES REFERRED TO IN THIS PROXY STATEMENT/PROSPECTUS IN ANY JURISDICTION WHERE TO DO SO WOULD CONSTITUTE A VIOLATION OF THE RELEVANT LAWS OF THAT JURISDICTION.

Overseas Shareholders should consult their own legal and tax advisers with respect to the legal and tax consequences of the Scheme in their particular circumstances.

13.	The STERIS Directors and the effect of the Scheme on their interests in STERIS Shares

13.1	Interests in STERIS Shares

Details of the interests of the STERIS Directors in STERIS shares are provided in the section captioned “Stock Ownership of Directors and Executive Officers” beginning on page 67. All of the STERIS Shares legally held by the STERIS Directors or in which they have a beneficial interest will be subject to the Scheme. The effect of the Scheme on the interests in STERIS shares of the STERIS Directors does not differ from its effect on the like interest of any other STERIS shareholder.

14.	The Shareholder Meetings

14.1	Date, Time and Place of the Shareholder Meetings

STERIS will hold the Court Meeting on [●], 2019, at [●] a.m. United Kingdom time ([●] a.m. Eastern time), at [●] and the General Meeting, to be held at the same venue, at [●] a.m. United Kingdom time ([●] a.m. Eastern time) (or as soon thereafter as the Court Meeting has concluded or been adjourned), in each case unless such meetings are adjourned or postponed.

14.2	Proposals

At the Shareholder Meetings, STERIS shareholders will vote upon:

•	the Scheme at the Court Meeting;

•	the Special Resolution, which gives effect to the Capital Reduction and certain other matters related to the implementation of the Scheme, at the General Meeting; and

•

the Distributable Profits Resolution at the General Meeting. This will enable STERIS Ireland to create distributable profits within STERIS Ireland to avoid a disruption of quarterly dividend payments to STERIS shareholders.

STERIS’S BOARD OF DIRECTORS HAS DETERMINED THAT ALL PROPOSALS TO BE VOTED UPON AT THE SHAREHOLDER MEETINGS ARE IN THE BEST INTERESTS OF THE COMPANY AND ITS SHAREHOLDERS AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE SCHEME AND OTHER PROPOSALS AT THE SHAREHOLDER MEETINGS.

14.3	Record Date; Outstanding Shares; Shares Entitled to Vote

The close of business on [●], 2019 has been fixed as the record date for determining the STERIS shareholders entitled to receive notice of the Shareholder Meetings. The close of business on [●], 2019 will also serve as the record date for determining the STERIS shareholders holding their shares through DTC book-entry (i.e. non-record beneficial holders) who are entitled to vote at the Shareholder Meetings.

Due to the requirements of English law relating to schemes of arrangement, a different record date will serve for determining those STERIS shareholders of record (i.e. shareholders whose STERIS shares are held directly in their name with STERIS’s transfer agent) entitled to vote at the Shareholder Meetings. Accordingly, the voting record date for STERIS shareholders of record will be determined by reference to STERIS’s register of shareholders on the close of business on [●], 2019.

14.4	Quorum

A quorum will be present at the Court Meeting if two or more STERIS shareholders holding Scheme Shares entitled to vote are represented, either in person or by proxy. A quorum will be present at the General Meeting if STERIS shareholders holding a majority of the STERIS shares entitled to vote are represented, either in person or by proxy.

14.5	The Shareholder Meetings and Voting Requirements

The Court Meeting

The Court Meeting is being held with the permission of the Court to seek the approval of Scheme Shareholders for the Scheme. The Court will not grant the Court Order unless the Scheme is approved by Scheme Shareholders at the Court Meeting by the requisite statutory majority.

At the Court Meeting, voting will be by way of poll and each Scheme Shareholder present in person or by proxy will be entitled to one vote for each Scheme Share held. In order for the resolution to be passed, it must be approved by a majority in number of those Scheme Shareholders, present and voting, either in person or by proxy, representing not less than 75% in nominal value of all Scheme Shares voted by such Scheme Shareholders.

Your vote is important. Whether or not you plan to attend the Shareholder Meetings, please vote as promptly as possible by telephone, through the Internet or by completing, signing and returning the Form of Proxy included herewith. Details of the deadlines for when your vote(s) must be submitted are described in this proxy statement/prospectus. If you attend the Shareholder Meetings, you may revoke your proxy and vote your shares in person.

It is important that, for the Court Meeting in particular, as many votes as possible are cast so that the Court may be satisfied that there is a fair and reasonable representation of STERIS shareholder opinion. You are therefore strongly urged to sign and return your Form of Proxy as soon as possible.

You will find the Notice of the Court Meeting at the beginning of this proxy statement/prospectus.

The General Meeting

The General Meeting has been convened for the same date as the Court Meeting and will be held at [●] a.m. United Kingdom time ([●] a.m. Eastern time) (or as soon thereafter as the Court Meeting shall have concluded or been adjourned), to consider and approve special resolutions to:

(i)	approve the Scheme;

(ii)

cancel the Scheme Shares in accordance with the Scheme, representing a reduction of STERIS’s share capital equal to the aggregate nominal value of such cancelled shares, create New STERIS Ordinary Shares for issue to STERIS Ireland (and/or its nominee(s)) by capitalization of the reserve arising from the cancellation of the Scheme Shares under the Scheme and give authority to the STERIS Directors pursuant to section 551 of the Companies Act to allot the New STERIS Ordinary Shares to STERIS Ireland;

(iii)	approve certain amendments to the articles of association of STERIS; and

(iv)	approve the Distributable Profits Resolution.

These resolutions are being proposed at the General Meeting in order to:

•	approve the Scheme and enable the STERIS Directors to implement the Scheme in the manner and on the terms and conditions set out or referred to in this proxy statement/prospectus;

•

authorize the cancellation of the Scheme Shares and to enable the STERIS Directors to allot the New STERIS Ordinary Shares to STERIS Ireland (and/or its nominee(s)) by way of a capitalization issue. Immediately following the reduction of share capital envisaged in paragraph (ii) above, the share capital of STERIS will be increased by the issue of such number of New STERIS Ordinary Shares as is equal to the number of Scheme Shares so cancelled so as to return STERIS’s issued share capital to its former level. The STERIS Directors will capitalize the reserve arising from the cancellation of the Scheme Shares in paying up in full New STERIS Ordinary Shares to be issued to STERIS Ireland (and/or its nominee(s)). The authority of the STERIS Directors to allot such shares will expire on the fifth anniversary of the resolution, but such New STERIS Ordinary Shares will be issued to STERIS Ireland (and/or its nominee(s)) as soon as reasonably practicable following the cancellation of the Scheme Shares under the Scheme;

•

amend STERIS’s existing articles of association to ensure that any STERIS shares issued to persons other than STERIS Ireland and/or its nominee(s) (“New Shareholders”) after the Reduction Record Time will be automatically transferred (immediately after the Scheme becomes Effective or, if later, upon the issue of such STERIS shares) to STERIS Ireland (and/or its nominee(s)) and, in consideration for such transfer, the New Shareholders will receive one STERIS Ireland ordinary share. This is important as such STERIS shares will not be subject to the Scheme itself. This will avoid any person (other than STERIS Ireland (and/or its nominee(s)) being left with STERIS shares after the Scheme, and the Redomiciliation, have become Effective; and

•	in the case of the Distributable Profits Resolution, facilitate the creation of distributable profits within STERIS Ireland to avoid a disruption of quarterly dividend payments to STERIS shareholders.

Copies of STERIS’ existing articles of association and copies of the articles of association as proposed to be amended pursuant to the Special Resolution are available for further inspection at the registered office of STERIS during normal United Kingdom business hours on a weekday (Saturdays, Sundays and public holidays excepted) until the close of the General Meeting and will also be available for inspection at the place of the General Meeting for at least 15 minutes prior to, and during, the General Meeting.

The Special Resolution and the Distributable Profits Resolution will, in either case, be approved if duly passed by STERIS shareholders representing at least 75% of the total voting rights of those STERIS shareholders who (being entitled to do so) vote on the relevant resolution at the General Meeting (whether in person or by proxy).

If you are a shareholder of record and you fail to submit a proxy or vote in person at the Shareholder Meetings, or if your STERIS shares are held through a bank, brokerage firm or other nominee and you do not instruct your bank, brokerage firm or other nominee to vote your STERIS shares, or you abstain (in the case of the General Meeting only since it is not possible to abstain at the Court Meeting), this will have no effect on the vote for the Scheme, Special Resolution and other resolutions proposed at the Shareholder Meetings.

You will find the Notice of General Meeting at the beginning of this proxy statement/prospectus.

STERIS Ireland held no STERIS shares as at the latest practicable date prior to the publication of this proxy statement/prospectus, but STERIS Ireland has agreed to hold or otherwise acquire at least one STERIS share until the Scheme Effective Date or, if earlier the date on which the Scheme lapses or is withdrawn. By STERIS Ireland holding one or more STERIS shares prior to the Reduction Record Time, there will be no requirement under section 593 of the Companies Act for STERIS to provide an independent valuation of the STERIS Shares to be allotted to STERIS Ireland pursuant to the Scheme. For this purpose it is proposed that the single STERIS Share held by STERIS Corporation be transferred to STERIS Ireland for an amount equal to its market value at close of business (Eastern time) on the business day before the transfer.

STERIS’S BOARD OF DIRECTORS HAS DETERMINED THAT ALL PROPOSALS TO BE VOTED UPON AT THE SHAREHOLDER MEETINGS ARE IN THE BEST INTERESTS OF THE COMPANY AND ITS SHAREHOLDERS AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE SCHEME AND OTHER PROPOSALS AT THE SHAREHOLDER MEETINGS.

14.6	Voting Your Shares

STERIS shareholders may vote in person at the Shareholder Meetings or by proxy. STERIS recommends that you submit your proxy even if you plan to attend the Shareholder Meetings. If you are a shareholder of record and vote by proxy, you may change your vote by submitting a later dated proxy before the deadline or by casting a vote in person at the Shareholder Meetings.

If your shares are owned directly in your name with our transfer agent, Computershare, N.A., you are considered, with respect to those shares, the “shareholder of record.” If your shares are held in a stock brokerage account or by a bank or other nominee or intermediary, you are considered the beneficial owner of shares held in “street name” and are considered a “non-record (beneficial) shareholder.”

If you are a STERIS shareholder of record you may use the enclosed Form of Proxy to tell the persons named as proxies how to vote your shares. If you properly complete, sign and date your Form of Proxy or appoint a proxy electronically or telephonically, your shares will be voted in accordance with your instructions. The named proxies will vote all shares at the meeting for which proxies have been properly submitted and not revoked. For the General Meeting only, if you sign and return your Form of Proxy or appoint a proxy electronically or telephonically but do not tell the proxy how to vote, your proxy will vote in favor of the resolutions to be proposed at the General Meeting. Spaces have been included in the Form of Proxy to allow STERIS shareholders to specify the number of shares in respect of which their proxy is appointed in respect of the Court Meeting and, as the case may be, the General Meeting. Shareholders who return the Form of Proxy duly executed but leave a space blank shall, in respect of the relevant Shareholder Meeting, be deemed to have appointed the proxy in respect of all their STERIS shares.

Your shares will be counted for purposes of determining a quorum if you vote by the required deadline where applicable:

•	via a proxy appointed via the Internet;

•	via a proxy appointed by telephone;

•	by submitting properly executed Form of Proxy or voting instruction form by mail; or

•	in person at the Shareholder Meetings.

Abstentions will be counted for determining whether a quorum is present at the General Meeting. At the Court Meeting, it is possible to vote only for or against the resolution being proposed. It is not possible to abstain.

Voting instructions are printed on the Form of Proxy or voting information form you received. Either method of submitting a proxy will enable your shares to be represented and voted at the Shareholder Meetings.

14.7	Voting Shares Held in Street Name

If your shares are held in an account through a broker, bank or other nominee or intermediary, you must instruct the broker, bank or other nominee how to vote your shares by following the instructions that the broker, bank or other nominee provides you along with this proxy statement/prospectus. Your broker, bank or other nominee may have an earlier deadline by which you must provide instructions to it as to how to vote your shares, so you should read carefully the materials provided to you by your broker, bank or other nominee or intermediary.

If you do not provide voting instructions to your bank, broker or other nominee or intermediary, your shares will not be voted on any proposal on which your bank, broker or other nominee does not have discretionary authority to vote. In these cases, the bank, broker or other nominee or intermediary will not be able to vote your shares on those matters for which specific authorization is required. Brokers do not generally have discretionary authority to vote on any of the proposals.

Broker non-votes are shares held by a broker, bank or other nominee or intermediary that are present in person or represented by proxy at the Shareholder Meetings, but with respect to which the broker, bank or other nominee or intermediary is not instructed by the beneficial owner of such shares how to vote on a particular proposal and the broker does not generally have voting power on such proposal. Because brokers, banks and other nominees or intermediaries do not generally have discretionary voting power with respect to any of the proposals, if a beneficial owner of STERIS shares held in “street name” does not give voting instructions to the broker, bank or other nominee for any proposal, then those shares will not be present in person or represented by proxy at the Shareholder Meetings.

14.8	Revoking Your Proxy or voting instructions

In order for a shareholder of record to revoke a proxy instruction you will need to inform the Company by sending a signed hard copy notice clearly stating your intention to revoke your proxy appointment to [●]. In the case of a shareholder which is a company, the revocation notice must be executed under its common seal or signed on its behalf by an officer of the company or an attorney for the company.

Any power of attorney or any other authority under which the revocation notice is signed (or a duly certified copy of such power or authority) must be included with the revocation notice. The revocation notice must be received by [●] no later than [●] (excluding any part of a day which is not a working day) before the time appointed for holding the meeting. If you attempt to revoke your proxy appointment but the revocation is received after the time specified then, subject to the paragraph directly below, your proxy appointment will remain valid.

Appointment of a proxy does not preclude you from attending the meeting and voting in person. If you have appointed a proxy and attend the meeting in person, your proxy appointment will automatically be terminated.

14.9	Share Ownership and Voting by STERIS’s Officers and Directors

As of [●], 2019 (being the latest practicable date prior to the date of this proxy statement/prospectus), the STERIS Directors and executive officers and their affiliates had the right to vote approximately [●] STERIS shares, representing approximately [●]% of the STERIS shares then outstanding and entitled to vote at the Shareholder Meetings. It is expected that the STERIS Directors and executive officers who are STERIS shareholders will vote “for” the Scheme and other proposals at the Shareholder Meetings, although none of them has entered into any agreement requiring them to do so.

14.10	Costs of Solicitation

STERIS will bear the cost of soliciting proxies from STERIS shareholders. STERIS will solicit proxies by mail. In addition, the directors, officers and employees of STERIS may solicit proxies from its shareholders by telephone, electronic communication, or in person, but will not receive any additional compensation for their services. STERIS will make arrangements with brokerage houses and other custodians, nominees, and fiduciaries for forwarding proxy solicitation material to the beneficial owners of STERIS shares held of record by those persons and will reimburse them for their reasonable out-of-pocket expenses incurred in forwarding such proxy solicitation materials.

STERIS has engaged a professional proxy solicitation firm, Georgeson LLC, to assist in soliciting proxies. Georgeson LLC will receive customary compensation for its services, including a base fee of $[●] and additional fees based on the number of telephone solicitations made and other additional shareholder services provided. In addition, STERIS will reimburse Georgeson LLC for its reasonable disbursements.

14.11	STERIS shareholders should not send in their stock certificates with their Form of Proxy.

As described in the section of this Explanatory Statement captioned “Settlement” beginning on page 43, STERIS shareholders of record will be sent materials for exchanging STERIS shares shortly after the Scheme Effective Date.

14.12	Other Business

STERIS is not aware of any other business to be acted upon at the Shareholder Meetings. If, however, other matters are properly brought before the Shareholder Meetings, the proxies will have discretion to vote or act on those matters according to their best judgment and they intend to vote the shares as the STERIS board may recommend.

14.13	Assistance

If you need assistance in completing your Form of Proxy or have questions regarding STERIS’s Shareholder Meetings, please contact Georgeson LLC, the proxy solicitation agent for STERIS, by mail at 1290 Avenue of the Americas, 9th Floor, New York, NY 10104. Georgeson LLC may be contacted by phone at (888) 206-5970.

15.	Sanction of the Scheme and Confirmation of the Capital Reduction by the Court

The Scheme and Capital Reduction require the sanction and confirmation, respectively, of the Court at the Court Hearing, which is expected to be held on [●]. STERIS Ireland has agreed to undertake to the Court to execute and do and procure to be executed and done all such documents, acts and things as may be necessary or desirable to be executed or done by it for the purpose of giving effect to the Scheme.

Following the Shareholder Meetings, the Scheme must be sanctioned and the Capital Reduction confirmed by the Court, and the Scheme and Capital Reduction will only become Effective on delivery to the Registrar of Companies of the Court Order and a statement of capital.

IF THE SCHEME IS IMPLEMENTED, IT WILL BE BINDING ON ALL STERIS SHAREHOLDERS IRRESPECTIVE OF WHETHER OR NOT THEY ATTEND OR VOTE IN FAVOR OF THE SCHEME AT THE COURT MEETING OR IN FAVOR OF THE SPECIAL RESOLUTION AT THE GENERAL MEETING. If the Scheme is not implemented by [●] (or such later date (if any) as STERIS Ireland and STERIS may agree and (if required) the Court may approve), the Scheme will not be implemented and the Re-domiciliation will not proceed.

16.	Settlement

Pursuant to the Scheme, each Scheme Share will be cancelled as consideration for the allotment and issue of one STERIS Ireland ordinary share.

All STERIS Ireland ordinary shares allotted to, or for the benefit of, the former holders of Scheme Shares in connection with the Scheme will be promptly issued at the effective time of the Scheme to a bank or trust company appointed by STERIS to act as exchange agent in connection with the Scheme (including its successors, affiliates or designees), or the Exchange Agent, or to the account of the Exchange Agent or, in the case of former holders of Scheme Shares deposited with DTC, to DTC.

•

Beneficial holders. Beneficial holders of our shares held in nominee “street name” through a bank, broker or other nominee within the facilities of DTC will not be required to take any further action. We generally refer to these shareholders as holding their shares “beneficially” and to these banks, brokers, trustees, custodians or other nominees as “brokers.” Your ownership of new STERIS Ireland ordinary shares will be recorded in book- entry form by your broker and, unless otherwise advised by your broker, without the need for any additional action on your part.

•

Registered holders/shareholders of record. If you hold STERIS share certificates or you are a registered holder (i.e., a shareholder of record) of Scheme Shares recorded in book-entry form, the Exchange Agent will hold your STERIS Ireland ordinary shares and all entitlements (including dividend entitlements) arising therefrom, as nominee on your behalf pending formal delivery of such shares to you. Such share delivery shall be subject to customary exchange procedures established by the Exchange Agent to implement the delivery. In this regard, as soon as reasonably practicable after the effective time of the Scheme, the Exchange Agent will mail a letter of transmittal to you, which will, among other matters, contain instructions as to how you may: (i) register your new STERIS Ireland ordinary shares directly in your own name or that of your designee and have a new share certificate or certificates issued to you (if you hold shares in certificated form) or (ii) register your STERIS Ireland ordinary shares directly in your own name or that of your designee in book-entry form through the Direct Registration System (commonly referred to as “DRS”). You will be required to return your share certificate(s) to the Exchange Agent once the letter of transmittal has been issued. YOU SHOULD NOT RETURN SHARE CERTIFICATES WITH THE ENCLOSED FORM OF PROXY.

At the time of the mailing of this proxy statement/prospectus, approximately [●]% of our shares (other than treasury shares) were held in the name of a nominee. However, each shareholder should independently confirm how they hold shares.

If you wish to have your STERIS Ireland ordinary shares registered directly in your own name (and to be issued a share certificate, if requested) and you return the required documentation as set out on the letter of transmittal, you will not be charged any fees to do so by the Exchange Agent or STERIS Ireland.

Until persons holding certificates representing previous Scheme Shares or who were registered holders of Scheme Shares elect, in accordance with the procedures set forth in the letter of transmittal, as to how they want to hold their new STERIS Ireland ordinary shares, those persons will not be able to transfer their new STERIS Ireland ordinary shares. Such persons will, however, be able to vote their new STERIS Ireland ordinary shares through the Exchange Agent acting as their proxy pending formal delivery of title thereto.

Any STERIS Ireland ordinary shares issued to the Exchange Agent that remain undelivered to the former holders of Scheme Shares as of the 12 month anniversary of the effective time of the Scheme (or the termination of the Exchange Agent’s engagement, if later) will be delivered to STERIS Ireland or its designee, together with all entitlements (including dividend entitlements) arising therefrom, upon demand, and STERIS Ireland or its designee will thereafter continue to hold such shares and entitlements, as nominee for, and on behalf of, the former holders of Scheme Shares, on substantially similar terms as the Exchange Agent, pending formal delivery of legal title thereto, but subject to applicable abandoned property, escheat or similar laws. No interest shall be payable on any dividend entitlements or other amounts held, from time to time, by STERIS Ireland, the Exchange Agent or any of their respective affiliates or designees as nominee for any former holder of Scheme Shares, and none of STERIS Ireland, the Exchange Agent or any of their respective affiliates or designees shall be required to account to any former holder of Scheme Shares for same.

If you elect to register your new STERIS Ireland ordinary shares directly in your own name or that of your designee, you should particularly note that subsequent transfers of STERIS Ireland ordinary shares may be subject to Irish stamp duty. Please see “Certain Ireland Tax Considerations – Stamp Duty” for a more detailed description of the Irish stamp duty. As a result, persons holding certificates representing Scheme Shares or who are a registered holder of Scheme Shares are strongly encouraged to deposit and maintain their holdings within the facilities of DTC going forward.

17.	Further information

The terms of the Scheme are set out in full in Annex A of this proxy statement/prospectus. Your attention is also drawn to the further information contained in this proxy statement/prospectus which forms part of this Explanatory Statement.

18.	Action to be taken

Holders of STERIS shares will find included with this proxy statement/prospectus:

•	a Form of Proxy for use in respect of the Court Meeting and the General Meeting; and

•

a GREEN Form of Election for use only by STERIS shareholders who currently hold their shares in certificated form, to indicate whether or not they wish to be issued with depositary instruments to be held by a nominee in its DTC account as described in paragraph 3 of Annex A.

STERIS shareholders should complete and submit the Form of Proxy in accordance with the accompanying instructions or appoint a proxy by telephone or through the Internet, so as to be received as soon as possible and in any event by no later than [●].

Please note that, in respect of the Court Meeting, if the Form of Proxy, properly completed with respect to the business to be conducted at the Court Meeting, is not submitted by the relevant time, it may be handed to the Chairman of the Court Meeting immediately prior to the commencement of that meeting. However, in the case of the General Meeting, unless the Form of Proxy, properly completed with respect to the business to be conducted at the General Meeting, is submitted so as to be received by [●] and in accordance with the instructions for the Form of Proxy, it will be invalid. If both the Court Meeting and the General Meeting are adjourned, the Form of Proxy or your electronic or telephonic proxy appointment must be received not later than [●] hours (excluding any part of a day which is not a working day) before the time and date set for the adjourned Court Meeting. If only one of the Court Meeting or the General Meeting is adjourned, the Form of Proxy or your electronic or telephonic proxy appointment must be received, properly completed with respect to the business to be conducted at the relevant adjourned Shareholder Meeting, not later than [●] hours (excluding any part of a day which is not a working day) before the time and date set for that adjourned Shareholder Meeting. The term “working day” means a day that is not a Saturday or Sunday, Christmas Day, Good Friday or any day that is a bank holiday under the Banking and Financial Dealings Act 1971 in England and Wales.

The completion and return of a Form of Proxy or appointing a proxy electronically or telephonically will not prevent STERIS shareholders from attending and voting in person at the Court Meeting or the General Meeting, or any adjournment thereof, if they so wish.

In relation to the Court Meeting, a proxy appointed to vote in favor of the Scheme may vote (but not abstain) as he or she thinks fit on any modifications to the Scheme put to the meeting. In relation to the General Meeting, if STERIS shareholders do not give specific instructions on the resolutions to be considered at the General Meeting by placing a mark in the appropriate box, their proxy will be voted in favor of the resolutions. Unless STERIS shareholders specifically instruct otherwise, their proxy may also vote or abstain as he or she thinks fit on any other business which may properly come before the General Meeting.

Spaces have been included in the Form of Proxy to allow STERIS shareholders to specify the number of shares in respect of which their proxy is appointed in respect of the Court Meeting and, as the case may be, the General Meeting. Shareholders who return the Form of Proxy duly executed but leave a space blank shall, in respect of the relevant Shareholder Meeting, be deemed to have appointed the proxy in respect of all their STERIS shares.

It is particularly important that as many votes as possible are cast at the Court Meeting so that the Court may be satisfied that there is a fair representation of opinion of the STERIS shareholders. You are therefore strongly urged to return your Form of Proxy or appoint your proxy by telephone or Internet as soon as possible. The completion and return of a Form of Proxy or appointment of a proxy electronically or telephonically will not preclude you from attending either the Court Meeting or the General Meeting and voting in person, if you so wish.

[●], 2019

LISTING OF STERIS IRELAND SHARES TO BE ISSUED IN CONNECTION WITH THE REDOMICILIATION

STERIS Ireland ordinary shares currently are not traded or quoted on a stock exchange or quotation system. STERIS Ireland expects that, following the Scheme becoming Effective, STERIS Ireland ordinary shares will be listed for trading on the NYSE under the symbol “[●].” It is a condition of the Scheme that all of the STERIS Ireland ordinary shares issuable pursuant to the Scheme have been approved for listing on the NYSE, subject to official notice of issuance.

Upon the Scheme becoming Effective, the STERIS shares will be deregistered under the Securities Act and the Exchange Act, as appropriate, and delisted from the NYSE.

FINANCING

On March 23, 2018, STERIS and Old STERIS entered into the Credit Agreement. The Credit Agreement provides up to $1.0 billion of credit, in the form of a revolver facility, which may be utilized for revolving credit borrowings, swing line borrowings and letters of credit, with sublimits for swing line borrowings and letters of credit. The commitments under the Credit Agreement may be increased in specified circumstances by up to $500.0 million. The Credit Agreement will mature on March 23, 2023, and all unpaid borrowings, together with accrued and unpaid interest thereon, are repayable on that date.

On February 27, 2017, STERIS issued and sold the 2017 Notes. The 2017 Notes have maturities of between 10 and 15 years from the issue date. On May 15, 2015, Old STERIS issued and sold the 2015 Notes. The 2015 Notes have maturities of 10 to 15 years from the issue date. In February 2013, December 2012, and August 2008, Old STERIS issued and sold the Original Notes.

As of September 30, 2018, we had a total of $381.9 million of outstanding borrowings under the Credit Agreement and $888.9 million aggregate principal amount of Private Placement Notes outstanding.

The Redomiciliation would constitute a change of control under the Credit Agreement and the note purchase agreements governing the Private Placement Notes. Thus, in order to consummate the Redomiciliation without a default under our Credit Agreement or an obligation to make a change of control offer under the Private Placement Notes, we will be required to obtain amendments to the Existing Debt Agreements. We are currently working with the lenders under our Credit Agreement and the holders of the Private Placement Notes to (i) effect the Change of Control Amendment and (ii) effect the Covenant Amendment. We are also working with the lenders under our Credit Agreement to effect the Borrower Amendment. The Amendments will require approval of the lenders under our Credit Agreement and the holders of the Private Placement Notes. We may not be able to obtain the Change of Control Amendment or the Structural Amendments without paying significant fees, or at all. Any failure to consummate the Change of Control Amendment or the Structural Amendments could reduce the expected benefits of the Redomiciliation, which could cause us to defer or abandon the Redomiciliation.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a general discussion of the material U.S. federal income tax consequences of the Redomiciliation by way of the Scheme to U.S. Holders and Non-U.S. Holders (each as defined below) of STERIS shares, and of the subsequent ownership and disposition of STERIS Ireland ordinary shares received by such holders pursuant to the Scheme.

This discussion is based on provisions of the Code, the Treasury Regulations promulgated thereunder (whether final, temporary, or proposed), administrative rulings of the IRS, judicial decisions, and the Ireland-United States Tax Treaty, or the Tax Treaty, all as in effect on the date hereof, and all of which are subject to differing interpretations or change, possibly with retroactive effect. This discussion does not purport to be a complete analysis or listing of all potential U.S. federal income tax considerations that may apply to a holder as a result of the Redomiciliation or as a result of the ownership and disposition of STERIS Ireland ordinary shares. In addition, this discussion does not address all aspects of U.S. federal income taxation that may be relevant to any particular holder nor does it take into account the individual facts and circumstances of any particular holder that may affect the U.S. federal income tax consequences to such holder, and accordingly, is not intended to be, and should not be construed as, tax advice. This discussion does not address the U.S. federal 3.8% Medicare tax imposed on certain net investment income or any aspects of U.S. federal taxation other than those pertaining to the income tax, nor does it address any tax consequences arising under any U.S. state and local, or non-U.S. tax laws. HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING SUCH TAX CONSEQUENCES IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES.

No ruling has been requested or will be obtained from the IRS regarding the U.S. federal income tax consequences of the Redomiciliation or any other related matter. Thus, there can be no assurance that the IRS will not challenge the U.S. federal income tax treatment described below or that, if challenged, such treatment will be sustained by a court.

This discussion is limited to considerations relevant to U.S. Holders and Non-U.S. Holders that hold STERIS shares, and, after the completion of the Scheme, STERIS Ireland ordinary shares, as “capital assets” within the meaning of section 1221 of the Code (generally, property held for investment). This discussion does not address all aspects of U.S. federal income taxation that may be relevant or important to holders in light of their individual circumstances, including holders subject to special treatment under the U.S. tax laws, such as, for example:

•	banks or other financial institutions, underwriters, or insurance companies;

•	traders in securities who elect to apply a mark-to-market method of accounting;

•	real estate investment trusts and regulated investment companies;

•	tax-exempt organizations, qualified retirement plans, individual retirement accounts, or other tax-deferred accounts;

•	expatriates or former long-term residents of the United States;

•	partnerships or other pass-through entities or investors in such entities;

•	dealers or traders in securities, commodities or currencies;

•	grantor trusts;

•	persons subject to the alternative minimum tax;

•	U.S. persons whose “functional currency” is not the U.S. dollar;

•	persons who received STERIS shares through the issuance of restricted stock under an equity incentive plan or through a tax-qualified retirement plan or otherwise as compensation;

•	persons who own (directly or through attribution) 5% or more (by vote or value) of the outstanding STERIS shares, or, after the Scheme, the outstanding STERIS Ireland ordinary shares; or

•

holders holding STERIS shares, or, after the Scheme, STERIS Ireland ordinary shares, as a position in a “straddle” as part of a “synthetic security” or “hedge” as part of a “conversion transaction” or other integrated investment or risk reduction transaction.

As used in this proxy statement/prospectus, the term “U.S. Holder” means a beneficial owner of STERIS shares, and, after the Scheme, STERIS Ireland ordinary shares received pursuant to the Scheme, that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•

a corporation (or other entity that is classified as a corporation for U.S. federal income tax purposes) that is created or organized in or under the laws of the United States or any State thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust (i) if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (ii) that has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person for U.S. federal income tax purposes.

For purposes of this discussion, a “Non-U.S. Holder” means a beneficial owner of STERIS shares, and, after the Scheme, STERIS Ireland ordinary shares received pursuant to the Scheme, that is neither a U.S. Holder nor a partnership (or an entity or arrangement treated as a partnership) for U.S. federal income tax purposes.

If a partnership, including for this purpose any entity or arrangement that is treated as a partnership for U.S. federal income tax purposes, holds STERIS shares, and, after the completion of the Scheme, STERIS Ireland ordinary shares received pursuant to the Scheme, the U.S. federal income tax treatment of a partner in such partnership will generally depend on the status of the partner and the activities of the partnership. A holder that is a partnership and the partners in such partnership should consult their own tax advisors with regard to the U.S. federal income tax consequences of the Scheme and the subsequent ownership and disposition of STERIS Ireland ordinary shares received pursuant to the Scheme.

THIS SUMMARY DOES NOT PURPORT TO BE A COMPREHENSIVE ANALYSIS OR DESCRIPTION OF ALL POTENTIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE REDOMICILIATION. STERIS SHAREHOLDERS SHOULD CONSULT WITH THEIR TAX ADVISORS REGARDING THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE REDOMICILIATION AND SCHEME AND OF THE OWNERSHIP AND DISPOSITION OF STERIS IRELAND ORDINARY SHARES AFTER THE SCHEME, INCLUDING THE APPLICABILITY AND EFFECTS OF U.S. FEDERAL, STATE, LOCAL, AND OTHER TAX LAWS.

The discussion under “—Certain U.S. Federal Income Tax Consequences to U.S. Holders and Non-U.S. Holders” constitutes the opinion of Jones Day, counsel to STERIS, as to the material U.S. federal income tax consequences of the Redomiciliation to U.S. Holders and Non-U.S. Holders of STERIS shares and of the ownership and disposition of STERIS Ireland ordinary shares received by such holders in the Scheme, in each case subject to the limitations, exceptions, beliefs, assumptions, and qualifications described in such opinion and otherwise herein.

U.S. Federal Income Tax Consequences of the Redomiciliation to STERIS and STERIS Ireland

Tax Residence of STERIS Ireland for U.S. Federal Tax Purposes

Under current U.S. federal tax law, a corporation generally will be considered to be a tax resident for U.S. federal income tax purposes in its country of organization or incorporation. Accordingly, under generally applicable U.S. federal tax rules, STERIS Ireland, which is incorporated under the laws of Ireland, would be classified as a non-U.S. corporation (and, therefore, not a U.S. tax resident) for U.S. federal income tax purposes. Section 7874 of the Code, however, contains rules that may cause a non-U.S. corporation to be treated as a U.S. corporation for U.S. federal tax purposes. These rules are relatively new and complex, require analysis of all relevant facts, including the impact of any transaction that may be treated as related to the Redomiciliation, and there is limited guidance as to their application.

Under Section 7874 of the Code, a corporation created or organized outside the United States (i.e., a non-U.S. corporation) will nevertheless be treated as a U.S. corporation for U.S. federal tax purposes (and, therefore, a U.S. tax resident subject to U.S. federal income tax) if each of the following three conditions are met: (i) the non-U.S. corporation acquires, directly or indirectly, substantially all of the assets held, directly or indirectly, by a U.S. corporation (including through the direct or indirect acquisition of all of the outstanding shares of the U.S. corporation, but generally excluding through the direct acquisition of all of the outstanding shares of a non-U.S. corporation that directly or indirectly owns shares of the U.S. corporation), which requirement is referred to in this proxy statement/prospectus as the “Acquisition Test”; (ii) after the acquisition, the non-U.S. corporation’s “expanded affiliated group” does not have substantial business activities in the non-U.S. corporation’s country of organization or incorporation relative to the expanded affiliated group’s worldwide activities (as determined under the Treasury Regulations); and (iii) after the acquisition, the former shareholders of the U.S. corporation hold at least 80% (by either vote or value) of the shares of the acquiring non-U.S. corporation by reason of holding shares of the U.S. corporation (which includes the receipt of the non-U.S. corporation’s shares in the acquisition), which requirement is referred to in this proxy statement/prospectus as the “Ownership Test.”

The Code and Treasury Regulations contain complex rules for purposes of applying the Acquisition Test and the Ownership Test. Based on such rules, and certain factual assumptions, neither the Acquisition Test nor the Ownership Test should be satisfied as a result of the Scheme. Although STERIS Ireland will acquire indirectly the assets of a U.S. corporation as a result of the Scheme, it did so by reason of its acquisition of STERIS, a non-U.S. corporation. Thus, the Acquisition Test should not be met. The Ownership Test should not be met because, in the Scheme, former shareholders of a U.S. corporation should not be treated as holding at least 80% (by either vote or value) of the STERIS Ireland ordinary shares by reason of holding shares of a U.S. corporation. Accordingly, the Acquisition Test and the Ownership Test should not be met and STERIS Ireland should not be treated as a U.S. corporation for U.S. federal income tax purposes. As mentioned above, however, the rules for determining whether a non-U.S. corporation will be treated as a U.S. corporation for U.S. federal income tax purposes under section 7874 of the Code are complex and require analysis of all relevant facts, including the impact of any transaction that may be treated as related to the Redomiciliation, and there is limited guidance as to their application. Therefore, no assurance can be given that the IRS will not challenge the STERIS Ireland’s treatment as a non-U.S. corporation for U.S. federal income tax purposes or that, if challenged, such treatment will be sustained by a court.

As discussed in the proxy statement/prospectus of STERIS Corporation dated February 6, 2015, or the 2015 proxy statement/prospectus, on Form S-4 filed with the Commission on February 6, 2015 in connection with the Combination, based on the laws in effect at the time the 2015 proxy statement/prospectus was filed, it was expected that STERIS should not be treated as a U.S. corporation for U.S. federal tax purposes as a result of the Combination. No ruling was requested or obtained from the IRS regarding the U.S. federal income tax consequences of the Combination or any other related matter. Thus, there can be no assurance that the IRS will not challenge STERIS’s treatment as a non-U.S. corporation for U.S. federal tax purposes or that, if challenged, such treatment will be sustained by a court. If the IRS were to successfully challenge STERIS’s treatment as a non-U.S. corporation, then STERIS would be treated as a U.S. corporation and STERIS Ireland’s acquisition of STERIS shares pursuant to the Scheme likely would satisfy the three conditions described above and STERIS Ireland likely would be treated as a U.S. corporation for U.S. federal income tax purposes.

If STERIS Ireland were to be treated as a U.S. corporation for U.S. federal tax purposes, it could be subject to substantial additional U.S. tax liability. The remainder of this discussion assumes that STERIS Ireland will not be treated as a U.S. corporation for U.S. federal income tax purposes under Section 7874 of the Code.

Certain U.S. Federal Income Tax Consequences to U.S. Holders and Non-U.S. Holders

U.S. Federal Income Tax Consequences of the Scheme to U.S. Holders and Non-U.S. Holders

The Scheme will qualify as a transaction described in Section 351 of the Code. Accordingly, for U.S. tax purposes, U.S. Holders and Non-U.S. Holders generally will not recognize gain or loss on the receipt of STERIS Ireland ordinary shares in exchange for STERIS shares pursuant to the Scheme. The adjusted tax basis for U.S. tax purposes of the STERIS Ireland ordinary shares received by such a holder in exchange for STERIS shares pursuant to the Scheme will be the same as the adjusted tax basis of the STERIS shares surrendered in exchange therefor, and the holding period of the STERIS Ireland ordinary shares received by such a holder in exchange for STERIS shares pursuant to the Scheme will include the period during which such shares STERIS shares were held on the date of the Scheme.

U.S. HOLDERS AND NON-U.S. HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE PARTICULAR CONSEQUENCES TO THEM OF THE EXCHANGE OF STERIS SHARES FOR STERIS IRELAND ORDINARY SHARES PURSUANT TO THE SCHEME.

U.S. Federal Income Tax Consequences to U.S. Holders of the Ownership and Disposition of STERIS Ireland ordinary shares

The following discussion is a summary of certain material U.S. federal income tax consequences of the ownership and disposition of STERIS Ireland ordinary shares to STERIS shareholders who receive such STERIS Ireland ordinary shares pursuant to the Scheme.

Distributions on STERIS Ireland ordinary shares

The gross amount of any distribution on STERIS Ireland ordinary shares that is made out of STERIS Ireland’s current or accumulated earnings and profits (as determined for U.S. federal income tax purposes) will generally be taxable to a U.S. Holder as ordinary dividend income on the date such distribution is actually or constructively received by such U.S. Holder. Any such dividends paid to corporate U.S. Holders generally will not qualify for the dividends-received deduction that may otherwise be allowed under the Code.

Dividends received by non-corporate U.S. Holders (including individuals), subject to the discussion below under “Passive Foreign Investment Company Status,” from a “qualified foreign corporation” may be eligible for reduced rates of taxation, provided that certain holding period requirements and other conditions are satisfied. For these purposes, a non-U.S. corporation will be treated as a qualified foreign corporation if it is eligible for the benefits of a comprehensive income tax treaty with the United States which is determined by the U.S. Treasury Department to be satisfactory for purposes of these rules and which includes an exchange of information provision. The U.S. Treasury Department has determined that the Tax Treaty meets these requirements. A non-U.S. corporation is also treated as a qualified foreign corporation with respect to dividends paid by that corporation on shares that are readily tradable on an established securities market in the United States. U.S. Treasury Department guidance indicates that shares listed on the NYSE (on which the STERIS Ireland ordinary shares will be traded) will be considered readily tradable on an established securities market in the United States. There can be no assurance that the STERIS Ireland ordinary shares will be considered readily tradable on an established securities market in future years. Non-corporate U.S. Holders that do not meet a minimum holding period requirement during which they are not protected from the risk of loss or that elect to treat the dividend income as “investment income” pursuant to Section 163(d)(4) of the Code (dealing with the deduction for investment interest expense) will not be eligible for the reduced rates of taxation regardless of STERIS Ireland’s status as a qualified foreign corporation. In addition, the rate reduction will not apply to dividends if the recipient of a dividend is obligated to make related payments with respect to positions in substantially similar or related property. This disallowance applies even if the minimum holding period has been met. Finally, STERIS Ireland will not constitute a qualified foreign corporation for purposes of these rules if it is a passive foreign investment company, or “PFIC,” for the taxable year in which it pays a dividend or for the preceding taxable year. See the discussion below under “Passive Foreign Investment Company Status.”

The amount of any dividend paid in foreign currency will be the U.S. dollar value of the foreign currency distributed by STERIS Ireland, calculated by reference to the exchange rate in effect on the date the dividend is includible in the U.S. Holder’s income, regardless of whether the payment is in fact converted into U.S. dollars on the date of receipt. Generally, a U.S. Holder should not recognize any foreign currency gain or loss if the foreign currency is converted into U.S. dollars on the date the payment is received. However, any gain or loss resulting from currency exchange fluctuations during the period from the date the U.S. Holder includes the dividend payment in income to the date such U.S. Holder actually converts the payment into U.S. dollars will be treated as ordinary income or loss. That currency exchange income or loss (if any) generally will be income or loss from U.S. sources for foreign tax credit limitation purposes.

To the extent that the amount of any distribution made by STERIS Ireland on the STERIS Ireland ordinary shares exceeds STERIS Ireland’s current and accumulated earnings and profits for a taxable year (as determined under U.S. federal income tax principles), the distribution will first be treated as a tax-free return of capital, causing a reduction in the adjusted basis of the U.S. Holder’s STERIS Ireland ordinary shares, and to the extent the amount of the distribution exceeds the U.S. Holder’s tax basis, the excess will be taxed as capital gain recognized on a sale or exchange as described below under “Sale, Exchange, Redemption or Other Taxable Disposition of STERIS Ireland ordinary shares.”

Sale, Exchange, Redemption or Other Taxable Disposition of STERIS Ireland ordinary shares

Subject to the discussion below under “Passive Foreign Investment Company Status,” a U.S. Holder will generally recognize gain or loss on any sale, exchange, redemption, or other taxable disposition of STERIS Ireland ordinary shares in an amount equal to the difference between the amount realized on the disposition and such U.S. Holder’s adjusted tax basis in such shares. Any gain or loss recognized by a U.S. Holder on a taxable disposition of STERIS Ireland ordinary shares will generally be capital gain or loss and will be long-term capital gain or loss if the holder’s holding period in such shares exceeds one year at the time of the disposition. Preferential tax rates may apply to long-term capital gains of non-corporate U.S. Holders (including individuals). The deductibility of capital losses is subject to limitations. Any gain or loss recognized by a U.S. Holder on the sale or exchange of STERIS Ireland ordinary shares will generally be treated as U.S. source gain or loss.

Passive Foreign Investment Company Status

Notwithstanding the foregoing, certain adverse U.S. federal income tax consequences could apply to a U.S. Holder if STERIS Ireland is treated as a PFIC for any taxable year during which such U.S. Holder holds STERIS Ireland ordinary shares. A non-U.S. corporation, such as STERIS Ireland, will be classified as a PFIC for U.S. federal income tax purposes for any taxable year in which, after the application of certain look-through rules, either (i) 75% or more of its gross income for such year is “passive income” (as defined in the relevant provisions of the Code) or (ii) 50% or more of the value of its assets (determined on the basis of a quarterly average) during such year produce or are held for the production of passive income. Passive income generally includes dividends, interest, royalties, rents, annuities, net gains from the sale or exchange of property producing such income and net foreign currency gains.

STERIS Ireland is not currently expected to be treated as a PFIC for U.S. federal income tax purposes, but this conclusion is a factual determination made annually and, thus, is subject to change. With certain exceptions, the STERIS Ireland ordinary shares would be treated as stock in a PFIC if STERIS Ireland were a PFIC at any time during a U.S. Holder’s holding period in such U.S. Holder’s STERIS Ireland ordinary shares. There can be no assurance that STERIS Ireland will not be treated as a PFIC for any taxable year or at any time during a U.S. Holder’s holding period.

If STERIS Ireland were to be treated as a PFIC, unless a U.S. Holder elects to be taxed annually on a mark-to-market basis with respect to its STERIS Ireland ordinary shares, gain realized on any sale or exchange of such STERIS Ireland ordinary shares and certain distributions received with respect to such shares could be subject to additional U.S. federal income taxes, plus an interest charge on certain taxes treated as having been deferred under the PFIC rules. In addition, dividends received with respect to STERIS Ireland ordinary shares would not constitute qualified dividend income eligible for preferential tax rates if STERIS Ireland is treated as a PFIC for the taxable year of the distribution or for its preceding taxable year. U.S. HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF THE PFIC RULES TO THEIR INVESTMENT IN THE STERIS IRELAND ORDINARY SHARES.

U.S. Federal Income Tax Consequences to Non-U.S. Holders of the Ownership and Disposition of STERIS Ireland ordinary shares

In general, a Non-U.S. Holder of STERIS Ireland ordinary shares will not be subject to U.S. federal income tax or, subject to the discussion below under “Information Reporting and Backup Withholding,” U.S. federal withholding tax on any dividends received on STERIS Ireland ordinary shares or any gain recognized on a sale or other disposition of STERIS Ireland ordinary shares (including any distribution to the extent it exceeds the adjusted basis in the Non-U.S. Holder’s STERIS Ireland ordinary shares) unless:

•

the dividend or gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States, and if required by an applicable tax treaty, is attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States; or

•

in the case of gain only, the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the sale or disposition, and certain other requirements are met.

A Non-U.S. Holder that is a corporation may also be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable tax treaty) on its effectively connected earnings and profits for the taxable year, as adjusted for certain items.

Information Reporting and Backup Withholding

In general, information reporting requirements will apply to dividends received by U.S. Holders of STERIS Ireland ordinary shares, and the proceeds received on the disposition of STERIS Ireland ordinary shares effected within the United States (and, in certain cases, outside the United States), in each case, other than U.S. Holders that are exempt recipients (such as corporations). Backup withholding (currently at a rate of 24%) may apply to such amounts if the U.S. Holder fails to provide an accurate taxpayer identification number (generally on an IRS Form W-9 provided to the paying agent or the U.S. Holder’s broker) or is otherwise subject to backup withholding.

Certain U.S. holders holding specified foreign financial assets with an aggregate value in excess of the applicable dollar threshold are required to report information to the IRS relating to STERIS Ireland ordinary shares, subject to certain exceptions (including an exception for STERIS Ireland ordinary shares held in accounts maintained by U.S. financial institutions), by attaching a complete IRS Form 8938, Statement of Specified Foreign Financial Assets, with their tax return, for each year in which they hold STERIS Ireland ordinary shares. U.S. HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING INFORMATION REPORTING REQUIREMENTS RELATING TO THEIR OWNERSHIP OF STERIS IRELAND ORDINARY SHARES.

Dividends paid with respect to STERIS Ireland ordinary shares and proceeds from the sale or other disposition of STERIS Ireland ordinary shares received in the United States by a Non-U.S. Holder through certain U.S.-related financial intermediaries may be subject to information reporting and backup withholding unless such Non-U.S. Holder provides to the applicable withholding agent the required certification as to its non-U.S. status, such as by providing a valid IRS Form W-8BEN, IRS Form W-8BEN-E or IRS Form W-ECI, or otherwise establishes an exemption, and otherwise complies with the applicable requirements of the backup withholding rules.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or credit against a holder’s U.S. federal income tax liability, if any, provided the required information is timely furnished to the IRS.

CERTAIN IRELAND TAX CONSIDERATIONS

The following is a summary of the material Irish tax considerations for the beneficial owners of STERIS shares who receive STERIS Ireland ordinary shares pursuant to the Scheme and who are the beneficial owners of such STERIS Ireland ordinary shares. The summary does not purport to be a comprehensive description of all of the tax considerations that may be relevant to each of the shareholders. The summary is based upon Irish tax laws and the practice of the Irish Revenue Commissioners as at the date of this proxy statement/prospectus and correspondence with the Irish Revenue Commissioners. Changes in law and/or administrative practice may result in alteration of the tax considerations described below.

The summary does not constitute tax advice and is intended only as a general guide. The summary is not exhaustive and shareholders should consult their own tax advisors about the Irish tax consequences (and tax consequences under the laws of other relevant jurisdictions) of the Scheme, ownership and disposal of STERIS Ireland ordinary shares. The summary applies only to shareholders who will own STERIS Ireland ordinary shares as a capital asset and does not apply to other categories of shareholders, such as dealers in securities, trustees, insurance companies, collective investment schemes and shareholders who have, or who are deemed to have, acquired their STERIS Ireland ordinary shares by virtue of an Irish office or employment (performed or carried on in Ireland).

Irish Tax on Chargeable Gains

General

The rate of chargeable gains in Ireland (where applicable) is 33%. Liability to Irish tax on chargeable gains depends on the individual circumstances of the STERIS shareholders and STERIS Ireland shareholders.

Non-resident shareholders

STERIS shareholders that are not resident or ordinarily resident in Ireland for Irish tax purposes and do not hold their shares in connection with a trade carried on by such shareholders through an Irish branch or agency should not be within the charge to Irish tax on chargeable gains on the cancellation of their STERIS ordinary shares, or on receipt of the STERIS Ireland ordinary shares pursuant to the Scheme.

STERIS Ireland shareholders that are not resident or ordinarily resident in Ireland for Irish tax purposes and do not hold their shares in connection with a trade carried on by such shareholders through an Irish branch or agency should not be liable for Irish tax on chargeable gains realized on a subsequent disposal of their STERIS Ireland ordinary shares.

Irish resident shareholders

STERIS shareholders that are resident or ordinarily resident in Ireland for Irish tax purposes, or shareholders that hold their shares in connection with a trade carried on by such persons through an Irish branch or agency should be within the charge to Irish tax on chargeable gains arising on the cancellation of their STERIS shares, pursuant to the Scheme. However, such shareholders should not recognize any taxable gain or loss on the cancellation of the STERIS shares and the STERIS Ireland ordinary shares received pursuant to the Scheme should be treated as the same asset as their cancelled STERIS shares.

STERIS Ireland shareholders that are resident or ordinarily resident in Ireland for Irish tax purposes, or shareholders that hold their shares in connection with a trade carried on by such persons through an Irish branch or agency should, subject to the availability of any exemptions and reliefs, generally be within the charge to Irish tax on chargeable gains arising on a subsequent disposal of their STERIS Ireland ordinary shares.

Where the treatment described above applies (i.e., where the STERIS Ireland ordinary shares are treated as the same asset as the cancelled STERIS shares) to the receipt of the STERIS Ireland ordinary shares in exchange for STERIS shares, a former STERIS’s shareholder’s base cost in the STERIS Ireland ordinary shares received would be the consideration paid by such shareholder for the STERIS shares when they were first acquired by that shareholder. In that case, any chargeable gain (or allowable loss) on a subsequent disposal or part disposal of the STERIS Ireland ordinary shares would be calculated by reference to this base cost.

A shareholder of STERIS Ireland who is an individual and who is temporarily not resident in Ireland may, under Irish anti-avoidance legislation still be liable to Irish tax on any chargeable gain realized upon a subsequent disposal of STERIS Ireland ordinary shares during the period in which such individual is a non-resident.

Stamp duty

General

The rate of stamp duty (where applicable) on transfers of shares of Irish incorporated companies is 1% of the price paid or the market value of the shares acquired, whichever is greater. Where Irish stamp duty arises it is generally a liability of the transferee.

No stamp duty should be payable on the cancellation of the STERIS shares or the issue of the STERIS Ireland ordinary shares pursuant the Scheme. Irish stamp duty may, depending on the manner in which the shares of STERIS Ireland are held, be payable in respect of transfers of STERIS Ireland ordinary shares after the Scheme.

Shares held through DTC

A transfer of STERIS Ireland ordinary shares effected by means of the transfer of book-entry interests in DTC should not be subject to Irish stamp duty. On the basis that most STERIS Ireland ordinary shares are expected to be held through DTC, it is anticipated that most transfers of STERIS Ireland shares should be exempt from Irish stamp duty.

Shares held outside of DTC or transferred into or out of DTC

A transfer of STERIS Ireland ordinary shares where any party to the transfer holds such shares outside of DTC may be subject to Irish stamp duty. Shareholders wishing to transfer their shares into (or out of) DTC may do so without giving rise to Irish stamp duty provided that:

•        there is no change in the beneficial ownership of such shares as a result of the transfer; and

•        the transfer into (or out of) DTC is not effected in contemplation of a sale of such shares by a beneficial owner to a third party.

Due to the potential Irish stamp duty charge on transfers of STERIS Ireland ordinary shares held outside DTC, it is strongly recommended that STERIS shareholders who do not hold their STERIS shares through DTC (or through a broker who in turn holds such shares through DTC) should, upon the Scheme being implemented, consider holding the STERIS Ireland ordinary shares received by them through DTC.

DWT

General

Distributions made by STERIS Ireland should, in the absence of one of many exemptions, be subject to DWT at the rate of 20%.

For DWT purposes, a distribution includes any distribution that may be made by STERIS Ireland to its shareholders including cash dividends, non-cash dividends and additional stock taken in lieu of a cash dividend. Where an exemption does not apply in respect of a distribution made to a particular shareholder, STERIS Ireland is responsible for withholding DWT prior to making such distribution.

Exemptions

Irish domestic law provides that a non-Irish resident shareholder should not be subject to DWT on dividends received from STERIS Ireland if such shareholder is beneficially entitled to the dividend and is either:

•

a person (not being a company) resident for tax purposes in a Relevant Territory (including the United States) and is neither resident nor ordinarily resident in Ireland (for a list of Relevant Territories for DWT purposes, please see Annex B to this proxy statement/prospectus);

•	a company resident for tax purposes in a Relevant Territory, provided such company is not under the control, whether directly or indirectly, of a person or persons who is or are resident in Ireland;

•

a company that is controlled, directly or indirectly, by persons resident in a Relevant Territory and who is or are (as the case may be) not controlled by, directly or indirectly, persons who are not resident in a Relevant Territory;

•

a company whose principal class of shares (or those of its 75% direct or indirect parent) is substantially and regularly traded on a stock exchange in Ireland, on a recognized stock exchange in a Relevant Territory or on such other stock exchange approved by the Irish Minister for Finance; or

•

a company that is wholly owned, directly or indirectly, by two or more companies where the principal class of shares of each of such companies is substantially and regularly traded on a stock exchange in Ireland, on a recognized stock exchange in a Relevant Territory or on such other stock exchange approved by the Irish Minister for Finance;

and provided, in all cases noted above (but subject to “Shares held by U.S. resident shareholders” below), STERIS Ireland or, in respect of shares held through DTC, any qualifying intermediary appointed by STERIS Ireland, has received from the shareholder, where required, the relevant DWT Forms prior to the payment of the dividend. In practice, in order to ensure sufficient time to process the receipt of relevant DWT Forms, the shareholder where required should furnish the relevant DWT Forms to:

•

its broker (and the relevant information is further transmitted to any qualifying intermediary appointed by STERIS Ireland) before the record date for the dividend (or such later date before the dividend payment date as may be notified to the shareholder by the broker) if its shares are held through DTC, or

•	STERIS Ireland’s transfer agent at least seven business days before the record date for the dividend if its shares are held outside of DTC.

Links to the various DWT Forms are available at: https://www.revenue.ie/en/companies-and-charities/dividend-withholding-tax/exemptions-for-non-residents.aspx

Shareholders that are required to file DWT Forms in order to receive dividends free of DWT should note that such forms are generally valid, subject to a change in circumstances, until 31st December of the fifth year after the year in which such forms were completed.

For non-Irish resident shareholders that cannot avail themselves of one of Ireland’s domestic law exemptions from DWT, it may be possible for such shareholders to rely on the provisions of a double tax treaty to which Ireland is party to reduce the rate of DWT.

Shares held by U.S. resident shareholders

Dividends paid in respect of STERIS Ireland ordinary shares that are owned by a U.S. resident and held through DTC should not be subject to DWT provided the address of the beneficial owner of such shares in the records of the broker holding such shares is in the United States (and such broker has further transmitted the relevant information to a qualifying intermediary appointed by STERIS Ireland). It is strongly recommended that such shareholders ensure that their information is properly recorded by their brokers (so that such brokers can further transmit the relevant information to a qualifying intermediary appointed by STERIS Ireland).

Dividends paid in respect of STERIS Ireland ordinary shares that are held outside of DTC should not be subject to DWT if the shareholder satisfies the conditions of one of the exemptions referred to above under the heading “Exemptions” including the requirement to provide a valid DWT Form (together with a completed IRS issued Form 6166) to STERIS Ireland’s transfer agent at least seven business days before the record date for the dividend to confirm its U.S. residence and claim an exemption. It is strongly recommended that STERIS Ireland shareholders who are U.S. residents and who wish to hold their STERIS Ireland ordinary shares outside of DTC complete the appropriate DWT Form and IRS Form 6166 and provide them to STERIS Ireland’s transfer agent as soon as possible.

If any shareholder that is resident in the United States receives a dividend from which DWT has been withheld, the shareholder should generally be entitled to apply for a refund of such DWT from the Irish Revenue Commissioners, provided the shareholder is beneficially entitled to the dividend.

Shares held by residents of Relevant Territories other than the United States

Shareholders who are residents of Relevant Territories, other than the United States, must satisfy the conditions of one of the exemptions referred to above under the heading “Exemptions” including the requirement to furnish valid DWT Forms, in order to receive dividends without suffering DWT.

If such shareholders hold their shares through DTC, they must provide the appropriate DWT Forms to their brokers (so that such brokers can further transmit the relevant information to a qualifying intermediary appointed by STERIS Ireland) before the record date for the dividend (or such later date before the dividend payment date as may be notified to the shareholder by the broker).

If such shareholders hold their shares outside of DTC, they must provide the appropriate DWT Forms to STERIS Ireland’s transfer agent at least seven business days before the record date for the dividend. It is strongly recommended that STERIS Ireland shareholders who are residents of Relevant Territories other than the United States and who receive STERIS Ireland ordinary shares pursuant to the Scheme, complete the appropriate DWT Forms and provide them to their brokers or STERIS Ireland’s transfer agent, as the case may be, as soon as possible after receiving their shares.

If any shareholder who is resident in a Relevant Territory receives a dividend from which DWT has been withheld, the shareholder may be entitled to a refund of DWT from the Irish Revenue Commissioners provided the shareholder is beneficially entitled to the dividend.

Shares held by residents of Ireland

Most Irish tax resident or ordinarily resident shareholders (other than Irish resident companies that have completed the appropriate DWT forms) should be subject to DWT in respect of dividends paid on their STERIS Ireland ordinary shares.

Shareholders that are residents of Ireland, but are entitled to receive dividends without DWT, must complete appropriate DWT Forms and provide them to their brokers (so that such brokers can further transmit the relevant information to a qualifying intermediary appointed by STERIS Ireland) before the record date for the dividend (or such later date before the dividend payment date as may be notified to the shareholder by the broker) (in the case of shares held through DTC), or to STERIS Ireland’s transfer agent at least seven business days before the record date for the dividend (in the case of shares held outside of DTC).

STERIS Ireland shareholders who are resident or ordinarily resident in Ireland or are otherwise subject to Irish tax should consult their own tax advisors.

Shares held by other persons

STERIS Ireland shareholders that do not fall within any of the categories specifically referred to above may nonetheless fall within other exemptions from DWT. If any shareholders are exempt from DWT, but receive dividends subject to DWT, such shareholders may apply for refunds of such DWT from the Irish Revenue Commissioners.

Dividends paid in respect of STERIS Ireland ordinary shares held through DTC that are owned by a partnership formed under the laws of a Relevant Territory and where all the underlying partners are residents in a Relevant Territory should be entitled to exemption from DWT if all of the partners complete the appropriate DWT Forms and provide them to their brokers (so that such brokers can further transmit the relevant information to a qualifying intermediary appointed by STERIS Ireland) before the record date for the dividend (or such later date before the dividend payment date as may be notified to the shareholder by the broker). If any partner is not a resident of a Relevant Territory, no partner is entitled to exemption from DWT.

Qualifying Intermediary

STERIS Ireland has put in place an agreement with an entity that is recognized by the Irish Revenue Commissioners as a “qualifying intermediary,” which will provide for certain arrangements relating to distributions in respect of shares of STERIS Ireland that are held through DTC, which are referred to as the “Deposited Securities.” The agreement provides that the qualifying intermediary will distribute or otherwise make available to Cede & Co., as nominee for DTC, any cash dividend or other cash distribution with respect to the Deposited Securities after STERIS Ireland delivers or causes to be delivered to the qualifying intermediary the cash to be distributed.

Income tax on dividends paid on STERIS Ireland ordinary shares

Irish income tax may arise for certain persons in respect of dividends received from Irish resident companies.

A shareholder that is not resident or ordinarily resident in Ireland and that is entitled to an exemption from DWT generally has no liability to Irish income tax or the universal social charge on a dividend from STERIS Ireland. An exception to this position may apply where such shareholder holds STERIS Ireland ordinary shares through a branch or agency in Ireland through which a trade is carried on.

A shareholder that is not resident or ordinarily resident in Ireland and that is not entitled to an exemption from DWT generally has no additional Irish income tax liability or liability to the universal social charge. The DWT deducted by STERIS Ireland discharges the liability to income tax and the universal social charge. An exception to this position may apply where the shareholder holds STERIS Ireland ordinary shares through a branch or agency in Ireland through which a trade is carried on.

Irish resident or ordinarily resident shareholders may be subject to Irish tax and (in the case of an individual) the universal social charge and/or Pay Related Social Insurance on dividends received from STERIS Ireland. Such STERIS Ireland shareholders should consult their own tax advisors.

CAT

CAT comprises principally gift tax and inheritance tax. CAT could apply to a gift or inheritance of STERIS Ireland shares irrespective of the place of residence, ordinary residence or domicile of the parties. This is because STERIS Ireland shares are regarded as property situated in Ireland for Irish CAT purposes as the share register of STERIS Ireland must be held in Ireland. The person who receives the gift or inheritance has primary liability for CAT.

CAT is currently levied at a rate of 33% above certain tax-free thresholds. The appropriate tax-free threshold is dependent upon (i) the relationship between the donor and the donee and (ii) the aggregation of the values of previous gifts and inheritances received by the donee from persons within the same group threshold. Gifts and inheritances passing between spouses are exempt from CAT. Children have a tax-free threshold of €310,000 in respect of taxable gifts or inheritances received from their parents. STERIS Ireland shareholders should consult their own tax advisors as to whether CAT is creditable or deductible in computing any domestic tax liabilities.

There is also a “small gift exemption” from CAT whereby the first €3,000 of the taxable value of all taxable gifts taken by a donee from any one donor, in each calendar year, is exempt from CAT and is also excluded from any future aggregation. This exemption does not apply to an inheritance.

THE IRISH TAX CONSIDERATIONS SUMMARIZED ABOVE ARE FOR GENERAL INFORMATION ONLY. STERIS/STERIS IRELAND SHAREHOLDERS SHOULD CONSULT WITH THEIR TAX ADVISORS REGARDING THE TAX CONSEQUENCES OF THE TRANSACTION AND OF THE ACQUISITION, OWNERSHIP AND DISPOSAL OF STERIS IRELAND ORDINARY SHARES.

CERTAIN UNITED KINGDOM TAX CONSIDERATIONS

The following is a summary of the material aspects of the United Kingdom taxation treatment of STERIS shareholders in respect of the Scheme and of STERIS Ireland shareholders in respect of their holding of shares of STERIS Ireland and does not purport to be either (i) a complete analysis of all tax considerations relating to the STERIS shares or (ii) an analysis of the tax position of STERIS. It is based on current U.K. legislation and what is understood to be current HM Revenue and Customs practice, both of which are subject to change, possibly with retrospective effect.

The summary is intended as a general guide and applies only to STERIS Ireland shareholders who are resident for tax purposes in the U.K., who hold their STERIS Ireland ordinary shares as an investment (other than under a personal equity plan or individual savings account) and who are the absolute beneficial owners of their STERIS Ireland ordinary shares. This summary does not deal with certain types of STERIS Ireland shareholders such as charities, dealers in securities, persons holding or acquiring shares in the course of a trade, persons who have or could be treated for tax purposes as having acquired their STERIS Ireland ordinary shares by reason of their employment, collective investment schemes, persons subject to U.K. tax on the remittance basis and insurance companies. STERIS shareholders are encouraged to consult an appropriate independent professional tax in respect of their tax position.

Taxation of Chargeable Gains

Taxation of the Scheme

Subject to the comments made below, the receipt of shares of STERIS Ireland by STERIS shareholders resident in the U.K. (“U.K. STERIS shareholders”) pursuant to the Scheme should be treated as a scheme of reconstruction for the purposes of section 136 of the Taxation of Chargeable Gains Act 1992 (“TCGA”). This means the relevant U.K. STERIS shareholders should not be treated as disposing of their STERIS shares and, instead, the STERIS Ireland shares received by them would be treated as the same asset, acquired at the same time, and for the same amount, as the STERIS shares in respect of which they are issued.

In the case of U.K. STERIS shareholders who alone, or together with persons connected with them, hold 5% or more of the shares or debentures, or any class of shares or debentures, of STERIS, this “rollover” treatment will only apply if the provisions of section 137(1) TCGA (scheme of reconstruction must be for bona fide commercial purposes and not part of a scheme for the avoidance of U.K. tax) do not prevent it. U.K. STERIS shareholders should note that no application for clearance (which would confirm that section 137(1) TCGA should not prevent the rollover treatment) has been made. If the Scheme is not treated as a scheme of reconstruction, U.K. resident shareholders of STERIS would be treated as having disposed of their entire holding of STERIS shares in consideration of the issue of the STERIS Ireland ordinary shares pursuant to the Scheme.

Disposal of STERIS Ireland ordinary shares

A disposal or deemed disposal of STERIS Ireland ordinary shares by a shareholder who is resident in the United Kingdom for tax purposes may, depending on the particular circumstances of the STERIS Ireland shareholder and subject to any available exemptions or reliefs, give rise to a chargeable gain or an allowable loss for CGT or corporation tax purposes.

Individuals

An individual STERIS Ireland shareholder who is resident in the United Kingdom for tax purposes and whose total taxable gains and income in a given tax year, including any gains made on the disposal or deemed disposal of his STERIS Ireland ordinary shares, are less than or equal to the upper limit of the income tax basic rate band applicable in respect of that tax year, or the Band Limit, will generally be subject to capital gains tax at a flat rate of 10% (2018/19) in respect of any gain arising on a disposal or deemed disposal of his STERIS Ireland ordinary shares, to the extent that the CGT annual exemption has been exceeded (£11,700 for 2018/19).

Where a UK tax resident individual’s total taxable gains and income exceed the Band Limit, capital gains tax will be subject to tax at a rate of 20% (2018/19), to the extent that the CGT annual exemption has been exceeded.

If a gain (after having deducted the CGT annual exemption) causes a UK tax resident individual’s total gains and income to exceed the Band Limit, this gain will be subject to capital gains tax of 10% up to the Band Limit and 20% thereafter.

Corporation Tax Payers

A gain on the disposal or deemed disposal of STERIS Ireland ordinary shares by a person within the charge to U.K. corporation tax will form part of the person’s profits chargeable to corporation tax (the rate of which is currently 19% but is expected to reduce to 17% on April 1, 2020). For such STERIS Ireland shareholders tax indexation allowance may be available in respect of any deemed period of ownership of the STERIS Ireland shares prior to 1 January 2018 (after which point indexation allowance was abolished) in order to reduce any chargeable gain arising (but not to create or increase any allowable loss).

Overseas Shareholders and Temporary Non-residents

Subject to the paragraph below (dealing with temporary non-residents) STERIS Ireland shareholders who are not resident in the U.K. for U.K. tax purposes will not generally be subject to U.K. tax on chargeable gains, unless they carry on a trade, profession or vocation in the U.K. through a branch or agency or (in the case of a company) permanent establishment and the STERIS Ireland ordinary shares disposed of are used or held for the purposes of that branch, agency or permanent establishment.

However, STERIS Ireland shareholders who are not resident in the U.K. may be subject to charges to foreign taxation depending on their personal circumstances.

A STERIS Ireland shareholder who is an individual, who has ceased to be resident for tax purposes in the U.K. for a period of less than five years and who disposes of STERIS Ireland ordinary shares during that period may be liable to U.K. taxation on capital gains (subject to any available exemption or relief). If applicable, the tax charge will arise in the tax year that the individual returns to the U.K.

Taxation of Dividends on STERIS Ireland ordinary shares

STERIS Ireland will not be required to withhold tax at source from dividend payments it makes.

Individuals

Any STERIS Ireland shareholder who is an individual resident in the United Kingdom for tax purposes is entitled to a tax free dividend allowance of £2,000. Dividend income in excess of the dividend allowance will, when treated as the STERIS Ireland shareholder’s top slice of UK income, be subject to a tax rate of 7.5% for income up to the upper limit of the basic rate band, 32.5% for dividend income above the basic rate band but below the threshold for the additional rate income, and 38.1% for dividend income which falls in the additional rate income band (above the higher rate tax band).

Companies

STERIS Ireland shareholders within the charge to U.K. corporation tax which are “small companies” (for the purposes of U.K. taxation of dividends) will not generally be subject to tax on dividends paid on the STERIS Ireland shares, provided certain conditions are met.

Other STERIS Ireland shareholders within the charge to U.K. corporation tax will not be subject to tax on dividends on the STERIS Ireland ordinary shares so long as (i) the dividends fall within an exempt class and (ii) the dividends do not fall within certain specified anti-avoidance provisions and (iii) the STERIS Ireland shareholder has not elected for the dividends not to be exempt. Each STERIS Ireland shareholder’s position will depend on its own specific circumstances, although it would normally be expected that dividends paid on the STERIS Ireland ordinary shares would fall within an exempt class. Examples of dividends that are within an exempt class are dividends in respect of portfolio holdings, where the recipient owns less than 10%. of the issued share capital of the payer (or any class of that share capital). STERIS Ireland shareholders will need to ensure that they satisfy the requirements of an exempt class before treating any dividend as exempt, and seek appropriate professional advice where necessary.

U.K. Stamp duty and stamp duty reserve tax (“SDRT”)

Issue of the STERIS Ireland ordinary shares

No U.K. SDRT will generally be payable, and no liability to stamp duty will arise, in respect of the issue of the STERIS Ireland ordinary shares including into the DTC system.

Subsequent Transfers of the STERIS Ireland ordinary shares

Transfers of the STERIS Ireland shares within the DTC system should not be subject to U.K. stamp duty or SDRT provided, in the case of stamp duty, that no instrument of transfer is executed in the U.K.

Transfers of STERIS Ireland ordinary shares that are held in certificated form should not generally be subject to U.K. stamp duty unless an instrument of transfer of the STERIS Ireland ordinary shares is executed in the U.K. or the transfer relates to something done in the U.K. Provided that the STERIS Ireland ordinary shares are not registered in a register in the U.K. maintained by, or on behalf of, STERIS Ireland, or such shares are not paired with U.K. shares, no U.K. SDRT should be payable on STERIS Ireland ordinary shares.

INTERESTS OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

In considering the unanimous recommendation of the STERIS Board to approve the Scheme, Special Resolution, Distributable Profits Resolution and other proposals at the Shareholder Meetings, STERIS shareholders should be aware that non-employee directors and executive officers of STERIS have certain interests in the Redomiciliation that may be different from, or in addition to, the interests of STERIS shareholders generally. These interests are described in more detail below. The STERIS Board was aware of and considered these interests, among other matters, in evaluating, negotiating and approving the Scheme and the Redomiciliation and in making its recommendation that the STERIS shareholders adopt the Scheme.

Continuing Executive and Non-Employee Director Positions

It is currently expected that the non-employee directors of STERIS immediately prior to the completion of the Redomiciliation will continue to serve as non-employee directors of STERIS Ireland following the Redomiciliation. In addition, it is currently expected that the executive officers of STERIS immediately prior to the completion of the Redomiciliation will continue to serve as executive officers, with substantially similar titles and positions, of STERIS Ireland following the Redomiciliation.

Indemnification and Insurance

STERIS’s directors and executive officers will be entitled to certain ongoing indemnification and coverage under directors’ and officers’ liability insurance policies from STERIS Ireland. See “Comparison of the Rights of STERIS Shareholders and STERIS Ireland Shareholders” beginning on page 87 in this proxy statement/prospectus.

STERIS’S BOARD OF DIRECTORS CONSIDERS ALL THE PROPOSALS TO BE VOTED UPON AT THE SHAREHOLDER MEETINGS TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS SHAREHOLDERS. STERIS’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE SCHEME, SPECIAL RESOLUTION AND OTHER PROPOSALS (INCLUDING THE DISTRIBUTABLE PROFITS RESOLUTION) AT THE SHAREHOLDER MEETINGS.

Required Vote

The Scheme requires approval by a majority in number of the STERIS shareholders, representing at least 75% in value of the STERIS shares held by such STERIS shareholders present and voting at the Court Meeting (whether in person or by proxy). The Capital Reduction and certain other matters ancillary to the Scheme and its implementation, and the Distributable Profits Resolution, require approval by STERIS shareholders representing at least 75% of the total voting rights of those STERIS shareholders who (being entitled to do so) vote on the relevant resolution at the General Meeting (whether in person or by proxy).

If you are a shareholder of record and you fail to submit a proxy or vote in person at the Shareholder Meetings, or if your STERIS shares are held through a bank, brokerage firm or other nominee and you do not instruct your bank, brokerage firm or other nominee to vote your STERIS shares, or you abstain (in the case of the General Meeting only since it is not possible to abstain at the Court Meeting), this will have no effect on the vote for the Scheme, Special Resolution and other resolutions proposed at the Shareholder Meetings.

BOARD OF DIRECTORS AND MANAGEMENT AFTER THE REDOMICILIATION

Board of Directors

The Board of STERIS Ireland will include all eleven of the current STERIS Directors. Biographical information with respect to the current STERIS Directors can be found beginning on page 8 of STERIS’s Definitive Proxy Statement on Schedule 14A, filed on June 5, 2018 and incorporated herein by reference.

Committees of the STERIS Ireland Board of Directors

The STERIS Ireland Board is expected to form the following board committees: Audit, Compensation, Nominating and Governance and Compliance. It is anticipated that the membership of such committees will be comprised of the same directors that are members of the corresponding committees for STERIS before the Scheme becomes Effective. Information with regard to committee composition can be found beginning on page 19 of STERIS’s Definitive Proxy Statement on Schedule 14A, filed on June 5, 2018 and incorporated herein by reference, except that Dr. Sohi is no longer on the Audit Committee or the Nominating and Governance Committee and Mr. Wareham is no longer on the Compensation Committee.

Management

Walter M Rosebrough, Jr. (the current STERIS President and CEO) will be the President and CEO of STERIS Ireland. Subject to any changes that may be made from time to time, it is contemplated that the current senior management team of STERIS will comprise the senior management team of STERIS Ireland immediately following the consummation of the Redomiciliation.

Biographical information with respect to the current management of STERIS, including for Mr. Sudhir Pahwa even though he is no longer an executive officer, can be found in STERIS’s Form 10-K for the fiscal year 2018 and the Form 8-K filed on August 6, 2018, both of which are incorporated herein by reference.

Compensation of STERIS Ireland’s Executive Officers and Non-Employee Directors

As a newly formed company with no operations, STERIS Ireland has not paid any executive or non-employee director compensation or adopted any executive or non-employee director compensation programs. Following the Redomiciliation, it is expected that: (i) the compensation committee of the STERIS Ireland Board will, pursuant to the responsibilities outlined in its charter, oversee and determine the compensation of the executive officers; and (ii) the nominating and governance committee of the STERIS Ireland Board, pursuant to the responsibilities outlined in its charter, and the STERIS Ireland Board will oversee and determine the compensation of the executive officers.

Information regarding the historical compensation paid by STERIS to its Named Executive Officers, all of whom are expected to be named executive officers of STERIS Ireland, and its non-employee directors, all of whom (other than Mr. Wareham) are expected to be non-employee directors of STERIS Ireland, is contained in STERIS’s Definitive Proxy Statement on Schedule 14A for its 2018 Annual Meeting of Shareholders and incorporated by reference herein. See “Where You Can Find More Information” beginning on page 124.

STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The first table below reflects the number of STERIS shares beneficially owned as of October 31, 2018, by each director, the chief executive officer, the chief financial officer, and the Named Executive Officers, and by all directors and executive officers of STERIS as a group. The second table below reflects the number of Career Restricted Stock Units (“CRSUs”) held by certain non-employee directors as elected by them under STERIS’s Non-Employee Director Compensation Program.

	Number of Shares Beneficially Owned as of October 31, 2018(1)
Name of Beneficial Owner	Shares Owned Directly and Indirectly(2)	Stock Options Exercisable Within 60 Days of October 31, 2018	Total Stock- Based Ownership
Walter M Rosebrough, Jr.(3)	76,895	360,420	437,315
Michael J. Tokich	53,846	122,500	176,346
Daniel A. Carestio	20,460	25,000	45,460
J. Adam Zangerle	30,796	37,002	67,798
Dr. Adrian V. Coward	23,823	2,500	26,323
Richard C. Breeden(4)	97,181	37,766	134,947
Cynthia L. Feldmann	8,663	17,481	26,144
Dr. Jacqueline B. Kosecoff(3)	42,830	31,576	74,406
David B. Lewis	6,684	10,835	17,519
Sir Duncan K. Nichol	0	0	0
Dr. Nirav R. Shah	0	0	0
Dr. Mohsen M. Sohi	22,361	30,420	52,781
Dr. Richard M. Steeves(3)	536,469	8,275	544,744
Loyal W. Wilson	29,156	24,916	54,072
Dr. Michael B. Wood	22,331	33,109	55,440
All Directors, Nominees, and Executive Officers as a group (20 persons)	1,023,353	807,962	1,831,315

(1)

As of October 31, 2018: (a) none of STERIS’s directors and executive officers beneficially owned 1% or more of our outstanding STERIS ordinary shares; and (b) the directors, nominees and executive officers of STERIS as a group beneficially owned approximately 2.17% of the outstanding STERIS ordinary shares (including shares subject to stock options exercisable by them within 60 days after October 31, 2018).

(2)

Included are: (a) STERIS ordinary shares beneficially owned outright; (b) restricted STERIS ordinary shares; (c) STERIS ordinary shares held in the STERIS Corporation 401(k) Plan; and (d) STERIS ordinary shares held through trusts. Except as otherwise provided in the following footnotes, all listed beneficial owners have sole voting power and sole investment power as to the STERIS ordinary shares listed in this column.

(3)

With respect to the STERIS ordinary shares listed in the first column, the following beneficial owners have shared voting power and shared investment power: Mr. Rosebrough as to 28,000 STERIS ordinary shares; Dr. Kosecoff as to 41,570 STERIS ordinary shares; and Dr. Steeves as to 207,550 STERIS ordinary shares.

(4)	Mr. Breeden has disclaimed beneficial ownership of 1,359 of the shares, which shares are held by Breeden Partners LLP.

	Total Number of Shares Beneficially Owned by and CRSUs of Non-Employee Directors as of October 31, 2018
Name of Beneficial Owner	Total Stock-Based Ownership(1)	CRSUs	Total Stock Based Ownership Including CRSUs
Richard C. Breeden	134,947	12,716	147,663
Cynthia L. Feldmann	26,144	5,449	31,593
Dr. Jacqueline B. Kosecoff	74,406	3,184	77,590
David B. Lewis	17,519	13,996	31,515
Sir Duncan K. Nichol	0	5,662	5,662
Dr. Nirav R. Shah	0	1,743	1,743
Dr. Mohsen M. Sohi	52,781	688	53,469
Dr. Richard M. Steeves	544,744	3,593	548,337
Loyal W. Wilson	54,072	13,899	67,971
Dr. Michael B. Wood	55,440	5,192	60,632

(1)	All numbers are from column 3 of the table that immediately precedes this table.

Securities Ownership of Principal Shareholders

The following table shows certain information with respect to all persons known by STERIS to beneficially own more than five percent of STERIS’ outstanding ordinary shares, based on 84,499,654 STERIS ordinary shares outstanding as of October 31, 2018.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Janus Henderson Group plc Janus Capital Management LLC Perkins Investment Management LLC INTECH Investment Management Geneva Capital Management LLC 201 Bishops Gate EC2M 3AE United Kingdom	7,991,373	(1)	9.46%

BlackRock Inc. 55 East 52nd Street New York, NY 10022	7,184,409	(2)	8.50%

The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	7,107,850	(3)	8.41%

Wellington Management Group LLP Wellington Group Holdings LLP Wellington Investment Advisors Holdings LLP Wellington Management Company LLP 280 Congress Street Boston, MA 02210	5,874,925	(4)	6.95%

(1)	Based solely upon information contained in an Amendment No. 1 to Schedule 13G filed with the Securities and Exchange Commission on February 12, 2018, which Schedule specifies that Janus

Henderson Group plc (“Janus Henderson”) has an indirect 97.11% ownership stake in INTECH Investment Management (“Intech”) and a 100% ownership stake in each of the following: Janus Capital Management LLC (“Janus Capital”), Perkins Investment Management LLC (“Perkins”) and Geneva Capital Management LLC (“Geneva” and together with Janus Capital and Perkins, the “Asset Managers”), Henderson Global Investors Limited, Janus Henderson Investors Australia Institutional Funds Management Limited and Henderson Global Investors North America Inc., and that due to the structure, holdings for all of the entities are aggregated for purposes of the filing, and that as a result of its role as advisor or sub-advisor to managed portfolios, Janus Capital may be deemed to be the beneficial owner of 7,312,454 shares, Perkins may be deemed to be the beneficial owner of 90 shares, Intech may be deemed to be the beneficial owner of 108,900 shares, and Geneva may be deemed to be the beneficial owner of 569,929 shares, but that none of the Asset Managers has the right to receive dividends or the proceeds of sale of the shares and disclaims any ownership associated with such rights.

(2)

Based solely upon information contained in an amended Schedule 13G filed with the Securities and Exchange Commission on January 29, 2018, which Schedule specifies that BlackRock Inc. has sole voting power with respect to 6,842,955 of these shares, shared voting power with respect to none of these shares and sole dispositive power with respect to 7,184,409 of these shares and shared dispositive power with respect to none of these shares.

(3)

Based solely upon information contained in an amended Schedule 13G filed with the Securities and Exchange Commission on February 8, 2018, which Schedule specifies that The Vanguard Group, Inc. has sole voting power with respect to 44,895 of these shares, shared voting power with respect to 11,013 of these shares, sole dispositive power with respect to 7,058,570 of these shares and shared dispositive power with respect to 49,280 of these shares.

(4)

Based solely upon information contained in a Schedule 13G filed with the Securities and Exchange Commission on February 8, 2018, which Schedule specifies that Wellington Management Group LLP, Wellington Group Holdings LLP, and Wellington Investment Advisors Holdings LLP each have sole voting power with respect to 0 shares, shared voting power with respect to 4,593,677 shares, sole dispositive power with respect to 0 shares and shared dispositive power with respect to 5,874,925 shares, and that Wellington Management Company LLP has sole voting power with respect to 0 shares, shared voting power with respect to 4,348,712 shares, sole dispositive power with respect to 0 shares and shared dispositive power with respect to 5,182,266 shares.

DESCRIPTION OF STERIS IRELAND SHARES

Description of STERIS Ireland ordinary shares

The following description of STERIS Ireland ordinary shares is a summary. This summary does not purport to be complete and, along with the other statements in this section, is qualified in its entirety by reference to, and is subject to, the complete text of the STERIS Ireland Constitution that will be in effect immediately following the completion of the Redomiciliation, which will be substantially in the form filed as Annex C to this proxy statement/prospectus. You are urged to read the STERIS Ireland Constitution and relevant provisions of the Irish Companies Act for a more complete understanding of the rights conferred by STERIS Ireland ordinary shares. The following summary is not a description of STERIS Ireland’s Constitution currently in effect.

There are differences between STERIS’s current articles of association and STERIS Ireland’s Constitution as they will be in effect after the Scheme becomes Effective. Certain provisions of STERIS’s current articles of association will not be replicated in STERIS Ireland’s Constitution, and certain provisions that will be included in STERIS Ireland’s Constitution are not in STERIS’s current articles of association. See the section captioned “Comparison of the Rights of STERIS Shareholders and STERIS Ireland Shareholders” beginning on page 87.

Except where otherwise indicated, the description below reflects the STERIS Ireland Constitution as those documents will be in effect as of the Effective Date.

Capital Structure

The rights of and restrictions applicable to the STERIS Ireland ordinary shares are prescribed in the STERIS Ireland Constitution, subject to the Irish Companies Act.

Authorized Share Capital

STERIS Ireland has an authorized share capital of [●] comprising [●] ordinary shares of $100 each, [●] ordinary shares of $0.001 each and [●] preferred shares of $0.001 each, plus €25,000 divided into 25,000 deferred ordinary shares of €1.00 each.

The ordinary shares of $100 each and the [●] ordinary shares of $0.001 each constitute the same class and rank pari passu in all respects. The ordinary shares of par value $100 per share are being issued pursuant to the Scheme and, unless the STERIS Ireland Board determines otherwise, all other issuances of ordinary shares shall be ordinary shares of par value $0.001 (including any shares to be issued upon the exercise or vesting of any equity share awards).

The authorized share capital includes €25,000 divided into 25,000 deferred ordinary shares of €1.00 each in order to satisfy minimum statutory capital requirements for all Irish public limited companies. The holder of the deferred ordinary shares is not entitled to receive any dividend or distribution, to attend, speak or vote at any general meeting, and has no effective rights to participate in the assets of STERIS Ireland.

Under the STERIS Ireland Constitution, STERIS Ireland may issue shares up to its maximum authorized share capital. The authorized share capital may be increased or reduced by a resolution approved by a simple majority of the votes cast at a general meeting of the shareholders, referred to under Irish law as an “ordinary resolution.”

Under Irish law, the directors of a company may issue new ordinary or preferred shares without shareholder approval once authorized to do so by the constitution or by an ordinary resolution adopted by the shareholders at a general meeting. The authorization may be granted for a maximum period of five years, at which point it must be renewed by the shareholders by an ordinary resolution. The STERIS Ireland Constitution authorizes the STERIS Ireland Board to allot shares of STERIS Ireland with an aggregate par value amount up to the maximum of its authorized but unissued share capital without shareholder approval for a period of five years from the date of adoption of the STERIS Ireland Constitution. The authority to issue preferred shares provides us with the flexibility to consider and respond to future business needs and opportunities as they arise from time to time, including in connection with capital raising, financing and acquisition transactions or opportunities.

Under the STERIS Ireland Constitution, the STERIS Ireland Board will be authorized to issue preferred shares on a non-pre-emptive basis, with discretion as to the terms attaching to the preferred shares, including as to voting, dividend and conversion rights and priority relative to other classes of shares with respect to dividends and upon a liquidation. As described in the preceding paragraph, this authority extends until five years from the date of the adoption of the STERIS Ireland Constitution, at which time it will expire unless renewed by our shareholders.

Notwithstanding this authority, under the Irish Takeover Rules (as defined below) the STERIS Ireland Board would not be permitted to issue any of the shares, including preferred shares, during a period when an offer has been made for STERIS Ireland or is believed to be imminent unless the issue is (i) approved by our shareholders at a general meeting; (ii) consented to by the Irish Takeover Panel on the basis it would not constitute action frustrating the offer; (iii) consented to by the Irish Takeover Panel and approved by ordinary resolutions of shareholders; (iv) consented to by the Irish Takeover Panel in circumstances where a contract for the issue of the shares had been entered into prior to that period; or (v) consented to by the Irish Takeover Panel in circumstances where the issue of the shares was decided by our directors prior to that period and either action has been taken to implement the issuance (whether in part or in full) prior to such period or the issuance was otherwise in the ordinary course of business.

While STERIS Ireland does not have any current specific plans, arrangements or understandings, written or oral, to issue any preferred shares for any purpose, we are continually evaluating our financial position and analyzing the possible benefits of issuing additional debt securities, equity securities, convertible securities or a combination thereof in connection with, among other things: (i) repaying indebtedness; (ii) financing acquisitions; or (iii) strengthening our balance sheet. The availability of preferred shares gives us flexibility to respond to future capital raising, financing and acquisition needs and opportunities without the delay and expense associated with holding an extraordinary general meeting of our shareholders to obtain further shareholder approval.

The STERIS Ireland Constitution will permit the STERIS Ireland Board, without shareholder approval, to determine the terms of any preferred shares that we may issue.

Irish law does not recognize fractional shares held of record. Accordingly, the STERIS Ireland Constitution does not provide for the issuance of fractional ordinary shares, and our official Irish share register will not reflect any fractional shares.

Issued Share Capital

The Scheme will result in each Scheme Share being cancelled and an equivalent number of STERIS ordinary shares being re-issued to STERIS Ireland, and STERIS shareholders will receive one STERIS Ireland ordinary share as consideration for each STERIS ordinary share so cancelled which is subject to the Scheme.

An additional 25,000 deferred STERIS Ireland deferred shares will be issued to Matsack Nominees Limited to meet the Irish statutory minimum capital requirements of an Irish public limited company. The deferred ordinary shares will remain outstanding following the completion of the Redomiciliation and will continue to be held thereafter by Matsack Nominees Limited until redeemed or surrendered. These STERIS Ireland deferred shares (i) will not have any voting rights, (ii) will not entitle the holders thereof to any dividends or other distributions of STERIS Ireland, and (iii) will not entitle the holders thereof to participate in the surplus assets of STERIS Ireland on a winding-up beyond, in total, the nominal value of such STERIS Ireland deferred shares held (subject to the prior repayment of the amount paid-up on each of the STERIS Ireland shares plus an additional amount of $5,000,000 in cash per ordinary share). Accordingly, these STERIS Ireland deferred shares will not dilute the economic ownership of the STERIS Ireland shareholders.

Under the STERIS Ireland Constitution, subject to the Irish Companies Act, the STERIS Ireland Board (or an authorized committee of the STERIS Ireland Board) is authorized to approve the allotment, issue, grant and disposal of, or otherwise deal with, shares, options, equity awards, rights over shares, warrants, other securities and derivatives (including unissued shares) in or of STERIS Ireland to such persons, at such times and on such terms as it thinks fit (including specifying the conditions of allotment of shares for the purposes of the Irish Companies Act).

Preemptive Rights

Under Irish law, certain statutory preemption rights apply automatically in favor of shareholders where shares are to be issued for cash. However, STERIS Ireland has opted to disapply these preemption rights in the STERIS Ireland Constitution in respect of shares of STERIS Ireland with an aggregate par value amount up to the maximum of its authorized but unissued share capital.

Irish law requires this disapplication to be renewed at least every five years by 75% of the votes cast at a general meeting of shareholders, referred to under Irish law as a “special resolution.” If the disapplication is not renewed, shares issued for cash must be offered to existing shareholders of STERIS Ireland on a pro rata basis to their existing shareholdings before the shares may be issued to any new shareholders.

Statutory preemption rights do not apply (i) where shares are issued for non-cash consideration (such as in a stock-for-stock acquisition), (ii) to the issue of non-equity shares (that is, shares that have the right to participate only up to a specified amount in any income or capital distribution) or (iii) where shares are issued pursuant to an employee stock option or similar equity plan.

Dividends

Under Irish law, STERIS Ireland will be able to declare dividends and make distributions only out of “distributable profits.” Distributable profits are the accumulated realized profits of STERIS Ireland that have not previously been utilized in a distribution or capitalization less accumulated realized losses that have not previously been written off in a reduction or reorganization of capital, and include reserves created by way of a reduction of capital. In addition, no distribution or dividend may be paid or made by STERIS Ireland unless the net assets of STERIS Ireland are equal to, or exceed, the aggregate of STERIS Ireland’s called up share capital plus its undistributable reserves and the distribution does not reduce STERIS Ireland’s net assets below such aggregate. Undistributable reserves include the undenominated capital, the capital redemption reserve fund and the amount by which STERIS Ireland’s accumulated unrealized profits that have not previously been utilized by any capitalization exceed STERIS Ireland’s accumulated unrealized losses that have not previously been written off in a reduction or reorganization of capital.

The determination as to whether or STERIS Ireland has sufficient distributable profits to fund a dividend must be made by reference to its “relevant financial statements.” The “relevant financial statements” will be either the last set of unconsolidated annual audited financial statements or other financial statements properly prepared in accordance with the Irish Companies Act, which give a “true and fair view” of STERIS Ireland’s unconsolidated financial position and accord with accepted accounting practice.

The mechanism as to who declares a dividend and when a dividend shall become payable is governed by the STERIS Ireland Constitution. The STERIS Ireland Constitution authorizes the STERIS Ireland Board to declare interim dividends without shareholder approval if it considers that the financial position of STERIS Ireland justifies such payment. The STERIS Ireland Board may also recommend a dividend to be approved and declared by the shareholders at a general meeting. No dividend issued may exceed the amount recommended by the STERIS Ireland Board. The STERIS Ireland Constitution provides that dividends may be paid in cash, property or paid-up shares.

Except as otherwise provided by the rights attached to the shares, all shares will carry a pro rata entitlement to the receipt of dividends. Unless provided for by the rights attached to a STERIS Ireland ordinary share, no dividend or other monies payable by STERIS Ireland in respect of a STERIS Ireland ordinary share shall bear interest.

If a dividend cannot be paid to a STERIS Ireland shareholder or otherwise remains unclaimed, the STERIS Ireland Board may pay it into a separate STERIS Ireland account and STERIS Ireland will not be a trustee in respect thereof. A dividend that remains unclaimed for a period of twelve years after the payment date will be forfeited and will revert to STERIS Ireland.

Share Repurchases, Redemptions and Conversions

Repurchases and Redemptions

The STERIS Ireland Constitution provides that STERIS Ireland may purchase its own shares and redeem outstanding redeemable shares. Under the Irish law, shares can only be purchased or redeemed out of: (i) distributable reserves; or (ii) the proceeds of a new issue of shares made for the purpose of the purchase or redemption.

Under the Irish Companies Act, a company may purchase its own shares either (i) “on-market” on a recognized stock exchange, which includes the NYSE; or (ii) “off-market” (i.e., otherwise than on a recognized stock exchange).

For STERIS Ireland to make “on-market” purchases of its ordinary shares, shareholders must provide general authorization to the company to do so by way of an ordinary resolution. For so long as a general authority is in force, no additional shareholder authority for a particular “on-market” purchase is required. Such authority can be given for a maximum period of five years before it requires to be renewed, and must specify: (i) the maximum number of shares that may be purchased; and (ii) the maximum and minimum prices that may be paid for the shares by specifying particular sums or providing a formula.

For an “off-market” purchase, the proposed purchase contract must be authorized by special resolution of the shareholders before the contract is entered into.

Separately, STERIS Ireland can redeem (as opposed to purchase) its redeemable shares once permitted to do so by its articles (without the requirement for additional shareholder authority).

STERIS Ireland’s Constitution provides that, unless the STERIS Ireland Board determines otherwise, any ordinary share that STERIS Ireland has agreed to acquire shall be automatically converted into a redeemable share. Accordingly, for purposes of the Irish Companies Act, unless the STERIS Ireland’s Board determines otherwise, the purchase of ordinary shares by STERIS Ireland will technically be effected as a redemption of those shares. If STERIS Ireland’s Constitution did not contain such provision, purchases of ordinary shares by STERIS Ireland would require to be effected as “on-market” or “off-market” purchases, as described above.

Repurchased and redeemed shares may be cancelled or held as treasury shares, provided that the par value of treasury shares held by STERIS Ireland at any time must not exceed 10% of the par value of STERIS Ireland’s issued share capital.

Purchases by Subsidiaries

Under Irish law, a subsidiary of STERIS Ireland may purchase the shares of STERIS Ireland either “on-market” or “off-market,” provided such purchases are authorized by the shareholders of STERIS Ireland as outlined above. The redemption option is not available to a subsidiary of STERIS Ireland.

The number of ordinary shares held by STERIS Ireland’s subsidiaries at any time will count as treasury shares and will be included in any calculation of the permitted treasury share threshold of 10% of the nominal value of the issued shares capital. While a subsidiary holds any of our shares, it cannot exercise voting rights in respect of those shares. The acquisition of our ordinary shares by a subsidiary must be funded out of distributable profits of the subsidiary.

STERIS Ireland cannot exercise any rights in respect of any treasury shares. Treasury shares can either be held in treasury, re-issued “on-market” or “off-market” or cancelled. Depending on the circumstances of their acquisition, treasury shares may be held indefinitely or require to be cancelled after one or three years. The re-issue of treasury shares requires to be made pursuant to a valid and subsisting shareholder authority given by way of a special resolution.

Any shares of STERIS Ireland purchased and held by subsidiaries will count as treasury shares and will be included in the calculation of the 10% permitted treasury threshold.

Consolidation and Division; Subdivision

Under the Irish Companies Act, STERIS Ireland may, by ordinary resolution, consolidate and divide all or any of its share capital into shares of larger par value than its existing shares, or subdivide its shares into smaller amounts.

Reduction of Share Capital

STERIS Ireland may reduce its share capital by way of a court approved procedure that also requires approval by special resolution of STERIS Ireland shareholders at a general meeting.

Lien on Shares, Calls on Shares and Forfeiture of Shares

The STERIS Ireland Constitution provides that STERIS Ireland will have a first and paramount lien on every share that is not a fully paid up share for an amount equal to the unpaid portion of such share. Subject to the terms of their allotment, directors may call for any unpaid amounts in respect of any shares to be paid, and if payment is not made, the shares may be forfeited. STERIS Ireland will not have a lien on any fully paid shares. These provisions are customary in the constitution of an Irish public company limited by shares.

General Meetings of Shareholders

STERIS Ireland must hold its annual general meeting within the nine month period beginning with the day following its accounting reference date (which is its accounting year end of March 31).

In addition to any SEC mandated resolutions, the business of STERIS Ireland’s annual general meeting is required to include: (a) the consideration of STERIS Ireland’s statutory financial statements; (b) the review by the shareholders of STERIS Ireland’s affairs; (c) the election and reelection of directors in accordance with the STERIS Ireland Constitution; (d) the appointment or reappointment of the Irish statutory auditors; (e) the authorization of the directors to approve the remuneration of the statutory auditors; and (f) the declaration of dividends (other than interim dividends).

The STERIS Ireland Constitution provides that the STERIS Ireland Board may convene general meetings of the shareholders at any place they so designate. All general meetings, other than annual general meetings, are referred to as “extraordinary general meetings” at law.

If a general meeting is held outside Ireland, STERIS Ireland has a duty, at its expense, to make all necessary arrangements to ensure that shareholders can by technological means participate in any such meeting without leaving Ireland.

The STERIS Ireland Constitution requires that notice of an annual general meeting of shareholders must be delivered to the shareholders at least 21 clear days and no more than 60 clear days before the meeting. Shareholders must be notified of all general meetings (other than annual general meetings) at least 14 clear days and no more than 60 clear days prior to the meeting (provided that, in the case of an extraordinary general meeting for the passing of a special resolution, at least 21 clear days’ notice is required).

Notice periods for general meetings can be shortened if all shareholders entitled to attend and vote at the meeting agree to hold the meeting at short notice.

“Clear days” means calendar days and excludes (1) the date on which a notice is given or a request received; and (2) the date of the meeting itself.

Calling Special Meetings of Shareholders

The STERIS Ireland Constitution provides that general meetings of shareholders may be called on the order of the STERIS Ireland Board.

Under Irish law, one or more shareholders representing at least 10% of the paid up share capital of STERIS Ireland carrying voting rights have the right to requisition the holding of an extraordinary general meeting. For details of the relevant procedural requirements, see “Comparison of the Rights of STERIS Shareholders and STERIS Ireland Shareholders—Shareholder Proposals” beginning on page 101.

Serious Loss of Capital

If the directors of STERIS Ireland become aware that the assets of STERIS Ireland are half or less of the amount of STERIS Ireland’s called up share capital, the directors must convene an extraordinary general meeting of STERIS Ireland not later than 28 days after the earliest day on which that fact is known to a director (and the general meeting must be convened for a date not later than 56 days from that day). The meeting must be convened for the purpose of considering whether any, and if so what, measures should be taken to address the situation.

Quorum for Meetings of Shareholders

Under the STERIS Ireland Constitution, holders of at least a simple majority of the shares issued and entitled to vote at a general meeting, shall constitute a quorum.

The necessary quorum at a separate general meeting of the holders of any class of shares shall be holders of at least a simple majority of that class of shares issued and entitled to vote.

Voting Rights

Under the STERIS Ireland Constitution, each holder of STERIS Ireland ordinary shares is entitled to one vote for each ordinary share that he or she holds as of the record date for the meeting. The holder of the deferred ordinary shares is not entitled to a vote. No voting rights shall be exercised in respect of any shares held as treasury shares. Any shares held by the subsidiaries will count as treasury shares for this purpose, and such subsidiaries cannot therefore exercise any voting rights in respect of those shares.

All resolutions at an annual general meeting or other general meeting will be decided on a poll.

On a poll every shareholder who is present, in person or by proxy, at the general meeting, is entitled to one vote for every STERIS Ireland ordinary share held by such shareholder.

On a separate general meeting of the holders of any class of shares, all votes will be taken on a poll and each holder of shares of the class will, on a poll, have one vote in respect of every share of that class held by such shareholder.

Under the Irish Companies Act and the STERIS Ireland Constitution, certain matters require “ordinary resolutions,” which must be approved by at least a majority of the votes cast, in person or by proxy, by shareholders at a general meeting, and certain other matters require “special resolutions,” which require the affirmative vote of at least 75% of the votes cast, in person or by proxy, by shareholders at a general meeting.

An ordinary resolution is needed (among other matters) to: remove a director; provide, vary or renew the directors’ authority to allot shares and to appoint directors (where appointment is by shareholders).

A special resolution is needed (among other matters) to: alter a company’s constitution, exclude statutory preemptive rights on allotment of securities for cash (up to five years); reduce a company’s share capital; re-register a public company as a private company (or vice versa); and approve a scheme of arrangement.

The chairman at a general meeting has a casting vote if equal votes are cast for and against a resolution on a poll.

Cumulative voting is not recognized under Irish law.

Shareholder Action by Written Consent

Under Irish law, a public limited company’s shareholders can pass a resolution by written consent.

Variation of Rights Attaching to a Class of Shares

Under the STERIS Ireland Constitution and the Irish Companies Act, any variation of class rights attaching to our issued shares must be approved by a special resolution of our shareholders of the affected class or with the consent in writing of the holders of 75% of all the votes of that class of shares.

Inspection of Books and Records

Generally, the register of shareholders of STERIS Ireland may be inspected during business hours (1) for free, by its shareholders, and (2) for a fee by any other person.

Documents may be copied for a fee.

The service contracts, if any, of STERIS Ireland’s directors can be inspected by shareholders without charge and during business hours. A “service contract” includes any contract under which such a director undertakes personally to provide services to the company or a subsidiary company, whether in that person’s capacity as a director, an executive officer or otherwise. Service contracts with an unexpired term of less than three years are not required to be kept for inspection.

The shareholders of STERIS Ireland have the right to receive a copy of the STERIS Ireland Constitution.

The shareholders of STERIS Ireland may also inspect, without charge and during business hours, the minutes of meetings of the shareholders and obtain copies of the minutes for a fee.

In addition, the published annual statutory financial statements of STERIS Ireland are required to be available for shareholders at a general meeting and a shareholder is entitled to a copy of these financial statements. The shareholders have a right to receive financial statements of subsidiaries that have previously been sent to shareholders prior to an annual general meeting for the preceding ten years. The auditors’ report must be circulated to the shareholders with the financial statements prepared in accordance with Irish law 21 days before the annual general meeting and must be read to the shareholders at the annual general meeting.

Under Irish law, the shareholders of a company do not have the right to inspect the corporate books of a subsidiary of that company.

Acquisitions

Shareholder Approval of Merger or Consolidation

Irish law recognizes the concept of a statutory merger in three situations: (1) a domestic merger where an Irish private limited company merges with another Irish company (not being a public limited company) under Part 9 of the Irish Companies Act; (2) a domestic merger where an Irish public limited company merges with another Irish company under Part 17 of the Irish Companies Act; and (3) a cross border merger, where an Irish company merges with another company based in the European Economic Area under the European Communities (Cross Border Merger) Regulations 2008 of Ireland.

Under Irish law and subject to applicable U.S. securities laws and NYSE rules and regulations, where STERIS Ireland proposes to acquire another company, approval of STERIS Ireland’s shareholders is not required, unless effected as a direct domestic merger or direct cross-border merger as referred to above.

Under Irish law, where another company proposes to acquire STERIS Ireland, the requirement for the approval of the shareholders of STERIS Ireland depends on the method of acquisition.

Schemes of Arrangement

Under Irish law, schemes of arrangement are arrangements or compromises between a company and any class of shareholders or creditors, and are used in certain types of reconstructions, amalgamations, capital reorganizations or takeovers (similar to a merger in the United States). Such arrangements require the approval of: (i) a majority in number of shareholders or creditors (as the case may be) representing 75% in value of the creditors or class of creditors or shareholders or class of shareholders present and voting either in person or by proxy at a special meeting convened by order of the court; and (ii) the High Court of Ireland.

Once approved by the requisite shareholder and creditor majority, sanctioned by the High Court of Ireland and becoming effective, all shareholders and/or, as the case may be, creditors of the relevant class are bound by the terms of the scheme. Dissenting shareholders have the right to appear at the High Court hearing and make representations in objection to the scheme.

Takeover offer

The Irish Companies Act also provides that where (i) a takeover offer is made for shares, and (ii) following the offer, the offeror has acquired or contracted to acquire not less than 80% of the shares to which the offer relates, the offeror may require the other shareholders who did not accept the offer to transfer their shares on the terms of the offer.

A dissenting shareholder may object to the transfer on the basis that the offeror is not entitled to acquire is shares or to specify terms of acquisition different from those in the offer by applying to the court within 30 days of the date on which notice of the transfer was given. In the absence of fraud or oppression, and subject to strict compliance with the terms of the statute, the court is unlikely to order that the acquisition shall not take effect, but it may specify terms of the transfer that it finds appropriate.

A minority shareholder is also entitled in similar circumstances to require the offeror to acquire his or her shares on the terms of the offer.

Statutory Mergers

It is also possible for STERIS Ireland to be acquired by way of a domestic or cross-border statutory merger, as described above. Such mergers must be approved by a special resolution of shareholders. If the consideration being paid to shareholders is not all in the form of cash, dissenting shareholders may be entitled to require their shares be acquired for cash.

Asset Sales/Business Combinations

The STERIS Ireland Constitution provides that an ordinary resolution of the shareholders of STERIS Ireland is required for certain transactions relating to the sale of all or substantially all of the property or assets of STERIS Ireland other than to members of STERIS Ireland’s group of companies.

Related-Party Transactions

STERIS Ireland will be subject to the rules of the NYSE regarding related-party transactions.

Under Irish law, certain transactions between STERIS Ireland and any director of STERIS Ireland are prohibited unless approved by the shareholders, such as loans, credit transactions and substantial property transactions. This prohibition extends to transactions with close personal relations and companies controlled by any such director.

Shareholder Suits

Under Irish law, the power to initiate a lawsuit on behalf of the company is generally a matter for the board of directors, and shareholders’ rights to initiate a derivative lawsuit on behalf of the company are limited.

The central question at issue in deciding whether a shareholder may be entitled to bring a derivative action is whether, unless the action is brought, a wrong committed against the company would go unredressed.

The principal case law in Ireland indicates that to bring a derivative action, a person must first establish a prima facie case: (a) that the company is entitled to the relief claimed; and (b) that the action falls within one of the five exceptions derived from case law, as follows: (1) where an ultra vires or illegal act is perpetrated; (2) where more than a bare majority is required to ratify the “wrong” complained of; (3) where the shareholders’ personal rights are infringed; (4) where a fraud has been perpetrated upon a minority by those in control; or (5) where the justice of the case requires.

While Irish law only permits a shareholder to bring a derivative action and initiate a lawsuit on behalf of the company in limited circumstances, it does permit a shareholder whose name is on the register of shareholders of a company to apply for a court order where the company’s affairs are being conducted or the powers of the company’s directors are being exercised: (1) in a manner oppressive to him or her or any of the shareholders; or (2) in disregard of his or her or their interests as shareholders.

Oppression connotes conduct that is burdensome, harsh and wrongful. Furthermore, the oppression or the disregard of interests must result from either the conduct of the affairs of the company or the exercise of the powers of the directors.

This is a statutory remedy and an Irish court has wide discretion to make such order as it sees fit.

Lawsuits brought by a shareholder on behalf of the company may be brought exclusively in the courts of Ireland when they are related to or in connection with a derivative claim, an alleged breach of fiduciary or other duty by a director, officer or employee of STERIS Ireland or any other claim against STERIS Ireland or its directors, officers and employees under Irish law or pursuant to the constitution.

Short Swing Profits

As a company listed on the NYSE and subject to the Exchange Act, directors and officers of STERIS Ireland would be subject to the U.S. securities laws, including the prohibitions on “short swing” trading.

Disclosure of Interests in Shares

The Schedule 13D and Schedule 13G reporting regime will continue to apply to STERIS Ireland as it will have its shares registered under Section 12 of the Exchange Act.

Under the Irish Companies Act, a shareholder must notify us if, as a result of a transaction, the shareholder will become interested in three percent or more of our voting shares, or if as a result of a transaction a shareholder who was interested in three percent or more of our voting shares ceases to be so interested. Where a shareholder is interested in three percent or more of our voting shares, the shareholder must notify us of any alteration of his or her interest that brings his or her total holding through the nearest whole percentage number, whether an increase or a reduction. The relevant percentage figure is calculated by reference to the aggregate nominal value of the voting shares in which the shareholder is interested as a proportion of the entire nominal value of our issued share capital (or any such class of share capital in issue). Where the percentage level of the shareholder’s interest does not amount to a whole percentage, this figure may be rounded down to the next whole number. We must be notified within five business days of the transaction or alteration of the shareholder’s interests that gave rise to the notification requirement. If a shareholder fails to comply with these notification requirements, the shareholder’s rights in respect of any of our shares it holds will not be enforceable, either directly or indirectly. However, such person may apply to the court to have the rights attaching to such shares reinstated.

In addition, Irish law provides that a company may, by notice in writing, require a person whom the company knows or reasonably believes to be or to have been within the three preceding years, interested in its issued voting share capital to: (1) confirm whether this is or is not the case; and (2) if this is the case, to give further information that it requires relating to his or her interest and any other interest in the company’s shares of which he or she is aware.

The disclosure must be made within a reasonable period as specified in the relevant notice which may be as short as one or two days.

If the recipient of the notice fails to respond within the reasonable time period specified in the notice, we may apply to the High Court of Ireland for an order directing that the affected shares be subject to certain restrictions, as prescribed by the Irish Companies Act, as follows: (1) any transfer of those shares or, in the case of unissued shares, any transfer of the right to be issued with shares and any issue of shares, shall be void; (2) no voting rights shall be exercisable in respect of those shares; (3) no further shares shall be issued in right of those shares or in pursuance of any offer made to the holder of those shares; and (4) no payment shall be made of any sums due from us on those shares, whether in respect of capital or otherwise.

The court may also order that shares subject to any of these restrictions be sold with the restrictions terminating upon the completion of the sale.

In the event we are in an offer period pursuant to the Irish Takeover Rules, accelerated disclosure provisions apply for persons holding an interest in our securities of one percent or more.

Irish Takeover Rules

Following the completion of the Redomiciliation, STERIS Ireland will be subject to the Irish Takeover Panel Act 1997, as amended, and the Irish Takeover Rules promulgated thereunder, which regulate the conduct of takeovers of, and certain other relevant transactions affecting, Irish public limited companies listed on certain stock exchanges, including the NYSE. The Irish Takeover Rules are administered by the Irish Takeover Panel, which has supervisory jurisdiction over such transactions. Among other matters, the Irish Takeover Rules operate to ensure that no offer is frustrated or unfairly prejudiced and, in the case of multiple bidders, that there is a level playing field. For example, pursuant to the Irish Takeover Rules, the Board of STERIS Ireland will not be permitted, without shareholder approval, to take certain actions that might frustrate an offer for STERIS Ireland once the Board of STERIS Ireland has received an approach that may lead to an offer or has reason to believe an offer is, or may be, imminent.

STERIS is not currently subject to the U.K.’s City Code on Takeovers and Mergers. However, the STERIS articles of association currently provide the STERIS Board with the power to regulate takeovers and attempted takeovers of the company in a manner which, to some extent, replicates or is similar to the provisions of the U.K. City Code on Takeovers and Mergers, which contains many similarities to the Irish Takeover Rules.

A transaction in which a third party seeks to acquire 30% or more of our voting rights and any other acquisitions of our securities will be governed by the Irish Takeover Panel Act 1997, as amended, and the Irish Takeover Rules made thereunder, or the Irish Takeover Rules, and will be regulated by the Irish Takeover Panel. The “General Principles” of the Irish Takeover Rules and certain important aspects of the Irish Takeover Rules are described below.

General Principles

The Irish Takeover Rules are built on the following General Principles which will apply to any transaction regulated by the Irish Takeover Panel: (1) in the event of an offer, all holders of securities of the target company must be afforded equivalent treatment and, if a person acquires control of a company, the other holders of securities must be protected; (2) the holders of securities in the target company must have sufficient time and information to enable them to reach a properly informed decision on the offer; where it advises the holders of securities, the board of directors of the target company must give its views on the effects of the implementation of the offer on employment, employment conditions and the locations of the target company’s place of business; (3) a target company’s board of directors must act in the interests of that company as a whole and must not deny the holders of securities the opportunity to decide on the merits of the offer; (4) false markets must not be created in the securities of the target company, the bidder or any other company concerned by the offer in such a way that the rise or fall of the prices of the securities becomes artificial and the normal functioning of the markets is distorted; (5) a bidder can only announce an offer after ensuring that he or she can fulfill in full the consideration offered, if such is offered, and after taking all reasonable measures to secure the implementation of any other type of consideration; (6) a target company may not be hindered in the conduct of its affairs longer than is reasonable by an offer for its securities; and (7) a “substantial acquisition” of securities, whether such acquisition is to be effected by one transaction or a series of transactions, shall take place only at an acceptable speed and shall be subject to adequate and timely disclosure.

Mandatory Bid

Under certain circumstances, a person who acquires shares, or other voting securities, of a company may be required under the Irish Takeover Rules to make a mandatory cash offer for the remaining outstanding voting securities in that company at a price not less than the highest price paid for the securities by the acquiror, or any parties acting in concert with the acquiror, during the previous 12 months. This mandatory bid requirement is triggered if an acquisition of securities would increase the aggregate holding of an acquiror, including the holdings of any parties acting in concert with the acquiror, to securities representing 30% or more of the voting rights in a company, unless the Irish Takeover Panel otherwise consents. An acquisition of securities by a person holding, together with its concert parties, securities representing between 30% and 50% of the voting rights in a company would also trigger the mandatory bid requirement if, after giving effect to the acquisition, the percentage of the voting rights held by that person, together with its concert parties, would increase by 0.05% within a 12-month period. Any person, excluding any parties acting in concert with the holder, holding securities representing more than 50% of the voting rights of a company is not subject to these mandatory offer requirements in purchasing additional securities.

Voluntary Bid; Requirements to Make a Cash Offer and Minimum Price Requirements

If a person makes a voluntary offer to acquire our outstanding ordinary shares, the offer price must not be less than the highest price paid for our ordinary shares by the bidder or its concert parties during the three-month period prior to the commencement of the offer period. The Irish Takeover Panel has the power to extend the “look back” period to 12 months if the Irish Takeover Panel, taking into account the General Principles, believes it is appropriate to do so.

If the bidder or any of its concert parties has acquired our ordinary shares (1) during the 12-month period prior to the commencement of the offer period that represent more than 10% of our total ordinary shares or (2) at any time after the commencement of the offer period, the offer must be in cash or accompanied by a full cash alternative and the price per ordinary share must not be less than the highest price paid by the bidder or its concert parties during, in the case of clause (1), the 12-month period prior to the commencement of the offer period or, in the case of (2), the offer period. The Irish Takeover Panel may apply this Rule to a bidder who, together with its concert parties, has acquired less than 10% of our total ordinary shares in the 12-month period prior to the commencement of the offer period if the Irish Takeover Panel, taking into account the General Principles, considers it just and proper to do so.

An offer period will generally commence from the date of the first announcement of the offer or proposed offer.

Substantial Acquisition Rules

The Irish Takeover Rules also contain rules governing substantial acquisitions of shares and other voting securities which restrict the speed at which a person may increase his or her holding of shares and rights over shares to an aggregate of between 15% and 30% of the voting rights of the company. Except in certain circumstances, an acquisition or series of acquisitions of shares or rights over shares representing 10% or more of the voting rights of the company is prohibited, if such acquisition(s), when aggregated with shares or rights already held, would result in the acquirer holding 15% or more but less than 30% of the voting rights of the company and such acquisitions are made within a period of seven days. These rules also require accelerated disclosure of acquisitions of shares or rights over shares relating to such holdings.

Rights of Dissenting Shareholders

Irish law does not generally provide for appraisal rights. However Irish law provides for dissenters’ rights in certain situations, as described below: (1) under a takeover offer, an offeror which has acquired or contracted to acquire not less than 80% of the shares to which the offer relates may require the other shareholders who did not accept the offer to transfer their shares on the terms of the offer. Dissenting shareholders have the right to apply to the High Court of Ireland for relief; (2) a takeover scheme of arrangement which has been approved by the requisite shareholder majority and sanctioned by the High Court of Ireland will be binding on all shareholders. Dissenting shareholders have the right to appear at the High Court hearing and make representations in objection to the scheme; and (3) in the case of a domestic or cross-border statutory merger, if the consideration being paid to shareholders is not all in the form of cash, dissenting shareholders may be entitled to require their shares be acquired for cash.

Anti-Takeover Measures

Frustrating Action

Under the Irish Takeover Rules, the STERIS Ireland Board is not permitted to take any action that might frustrate an offer for our shares once the STERIS Ireland Board has received an approach that may lead to an offer or has reason to believe that such an offer is or may be imminent, subject to certain exceptions. Potentially frustrating actions such as (1) the issue of shares, options, restricted share units or convertible securities, (2) material acquisitions or disposals, (3) entering into contracts other than in the ordinary course of business or (4) any action, other than seeking alternative offers, which may result in frustration of an offer, are prohibited during the course of an offer or at any earlier time during which the STERIS Ireland Board has reason to believe an offer is or may be imminent. Exceptions to this prohibition are available where: (a) the action is approved by our shareholders at a general meeting; or (b) the Irish Takeover Panel has given its consent, where: (i) it is satisfied the action would not constitute frustrating action; (ii) our shareholders holding more than 50% of the voting rights state in writing that they approve the proposed action and would vote in favor of it at a general meeting; (iii) the action is taken in accordance with a contract entered into prior to the announcement of the offer, or any earlier time at which the Board considered the offer to be imminent; or (iv) the decision to take such action was made before the announcement of the offer and either has been at least partially implemented or is in the ordinary course of business.

Shareholder Rights’ Plan

Irish law does not expressly authorize or prohibit companies from issuing share purchase rights or adopting a shareholder rights’ plan as an anti-takeover measure. However, there is no directly relevant case law on the validity of such plans under Irish law. In addition, such a plan would be subject to the Irish Takeover Rules and the General Principles underlying the Irish Takeover Rules. The STERIS Ireland Constitution allows the STERIS Ireland Board to adopt a shareholder rights’ plan and to grant rights to subscribe for shares of STERIS Ireland thereunder. See the section captioned “Comparison of the rights of STERIS Shareholders and STERIS Ireland Shareholders – Anti-takeover measures”, for more information, beginning on page 111.

Subject to the Irish Takeover Rules, the STERIS Ireland Board also has power to issue any of our authorized and unissued shares on such terms and conditions as it may determine and any such action should be taken in STERIS Ireland’s best interests. It is possible, however, that the terms and conditions of any issue of preference shares could discourage a takeover or other transaction that holders of some or a majority of the ordinary shares believe to be in their best interests or in which holders might receive a premium for their shares over the then-market price of the shares.

Insider Dealing

The Irish Takeover Rules also provide that no person, other than the bidder, who is privy to confidential price-sensitive information concerning an offer made in respect of the acquisition of a company (or a class of securities) or a contemplated offer shall deal in relevant securities of the target during the period from the time at which such person first has reason to suppose that such an offer, or an approach with a view to such an offer being made, is contemplated to the time of (i) the announcement of such offer or approach or (ii) the termination of discussions relating to such offer, whichever is earlier.

Corporate Governance

Under Irish law and the STERIS Ireland Constitution, the authority for the overall management of STERIS Ireland is vested in the STERIS Ireland Board. The STERIS Ireland Board may delegate any of its powers on such terms as it thinks fit in accordance with the STERIS Ireland Constitution and Irish law, although, the STERIS Ireland Board will remain responsible, as a matter of Irish law, for the proper management of the affairs of STERIS Ireland. The directors must ensure that any delegation is and remains appropriate and that an adequate system of control and supervision is in place.

The Board of Directors will have a standing audit committee, a compensation committee and a nominating and governance committee. It is also the intention of STERIS Ireland to adopt corporate governance policies, including a code of conduct and an insider trading policy.

Legal Name; Formation; Fiscal Year; Registered Office

The current legal and commercial name of STERIS Ireland is STERIS Limited (registration number 595593). STERIS Ireland was incorporated under the laws of Ireland on December 22, 2016 as “Joahville Limited” and renamed “STERIS Limited” on October 25, 2018. STERIS Ireland will be re-registered as an Irish public limited company and renamed “STERIS plc” prior to the completion of the Redomiciliation. STERIS Ireland’s fiscal year ends on March 31 and its registered address is 70 Sir John Rogerson’s Quay, Dublin 2. For more information regarding STERIS Ireland, see the section captioned “Companies Involved in the Redomiciliation” beginning on page 35.

Directors

Number of Directors

The STERIS Ireland Constitution provides that the number of directors shall be as the STERIS Ireland board may determine from time to time and at the date of adoption of the STERIS Ireland Constitution shall be not more than 15 and not less than seven in number. Immediately following the completion of the Scheme there will be 11 directors on the STERIS Ireland Board.

Appointment of Directors

Both STERIS Ireland shareholders and the STERIS Ireland Board have the power to appoint a person as a director by simple majority resolution, either to fill a vacancy or as an additional position.

Under the STERIS Ireland Constitution, shareholders have further notification requirements in addition to what is required under Irish law in order to bring a resolution before a meeting of shareholders. See the section captioned “Comparison of the Rights of STERIS Shareholders and STERIS Ireland Shareholders—Shareholder Proposals” beginning on page 101.

Election of Directors

Under the STERIS Ireland Constitution, starting with the annual general meeting to be held in 2019, directors shall stand for election or re-election at each annual general meeting. Notwithstanding that a director might not be re-elected at an annual general meeting, such director shall hold office until his successor is elected or appointed by the STERIS Ireland Board or until he resigns or is removed.

Removal of Directors and Vacancies

Under Irish law and the STERIS Ireland Constitution, shareholders may remove a director without cause by ordinary resolution, provided that at least 28 clear days’ notice of the resolution is given to STERIS Ireland and the shareholder(s) comply with the relevant procedural requirements. See “Comparison of the Rights of STERIS Shareholders and STERIS Ireland Shareholders—Shareholder Proposals” beginning on page 101. The power of removal is without prejudice to any claim for damages for breach of contract (e.g., employment contract) which the director may have against STERIS Ireland in respect of his or her removal.

Under Irish law, one or more shareholders representing at least 10% of the paid up share capital of STERIS Ireland carrying voting rights have the right to requisition the holding of an extraordinary general meeting at which such a resolution to remove a director (and appoint a replacement) may be proposed.

The STERIS Ireland Constitution provides that vacancies in the board of directors may be filled by the STERIS Ireland Board.

Duration; Dissolution; Rights upon Liquidation

The duration of STERIS Ireland will be unlimited. STERIS Ireland may be dissolved and wound up at any time by way of a shareholders’ voluntary winding up or a creditors’ winding up. In the case of a shareholders’ voluntary winding up, a special resolution of shareholders is required. STERIS Ireland may also be dissolved by way of court order on the application of a creditor, or by the Companies Registration Office as an enforcement measure if it has failed to file certain returns. STERIS Ireland may also be dissolved by the Director of Corporate Enforcement in Ireland where our affairs have been investigated by an inspector and it appears from the report or any information obtained by the Director of Corporate Enforcement that STERIS Ireland should be wound up.

If the STERIS Ireland Constitution contains no specific provisions in respect of a dissolution or winding up, then, subject to the priorities of any creditors, the assets will be distributed to our shareholders in proportion to the paid-up nominal value of the shares held. The STERIS Ireland Constitution contains no specific provisions in respect of a winding up, but the rights of the shareholders may be subject to the rights of any preference shareholders to participate under the terms of any series or class of preferred shares.

Uncertificated Shares

Shares of STERIS Ireland may be held in either certificated or uncertificated form.

No Liability for Further Calls or Assessments

The shares to be issued in the Redomiciliation will be duly and validly issued and fully paid and non-assessable.

Transfer and Registration of Shares

STERIS Ireland will maintain a share register or otherwise cause a share register to be maintained. The registration in that register will be used to determine which STERIS Ireland shareholders are entitled to vote at meetings of STERIS Ireland shareholders. A STERIS Ireland shareholder who holds shares beneficially will not be the holder of record of such shares. Instead, the depository or other nominee will be the holder of record of those shares.

Accordingly, a transfer of shares from a person who holds such shares beneficially to a person who also holds such shares beneficially through a depository or other nominee will not be registered in STERIS Ireland’s official share register, as the depository or other nominee will remain the record holder of any such shares.

Under the STERIS Ireland Constitution, subject to the Irish Companies Act, certificated shares may be transferred upon surrender for cancellation of the share certificate(s) for the shares in question along with an instrument of transfer, duly executed, with such proof of authenticity of the signature as STERIS Ireland or its agents may reasonably require.

A written instrument of transfer is required under Irish law in order to register on STERIS Ireland’s official share register any transfer of shares (i) from a person who holds such shares directly to any other person,

(ii) from a person who holds such shares beneficially to a person who holds such shares directly or (iii) from a person who holds such shares beneficially to another person who holds such shares beneficially where the transfer involves a change in the depository or other nominee that is the record owner of the transferred shares. An instrument of transfer is also required for a shareholder who directly holds shares to transfer those shares into his or her own broker account (or vice versa). Such instruments of transfer may give rise to Irish stamp duty, which must be paid prior to registration of the transfer on STERIS Ireland’s official Irish share register. However, a shareholder who directly holds shares may transfer those shares into his or her own broker account (or vice versa) and this should not give rise to Irish stamp duty provided there is no change in the ultimate beneficial ownership of the shares as a result of the transfer and the transfer is not made in contemplation of a sale of the shares.

Any transfer of STERIS Ireland ordinary shares that is subject to Irish stamp duty will not be registered in the name of the transferee unless an instrument of transfer is duly stamped and provided to the STERIS Ireland transfer agent. STERIS Ireland, in its absolute discretion and insofar as the Irish Companies Act or any other applicable law permits, may, or may provide that a subsidiary of STERIS Ireland will, pay Irish stamp duty arising on a transfer of STERIS Ireland ordinary shares on behalf of the transferee of such STERIS Ireland ordinary shares. If stamp duty resulting from the transfer of ordinary shares which would otherwise be payable by the transferee is paid by STERIS Ireland or any of its subsidiaries on behalf of the transferee, then in those circumstances, STERIS Ireland will, on its behalf or on behalf of its subsidiary (as the case may be), be entitled to (i) seek reimbursement of the stamp duty from the transferee or the transferor (at its discretion), (ii) set-off the stamp duty against any dividends payable to the transferee of those STERIS Ireland ordinary shares and (iii) claim a first and permanent lien on the STERIS Ireland ordinary shares on which stamp duty has been paid by STERIS Ireland or its subsidiary for the amount of stamp duty paid. STERIS Ireland’s lien shall extend to all dividends paid on those STERIS Ireland ordinary shares. Parties to a share transfer may assume that any Irish stamp duty arising in respect of a transaction in STERIS Ireland’s ordinary shares has been paid unless one or both of such parties is otherwise notified by STERIS Ireland.

STERIS Ireland’s Constitution delegates to STERIS Ireland’s secretary, any assistant secretary or a relevant authorized delegate the authority to execute an instrument of transfer on behalf of a transferor.

To help ensure that our official share register is regularly updated to reflect trading of STERIS Ireland shares occurring through electronic systems, STERIS Ireland intends to regularly produce such instruments of transfer as may be required to effect any transfers of registered interests in shares. These may involve transactions for which it pays stamp duty, subject to the reimbursement and set-off rights described above. In the event that STERIS Ireland notifies one or both of the parties to a share transfer that it believes stamp duty is required to be paid in connection with such transfer and that it will not pay such stamp duty, the parties may either themselves arrange for the execution of the required instrument of transfer (and may request a form of instrument of transfer from STERIS Ireland for this purpose) or request that STERIS Ireland execute an instrument of transfer on behalf of the transferring party in a form determined by STERIS Ireland. In either event, if the parties to the share transfer have the instrument of transfer duly stamped (to the extent required) and then provide it to STERIS Ireland’s transfer agent, the transferee named therein will be registered as the registered holder of the relevant shares on STERIS Ireland’s official share register (subject to the matters described below).

The registration of transfers may be suspended by our directors at such times and for such period, not exceeding in the whole 30 days in each year, as our directors may from time to time determine.

Indemnification of Directors and Officers

Subject to exceptions, Irish law does not permit a company to exempt a director or certain officers from, or indemnify a director against, liability in connection with any negligence, default, breach of duty or breach of trust by a director in relation to the company.

The exceptions allow a company to: (a) purchase and maintain D&O Insurance against any liability attaching in connection with any negligence, default, breach of duty or breach of trust owed to the company; and

(b) indemnify a director or such other officer against any liability incurred in defending proceedings, whether civil or criminal: (i) in which judgment is given in his or her favor or in which he or she is acquitted; or (ii) in respect of which an Irish court grants him or her relief from any such liability on the grounds that he or she acted honestly and reasonably and that, having regard to all the circumstances of the case, he or she ought fairly to be excused for the wrong concerned.

The STERIS Ireland Constitution includes a provision which entitles every director to be indemnified by STERIS Ireland to the fullest extent permitted by law (including by funding any expenditure incurred or to be incurred by him or her) against any loss or liability incurred in his or her capacity as a director. The STERIS Ireland Constitution goes on to state that where a person is so indemnified, such indemnity may extend to all costs, losses, expenses and liabilities incurred by him or her. Any funds provided to a director to meet any expenditure incurred by him in connection with defending himself or in an investigation of any negligence, default, breach of duty or breach of trust by him or otherwise, must be repaid if he or she is convicted or judgment is given against him.

The STERIS Ireland Constitution also provides the STERIS Ireland Board with authority to purchase and maintain insurance at the expense of STERIS Ireland for the benefit of any person who is, or was at any time, a director or other officer or employee of the company or any associated company.

In addition to the provisions of the STERIS Ireland Constitution, it is common for a public limited company to enter into separate deeds of indemnity with directors or officers which essentially indemnifies the director or officer against claims brought by third parties to the fullest extent permitted under Irish law. STERIS Ireland intends to enter into such deeds of indemnity with each of its directors and officers.

Limitation on Director Liability

Subject to exceptions, as described above, Irish law does not permit a company to exempt any director or certain officers from any liability arising from negligence, default, breach of duty or breach of trust against the company. One of the exceptions is that an Irish company is permitted to purchase and maintain insurance for a director or executive officer of the company against any such liability.

The STERIS Ireland constitution provides the STERIS Ireland Board with authority to purchase and maintain insurance at the expense of STERIS Ireland for the benefit of any person who is or was at any time a director or other officer or employee of the company or any associated company.

Separately, in proceedings where negligence, default, breach of duty or breach of trust against a director has or may be established (or in anticipation of any such proceedings), an Irish court has the power to grant a director or other officer relief from liability on the grounds that he or she acted honestly and reasonably and that, having regard to all the circumstances of the case, he or she ought fairly to be excused for the wrong concerned.

COMPARISON OF THE RIGHTS OF STERIS SHAREHOLDERS AND STERIS IRELAND

SHAREHOLDERS

The rights of the STERIS shareholders and the relative powers of the STERIS Board are governed by the laws of England and Wales, including the U.K. Companies Act 2006, and STERIS’s articles of association.

STERIS Ireland is a private limited company incorporated under the laws of Ireland but will, prior to the Effective Date, re-register as a public limited company incorporated under the laws of Ireland. The rights of the STERIS Ireland shareholders are governed by applicable Irish law, including the Irish Companies Act, and by the STERIS Ireland Constitution.

Each STERIS Ireland ordinary share will be issued in accordance with, and will carry with it the rights and obligations set forth in, the STERIS Ireland Constitution, in the form filed as Annex C to this proxy statement/prospectus. Many of the principal attributes of STERIS ordinary shares are similar to those of STERIS Ireland ordinary shares. However, there are differences between the rights of STERIS shareholders under the laws of England and Wales and the rights of STERIS Ireland shareholders under Irish law. In addition, there are differences between STERIS’s articles of association and the STERIS Ireland Constitution.

The following is a summary comparison of the material differences between the rights of STERIS shareholders under the U.K. Companies Act 2006 and STERIS’s articles of association and the rights of STERIS Ireland shareholders under Irish law and the STERIS Ireland Constitution that will be in effect immediately following the completion of the Redomiciliation. The discussion in this section does not include a description of rights or obligations under the U.S. federal securities laws or NYSE listing requirements. Such rights and obligations generally apply equally to STERIS ordinary shares and the STERIS Ireland ordinary shares.

The statements in this section are qualified in their entirety by reference to, and are subject to, the detailed provisions of STERIS’s articles of association and the STERIS Ireland Constitution (which are incorporated by reference herein). See “Where You Can Find More Information” beginning on page 124 of this proxy statement/prospectus. STERIS’s articles of association and the STERIS Ireland Constitution have been filed by STERIS and STERIS Ireland, respectively, with the SEC. You are also urged to carefully read the relevant provisions of the U.K. Companies Act 2006 and the Irish Companies Act 2014 for a more complete understanding of the differences between being a STERIS shareholder and a STERIS Ireland shareholder.

Provisions	Provisions Currently Applicable to STERIS	Provisions to be Applicable to STERIS Ireland
Authorized and Outstanding Capital Stock

The STERIS Board has a standing authorization for five years from August 2, 2016 to allot shares of STERIS with an aggregate par value amount up to £17,006,080 (subject to the limits provided for in the NYSE Listed Company Manual).

As of [●], 2019, STERIS had [●] ordinary shares in issue and 100,000 preference shares in issue.

STERIS Ireland has an authorized share capital of [●] comprising [●] ordinary shares of $100 each, [●] ordinary shares of $0.001 each and [●] preferred shares of $0.001 each, plus €25,000 divided into 25,000 deferred ordinary shares of €1.00 each.

The ordinary shares of $100 each and the ordinary shares of $0.001 each constitute the same class and rank pari passu in all respects.

The authorized share capital includes €25,000 divided into 25,000 deferred ordinary shares of €1.00 each in order to satisfy minimum statutory capital requirements for all Irish public limited companies.

Provisions	Provisions Currently Applicable to STERIS	Provisions to be Applicable to STERIS Ireland

STERIS Ireland may issue shares up to its maximum authorized share capital. The authorized maximum may be increased or reduced by an ordinary resolution adopted by the shareholders at a general meeting.

	The STERIS Board may issue any unissued shares on such terms as it may decide, provided that the shares are paid up to at least one quarter of their par value. Any shares may be issued with such preferential rights and privileges as determined by the Shareholders, by ordinary resolution, at a general meeting or as the STERIS Board may determine.	The STERIS Ireland Board may issue any unissued shares on such terms as it may decide, provided that the shares are paid up to at least one quarter of their par value and the whole of any premium. Any shares may be issued with such preferential rights and privileges as determined by the shareholders, by ordinary resolution, at a general meeting or as the STERIS Ireland Board may determine.

	Under English law, the directors of a company may issue new ordinary or preferred shares without shareholder approval once authorized to do so by the articles of association or by an ordinary resolution adopted by the shareholders at a general meeting. The authorization may be granted for a maximum period of five years, at which point it must be renewed by the shareholders by an ordinary resolution. The STERIS articles of association authorize the STERIS Board to allot shares of STERIS with an aggregate par value amount up to £17,006,080 (subject to the limits provided for in the NYSE Listed Company Manual) without shareholder approval for a period of five years from August 2, 2016.	Under Irish law, the directors of a company may issue new ordinary or preferred shares without shareholder approval once authorized to do so by the constitution or by an ordinary resolution adopted by the shareholders at a general meeting. The authorization may be granted for a maximum period of five years, at which point it must be renewed by the shareholders by an ordinary resolution. The STERIS Ireland Constitution authorizes the STERIS Ireland Board to allot shares of STERIS Ireland with an aggregate par value amount up to the maximum of its authorized but unissued share capital without shareholder approval for a period of five years from the date of adoption of the STERIS Ireland constitution.

Consolidation and Division; Subdivision	STERIS may, by ordinary resolution, consolidate and divide all or any of its share capital into shares of larger par value than its existing shares, or subdivide its shares into smaller amounts.	STERIS Ireland may, by ordinary resolution, consolidate and divide all or any of its share capital into shares of larger par value than its existing shares, or subdivide its shares into smaller amounts.

Preemption Rights, Share Warrants and Share Options	Under English law, certain statutory preemption rights apply automatically in favor of shareholders where shares are to be issued for cash. However, STERIS has opted to disapply these preemption rights in its articles of association in respect of shares of STERIS with an aggregate par value amount up to £17,006,080 (subject to the limits provided for in the NYSE Listed Company Manual).	Under Irish law, certain statutory preemption rights apply automatically in favor of shareholders where shares are to be issued for cash. However, STERIS Ireland has opted to disapply these preemption rights in the STERIS Ireland Constitution in respect of shares of STERIS Ireland with an aggregate par value amount up to the maximum of its authorized but unissued share capital.

Provisions	Provisions Currently Applicable to STERIS	Provisions to be Applicable to STERIS Ireland
	English law requires this disapplication to be renewed at least every five years by special resolution. STERIS’s current authority was granted on August 2, 2016	Irish law requires this disapplication to be renewed at least every five years by special resolution. If the disapplication is not renewed, shares issued for cash must be offered to existing shareholders of STERIS Ireland on a pro rata basis to their existing shareholdings before the shares may be issued to any new shareholders.

	Statutory preemption rights do not apply (i) where shares are issued for non-cash consideration (such as in a stock-for-stock acquisition), (ii) to the issue of non-equity shares (that is, shares that have the right to participate only up to a specified amount in any income or capital distribution) or (iii) where shares are issued pursuant to an employee stock option or similar equity plan.	Statutory preemption rights do not apply (i) where shares are issued for non-cash consideration (such as in a stock-for-stock acquisition), (ii) to the issue of non-equity shares (that is, shares that have the right to participate only up to a specified amount in any income or capital distribution) or (iii) where shares are issued pursuant to an employee stock option or similar equity plan.

Reduction of Share Capital	STERIS may, by special resolution, reduce its share capital by way of a court approved procedure that also requires approval by the special resolution of STERIS shareholders present at a general meeting.	STERIS Ireland may, by special resolution, reduce its share capital by way of a court approved procedure that also requires approval by special resolution of STERIS Ireland shareholders at a general meeting.

Liens on Shares, Calls on Shares and Forfeiture of Shares	The STERIS articles of association provide that STERIS will have a first and paramount lien on every share that is not a fully paid up share for an amount equal to the unpaid portion of such share. Subject to the terms of their allotment, directors may call for any unpaid amounts in respect of any shares to be paid, and if payment is not made, the shares may be forfeited. STERIS does not have a lien on any fully paid shares.	The STERIS Ireland Constitution provides that STERIS Ireland will have a first and paramount lien on every share that is not a fully paid up share for an amount equal to the unpaid portion of such share. Subject to the terms of their allotment, directors may call for any unpaid amounts in respect of any shares to be paid, and if payment is not made, the shares may be forfeited. STERIS Ireland will not have a lien on any fully paid shares.

Distributions, Dividends, Repurchases and Redemptions

Source of Dividends

Under English law, dividends and other distributions may only be made from “distributable profits.” Accordingly, STERIS may only pay dividends on its ordinary shares only out of its “distributable profits,” defined as accumulated realized profits less accumulated, realized losses, and not out of share capital, which includes share premiums (which are equal to the excess of the consideration for the issuance of shares over the aggregate par amount of such shares).

Source of Dividends

Under Irish law, dividends and other distributions may only be made from “distributable profits.” Accordingly, STERIS Ireland may only pay dividends on its ordinary shares only out of its “distributable profits,” defined as accumulated realized profits less accumulated, realized losses, and not out of share capital, which includes share premiums (which are equal to the excess of the consideration for the issuance of shares

Provisions	Provisions Currently Applicable to STERIS	Provisions to be Applicable to STERIS Ireland
over the aggregate par amount of such shares).

	In addition, under English law, STERIS is not permitted to make a distribution if, at the time, the amount of its net assets is less than the aggregate of its issued and paid-up share capital plus undistributable reserves or to the extent that the distribution will reduce the net assets below such amount.	In addition, under Irish law, STERIS Ireland is not permitted to make a distribution if, at the time, the amount of its net assets is less than the aggregate of its issued and paid-up share capital plus undistributable reserves or to the extent that the distribution will reduce the net assets below such amount.

	Declaration of Dividends A declaration of dividends to be paid to shareholders may be made by an ordinary resolution of the shareholders.	Declaration of Dividends A declaration of dividends to be paid to shareholders may be made by an ordinary resolution of the shareholders.

	The STERIS articles of association also authorize the STERIS Board to declare interim dividends if it considers that the financial position of STERIS justifies such payment.	The STERIS Ireland Constitution also authorizes the STERIS Ireland Board to declare interim dividends if it considers that the financial position of STERIS Ireland justifies such payment.

	The STERIS articles of association provide that dividends may be paid in cash, property or paid-up shares.	The STERIS Ireland Constitution provides that dividends may be paid in cash, property or paid-up shares.

	Repurchases/Redemptions The STERIS articles of association provide that STERIS may purchase its own shares and redeem outstanding redeemable shares.	Repurchases/Redemptions The STERIS Ireland Constitution provides that STERIS Ireland may purchase its own shares and redeem outstanding redeemable shares.

	Under English law (and provided there is no prohibition or restriction under STERIS’s articles of association), shares can only be purchased or redeemed out of: (i) distributable reserves; or (ii) the proceeds of a new issue of shares made for the purpose of the purchase or redemption.	Under Irish law, shares can only be purchased or redeemed out of: (i) distributable profits; or (ii) the proceeds of a new issue of shares made for the purpose of the purchase or redemption.

Under English law, a company may purchase its own shares either (i) “on-market” on a recognized investment exchange; or (ii) “off-market” (i.e., otherwise than on a recognized investment exchange). For these purposes, the NYSE is not a recognized investment exchange and, accordingly, STERIS may only make “off-market” purchases.

Under Irish law, a company may purchase its own shares either (i) “on-market” on a recognized stock exchange, which includes the NYSE; or (ii) “off-market” (i.e., otherwise than on a recognized stock exchange).

For STERIS Ireland to make “on-market” purchases of its ordinary shares,

Provisions	Provisions Currently Applicable to STERIS	Provisions to be Applicable to STERIS Ireland
Subject to certain exemptions, for an “off-market” purchase, the proposed purchase contract must be authorized by an ordinary resolution of the shareholders either before the contract is entered into or after the contract is entered into, provided that no shares may be purchased in pursuance of the contract until its terms have been authorized. STERIS obtained such authorization at its annual general meeting on August 2, 2016.

shareholders must provide general authorization to the company to do so by way of an ordinary resolution. For so long as a general authority is in force, no additional shareholder authority for a particular “on-market” purchase is required. Such authority can be given for a maximum period of five years before it requires to be renewed, and must specify: (i) the maximum number of shares that may be purchased; and (ii) the maximum and minimum prices that may be paid for the shares by specifying particular sums or providing a formula.

For an “off-market” purchase, the proposed purchase contract must be authorized by special resolution of the shareholders before the contract is entered into.

Separately, STERIS Ireland can redeem (as opposed to purchase) its redeemable shares once permitted to do so by its constitution (without the requirement for additional shareholder authority).

STERIS Ireland’s Constitution provides that, unless the STERIS Ireland Board determines otherwise, any ordinary share that STERIS Ireland has agreed to acquire shall be automatically converted into a redeemable share. Accordingly, for purposes of Irish law, unless the STERIS Ireland Board determines otherwise, the purchase of ordinary shares by STERIS Ireland will technically be effected as a redemption of those shares. If the STERIS Ireland Constitution did not contain such provision, purchases of ordinary shares by STERIS Ireland would require to be effected as “on-market” or “off-market” purchases, as described above.

Under Irish law, a subsidiary of STERIS Ireland may purchase the shares of STERIS Ireland either “on-market” or “off-market,” provided such purchases are authorized by the shareholders of STERIS Ireland as outlined above. The redemption option is not available to a subsidiary of STERIS Ireland.

Provisions	Provisions Currently Applicable to STERIS	Provisions to be Applicable to STERIS Ireland

Shares repurchased out of distributable profits may be cancelled or held as treasury shares. There is no limit on the number of treasury shares which STERIS can hold.

STERIS cannot exercise any rights in respect of any treasury shares. Treasury shares can either be held in the treasury indefinitely, sold (but only for cash consideration), transferred (to an employee share scheme) or cancelled.

Repurchased and redeemed shares may be cancelled or held as treasury shares, provided that the par value of treasury shares held by STERIS Ireland at any time must not exceed 10% of the par value of STERIS Ireland’s issued share capital.

STERIS Ireland cannot exercise any rights in respect of any treasury shares. Treasury shares can either be held in treasury, re-issued “on-market” or “off-market” or cancelled. Depending on the circumstances of their acquisition, treasury shares may be held indefinitely or require to be cancelled after one or three years. The re-issue of treasury shares requires to be made pursuant to a valid and subsisting shareholder authority given by way of a special resolution.

Any shares of STERIS Ireland purchased and held by subsidiaries will count as treasury shares and will be included in the calculation of the 10% permitted treasury threshold.

Uncertificated Shares	The STERIS Board has the authority to resolve that a class of shares is capable of being held in uncertified form.	The STERIS Ireland Board has the authority to resolve that a class of shares, is capable of being held in uncertified form.

	Uncertificated shares are capable of being transferred by means of CREST, DTC or similar systems in accordance with the U.K. Uncertificated Securities Regulations 2001.	Uncertificated shares are capable of being transferred by means of CREST or similar systems in accordance with the Irish Companies Act 1990 (Uncertificated Securities) Regulations 1996. Certificated shares are also capable of being deposited in DTC and the beneficial interests therein transferred within the DTC system.

Transfer and Registration of Shares

The STERIS articles of association allow shareholders to transfer all or any of their certificated shares by instrument of transfer in writing in any usual form or in any other form approved by the STERIS Board. The instrument of transfer must be executed by or on behalf of the transferor and (in the case of a transfer of a share which is not fully paid) by or on behalf of the transferee.

The STERIS Ireland Constitution allows shareholders to transfer all or any of their certificated shares by instrument of transfer in writing in any usual form or in any other form approved by the STERIS Ireland Board. The instrument of transfer must be executed by or on behalf of the transferor and (in the case of a transfer of a share which is not fully paid) by or on behalf of the transferee.

Provisions	Provisions Currently Applicable to STERIS	Provisions to be Applicable to STERIS Ireland

The Board may refuse to register a transfer if the shares are:

(1) not fully paid;

(2) on which STERIS has a lien;

(3) in respect to more than one class of shares;

(4) in favor of more than four persons jointly;

(5) not duly stamped (if required); and

(6) not delivered and accompanied by the certificate for the shares and any other evidence the Board may reasonably require.

If the STERIS Board refuses to register a transfer of a share, it shall, within two months after the date on which the transfer is lodged with STERIS, send to the transferee notice of the refusal together with its reasons for refusal.

The Board may refuse to register a transfer if the shares are:

(1) not fully paid;

(2) on which STERIS has a lien;

(3) in respect to more than one class of shares;

(4) in favor of more than four persons jointly;

(5) not duly stamped (if required); and

(6) not delivered and accompanied by the certificate for the shares and any other evidence the Board may reasonably require.

If the STERIS Ireland Board refuses to register a transfer of a share, it shall, within two months after the date on which the transfer is lodged with STERIS Ireland, send to the transferee notice of the refusal together with its reasons for refusal.

Election of Directors	Under the STERIS articles of association, directors are required to stand for election or re-election at each annual general meeting. Notwithstanding that a director might not be re-elected at an annual general meeting, such director shall hold office until his successor is elected or appointed by the STERIS Board or until he resigns or is removed.	Under the STERIS Ireland Constitution, starting with the annual general meeting to be held in 2019, directors shall stand for election or re-election at each annual general meeting. Notwithstanding that a director might not be re-elected at an annual general meeting, such director shall hold office until his successor is elected or appointed by the STERIS Ireland Board or until he resigns or is removed.

	The STERIS articles of association provide that the number of directors shall be as the STERIS board may determine from time to time, and, at the date hereof, shall be not more than 15 and not less than seven directors. There are currently 11 directors on the STERIS Board.	The STERIS Ireland Constitution provides that the number of directors shall be as the STERIS Ireland board may determine from time to time, and at the date of adoption of the STERIS Ireland Constitution, shall be not more than 15 and not less than seven directors. Immediately following the completion of the Redomiciliation there will be 11 directors on the STERIS Ireland Board.

Removal of Directors; Vacancies

Removal of Directors

Under English law and the STERIS articles of association, shareholders may remove a director without cause by ordinary resolution, provided that at least 28 clear days’ notice of the resolution is given to STERIS and the shareholder(s) comply with the relevant procedural requirements.

Removal of Directors

Under Irish law and the STERIS Ireland Constitution, shareholders may remove a director without cause by ordinary resolution, provided that at least 28 clear days’ notice of the resolution is given to STERIS Ireland and the shareholder(s) comply with the relevant procedural requirements. See “Comparison of the Rights of STERIS Shareholders and STERIS Ireland Shareholders—Shareholder Proposals” beginning on page 101.

Provisions	Provisions Currently Applicable to STERIS	Provisions to be Applicable to STERIS Ireland
	Under English law, one or more shareholders representing at least 5% of the paid up share capital of STERIS carrying voting rights have the right to requisition the holding of a general meeting at which such a resolution to remove a director (and appoint a replacement) may be proposed.	Under Irish law, one or more shareholders representing at least 10% of the paid up share capital of STERIS Ireland carrying voting rights have the right to requisition the holding of an extraordinary general meeting at which such a resolution to remove a director (and appoint a replacement) may be proposed.

	Vacancies of the Board of Directors The STERIS articles of association provide that vacancies in the board of directors may be filled by the STERIS Board.	Vacancies of the Board of Directors The STERIS Ireland Constitution provides that vacancies in the board of directors may be filled by the STERIS Ireland Board.

Duties of Directors

English law imposes certain specific obligations on directors. In addition to certain common law and equitable principles, there are statutory director duties, including seven codified duties as follows:

(1) to act in a way he or she considers, in good faith, would be most likely to promote the success of the company for the benefit of its shareholders as a whole;

(2) to act in accordance with the company’s constitution and exercise powers only for the purposes for which they are conferred;

(3) to exercise independent judgment;

(4) to exercise reasonable care, skill and diligence;

(5) to avoid conflicts of interest;

(6) not to accept benefits from third parties; and

(7) to declare an interest in a proposed transaction with the company.

Under Irish law, a fiduciary relationship exists between the directors and the company. The Irish Companies Act 2014 sets out eight principal fiduciary duties for directors, which are derived from common law and equitable principles, as follows:

(1) to act in good faith in what the director considers to be the interests of the company;

(2) to act honestly and responsibly in relation to the conduct of the affairs of the company;

(3) to act in accordance with the company’s memorandum and constitution and to exercise his or her powers only for the purposes allowed by law;

(4) not to use the company’s property, information or opportunities for his or her own benefit, or that of anyone else;

(5) not to agree to restrict the director’s power to exercise an independent judgement.

(6) to avoid conflicts of interest;

(7) to exercise due care, skill and diligence; and

(8) to have regard to the interests of the company’s employees in general and its shareholders.

Such duties are owed to the company (not to individual shareholders or third parties) and only the company may take an action for breach of duty against a director. On a liquidation, this power may be exercised by the liquidator. In limited situations, shareholders may be able to bring a derivative action on behalf of the company.

Such duties are owed to the company (not to individual shareholders or third parties) and only the company may take an action for breach of duty against a director. On a liquidation, this power may be exercised by the liquidator. In limited situations, shareholders may be able to bring a derivative action on behalf of the company.

Provisions	Provisions Currently Applicable to STERIS	Provisions to be Applicable to STERIS Ireland
	Additional statutory duties of directors include ensuring the maintenance of proper books of account, having annual statutory accounts prepared and audited, maintaining certain registers, making certain filings and disclosing personal interests in securities of, and transactions with, STERIS. Directors of public limited companies, such as STERIS also have a specific duty to ensure that the company secretary is a person with the requisite knowledge and experience to discharge the role.	Additional statutory duties of directors include ensuring the maintenance of proper books of account, having annual statutory accounts prepared and audited, maintaining certain registers, making certain filings and disclosing personal interests in securities of, and transactions with, STERIS Ireland. Directors of public limited companies, such as STERIS Ireland also have a specific duty to ensure that the company secretary is a person with the requisite knowledge and experience to discharge the role.

Conflicts of Interest of Directors	Under the STERIS articles of association, provided that a director who is in any way (directly or indirectly) interested in an existing or proposed contract, transaction or arrangement with STERIS or in which STERIS is otherwise interested (including any position as a director, officer or employee of a body corporate in which STERIS is interested) has declared the nature and extent of his interest, the director may be a party to such contract, transaction or arrangement or hold such office or employment and the director shall (i) not be accountable to STERIS for any benefit which he derives from any such contract, transaction, arrangement, office or employment and (ii) not be required to disclose to STERIS or use in his position as a director of STERIS any confidential information relating to any such employment or office which is in breach of an existing duty of confidentiality.	Under the STERIS Ireland Constitution, provided that a director who is in any way (directly or indirectly) interested in an existing or proposed contract, transaction or arrangement with STERIS Ireland or in which STERIS Ireland is otherwise interested (including any position as a director, officer or employee of a body corporate in which STERIS Ireland is interested) has declared the nature and extent of his interest, the director may be a party to such contract, transaction or arrangement or hold such office or employment and the director shall (i) not be accountable to STERIS Ireland for any benefit which he derives from any such contract, transaction, arrangement, office or employment and (ii) not be required to disclose to STERIS Ireland or use in his position as a director of STERIS Ireland any confidential information relating to any such employment or office which is in breach of an existing duty of confidentiality.

	The directors are generally empowered to authorize a director in relation to any matter proposed to the STERIS Board which otherwise would infringe the director’s duty to avoid conflicts of interests.	The directors are generally empowered to authorize a director (and release a director from his duty to STERIS Ireland) in relation to any matter proposed to the STERIS Ireland Board which otherwise would infringe the director’s duty to avoid conflicts of interests.

	A director cannot vote and count towards a quorum in respect of any contracts, transactions or proposals in which he has any material interest.	A director cannot vote and count towards a quorum in respect of any contracts, transactions or proposals in which he has any material interest.

Provisions	Provisions Currently Applicable to STERIS	Provisions to be Applicable to STERIS Ireland
Indemnification of Officers and Directors

Subject to exceptions, English law does not permit a company to exempt a director or certain officers from, or indemnify a director against, liability in connection with any negligence, default, breach of duty or breach of trust by a director in relation to the company.

The exceptions allow a company to:

(1) purchase and maintain director and officer liability insurance, or “D&O Insurance” against any liability attaching in connection with any negligence, default, breach of duty or breach of trust owed to the company. D&O Insurance generally covers costs incurred in defending allegations and compensatory damages that are awarded. However, D&O Insurance will not cover losses incurred in relation to criminal acts, intentional malfeasance or other forms of dishonesty, certain regulatory offences or excluded matters such as environmental fines and clean-up costs. In relation to these matters, D&O Insurance generally only covers defense costs, subject to the obligation of the director or officer to repay the costs if an allegation of criminality, dishonesty, regulatory offense or intentional malfeasance is subsequently admitted or found to be true;

Subject to exceptions, Irish law does not permit a company to exempt a director or certain officers from, or indemnify a director against, liability in connection with any negligence, default, breach of duty or breach of trust by a director in relation to the company.

The exceptions allow a company to:

(1) purchase and maintain D&O Insurance against any liability attaching in connection with any negligence, default, breach of duty or breach of trust owed to the company; and

(2) indemnify a director or such other officer against any liability incurred in defending proceedings, whether civil or criminal: (i) in which judgment is given in his or her favor or in which he or she is acquitted; or (ii) in respect of which an Irish court grants him or her relief from any such liability on the grounds that he or she acted honestly and reasonably and that, having regard to all the circumstances of the case, he or she ought fairly to be excused for the wrong concerned.

(2) provide a qualifying third party indemnity provision, or “QTPIP.” This permits a company to indemnify its directors and certain officers (and directors and certain officers of an associated company) in respect of proceedings brought by third parties (covering both legal costs and the amount of any adverse judgment, except for: the legal costs of an unsuccessful defense of criminal proceedings or civil proceedings brought by the company itself; fines imposed in criminal proceedings; and penalties imposed by regulatory bodies). STERIS has provided QTPIPs to its directors and may therefore be able to indemnify directors and certain officers against third party actions as class actions or actions following mergers and acquisitions or share issuances; and

(3) indemnify a director or certain officers in respect of defense costs in relation to civil and

Provisions	Provisions Currently Applicable to STERIS	Provisions to be Applicable to STERIS Ireland
criminal proceedings against him or her. This is subject to the requirement for the director or officer to reimburse the company if the defense is unsuccessful. However, if the company has a QTPIP in place whereby the director or officer is indemnified in respect of legal costs in civil proceedings brought by third parties, then the director or officer will not be required to reimburse the company.

The STERIS articles of association include a provision which entitles every director to be indemnified by STERIS to the fullest extent permitted by law (including by funding any expenditure incurred or to be incurred by him or her) against any loss or liability incurred in his or her capacity as a director. The STERIS articles of association go on to state that where a person is so indemnified, such indemnity may extend to all costs, losses, expenses and liabilities incurred by him or her. Any funds provided to a director to meet any expenditure incurred by him in connection with defending himself or in an investigation of any negligence, default, breach of duty or breach of trust by him or otherwise, must be repaid if he or she is convicted or judgment is given against him.

The STERIS articles of association also provide the STERIS Board with authority to purchase and maintain insurance at the expense of STERIS for the benefit of any person who is, or was at any time, a director or other officer or employee of the company or any associated company.

In addition to the provisions of the STERIS articles of association, it is common to set out the terms of the QTPIP in the form of a deed of indemnity between the company and the relevant director or officer which essentially indemnifies the director or officer against claims brought by third parties to the fullest extent permitted under English law.

STERIS is required to disclose in its annual directors’ report any QTPIP in force at any point during the relevant financial year or in force when the directors’ report is approved. A copy of the indemnity or, if it is not in

The STERIS Ireland Constitution includes a provision which entitles every director to be indemnified by STERIS to the fullest extent permitted by law (including by funding any expenditure incurred or to be incurred by him or her) against any loss or liability incurred in his or her capacity as a director. The STERIS Ireland Constitution goes on to state that where a person is so indemnified, such indemnity may extend to all costs, losses, expenses and liabilities incurred by him or her. Any funds provided to a director to meet any expenditure incurred by him in connection with defending himself or in an investigation of any negligence, default, breach of duty or breach of trust by him or otherwise, must be repaid if he or she is convicted or judgment is given against him.

The STERIS Ireland Constitution also provides the STERIS Ireland Board with authority to purchase and maintain insurance at the expense of STERIS Ireland for the benefit of any person who is, or was at any time, a director or other officer or employee of the company or any associated company.

In addition to the provisions of the STERIS Ireland Constitution, it is common for a public limited company to enter into separate deeds of indemnity with directors or officers which essentially indemnifies the director or officer against claims brought by third parties to the fullest extent permitted under Irish law. STERIS Ireland intends to enter into such deeds of indemnity with each of its directors and officers.

Provisions	Provisions Currently Applicable to STERIS	Provisions to be Applicable to STERIS Ireland
writing, a memorandum setting out its terms must be open to inspection during the life of the indemnity and for a period of one year from the date of its termination or expiration. Any shareholder may inspect the indemnity, or memorandum, without charge or may request a copy on payment of a fee.

Limitation on Director Liability	Subject to exceptions, as described above, English law does not permit a company to exempt any director or certain officers from any liability arising from negligence, default, breach of duty or breach of trust against the company. One of the exceptions is that an English company is permitted to purchase and maintain insurance for a director or executive officer of the company against any such liability.	Subject to exceptions, as described above, Irish law does not permit a company to exempt any director or certain officers from any liability arising from negligence, default, breach of duty or breach of trust against the company. One of the exceptions is that an Irish company is permitted to purchase and maintain insurance for a director or executive officer of the company against any such liability.

	The STERIS articles of association provide the STERIS Board with authority to purchase and maintain insurance at the expense of STERIS for the benefit of any person who is or was at any time a director or other officer or employee of the company or any associated company.	The STERIS Ireland Constitution provides the STERIS Ireland Board with authority to purchase and maintain insurance at the expense of STERIS Ireland for the benefit of any person who is or was at any time a director or other officer or employee of the company or any associated company.

Separately, in proceedings where negligence, default, breach of duty or breach of trust against a director has or may be established (or in anticipation of any such proceedings), an Irish court has the power to grant a director or other officer relief from liability on the grounds that he or she acted honestly and reasonably and that, having regard to all the circumstances of the case, he or she ought fairly to be excused for the wrong concerned.

Board Remuneration

STERIS is required to prepare and submit to shareholders a directors’ remuneration report every year at the annual general meeting for a non-binding advisory vote. Every three years, or if shareholders did not approve the previous year’s remuneration report, STERIS must submit a remuneration policy to its shareholders at the annual general meeting for approval by a simple majority in a binding vote.

Under Irish law, STERIS Ireland is not required to prepare and submit to shareholders a directors’ remuneration report or remuneration policy for a vote.

Provisions	Provisions Currently Applicable to STERIS	Provisions to be Applicable to STERIS Ireland
	STERIS is subject to SEC reporting requirements for director and executive officer compensation and shareholder non-binding advisory votes to approve named executive officer compensation.	STERIS Ireland will remain subject to SEC reporting requirements for director and executive officer compensation and shareholder non-binding advisory votes to approve named executive officer compensation.

	English law requires, in the case of officers who are also considered directors under English law, that employment agreements with a guaranteed term of more than two years be subject to a prior approval of shareholders at a general meeting.	Irish law requires, in the case of officers who are also considered directors under Irish law, that employment agreements with a guaranteed term of more than five years be subject to a prior approval of shareholders at a general meeting.

Annual Meetings of Shareholders	STERIS must hold its annual general meeting within the six month period beginning with the day following its accounting reference date.	STERIS Ireland must hold its annual general meeting within the nine month period beginning with the day following its accounting reference date.

In addition to any SEC mandated resolutions, the business of STERIS’s annual general meeting typically includes (amongst other things):

(1) ratification of appointment of an independent registered public accounting firm;

(2) the election or re-election of directors in accordance with the articles of association;

(3) the appointment or reappointment of the U.K. statutory auditors;

(4) the authorization of the directors to approve the remuneration of the U.K. statutory auditors;

(5) an advisory vote on the compensation of the executive officers;

(6) an advisory vote on the directors’ remuneration report; and

(7) such other business as may properly be conducted.

In addition to any SEC mandated resolutions, the business of STERIS Ireland’s annual general meeting is required to include:

(1) the consideration of STERIS Ireland’s statutory financial statements;

(2) the review by the shareholders of STERIS Ireland’s affairs;

(3) the election and reelection of directors in accordance with the STERIS Ireland Constitution;

(4) the appointment or reappointment of the Irish statutory auditors.

(5) the authorization of the directors to approve the remuneration of the statutory auditors; and

(6) the declaration of dividends (other than interim dividends).

Forum and Venue	The STERIS articles of association provide that the STERIS Board may convene general meetings of the shareholders at any place they so designate.	The STERIS Ireland Constitution provides that the STERIS Ireland Board may convene general meetings of the shareholders at any place they so designate.

If a general meeting is held outside Ireland, STERIS Ireland has a duty, at its expense, to make all necessary arrangements to ensure that shareholders can by technological means participate in any such meeting without leaving Ireland.

Provisions	Provisions Currently Applicable to STERIS	Provisions to be Applicable to STERIS Ireland
Record Date	The STERIS articles of association provide that, subject to certain restrictions, the Board may set the record date for a dividend or other distribution.	The STERIS Ireland Constitution provides that, subject to certain restrictions, the Board may set the record date for a dividend or other distribution.

Notice Provisions	The STERIS articles of association require that notice of an annual general meeting of shareholders must be delivered to the shareholders at least 21 clear days and no more than 60 clear days before the meeting. Shareholders must be notified of all general meetings (other than annual general meetings) at least 14 clear days and no more than 60 clear days prior to the meeting.	The STERIS Ireland Constitution requires that notice of an annual general meeting of shareholders must be delivered to the shareholders at least 21 clear days and no more than 60 clear days before the meeting. Shareholders must be notified of all general meetings (other than annual general meetings) at least 14 clear days and no more than 60 clear days prior to the meeting (provided that, in the case of an extraordinary general meeting for the passing of a special resolution, at least 21 clear day’ notice is required).

	Notice periods for general meetings can be shortened if shareholders holding 95% of the voting rights agree to hold the meeting at short notice. In the case of annual general meetings, all shareholders entitled to attend and vote must agree to the short notice.	Notice periods for general meetings can be shortened if all shareholders entitled to attend and vote at the meeting agree to hold the meeting at short notice.

	“Clear days” means calendar days and excludes (1) the date on which a notice is given or a request received; and (2) the date of the meeting itself.	“Clear days” means calendar days and excludes (1) the date on which a notice is given or a request received; and (2) the date of the meeting itself.

Calling Special Meetings of Shareholders	The STERIS articles of association provide that general meetings of shareholders may be called on the order of the STERIS Board.	The STERIS Ireland Constitution provides that general meetings of shareholders may be called on the order of the STERIS Ireland Board.

	Under English law, one or more shareholders representing at least 5% of the paid up share capital of STERIS carrying voting rights have the right to requisition the holding of a general meeting.	Under Irish law, one or more shareholders representing at least 10% of the paid up share capital of STERIS Ireland carrying voting rights have the right to requisition the holding of an extraordinary general meeting. For details of the relevant procedural requirements, see “Comparison of the Rights of STERIS Shareholders and STERIS Ireland Shareholders—Shareholder Proposals” beginning on page 101.

Serious Loss of Capital	If the directors of STERIS become aware that the net assets of STERIS are half or less of the amount of STERIS’s called-up share capital, the directors must convene a general meeting of STERIS not later than 28 days after the	If the directors of STERIS Ireland become aware that the assets of STERIS Ireland are half or less of the amount of STERIS Ireland’s called up share capital, the directors must convene an extraordinary

Provisions	Provisions Currently Applicable to STERIS	Provisions to be Applicable to STERIS Ireland
	earliest day on which that fact is known to a director (and the general meeting must be convened for a date not later than 56 days from that day). The meeting must be convened for the purpose of considering whether any, and if so what, steps should be taken to deal with the situation.	general meeting of STERIS Ireland not later than 28 days after the earliest day on which that fact is known to a director (and the general meeting must be convened for a date not later than 56 days from that day). The meeting must be convened for the purpose of considering whether any, and if so what, measures should be taken to address the situation.

Adjournment of Shareholder Meetings

The STERIS articles of association provide that the chairman may adjourn the meeting with the consent of the meeting at which a quorum is present.

The chairman also has the power to adjourn any meetings without the consent of the meeting if he decides that it is necessary or appropriate to do so in order to:

(1) secure the proper and orderly conduct of the meeting;

(2) give all persons entitled to do so an opportunity of attending the meeting;

(3) give all persons entitled to do so a reasonable opportunity of speaking and voting at the meeting; or

(4) ensure that the business of the meeting is properly conducted or disposed of.

No business can be transacted at any adjourned meeting other than the business which might have properly been transacted at the meeting.

The STERIS Ireland Constitution provides that the chairman may adjourn the meeting with the consent of the meeting at which a quorum is present.

The chairman also has the power to adjourn any meetings without the consent of the meeting if he decides that it is necessary or appropriate to do so in order to:

(1) secure the proper and orderly conduct of the meeting;

(2) give all persons entitled to do so an opportunity of attending the meeting;

(3) give all persons entitled to do so a reasonable opportunity of speaking and voting at the meeting; or

(4) ensure that the business of the meeting is properly conducted or disposed of.

No business can be transacted at any adjourned meeting other than the business which might have properly been transacted at the meeting.

Shareholder Proposals	Under English law, the ownership of shares (by one or more shareholders) representing 5% of the paid-up share capital of STERIS carrying voting rights carries the right to requisition the holding of a general meeting of shareholders.	Under Irish law, the ownership of shares (by one or more shareholders) representing 10% of the paid-up share capital of STERIS carrying voting rights carries the right to requisition the holding of an extraordinary general meeting of shareholders.

One or more shareholders holding at least 5% of the total voting rights of all shareholders who have the right to vote on the resolution, or at least 100 shareholders who have a right to vote and hold (on average) at least £100 per shareholder of paid-up share capital can require resolutions to be put before the annual general meeting (including, for the avoidance of doubt, a resolution to appoint a director).

Subject to compliance with the STERIS Ireland Constitution, shareholders can require resolutions to be put before the annual general meeting in accordance therewith.

Provisions	Provisions Currently Applicable to STERIS	Provisions to be Applicable to STERIS Ireland
	Under the STERIS articles of association, shareholders have further notification requirements in addition to what is required under English law in order to bring a resolution before a meeting of shareholders. For notices relating to the nomination of directors, shareholders must provide all information required to be disclosed in a proxy statement and a description of all direct and indirect compensation and other material monetary agreements during the past three years, and any other material relationships, between the nominee and the shareholders and any associated persons of the nominee and the shareholders, respectively. For notices relating to any other business, further information including a comprehensive description of the business desired to be brought before the meeting, the complete text of any proposed resolution and a declaration of any material interest in such business by shareholders and any associated persons are required.	Under the STERIS Ireland Constitution, shareholders have further notification requirements in addition to what is required under Irish law in order to bring a resolution before a meeting of shareholders. For notices relating to the nomination of directors, shareholders must provide all information required to be disclosed in a proxy statement and a description of all direct and indirect compensation and other material monetary agreements during the past three years, and any other material relationships, between the nominee and the shareholders and any associated persons of the nominee and the shareholders, respectively. For notices relating to any other business, further information including a comprehensive description of the business desired to be brought before the meeting, the complete text of any proposed resolution and a declaration of any material interest in such business by shareholders and any associated persons are required.

	To be timely, a shareholder’s notice must be delivered to the secretary of STERIS not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual general meeting, provided, however, that in the event that the date of the annual general meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to the date of such annual general meeting and not later than the close of business on the later of (i) the 90th day prior to the date of such annual general meeting and (ii) the 5th day following the day on which public announcement of the date of such meeting is first made by STERIS.	To be timely, in the case of a resolution to be moved at an annual general meeting, a shareholder’s notice must be delivered to the secretary of STERIS Ireland not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual general meeting, provided, however, that in the event that the date of the annual general meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to the date of such annual general meeting and not later than the close of business on the later of (i) the 90th day prior to the date of such annual general meeting and (ii) the 5th day following the day on which public announcement of the date of such meeting is first made by STERIS Ireland.

Voting Rights	Voting, Generally All resolutions at an annual general meeting or other general meeting will be decided on a poll. The requirement for poll voting on	Voting, Generally All resolutions at an annual general meeting or other general meeting will be decided on a poll.

Provisions	Provisions Currently Applicable to STERIS	Provisions to be Applicable to STERIS Ireland
resolutions at a general meeting may only be removed or amended by an unanimous shareholder resolution passed at a general meeting.

	On a poll every shareholder who is present, in person or by proxy, at the general meeting, is entitled to one vote for every STERIS ordinary share held by such shareholder.	On a poll every shareholder who is present, in person or by proxy, at the general meeting, is entitled to one vote for every STERIS Ireland ordinary share held by such shareholder.

	On a separate general meeting of the holders of any class of shares, all votes will be taken on a poll and each holder of shares of the class will, on a poll, have one vote in respect of every share of that class held by such shareholder.	On a separate general meeting of the holders of any class of shares, all votes will be taken on a poll and each holder of shares of the class will, on a poll, have one vote in respect of every share of that class held by such shareholder.

	Under the U.K. Companies Act 2006 and the STERIS articles of association, certain matters require “ordinary resolutions,” which must be approved by at least a majority of the votes cast, in person or by proxy, by shareholders at a general meeting, and certain other matters require “special resolutions,” which require the affirmative vote of at least 75% of the votes cast, in person or by proxy, by shareholders at a general meeting.	Under the Irish Companies Act 2014 and the STERIS Ireland Constitution, certain matters require “ordinary resolutions,” which must be approved by at least a majority of the votes cast, in person or by proxy, by shareholders at a general meeting, and certain other matters require “special resolutions,” which require the affirmative vote of at least 75% of the votes cast, in person or by proxy, by shareholders at a general meeting.

	An ordinary resolution is needed (among other matters) to: remove a director; provide, vary or renew the directors’ authority to allot shares and to appoint directors (where appointment is by shareholders).	An ordinary resolution is needed (among other matters) to: remove a director; provide, vary or renew the directors’ authority to allot shares and to appoint directors (where appointment is by shareholders).

	A special resolution is needed (among other matters) to: alter a company’s articles of association, exclude statutory preemptive rights on allotment of securities for cash (up to five years); reduce a company’s share capital; re-register a public company as a private company (or vice versa); and approve a scheme of arrangement.	A special resolution is needed (among other matters) to: alter a company’s constitution, exclude statutory preemptive rights on allotment of securities for cash (up to five years); reduce a company’s share capital; re-register a public company as a private company (or vice versa); and approve a scheme of arrangement.

	The chairman at a general meeting has a casting vote if equal votes are cast for and against a resolution on a poll.	The chairman at a general meeting has a casting vote if equal votes are cast for and against a resolution on a poll.

Provisions	Provisions Currently Applicable to STERIS	Provisions to be Applicable to STERIS Ireland
	Cumulative Voting Cumulative voting is not recognized under English law.	Cumulative Voting Cumulative voting is not recognized under Irish law.

Shareholder Action by Written Consent	Under English law, a public limited company’s shareholders cannot pass a resolution by written consent; they can only pass resolutions taken at shareholder meetings.	Under Irish law, a public limited company’s shareholders can pass a resolution by written consent.

Quorum	Under the STERIS articles of association, holders of at least a simple majority of the shares issued and entitled to vote at a general meeting, shall constitute a quorum.	Under the STERIS Ireland Constitution, holders of at least a simple majority of the shares issued and entitled to vote at a general meeting, shall constitute a quorum.

	The necessary quorum at a separate general meeting of the holders of any class of shares shall be holders of at least a simple majority of that class of shares issued and entitled to vote.	The necessary quorum at a separate general meeting of the holders of any class of shares shall be holders of at least a simple majority of that class of shares issued and entitled to vote.

Shareholder Approval of Merger or Consolidation	As noted above, “ordinary resolutions” must be approved by at least a majority of the votes cast, in person or by proxy, by shareholders at a general meeting. “Special resolutions” require the affirmative vote of at least 75% of the votes cast, in person or by proxy, by shareholders at a general meeting.	As noted above, “ordinary resolutions” must be approved by at least a majority of the votes cast, in person or by proxy, by shareholders at a general meeting. “Special resolutions” require the affirmative vote of at least 75% of the votes cast, in person or by proxy, by shareholders at a general meeting.

There is no concept of a statutory merger under English law (except where an English company merges with another company based in the European Economic Area). A cross-border merger (within the EEA) requires the approval of a majority in number, representing 75% in value of the shareholders, present and voting at the meeting (of the U.K. transferor company) to approve the merger. The court of the transferee company’s jurisdiction must then sanction the merger.

Irish law recognizes the concept of a statutory merger in three situations:

(1) a domestic merger where an Irish private limited company merges with another Irish company (not being a public limited company) under Part 9 of the Irish Companies Act 2014;

(2) a domestic merger where an Irish public limited company merges with another Irish company under Part 17 of the Irish Companies Act 2014; and

(3) a cross border merger, where an Irish company merges with another company based in the European Economic Area under the European Communities (Cross Border Merger) Regulations 2008 of Ireland.

Provisions	Provisions Currently Applicable to STERIS	Provisions to be Applicable to STERIS Ireland
	Under English law and subject to applicable U.S. securities laws and NYSE rules and regulations, where STERIS proposes to acquire another company, approval of STERIS’s shareholders is not required.	Under Irish law and subject to applicable U.S. securities laws and NYSE rules and regulations, where STERIS Ireland proposes to acquire another company, approval of STERIS Ireland’s shareholders is not required, unless effected as a direct domestic merger or direct cross-border merger as referred to above.

	Under English law, where another company proposes to acquire STERIS, the requirement for the approval of the shareholders of STERIS depends on the method of acquisition.	Under Irish law, where another company proposes to acquire STERIS Ireland, the requirement for the approval of the shareholders of STERIS Ireland depends on the method of acquisition.

Schemes of Arrangement

Under English law, schemes of arrangement are arrangements or compromises between a company and any class of shareholders or creditors, and are used in certain types of reconstructions, amalgamations, capital reorganizations or takeovers (similar to a merger in the United States). Such arrangements require the approval of: (i) a majority in number of shareholders or creditors (as the case may be) representing 75% in value of the creditors or class of creditors or shareholders or class of shareholders present and voting either in person or by proxy at a special meeting convened by order of the court; and (ii) the English court.

Schemes of Arrangement

Under Irish law, schemes of arrangement are arrangements or compromises between a company and any class of shareholders or creditors, and are used in certain types of reconstructions, amalgamations, capital reorganizations or takeovers (similar to a merger in the United States). Such arrangements require the approval of: (i) a majority in number of shareholders or creditors (as the case may be) representing 75% in value of the creditors or class of creditors or shareholders or class of shareholders present and voting either in person or by proxy at a special meeting convened by order of the court; and (ii) the High Court of Ireland.

	Once approved by the requisite shareholder and creditor majority, sanctioned by the English court and becoming effective, all shareholders and/or, as the case may be, creditors of the relevant class are bound by the terms of the scheme. Dissenting shareholders have the right to appear at the English court hearing and make representations in objection to the scheme.	Once approved by the requisite shareholder and creditor majority, sanctioned by the High Court of Ireland and becoming effective, all shareholders and/or, as the case may be, creditors of the relevant class are bound by the terms of the scheme. Dissenting shareholders have the right to appear at the High Court hearing and make representations in objection to the scheme.

Takeover Offer

The U.K. Companies Act 2006 also provides that where (i) a takeover offer is made for shares, and (ii) following the offer, the offeror has acquired or contracted to acquire not less than 90% of the shares to which the offer

Takeover Offer

The Irish Companies Act 2014 also provides that where (i) a takeover offer is made for shares, and (ii) following the offer, the offeror has acquired or contracted to acquire not less than 80% of the shares to

Provisions	Provisions Currently Applicable to STERIS	Provisions to be Applicable to STERIS Ireland
	relates, and not less than 90% of the voting rights attached to those shares, the offeror may require the other shareholders who did not accept the offer to transfer their shares on the terms of the offer.	which the offer relates, the offeror may require the other shareholders who did not accept the offer to transfer their shares on the terms of the offer.

	A dissenting shareholder may object to the transfer on the basis that the offeror is not entitled to acquire shares or to specify terms of acquisition different from those in the offer by applying to the court within six weeks of the date on which notice of the transfer was given. In the absence of fraud or oppression, the court is unlikely to order that the acquisition shall not take effect, but it may specify terms of the transfer that it finds appropriate.	A dissenting shareholder may object to the transfer on the basis that the offeror is not entitled to acquire is shares or to specify terms of acquisition different from those in the offer by applying to the court within 30 days of the date on which notice of the transfer was given. In the absence of fraud or oppression, and subject to strict compliance with the terms of the statute, the court is unlikely to order that the acquisition shall not take effect, but it may specify terms of the transfer that it finds appropriate.

	A minority shareholder is also entitled in similar circumstances to require the offeror to acquire his or her shares on the terms of the offer.	A minority shareholder is also entitled in similar circumstances to require the offeror to acquire his or her shares on the terms of the offer.

Statutory Mergers

It is also possible for STERIS Ireland to be acquired by way of a domestic or cross-border statutory merger, as described above. Such mergers must be approved by a special resolution of shareholders. If the consideration being paid to shareholders is not all in the form of cash, dissenting shareholders may be entitled to require their shares be acquired for cash.

Asset Sales/Business Combinations

The STERIS articles of association provide that an ordinary resolution of the shareholders of STERIS is required for certain transactions relating to the sale of all or substantially all of the property or assets of STERIS.

Asset Sales/Business Combinations

The STERIS Ireland Constitution provides that an ordinary resolution of the shareholders of STERIS Ireland is required for certain transactions relating to the sale of all or substantially all of the property or assets of STERIS Ireland, except to members of STERIS Ireland’s group of companies.

Related Party Transactions	STERIS will be subject to the rules of the NYSE regarding related party transactions,	STERIS Ireland will be subject to the rules of the NYSE regarding related party transactions.

Provisions	Provisions Currently Applicable to STERIS	Provisions to be Applicable to STERIS Ireland
	Under English law, certain transactions between a director and a related company of which he or she is a director are prohibited unless approved by the shareholders, such as loans, credit transactions and substantial property transactions. This prohibition extends to transactions with close personal relations and companies controlled by any such director.	Under Irish law, certain transactions between STERIS Ireland and any director of STERIS Ireland are prohibited unless approved by the shareholders, such as loans, credit transactions and substantial property transactions. This prohibition extends to transactions with close personal relations and companies controlled by any such director.

Shareholder Suits

Under English law, the power to initiate a lawsuit on behalf of the company is generally a matter for the board of directors, and shareholders’ rights to initiate a derivative law suit on behalf of the company are limited.

A derivative claim may only be brought in respect of a cause of action arising from an actual or proposed act or omission involving any negligence, default, breach of duty, and/or breach of trust by a director of the company.

Under Irish law, the power to initiate a lawsuit on behalf of the company is generally a matter for the board of directors, and shareholders’ rights to initiate a derivative lawsuit on behalf of the company are limited.

The central question at issue in deciding whether a shareholder may be entitled to bring a derivative action is whether, unless the action is brought, a wrong committed against the company would go unredressed.

The principal case law in Ireland indicates that to bring a derivative action, a person must first establish a prima facie case: (a) that the company is entitled to the relief claimed; and (b) that the action falls within one of the five exceptions derived from case law, as follows:

(1) where an ultra vires or illegal act is perpetrated;

(2) where more than a bare majority is required to ratify the “wrong” complained of;

(3) where the shareholders’ personal rights are infringed;

(4) where a fraud has been perpetrated upon a minority by those in control; or

(5) where the justice of the case requires.

While English law only permits a shareholder to initiate a lawsuit on behalf of the company in limited circumstances, it does permit a shareholder whose name is on the register of shareholders of a company to apply for a court order:

(1) when the company’s affairs are being or have been conducted in a manner unfairly prejudicial to the interests of all or some shareholders, including the shareholder making the claim; or

While Irish law only permits a shareholder to bring a derivative action and initiate a lawsuit on behalf of the company in limited circumstances, it does permit a shareholder whose name is on the register of shareholders of a company to apply for a court order where the company’s affairs are being conducted or the powers of the company’s directors are being exercised:

(1) in a manner oppressive to him or her or any of the shareholders; or

Provisions	Provisions Currently Applicable to STERIS	Provisions to be Applicable to STERIS Ireland
(2) when any act or omission of the company is or would be so prejudicial.

(2) in disregard of his or her or their interests as shareholders.

Oppression connotes conduct that is burdensome, harsh and wrongful. Furthermore, the oppression or the disregard of interests must result from either the conduct of the affairs of the company or the exercise of the powers of the directors.

This is a statutory remedy and an Irish court has wide discretion to make such order as it sees fit.

	Lawsuits brought by a shareholder on behalf of the company may be brought exclusively in the courts of England and Wales when they are related to or in connection with a derivative claim, an alleged breach of fiduciary or other duty by a director, officer or employee of STERIS or any other claim against STERIS or its directors, officers and employees under English law or pursuant to the articles of association.	Lawsuits brought by a shareholder on behalf of the company may be brought exclusively in the courts of Ireland when they are related to or in connection with a derivative claim, an alleged breach of fiduciary or other duty by a director, officer or employee of STERIS Ireland or any other claim against STERIS Ireland or its directors, officers and employees under Irish law or pursuant to the constitution.

Short Swing Profits	As a company listed on the NYSE and subject to the Exchange Act, directors and officers of STERIS would be subject to the U.S. securities laws, including the prohibitions on “short swing” trading.	As a company listed on the NYSE and subject to the Exchange Act, directors and officers of STERIS Ireland would be subject to the U.S. securities laws, including the prohibitions on “short swing” trading.

Proxy Statements and Reports

Proxy Statement Generally

The Exchange Act proxy rules apply to STERIS.

English law does not have specific proxy solicitation legislation, but approaches to shareholders might need to comply with the U.K. Financial Services and Markets Act 2000.

Proxy Statement Generally The Exchange Act proxy rules will continue to apply to STERIS Ireland. Irish law does not have specific proxy solicitation legislation.

Voting by Proxy

The STERIS articles of association provide that each holder of ordinary shares of STERIS shall at every meeting of shareholders be entitled to vote in person or by proxy for each share held by such shareholder.

Voting by Proxy

The STERIS Ireland Constitution provides that each holder of ordinary shares of STERIS Ireland shall at every meeting of shareholders be entitled to vote in person or by proxy for each share held by such shareholder.

Provisions	Provisions Currently Applicable to STERIS	Provisions to be Applicable to STERIS Ireland

Approval of Auditors

Under English law, STERIS’s shareholders approve the company’s statutory auditors each year. In addition, the company’s annual financial statements, which must, to the satisfaction of the STERIS Board, give a “true and fair view” of the assets, liabilities, financial position and profit or loss of STERIS and the consolidated group, must be presented to the shareholders at a general meeting but are not required to be approved by the shareholders.

Approval of Auditors

Under Irish law, STERIS Ireland’s shareholders approve the company’s statutory auditors each year. In addition, the company’s annual financial statements, which must, to the satisfaction of the STERIS Ireland Board, give a “true and fair view” of the assets, liabilities, financial position and profit or loss of STERIS Ireland and the consolidated group, must be presented to the shareholders at the annual general meeting but are not required to be approved by the shareholders.

Reporting Requirements	STERIS is listed on the NYSE and is subject to U.S. securities laws, but is not subject to the reporting obligations of companies listed on the London Stock Exchange or on any other securities exchange.	Since STERIS Ireland would be considered a successor issuer to STERIS and would be listed on the NYSE, STERIS Ireland would remain subject to U.S. securities laws, but would not be subject to the reporting obligations of companies listed on the Euronext Dublin stock exchange or on any other securities exchange.

Rights of Inspection of Books and Records	Generally, the register and index of names of shareholders of STERIS may be inspected at any time (1) for free, by its shareholders, and (2) for a fee by any other person.	Generally, the register of shareholders of STERIS Ireland may be inspected during business hours (1) for free, by its shareholders, and (2) for a fee by any other person.

	The inspecting shareholder has to show he or she has a proper purpose in inspecting the register. Documents may be copied for a fee.	Documents may be copied for a fee.

	The service contracts, if any, of STERIS’s directors can be inspected by shareholders without charge and during business hours. In this and certain other contexts under applicable English law, a “director” includes certain executive officers and a “service contract” includes any contract under which such a director or executive officer undertakes personally to provide services to the company or a subsidiary company, whether in that person’s capacity as a director, an executive officer or otherwise.	The service contracts, if any, of STERIS Ireland’s directors can be inspected by shareholders without charge and during business hours. A “service contract” includes any contract under which such a director undertakes personally to provide services to the company or a subsidiary company, whether in that person’s capacity as a director, an executive officer or otherwise. Service contracts with an unexpired term of less than three years are not required to be kept for inspection.

	The shareholders of STERIS may also inspect, without charge and during business hours, the minutes of meetings of the shareholders for the previous 10 years and obtain copies of the minutes for a fee.	The shareholders of STERIS Ireland may also inspect, without charge and during business hours, the minutes of meetings of the shareholders and obtain copies of the minutes for a fee.

Provisions	Provisions Currently Applicable to STERIS	Provisions to be Applicable to STERIS Ireland
	In addition, the published annual accounts of STERIS are required to be available for shareholders at a general meeting and a shareholder is entitled to a copy of these accounts. The accounts must also be made available on STERIS’s website and remain available until the accounts for the next financial year are placed on the website.	In addition, the published annual statutory financial statements of STERIS Ireland are required to be available for shareholders at a general meeting and a shareholder is entitled to a copy of these financial statements.

	Under English law, the shareholders of a company do not have the right to inspect the corporate books of a subsidiary of that company.	Under Irish law, the shareholders of a company do not have the right to inspect the corporate books of a subsidiary of that company.

Disclosure of Interests in Shares	The Schedule 13D and Schedule 13G reporting regime apply to STERIS as its shares are registered under Section 12 of the Exchange Act.	The Schedule 13D and Schedule 13G reporting regime will continue to apply to STERIS Ireland as it will have its shares registered under Section 12 of the Exchange Act.

In addition, English law provides that a company may, by notice in writing, require a person whom the company knows or reasonably believes to be or to have been within the three preceding years, interested in its issued voting share capital to:

(1) confirm whether this is or is not the case; and

(2) if this is the case, to give further information that it requires relating to his or her interest and any other interest in the company’s shares of which he or she is aware.

The disclosure must be made within a reasonable period as specified in the relevant notice which may be as short as one or two days.

In addition, Irish law provides that a company may, by notice in writing, require a person whom the company knows or reasonably believes to be or to have been within the three preceding years, interested in its issued voting share capital to:

(1) confirm whether this is or is not the case; and

(2) if this is the case, to give further information that it requires relating to his or her interest and any other interest in the company’s shares of which he or she is aware.

The disclosure must be made within a reasonable period as specified in the relevant notice which may be as short as one or two days.

Rights of Dissenting Shareholders	English law does not generally provide for appraisal rights. However, English law provides for dissenter’s rights which permit a shareholder to, among other things, object to a court in the context of a compulsory acquisition of minority shares.	Irish law does not generally provide for appraisal rights. However Irish law provides for dissenters’ rights in certain situations, as described below.

(1) Under a takeover offer, an offeror which has acquired or contracted to acquire not less than 80% of the shares to which the offer relates may require the other

Provisions	Provisions Currently Applicable to STERIS	Provisions to be Applicable to STERIS Ireland
shareholders who did not accept the offer to transfer their shares on the terms of the offer. Dissenting shareholders have the right to apply to the High Court of Ireland for relief.

(2) A takeover scheme of arrangement which has been approved by the requisite shareholder majority and sanctioned by the High Court of Ireland will be binding on all shareholders. Dissenting shareholders have the right to appear at the High Court hearing and make representations in objection to the scheme.

(3) In the case of a domestic or cross-border statutory merger, if the consideration being paid to shareholders is not all in the form of cash, dissenting shareholders may be entitled to require their shares be acquired for cash.

Anti-takeover Measures	Takeover offers and certain other transactions in respect of certain public companies are regulated by the Takeover Code, which is administered by the Takeover Panel, a body consisting of representatives of the City of London financial and professional institutions which oversees the conduct of takeovers. An English public limited company is potentially subject to the Takeover Code if, among other factors, its place of central management and control is within the U.K., the Channel Islands or the Isle of Man. The Takeover Panel will generally look to the residency of a company’s directors to determine where it is centrally managed and controlled. Based upon STERIS’s current and intended plans for its directors and management and, for purposes of the Takeover Code, STERIS is considered to have its place of central management and control outside the U.K., the Channel Islands or the Isle of Man. Therefore, the Takeover Code does not apply to STERIS.

Takeover offers and certain other transactions in respect of Irish registered public companies listed on certain stock exchanges, including the NYSE, are regulated by the Irish Takeover Panel Act 1997 and the Irish Takeover Rules made thereunder. The Irish Takeover Rules are administered by the Irish Takeover Panel, which oversees the conduct of such transactions. STERIS Ireland, as an Irish registered public limited company, listed on the NYSE is subject to the Irish Takeover Rules and the supervisory jurisdiction of the Irish Takeover Panel.

Among other matters, the Irish Takeover Rules operate to ensure that no offer is frustrated or unfairly prejudiced and, in the case of multiple bidders, that there is a level playing field. For example, pursuant to the Irish Takeover Rules, the STERIS Ireland Board will not be permitted to take actions, without shareholder approval, which might result in the frustration of an offer, or potential offer, for STERIS Ireland shares once the STERIS Ireland Board has received an approach which might lead to an offer or has reason to believe that an offer is, or may be, imminent.

Provisions	Provisions Currently Applicable to STERIS	Provisions to be Applicable to STERIS Ireland

The STERIS articles of association provide the STERIS Board with the power to establish a rights’ plan and to grant rights to subscribe for shares of STERIS pursuant to a rights’ plan where, in the opinion of the STERIS Board, acting in good faith, in the context of an acquisition or potential acquisition of 20% or more of the issued voting shares of STERIS Ireland, to do so would improve the likelihood that:

• an acquisition process is conducted in an orderly manner;

• all shareholders of STERIS are treated equally and fairly and in a similar manner;

• an optimum price is achieved for the STERIS ordinary shares;

• the STERIS Board would have time to gather relevant information and pursue appropriate strategies;

• the success of STERIS would be promoted for the benefit of its shareholders as a whole;

• the long term interests of STERIS, its shareholders and business would be safeguarded; and/or

• STERIS would not suffer serious economic harm.

The STERIS Ireland Constitution provides the STERIS Ireland Board with the power to establish a rights’ plan and to grant rights to subscribe for shares of STERIS Ireland pursuant to a rights’ plan where, in the opinion of the STERIS Ireland Board, acting in good faith, in the context of an acquisition or potential acquisition of 20% or more of the issued voting shares of STERIS Ireland, to do so would improve the likelihood that:

• an acquisition process is conducted in an orderly manner;

• an optimum price is achieved for the STERIS Ireland ordinary shares;

• the STERIS Ireland Board would have time to gather relevant information and pursue appropriate strategies;

• the success of STERIS Ireland would be promoted for the benefit of its shareholders as a whole;

• the long term interests of STERIS Ireland, its shareholders and business would be safeguarded; and/or

• STERIS Ireland would not suffer serious economic harm.

The STERIS articles of association further provide that the STERIS Board may, in accordance with the terms of a rights plan, determine to (i) allot shares pursuant to the exercise of rights or (ii) exchange rights for shares of STERIS, where in the opinion of the STERIS Board acting in good faith, in the context of an acquisition or potential acquisition of 20% or more of the issued voting shares of STERIS, to do so is necessary in order to prevent:

• the use of abusive tactics by any person in connection with such acquisition;

• unequal treatment of shareholders;

• an acquisition which would undervalue STERIS;

• harm to the prospects of the success of STERIS for the benefit of its shareholders as a whole; and/or

• serious economic harm to the prospects of STERIS,

The STERIS Ireland Constitution further provides that the STERIS Ireland Board may, in accordance with the terms of a rights plan, determine to (i) allot shares pursuant to the exercise of rights or (ii) exchange rights for shares of STERIS Ireland, where in the opinion of the STERIS Ireland Board acting in good faith, in the context of an acquisition or potential acquisition of 20% or more of the issued voting shares of STERIS Ireland, to do so would improve the likelihood that:

• the use of abusive tactics by any person in connection with such acquisition would be prevented;

• an acquisition which would undervalue STERIS Ireland would be prevented;

• harm to the prospects of the success of STERIS Ireland for the benefit of its shareholders as a whole would be prevented;

Provisions	Provisions Currently Applicable to STERIS	Provisions to be Applicable to STERIS Ireland
	or where to do so is otherwise necessary to safeguard the long term interests of STERIS, its shareholders and business.	• the long-term interests of STERIS Ireland and/or its shareholders and business would be safeguarded; and/or STERIS Ireland would not suffer serious economic harm.

	The STERIS Board has a standing authorization for five years from August 2, 2016 to allot shares of STERIS with an aggregate par value amount up to £25,509,120 pursuant to a rights plan. Such authority may only be exercised by the STERIS Board pursuant to a rights plan, as detailed above, and may not be exercised by the STERIS Board for other purposes.	Following completion of the Redomiciliation, STERIS Ireland will be subject to the Irish Takeover Panel Act 1997, as amended, and the Irish Takeover Rules promulgated thereunder. Pursuant to the Irish Takeover Rules, the Board of STERIS Ireland will not be permitted, without shareholder approval, to take certain actions that might frustrate an offer for STERIS Ireland once the STERIS Ireland Board has received an approach that may lead to an offer or has reason to believe an offer is, or may be, imminent. The adoption and operation of any rights’ plan will be subject to the Irish Takeover Rules, which may impact on when a plan can be adopted or rights issued thereunder.

Under the Takeover Code, the board of a public U.K. company is constrained from implementing such defensive measures. However, as discussed above, these measures are included in the STERIS articles of association as the Takeover Code will not apply to STERIS and these measures are included commonly in the constitution of U.S. companies.

Mandatory Offer Provisions

Although not intended to be an anti-takeover provision, the mandatory offer provisions could have the effect of discouraging, delaying or preventing tender offers that are not all-cash or are for less than all of the issued and outstanding shares unless they have the consent of the STERIS Board or the prior approval of the shareholders of STERIS, including tender offers that might result in a premium being paid over the market price of the ordinary shares, and discouraging, delaying or preventing changes in control or management of STERIS.

Mandatory Offer Provisions

There are no corresponding “Mandatory Offer Provisions” in the STERIS Ireland Constitution as following completion of the Redomiciliation, STERIS Ireland will be subject to the Irish Takeover Panel Act 1997, as amended, and the Irish Takeover Rules promulgated thereunder, which contain mandatory offer provisions similar those contained in Rule 9 of the Takeover Code.

The STERIS articles of association contain provisions based on those contained in Rule 9 of the Takeover Code such that any person

Provisions	Provisions Currently Applicable to STERIS	Provisions to be Applicable to STERIS Ireland

acquiring interests in shares which would breach any of the limits contained in Rule 9 (if it were to apply to STERIS Ireland) would contravene the STERIS articles of association unless the Board determines otherwise.

Unless the STERIS Board determines otherwise, an acquisition would also be a contravention where it was not made in accordance with any of Rules 4, 5, 6, 8, 9 or 11 of the Takeover Code if the Takeover Code had applied to STERIS.

A contravention would, if the STERIS Board so determines, result in any shares held by the relevant person(s) being disenfranchised, dividend rights in respect of such shares being suspended, and/or transfers of such shares not being registered.

Exception will apply to, without limitation:

(1) an acquisition permitted by the Board or an offer recommended by the Board;

(2) a voluntary cash offer for the entire share capital of STERIS made in accordance with the Takeover Code (if it had applied to STERIS);

(3) an acquisition previously approved in general meeting by shareholders who are independent of the acquirer and its concert parties.

The Board has the full authority to determine the application of these provisions, including as to the application of the Takeover Code.

These provisions will apply for so long as STERIS is not subject to the Takeover Code.

Variation of Rights Attaching to a Class or Series of Shares

Amendments affecting the rights of the holders of any class of shares may, depending on the rights attached to the class and the nature of the amendments, also require approval of the class affected at a separate class meeting.

Amendments affecting the rights of the holders of any class of shares may, depending on the rights attached to the class and the nature of the amendments, also require approval of the class affected at a separate class meeting.

Provisions	Provisions Currently Applicable to STERIS	Provisions to be Applicable to STERIS Ireland
Amendments of Governing Documents	Under English law, a special resolution of the shareholders is required to amend any provision of the STERIS articles of association. The STERIS Board does not have the power to amend the STERIS articles of association without shareholder approval.	Under Irish law, a special resolution of the shareholders is required to amend any provision of the STERIS Ireland Constitution. The STERIS Ireland Board does not have the power to amend the STERIS Ireland Constitution without shareholder approval.

Enforcement of Civil Liabilities Against Foreign Persons	As a company listed on the NYSE, STERIS and its directors and officers are subject to U.S. securities laws, and investors could initiate civil lawsuits in the United States against STERIS for breaches of the U.S. securities laws.	As a company listed on the NYSE, STERIS Ireland and its directors and officers are subject to U.S. securities laws, and investors could initiate civil lawsuits in the United States against STERIS Ireland for breaches of the U.S. securities laws.

	Because STERIS is a public limited company incorporated under English law, investors could experience more difficulty enforcing judgments obtained against STERIS in U.S. courts than would be the case for U.S. judgments obtained against a U.S. company. In addition, it may be more difficult (or impossible) to bring some types of claims against STERIS in courts sitting in England than it would be to bring similar claims against at U.S. company in a U.S. court.	Because STERIS Ireland will be a public limited company incorporated under Irish law after the effective time of the transaction, investors could experience more difficulty enforcing judgments obtained against STERIS Ireland in U.S. courts than would be the case for U.S. judgments obtained against a U.S. company. In addition, it may be more difficult (or impossible) to bring some types of claims against STERIS Ireland in courts sitting in Ireland than it would be to bring similar claims against at U.S. company in a U.S. court.

Furthermore, the STERIS articles of association provide that the courts of England and Wales shall have exclusive jurisdiction to determine shareholder claims brought against STERIS or a director or the STERIS Board when they are related to or in connection with a derivative claim, an alleged breached of fiduciary or other duty by a director, officer or employee of STERIS or any other claim against STERIS or its directors, officers and employees under English law or pursuant to the articles of association.

Furthermore, the STERIS Ireland Constitution provide that the courts of Ireland shall have exclusive jurisdiction to determine shareholder claims brought against STERIS Ireland or a director or the STERIS Ireland Board when they are related to or in connection with a derivative claim, an alleged breached of fiduciary or other duty by a director, officer or employee of STERIS Ireland or any other claim against STERIS Ireland or its directors, officers and employees under Irish law or pursuant to the constitution.

	A judgment obtained against STERIS from a U.S. court will not be recognized by the English courts but an action may be commenced in the English courts for an amount due under a judgment given by the U.S. courts if that judgment is (a) for a debt or definite sum of money; (b) final and	A judgment obtained against STERIS Ireland from a U.S. court will not be recognized by the Irish courts but an action may be commenced in the Irish courts for an amount due under a judgment given by the U.S. courts if that judgment is (a) for a debt or definite sum of money; (b) final and

Provisions	Provisions Currently Applicable to STERIS	Provisions to be Applicable to STERIS Ireland
	conclusive; and (c) not of a penalty or revenue nature. A judgment may be impeached by showing that: (i) the court in question did not, in the circumstances of the case, and in accordance with the English rules of private international law, have jurisdiction to give that judgment; (ii) the judgment was obtained through fraud; (iii) the enforcement of the judgment would be contrary to the public policy of the U.K.; or (iv) the proceedings in which the judgment was obtained were opposed to the rules of natural justice.	conclusive; and (c) not of a penalty or revenue nature. A judgment may be impeached by showing that: (i) the court in question did not, in the circumstances of the case, and in accordance with the Irish rules of private international law, have jurisdiction to give that judgment; (ii) the judgment was obtained through fraud; (iii) the enforcement of the judgment would be contrary to the public policy of Ireland; or (iv) the proceedings in which the judgment was obtained were opposed to the rules of natural justice.

	STERIS and its directors and officers may be subject to criminal penalties in the United States arising from breaches of the U.S. federal securities laws, but may not be subject to criminal penalties in the U.K. unless the criminal laws of the U.K. were violated.	STERIS Ireland and its directors and officers may be subject to criminal penalties in the United States arising from breaches of the U.S. federal securities laws, but may not be subject to criminal penalties in Ireland unless the criminal laws of Ireland were violated.

	A criminal judgment in a U.S. court under U.S. federal securities laws may not be enforceable in the English courts on public policy grounds and a prosecution brought before the English courts under U.S. federal securities laws might not be permitted on public policy grounds.	A criminal judgment in a U.S. court under U.S. federal securities laws may not be enforceable in the Irish courts on public policy grounds and a prosecution brought before the Irish courts under U.S. federal securities laws might not be permitted on public policy grounds.

LEGAL MATTERS

STERIS is being represented by Jones Day with respect to certain legal matters as to U.S. law, including U.S. tax matters, and with respect to certain legal matters as to the laws of England, including certain U.K. tax matters.

Matheson will provide an opinion regarding the validity of the STERIS Ireland ordinary shares to be issued as part of the Scheme.

EXPERTS

The consolidated financial statements of STERIS appearing in STERIS’s Annual Report (Form 10-K) for the year ended March 31, 2018 (including the schedule appearing therein), and the effectiveness of STERIS’s internal control over financial reporting as of March 31, 2018 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and STERIS management’s assessment of the effectiveness of internal control over financial reporting as of March 31, 2018 are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

With respect to the unaudited condensed consolidated interim financial information of STERIS for the three-month periods ended June 30, 2018 and June 30, 2017 and the three- and six-month periods ended September 30, 2018 and September 30, 2017, incorporated by reference in this proxy statement/prospectus, Ernst & Young LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports dated August 8, 2018 and November 6, 2018, respectively, included in STERIS’s Quarterly Report on Form 10-Q for the periods then ended, and incorporated by reference herein, states that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. Ernst & Young LLP is not subject to the liability provisions of Section 11 of the Securities Act for their report on the unaudited interim financial information because that report is not a “report” or a “part” of the Registration Statement prepared or certified by Ernst & Young LLP within the meaning of Sections 7 and 11 of the Act.

FUTURE SHAREHOLDER PROPOSALS

STERIS Ireland

Assuming the Scheme becomes Effective and consummation of the Redomiciliation, STERIS Ireland shareholders will be entitled to present proposals for consideration at forthcoming STERIS Ireland shareholders’ meetings, provided that they comply with the proxy rules promulgated by the SEC and the STERIS Ireland Constitution. The deadline for submission of all STERIS Ireland shareholders’ proposals to be considered for inclusion in STERIS Ireland’s proxy statement for its first annual general meeting will be disclosed in a subsequent filing with the SEC.

STERIS

Date for Receipt of Shareholder Proposals for the 2019 Annual Meeting Proxy Statement

STERIS expects that it will hold an annual meeting in the year 2019 only if the Redomiciliation is not completed. Accordingly, the following paragraphs will apply only if the Redomiciliation is not completed.

Shareholders who, in accordance with the SEC’s Rule 14a-8, wish to present proposals for inclusion in the proxy materials to be distributed by us in connection with our 2019 annual general meeting must submit their proposals to the Company’s registered office at Rutherford House Stephensons Way, Chaddesden, Derby, England, DE21 6LY United Kingdom, Attention: the Secretary. The deadline for shareholders to submit proposals to be considered for inclusion in the proxy statement for the 2019 Annual Meeting of Shareholders is expected to be February 11, 2019. As the rules of the SEC make clear, simply submitting a proposal does not guarantee its inclusion in our proxy statement.

In accordance with STERIS’s articles of association and the ownership thresholds set forth in the Companies Act, and without prejudice to the rights of a shareholder of record under applicable law, in order to nominate a candidate for election as a director or properly bring other business before the 2019 Annual Meeting, a shareholder’s notice of the matter the shareholder wishes to present must be delivered to STERIS’s registered office at Rutherford House Stephensons Way, Chaddesden, Derby, England, DE21 6LY United Kingdom, Attention: the Secretary, not earlier than the close of business on the one hundred and twentieth (120th) calendar day nor later than the close of business on the ninetieth (90th) calendar day prior to the first anniversary of the preceding year’s annual general meeting. As a result, any notice given by or on behalf of a shareholder pursuant to these provisions of STERIS’s articles of association (and not pursuant to the SEC’s Rule 14a-8) must be received no earlier than April 2, 2019 and no later than May 2, 2019. However, if the date of the 2019 Annual Meeting is more than 30 calendar days before or more than 60 calendar days after the first anniversary of the 2018 Annual Meeting, notice by a shareholder must be so delivered in writing not earlier than the close of business on the one hundred and twentieth (120th) calendar day prior to the 2019 Annual Meeting and not later than the close of business on the later of (i) the ninetieth (90th) calendar day prior to the 2019 Annual Meeting and (ii) the fifth (5th) calendar day after the day on which public announcement of the date of the 2019 Annual Meeting is first made by STERIS provided that in no event shall any adjournment or postponement of an annual general meeting or the public announcement thereof commence a new time period for the giving of such a shareholder’s notice.

In response to matters submitted by shareholders for consideration at special or annual meetings of shareholders, STERIS’s Nominating and Governance Committee, or the Nominating and Governance Committee, shall designate one or more members of management to review properly submitted proposals and to obtain all necessary information to allow management designees to present the shareholder proposal to the Nominating and Governance Committee for further consideration. Upon submission of a shareholder proposal to the Nominating and Governance Committee, the committee will evaluate and make recommendations, as appropriate, to the STERIS Board, with respect to the proposal. This evaluation by the Nominating and

Governance Committee may include, without limitation, consideration of (a) the appropriateness of the proposal, (b) applicable requirements of STERIS’s amended articles of association and amended regulations, as amended from time to time, (c) legal requirements, including requirements under applicable U.S. federal and U.K. law, (d) whether the shareholder proposal previously has been submitted to shareholders for a vote, and if so, the vote received for and against the proposal, (e) the best interests of all shareholders, (f) the impact that implementation of the proposal would have on the overall operations of the business, (g) whether the proposal would result in appropriately accomplishing the goals and objectives described in the proposal, and (h) any other considerations that the Nominating and Governance Committee may deem appropriate. The process of evaluation may include communication directly with the shareholder proponent by the Nominating and Governance Committee or the management designees, as the Nominating and Governance Committee may deem appropriate.

Procedure for Recommendation and Nomination of Directors and Transaction of Business at Annual Meeting

The Nominating and Governance Committee will consider shareholder recommendations for candidates to be nominees for election to the STERIS Board if such recommendations are in writing and set forth the information listed below. Such recommendations must be submitted to STERIS plc, Rutherford House Stephensons Way, Chaddesden, Derby, England, DE21 6LY United Kingdom, Attention: Secretary, and must be received at our executive offices not less than 60 and not more than 90 days prior to the Annual Meeting of Shareholders. All shareholder recommendations for director nominee candidates must set forth the following information:

1.

The name and address of the shareholder and its “Member Associated Persons” (as defined in the STERIS’s articles of association) recommending the proposed director nominee for consideration as that information appears on our records, the class and number of shares owned directly and indirectly by the shareholder and its Member Associated Persons;

2.

Any proxy, contract, arrangement, understanding, or relationship pursuant to which such shareholder(s) and such Member Associated Persons, if any, have the right to vote any class or series of shares of STERIS;

3.

Any rights to dividends on the shares of STERIS owned beneficially by such shareholder(s) and such Member Associated Persons, if any, that are separated or separable from the underlying shares of STERIS;

4.	Any significant equity interests or any derivative instruments or short interests in any principal competitor of STERIS held by such shareholder(s), and such Member Associated Persons, if any;

5.

Any agreement, arrangement, understanding, relationship or otherwise, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, involving such shareholder(s) and such Member Associated Persons, if any, directly or indirectly, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of any class or series of the shares of STERIS by, manage the risk of share price changes for, or increase or decrease the voting power of, such shareholder(s), and such Member Associated Persons, if any, with respect to any class or series of the shares of STERIS, or which provides, directly or indirectly, the opportunity to profit or share in any profit derived from any decrease in the price or value of any class or series of the shares of STERIS;

6.

All information relating to such person that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange

Act, and the regulations promulgated thereunder, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected;

7.

A description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such shareholder(s) and any Member Associated Person, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under SEC Regulation S-K if the shareholder(s) making the nomination and any Member Associated Person were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant; and

8.

A written questionnaire with respect to the background and qualifications of such individual and the background of any other person or entity on whose behalf, directly or indirectly, the nomination is being made (which questionnaire shall be provided by the Secretary upon written request), and a written representation and agreement (in the form provided by the Secretary upon written request) that such individual (a) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a Director of the Company, will act or vote on any issue or question, or a Voting Commitment, that has not been disclosed therein, including without limitation any Voting Commitment that could limit or interfere with such individual’s ability to comply, if elected as a Director of the Company, with such individual’s fiduciary and other Director’s duties under applicable law, (b) is not and will not become a party to any agreement, arrangement, or understanding with any person or entity other than the Company with respect to any direct or indirect compensation, reimbursement, or indemnification in connection with service or action as a Director that has not been disclosed therein, (c) in such individual’s personal capacity and on behalf of any person or entity on whose behalf, directly or indirectly, the nomination is being made, would be in compliance, if elected as a Director of the Company, and will comply, with all applicable corporate governance, conflict of interest, confidentiality, stock ownership, and trading policies and guidelines of the Company publicly disclosed from time to time and (d) irrevocably submits his or her resignation as a director effective upon a finding by a court of competent jurisdiction that such person has breached such written representation and agreement.

There are no specific, defined, qualifications or specific qualities or skills that are necessary for director candidates to possess. In evaluating proposed director nominees, the Nominating and Governance Committee will consider such factors as it deems appropriate, consistent with the Board’s Governance Guidelines, and other factors identified from time to time by STERIS’s Board. The Nominating and Governance Committee will consider the entirety of each proposed director nominee’s credentials. As a general matter, the Nominating and Governance Committee will consider factors such as personal and professional ethics, integrity, commitment, judgment, independence, possible conflicts of interest, experience, diversity of background, availability, comparison of the approach of incumbent members of STERIS’s Board, and ability to represent the interests of all shareholders, not just those of a particular philosophy or constituency.

The Nominating and Governance Committee will consider all information provided that it deems is relevant to a proposed director nominee’s nomination as a director of STERIS. Following such consideration, the Nominating and Governance Committee may seek additional information regarding, and may request an interview with, any proposed director nominee whom it wishes to continue considering.

Based upon all information available to it and any interviews it may have conducted, the Nominating and Governance Committee will meet to determine whether to recommend the proposed director nominee to

STERIS’s Board. The Nominating and Governance Committee will consider proposed director nominees recommended by shareholders on the same basis as proposed director nominees from other sources, subject to the procedures described herein and in STERIS’s articles of association, as amended from time to time.

The Nominating and Governance Committee utilizes a variety of methods for identifying and evaluating director nominees. Candidates may be recommended by current members of STERIS’s Board, third-party search firms or shareholders. The Nominating and Governance Committee generally does not consider recommendations for director nominees submitted by other constituencies. In order to preserve its impartiality, the Nominating and Governance Committee will not consider any recommendations from shareholders that are not submitted in accordance with the procedures set forth above.

ACCOUNTING TREATMENT OF THE REDOMICILIATION

While the Redomiciliation has characteristics that are similar to a business combination, it does not meet the requirements to be accounted for as a business combination under U.S. GAAP. Financial Accounting Standards Board Accounting Standards Codification 805 defines a business combination as a transaction or other event in which an acquirer obtains control of one or more businesses. While combinations among entities or businesses under common control or ownership may result in a change in control from the perspective of a standalone reporting entity, shareholders would have exactly the same interest in the underlying businesses before and after the combination. Therefore, common control or ownership transactions are not accounted for at fair value. Rather, they are generally accounted for at the carrying amount of the net assets or equity interests transferred. STERIS Ireland’s issuance of equity interests will be recorded at an amount equal to the carrying amount of the net assets transferred, even if the fair value of the equity interests issued is reliably determinable.

WHERE YOU CAN FIND MORE INFORMATION

STERIS files annual reports with, and furnishes other reports and information to, the SEC. You may obtain copies of these reports, as well as proxy and information statements and other information that STERIS files with or furnishes to the SEC, at the Internet website maintained by the SEC, at www.sec.gov. The address of the SEC’s website is provided solely for the information of prospective investors and is not intended to be an active link. In addition, you may obtain free copies of the documents STERIS files with the SEC, including the registration statement on Form S-4, of which this proxy statement/prospectus forms a part, by going to STERIS’s website at www.STERIS.com under the caption “Investors.” The Internet website address of STERIS is provided as an inactive textual reference only. The information provided on the Internet website of STERIS, other than copies of the documents listed below that have been filed with the SEC, is not part of this proxy statement/prospectus and, therefore, is not incorporated herein by reference.

STERIS Ireland has filed a registration statement on Form S-4, including the exhibits and annexes thereto, with the SEC under the Securities Act, to register the STERIS Ireland ordinary shares that STERIS shareholders will receive in connection with the Redomiciliation. This proxy statement/prospectus is a part of that registration statement as well as a proxy statement with respect to the Shareholder Meetings of STERIS shareholders to approve the Redomiciliation. STERIS Ireland may also file amendments to the registration statement. This proxy statement/prospectus does not contain all of the information set forth in the registration statement, and some parts have been omitted in accordance with the rules and regulations of the SEC. You should read the registration statement on Form S-4 and the exhibits and schedules filed with the registration statement as they contain important information about STERIS and STERIS Ireland and the STERIS Ireland ordinary shares.

Each of STERIS and STERIS Ireland undertake to provide without charge to STERIS shareholders, upon request, by first class mail or other equally prompt means, within one (1) business day of receipt of the request, a copy of any or all of the documents incorporated by reference into this proxy statement/prospectus, other than the exhibits to these documents, unless the exhibits are specifically incorporated by reference into the information that this proxy statement/prospectus incorporates.

Requests for copies of the filings of STERIS and STERIS Ireland should be directed to:

STERIS plc

Attn: Investor Relations

c/o 5960 Heisley Road

Mentor, Ohio 44060

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows STERIS to “incorporate by reference” certain information filed with or furnished to the SEC, which means that STERIS can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this proxy statement/prospectus. With respect to this proxy statement/prospectus, information that STERIS later files with or furnishes to the SEC and that is incorporated by reference will automatically update and supersede information in this proxy statement/prospectus and information previously incorporated by reference into this proxy statement/prospectus.

Each document incorporated by reference into this proxy statement/prospectus is current only as of the date of such document, and the incorporation by reference of such document is not intended to create any implication that there has been no change in the affairs of STERIS since the date of the relevant document or that the information contained in such document is current as of any time subsequent to its date. Any statement contained in such incorporated documents is deemed to be modified or superseded for the purpose of this proxy statement/prospectus to the extent that a subsequent statement contained in another document that is incorporated by reference into this proxy statement/prospectus at a later date modifies or supersedes that statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this proxy statement/prospectus.

This proxy statement/prospectus (including the Explanatory Statement) incorporates by reference the following documents and information filed by STERIS with the SEC (other than, in each case, documents or information deemed to have been “furnished” and not “filed” in accordance with SEC rules):

STERIS Filings and Reports (SEC File Number: 001-37614)

•	STERIS Annual Report on Form 10-K, for the fiscal year ended March 31, 2018, filed with the SEC on May 30, 2018;

•	STERIS Quarterly Reports on Form 10-Q for the fiscal quarters ended June 30, 2018 and September 30, 2018, filed with the SEC on August 8, 2018 and November 6, 2018, respectively; and

•

STERIS Current Reports on Form 8-K, filed with the SEC on May 9, 2018 and August 6, 2018 (however, we do not incorporate by reference any information under Item 2.02, Results of Operations and Financial Condition).

All documents filed by STERIS under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement/prospectus and prior to the date of the Shareholder Meetings will be incorporated by reference into this proxy statement/prospectus, other than the portions of such documents not deemed to be filed.

We adopted Accounting Standards Update 2017-07 “Compensation – Retirement Benefits – Improving the Presentation of Net Periodic Pension and Net Periodic Postretirement Benefit Cost” on April 1, 2018, which resulted in a retrospective reclassification of certain components of benefit costs that does not impact Net Income as previously reported as presented in the Consolidated Statements of Income in our Annual Report on Form 10-K for the year ended March 31, 2018. Our Quarterly Reports on Form 10-Q for the quarters ended June 30, 2018 and September 30, 2018 reflect this change. We have not recast our financial statements or related disclosures appearing in our Annual Report on Form 10-K for the year ended March 31, 2018 to reflect these changes because the impact on the information previously presented is not material.

You may obtain copies of these documents in the manner described under “Where You Can Find More Information.”

THIS PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT/PROSPECTUS TO VOTE YOUR SHARES AT THE SHAREHOLDER MEETINGS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS.

THIS PROXY STATEMENT/PROSPECTUS IS DATED [●], 2019. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE.

ANNEX A

THE SCHEME OF ARRANGEMENT

IN THE HIGH COURT OF JUSTICE                                                                                       CR – 2019 - [●]

BUSINESS AND PROPERTY COURTS OF ENGLAND AND WALES

COMPANIES COURT (ChD)

[DEPUTY] INSOLVENCY AND COMPANIES COURT JUDGE [●]

IN THE MATTER OF STERIS PLC

and

IN THE MATTER OF THE COMPANIES ACT 2006

SCHEME OF ARRANGEMENT

(under Part 26 of the Companies Act 2006)

between

STERIS plc

and

THE HOLDERS OF SCHEME SHARES

(as hereinafter defined)

(A)	In the Scheme, unless inconsistent with the subject or context, the following expressions shall have the following meanings:

“Act” or “Companies Act”	the Companies Act 2006 (as amended)

“Articles”	the articles of association of the Company, as adopted or amended from time to time

“Business Day”	any day (not being a Saturday, Sunday or public holiday) on which the banks are open for general banking business in the cities of London and New York

“Capital Reduction”	the reduction of the Company’s share capital under section 648 of the Companies Act provided for by the Scheme

“certificated” or “in certificated form”	in relation to a Scheme Share, title to which is recorded in the relevant register of the Company as being held in certificated form (that is, not in the Depository)

“Company” or “STERIS”	STERIS plc, a company incorporated in England

“Court”	the High Court of Justice in England and Wales

“Court Meeting”

the meeting of Scheme Shareholders to be convened by order of the Court under section 896 of the Companies Act for the purposes of considering and, if thought fit, approving the Scheme (with or without amendment), and any adjournment thereof

“Court Order”	the order of the Court sanctioning this Scheme pursuant to section 899 of the Act and confirming the Capital Reduction

“Depository” or “DTC”	The Depository Trust Company

“directors”	the directors of the Company and any one of them as the context may require

“Direct Registration System”

the service which provides registered shareholders of the issuer with the option of holding their assets (shares) on the books and records of the issuer’s transfer agent in book-entry form instead of a physical stock certificate.

“Effective Date” or “Scheme Effective Date”

the date on which the Scheme becomes effective pursuant to its terms in accordance with Clause 8 of the Scheme and references to the “effective time” means the time on such date at which the Scheme becomes effective

“Effective”	the Scheme, including the Capital Reduction, having become effective in accordance with its terms, upon the delivery of the Court Order and a statement of capital to the Registrar of Companies

“Encumbrances”	all mortgages, pledges, liens, charges, options, encumbrances, equitable rights, rights of pre-emption, assignments, hypothecations or any other third party rights of any nature whatsoever

“General Meeting”

the meeting of STERIS Shareholders to be convened for the purposes of considering and, if thought fit, approving, among other matters, the special resolution required to approve the Capital Reduction and certain other matters ancillary to the Scheme and its implementation, and any adjournment thereof

“holder”	a registered holder of shares and includes any person(s) entitled by transmission

“New STERIS Ordinary Shares”	the new STERIS Shares to be created and allotted to STERIS Ireland credited as fully paid in accordance with Clause 1.2 of the Scheme

“Overseas Shareholders”

Scheme Shareholders (or nominees, or custodians or trustees of Scheme Shareholders) who are resident in, or nationals, or citizens of, jurisdictions outside of Ireland, the United Kingdom or the United States of America or who are citizens or residents of countries other than Ireland, the United Kingdom or the United States of America

“Reduction Record Time”	11:59 p.m. (United Kingdom time) on the Business Day immediately preceding the date on which the Court Order is made

“Registrar of Companies”	the Registrar of Companies in England and Wales

“Restricted Jurisdiction”

any jurisdiction where the allotment and/or issue of STERIS Ireland ordinary shares pursuant to Clause 2 of the Scheme would or may infringe the laws of such jurisdiction or would or may require STERIS Ireland or the Company to comply with any governmental or other consent or any registration, filing or other formality with which STERIS Ireland or the Company, in their opinion, is unable to comply or ensure compliance with or which STERIS Ireland or the Company regards as unduly onerous

“Restricted Overseas Person”	Overseas Shareholders who are resident in any Restricted Jurisdiction

“Scheme”

the scheme of arrangement proposed to be made under Part 26 of the Companies Act between the Company and the Scheme Shareholders in its present form or with or subject to any modification, addition or condition approved or imposed by the Court and agreed to by the Company

“Scheme Document”

this document sent by the Company to Scheme Shareholders comprising the particulars required by Part 26 of the Companies Act, of which the Scheme forms part, and the notices convening the Court Meeting and the General Meeting

“Scheme Shareholder”	a holder of Scheme Shares

“Scheme Shares”

the STERIS Shares:

(a)  in issue at the date of the Scheme Document;

(b)  (if any) issued after the date of the Scheme Document but before the Voting Record Time; and

(c)  (if any) issued at or after the Voting Record Time but at or before the Reduction Record Time on terms that the holder thereof shall be bound by the Scheme or in respect of which the original of any subsequent holders thereof are, or have agreed in writing to be, bound by the Scheme and, in each case, which remain in issue at the Reduction Record Time, in each case other than any STERIS Shares legally or beneficially owned by STERIS Ireland

“STERIS”	STERIS plc, a company incorporated in England and Wales with registered number 09257343

“STERIS Ireland”

STERIS Limited, a private limited company with company number 595593 organized under the laws of Ireland, which it is intended will be re-registered as an Irish public limited company and renamed “STERIS plc” prior to the Scheme becoming Effective

“STERIS Ireland ordinary shares”	the ordinary shares of STERIS Ireland proposed to be issued to holders of Scheme Shares and credited as fully paid pursuant to Clause 2.1 of the Scheme

“STERIS Share(s)”	ordinary shares of £0.10 each in the capital of STERIS

“STERIS Shareholders”	the holders of STERIS Shares

“Voting Record Time”	The voting record date for STERIS shareholders of record, being 6:00 p.m. United Kingdom time (1:00 p.m. Eastern time) on [●], 2019.

and references to Clauses are to Clauses of this Scheme, and, unless otherwise expressly stated, references to time are to United Kingdom time.

(A)

As at the close of business on [●] (being the latest practicable date before the publication of this document), the issued share capital of the Company comprised of [●] ordinary shares of £0.10 each and 100,000 preference shares of £0.10 each, all of which have been issued and are fully paid or credited as fully paid. It is expected that the preference shares will remain in place until after the Scheme becomes Effective and will then be redeemed. STERIS does not hold any STERIS Shares in treasury at the date of this document.

(B)

STERIS Ireland is a private limited company which was incorporated under the laws of Ireland on December 22, 2016 as “Joahville Limited” and renamed “STERIS Limited” on October 25, 2018. STERIS Ireland will be re-registered as an Irish public limited company and renamed “STERIS plc” prior to the Scheme becoming Effective. The issued and outstanding share capital of STERIS Ireland at the close of business on [●] (being the last practicable date prior to the publication of this document) was [●], all of which have been issued and are fully paid or credited as fully paid.

(C)	As at the close of business on [●] (being the latest practicable date before the publication of this document), STERIS Ireland owns one STERIS Share.

(D)

STERIS Ireland has agreed to appear by counsel at the hearing of the claim form to sanction the Scheme and to submit to be bound by and to undertake to the Court to be bound by, the Scheme and to execute and do or procure to be executed and done all such documents, acts and things as may be necessary or desirable to be executed or done by it for the purpose of giving effect to the Scheme.

(E)

The provisions of the Scheme are subject to the confirmation by the Court of the Capital Reduction provided for by Clause 1.1 and accordingly may not be implemented until a copy of the order of the Court confirming the Capital Reduction provided for by Clause 1.1 has been delivered to the Registrar of Companies.

THE SCHEME

1.	Cancellation of the Scheme Shares and issue of New STERIS Ordinary Shares

1.1	The share capital of the Company shall be reduced by cancelling and extinguishing all of the Scheme Shares.

1.2

Subject to and forthwith upon the Capital Reduction referred to in Clause 1.1 above taking effect and notwithstanding anything to the contrary in the Articles, the reserve arising in the books of account of the Company as a result of the cancellation of the Scheme Shares referred to in Clause 1.1 shall be capitalised and applied in paying up in full at par such number of New STERIS Ordinary Shares as shall be equal to the aggregate number of Scheme Shares cancelled pursuant to Clause 1.1 which shall be allotted and issued credited as fully paid and free from Encumbrances to STERIS Ireland (and/or its nominee(s)).

2.	Consideration for the cancellation of the Scheme Shares and issue of New STERIS Ordinary Shares

2.1

In consideration for the cancellation of the Scheme Shares pursuant to Clause 1.1 and the allotment and issue of the New STERIS Ordinary Shares as provided in Clause 1.2, STERIS Ireland shall (subject to as hereinafter provided) allot and issue to each holder of Scheme Shares (as appearing in the register of shareholders of the Company at the Reduction Record Time), free from Encumbrances and credited as fully paid, STERIS Ireland ordinary shares on the following basis:

                for every one (1) Scheme Share                One (1) STERIS Ireland ordinary share

2.2

The STERIS Ireland ordinary shares shall be issued, credited as fully paid, and shall rank equally in all respects with all other fully paid STERIS Ireland ordinary shares in issue following the Scheme Effective Date and shall be entitled to all dividends and other distributions declared, made or paid by of STERIS Ireland by reference to a record date on or after the Scheme Effective Date.

3.	Settlement

Upon the Scheme becoming Effective:

(a)	each certificate representing Scheme Shares will represent only the right to receive STERIS Ireland ordinary shares;

(b)

STERIS Ireland will issue STERIS Ireland ordinary shares and will deposit them or cause them to be deposited with an exchange agent to be held on behalf of the Scheme Shareholders who at the Reduction Record Time held their Scheme Shares in certificated form;

(c)

STERIS Ireland will promptly thereafter cause the exchange agent to mail to each Scheme Shareholder who at the Reduction Record Time held their Scheme Shares in certificated form a letter of transmittal, and instructions for effecting the surrender of the certificates (or affidavit of loss) to the exchange agent in exchange for delivery of the STERIS Ireland ordinary shares;

(d)

upon the surrender of certificates (or an affidavit of loss acceptable to the exchange agent) for cancellation to the exchange agent, together with a duly completed and validly executed letter of transmittal (and any other documentation the exchange agent may reasonably require), the Scheme Shareholder holding such certificate (or affidavit of loss) will be entitled to receive STERIS Ireland ordinary shares in non-certificated book-entry form, that is through the Direct Registration System.

4.	Share certificates and cancellation of entitlements

With effect from and including the Scheme Effective Date:

(a)

all certificates representing Scheme Shares shall cease to have effect as documents of title to the Scheme Shares represented thereby and every holder of Scheme Shares shall be bound at the request of the Company to deliver up the same to the Company or to any person appointed by the Company to receive the same for cancellation;

(b)	the Depository shall be instructed to cancel the entitlements to Scheme Shares of holders of Scheme Shares in uncertificated form; and

(c)	as regards all Scheme Shares, appropriate entries shall be made in the register of shareholders of the Company to reflect their cancellation with effect from the Scheme Effective Date.

5.	Overseas Shareholders

5.1

Without prejudice to the generality of the foregoing, if, in respect of any holders of Scheme Shares with a registered address in a jurisdiction outside Ireland, the United Kingdom or the United States, or whom STERIS Ireland or the Company reasonably believe to be a citizen, national or resident of a jurisdiction outside Ireland, the United Kingdom or the United States, STERIS Ireland is advised or determines that the allotment and/or issue of STERIS Ireland ordinary shares would or may infringe the laws of such jurisdiction or would or may require STERIS Ireland or the Company to comply with any governmental or other consent or any registration, filing or other formality with which STERIS Ireland or the Company, in their opinion, is unable to comply or ensure compliance with or which STERIS Ireland or the Company regards as unduly onerous, STERIS Ireland and the Company may, in their sole discretion, either:

(a)

determine that such STERIS Ireland ordinary shares shall be sold, in which event the STERIS Ireland ordinary shares shall be issued to such Scheme Shareholder and STERIS Ireland shall appoint a person to act pursuant to this Clause 5.1(a) and such person shall be authorised on behalf of such Scheme Shareholder to procure that any STERIS Ireland ordinary shares in respect of which STERIS Ireland or the Company have made such determination shall, as soon as practicable following the Scheme Effective Date, be sold; or

(b)

determine that such STERIS Ireland ordinary shares shall not be issued to such Scheme Shareholder but shall instead be issued to a nominee for such Scheme Shareholder appointed by STERIS Ireland on terms that the nominee shall, as soon as practicable following the Scheme Effective Date, sell the STERIS Ireland ordinary shares so issued.

5.2

Any sale under Clause 5.1 shall be carried out at the best price which can reasonably be obtained at the time of sale and the net proceeds of such sale (after the deduction of all expenses and commissions incurred in connection with such sale, including any value added tax payable on the proceeds of sale) shall be paid in US Dollars to such Scheme Shareholder by sending a cheque to the Scheme Shareholder.

5.3

To give effect to any sale under Clause 5.1, the person appointed by STERIS Ireland in accordance with Clause 5.1(a) shall be authorised as attorney on behalf of the Scheme Shareholder concerned, and the nominee appointed by STERIS Ireland in accordance with Clause 5.1(b) shall be authorised, to execute and deliver as transferor a form of transfer or other instrument or instruction of transfer and to give such instructions and to do all other things which he may consider necessary or expedient in connection with such sale. In the absence of bad faith or wilful default, none of STERIS Ireland and the Company or their respective directors, officers, advisers or agents or the person or nominee so appointed shall have any liability for any loss or damage arising as a result of the timing or terms of such sale.

6.	Re-registration

Subject to (i) the Capital Reduction referred to in Clause 1.1 above taking effect and (ii) the allotment and issue of such New STERIS Ordinary Shares to STERIS Ireland (and/or its nominee(s)) referred to in Clause 1.2 above taking effect and (iii) STERIS Ireland (and/or its nominee(s)) being registered as the owner of the same, the Company shall be re-registered as a private company pursuant to section 651 of the Companies Act 2006.

7.	Dividend mandates and communications

All mandates relating to the payment of dividends on Scheme Shares and all instructions (or deemed instructions), including communication preferences, given (or deemed given) to the Company or its transfer agent in relation to notices and other communications by members which are in force on the Scheme Effective Date shall, unless and until revoked or amended, be deemed as from the Scheme Effective Date to be valid and effective mandates or instructions to STERIS Ireland in relation to the corresponding STERIS Ireland ordinary shares allotted and issued pursuant to the Scheme or any cheque to be dispatched to a Scheme Shareholder pursuant to Cause 5.2 above.

8.	Effective date

8.1	This Scheme and the Capital Reduction shall become effective on delivery to the Registrar of Companies of the Court Order and a statement of capital.

8.2

Unless the Scheme shall have become Effective on or before [●], or such later date, if any, as STERIS Ireland and the Company may agree and the Court may allow, the Scheme shall never become Effective.

9.	Modification

The Company and STERIS Ireland may jointly consent on behalf of all persons concerned to any modification of, or addition to, this Scheme or to any condition which the Court may approve or impose.

10.	Governing law

This Scheme is governed by the laws of England and Wales and is subject to the jurisdiction of the English Courts.

Dated [●], 2019

ANNEX B

RELEVANT TERRITORIES

1	Albania	39	Luxembourg
2	Armenia	40	Macedonia
3	Australia	41	Malaysia
4	Austria	42	Malta
5	Bahrain	43	Mexico
6	Belarus	44	Moldova
7	Belgium	45	Montenegro
8	Bosnia & Herzegovina	46	Morocco
9	Botswana	47	Netherlands
10	Bulgaria	48	New Zealand
11	Canada	49	Norway
12	Chile	50	Pakistan
13	China	51	Panama
14	Croatia	52	Poland
15	Cyprus	53	Portugal
16	Czech Republic	54	Qatar
17	Denmark	55	Romania
18	Egypt	56	Russia
19	Estonia	57	Saudi Arabia
20	Ethiopia	58	Serbia
21	Finland	59	Singapore
22	France	60	Slovak Republic
23	Georgia	61	Slovenia
24	Germany	62	South Africa
25	Ghana	63	Spain

B-1

26	Greece	64	Sweden
27	Hong Kong	65	Switzerland
28	Hungary	66	Thailand
29	Iceland	67	Turkey
30	India	68	Ukraine
31	Israel	69	United Arab Emirates
32	Italy	70	United Kingdom
33	Japan	71	United States
34	Kazakhstan	72	Uzbekistan
35	Korea	73	Vietnam
36	Kuwait	74	Zambia
37	Latvia
38	Lithuania

B-2

ANNEX C

CONSTITUTION OF STERIS IRELAND

COMPANY NUMBER 595593

COMPANIES ACT 2014

A PUBLIC COMPANY LIMITED BY SHARES

CONSTITUTION

OF

STERIS plc

COMPANY NUMBER 595593

COMPANIES ACT 2014

A PUBLIC COMPANY LIMITED BY SHARES

MEMORANDUM OF ASSOCIATION

OF

STERIS plc

(Adopted on [●], and amended by special resolutions passed on [●] and [●])

1	The name of the company is STERIS plc (the “Company”).

2	The Company is a public limited company for the purposes of Part 17 of the Companies Act 2014.

3	The objects for which the Company is established are as follows:

3.1

To carry on the business of a holding company and to co-ordinate the administration, finances and activities of any subsidiary companies or associated companies, to do all lawful acts and things whatever that are necessary or convenient in carrying on the business of such a holding company and, in particular, to carry on in all its branches the business of a management services company, to act as managers and to direct or coordinate the management of other companies or of the business, property and estates of any company or person and to undertake and carry out all such services in connection therewith as may be deemed expedient by the Company’s board of directors and to exercise its powers as a shareholder of other companies.

3.2

To carry on all or any of the businesses of producers, designers, manufacturers, researchers, project managers, buyers, sellers, servicers, distributors of and dealers in all kinds of products and services for the healthcare market, including without limitation infection prevention, contamination control and surgical procedural products and services and medical devices, and of, and in, pharmaceutical, medicinal, healthcare, proprietary and industrial products, compounds and articles of all kinds, and to manufacture, make up, prepare, buy, sell, and deal in all articles, substances, and things commonly or conveniently used in or for making up, preparing, or packing any of the products in which the Company is authorised to deal or which may be required by customers of, or persons having dealings with, the Company, and to hold patents and intellectual property rights and to do all things usually dealt in by persons carrying on the above mentioned businesses or any of them or likely to be required in connection with any of the said businesses.

3.3

To acquire shares, stocks, debentures, debenture stock, indentures, notes, loan notes, loan stock, bonds, obligations and other securities of any description, by original subscription, tender, purchase, exchange or otherwise and to subscribe for the same either conditionally or otherwise, and to guarantee the subscription thereof and to exercise and enforce all rights and powers conferred by or incidental to the ownership thereof.

3.4	To facilitate, effect, and encourage the creation, issue or conversion of, and to offer for public or private subscription, tender, purchase or exchange, shares, stocks, debentures, debenture

C-i

stock, indentures, notes, loan notes, loan stock, bonds, obligations and other securities of any description of the Company, of any member of the group to which the Company belongs or of any other person and to act as trustees in connection with any such securities and to take part in the conversion of business concerns and undertakings into companies.

3.5

To purchase or by any other means acquire any freehold, leasehold or other property and real estate and in particular lands, tenements and hereditaments of any tenure, whether subject or not to any charges or encumbrances, for any estate or interest whatever, and any rights, privileges or easements over or in respect of any property and real estate, and any buildings, factories, mills, works, wharves, roads, rigs, machinery, engines, plant, live and dead stock, barges, vessels or things, and any real or personal property or rights whatsoever which may be necessary for, or may conveniently be used with, or may enhance the value or property of the Company, and to hold or to sell, let, alienate, mortgage, charge or otherwise deal with all or any such freehold, leasehold, or other property and real estate, lands, tenements or hereditaments, rights, privileges or easements.

3.6

To establish and contribute to any scheme (including any share option scheme or similar scheme) for the purchase of shares in the Company to be held for the benefit of current, or former, directors, officers, employees and consultants of, or to, the Company or any of its subsidiaries or associated undertakings, and to lend or otherwise provide money to such schemes or any such directors, officers, employees and consultants to enable them to purchase shares of the Company, in each case subject to applicable law.

3.7

To sell, lease, exchange, grant, convey, transfer or otherwise dispose of any or all of the property and real estate, investments or assets of the Company of whatever nature or tenure for such price, consideration, sum or other return, whether equal to or less than the market value thereof and whether by way of gift or otherwise, as the board of directors of the Company shall deem appropriate and to grant any fee farm grant or lease or to enter into any agreement for letting or hire of any such property or asset for a rent or return equal to or less than the market or rack rent therefor or at no rent and subject to or free from covenants and restrictions as the board of directors of the Company shall deem appropriate.

3.8

To acquire and undertake the whole or any part of the business, good-will and assets of any person, firm or company carrying on or proposing to carry on any of the businesses which this Company is authorised to carry on, and as part of the consideration for such acquisition to undertake all or any of the liabilities of such person, firm or company, or to acquire an interest in, amalgamate with, or enter into any arrangement for sharing profits, or for co-operation, or for limiting competition or for mutual assistance with any such person, firm or company and to give or accept by way of consideration for any of the acts or things aforesaid or property acquired, any shares, stocks, debentures, debenture stock, indentures, notes, loan notes, loan stock, bonds, obligations and other securities of any description that may be agreed upon, and to hold and retain or sell, mortgage or deal with any shares, stocks, debentures, debenture stock, indentures, notes, loan notes, loan stock, bonds, obligations and other securities of any description so received.

3.9

To apply for, register, purchase, acquire, sell, lease, hold, use, administer, control, license or otherwise deal with any patents, brevets d’invention, copyrights, trademarks, licences, technical and industrial know-how, concessions and the like conferring any exclusive or non-exclusive or limited rights to use or any secret or other inventing information as to any invention which may seem capable of being used for any of the purposes of the Company or the acquisition of which may seem calculated directly or indirectly to benefit the Company, and to use, exercise, develop or grant licences in respect of or otherwise turn to account the property, rights or information so acquired.

C-ii

3.10

To enter into partnership or into any arrangement for sharing profits, union of interests, co-operation, joint venture, reciprocal concession or otherwise with any person or company carrying on or engaged in or about to carry on or engage in any business or transaction which the Company is authorised to carry on or engage in or any business or transaction capable of being conducted so as to, directly or indirectly, benefit the Company.

3.11	To incorporate or cause to be incorporated any one or more subsidiaries for the purpose of carrying on any business.

3.12	To invest and deal with the moneys of the Company not immediately required upon such securities and in such manner as may from time to time be determined.

3.13

To lend money to and guarantee the performance of the contracts or obligations of any company, firm or person, and the repayment of the capital and principal of, and dividends, interest or premiums payable on, any stock, shares and securities of any company, whether having objects similar to those of this Company or not, and to give all kinds of indemnities.

3.14

To enter into, invest or engage in, acquire, hold or dispose of any financial instruments or risk management instruments, whether or not of a type currently in existence, and currency exchange, interest rate or commodity or index linked transactions (whether in connection with or incidental to any other contract, undertaking or business entered into or carried on by the Company or whether as an independent object or activity), including securities in respect of which the return or redemption amount is calculated by reference to any index, price or rate, monetary and financial instruments of all kinds, futures contracts, swaps and hedges (including credit default, interest rate and currency swaps and hedges of any kind whatsoever), options contracts, contracts for differences, commodities (including bullion and other precious metals), forward rate agreements, debentures, debenture stock, warrants, commercial paper, promissory notes, mortgage backed securities, asset backed securities, dealings in foreign currency, spot and forward rate exchange contracts, caps, floors, collars, and any other foreign exchange, interest rate or commodity or index linked arrangements, and such other instruments whether for the purpose of making a profit or avoiding a loss or managing a currency or interest rate exposure or any other purpose and to enter into any contract for and to exercise and enforce all rights and powers conferred by or incidental, directly or indirectly, to such transactions or the termination of any such transactions.

3.15

To guarantee, support or secure, whether by personal covenant or by mortgaging or charging all or any part of the undertaking, property and assets (both present and future) and uncalled capital of the Company, or by both such methods, the performance of the obligations of, and the repayment or payment of the principal amounts of and premiums, interest and dividends on any securities of, any person, firm or company including, without prejudice to the generality of the foregoing, any company which is, for the time being, the Company’s subsidiary, holding company, subsidiary of any such holding company or otherwise associated with the Company in business.

3.16

To borrow or raise finance or secure the payment of money in such manner as the Company shall think fit, and in particular by the provision of a guarantee or by the issue of shares, stocks, debentures, debenture stock, notes, loan notes, loan stock, bonds, obligations and other securities of all kinds, either perpetual or terminable and either redeemable or otherwise and to secure the repayment of any money borrowed, raised or owing by trust deed, mortgage, charge, or lien upon the whole or any part of the Company’s property or assets (whether present or future) including its uncalled capital, and also by a similar trust deed, mortgage, charge or lien to secure and guarantee the performance by the Company of any obligation or liability it may undertake.

C-iii

3.17

To carry on the business of financing and re-financing whether asset based or not (including financing and re-financing of financial assets), including managing financial assets with or without security in whatever currency including financing or re-financing by way of loan, acceptance credits, commercial paper, euro medium term bonds, euro bonds, asset-backed securities, securitisation, synthetic securitisation, collateralised debt obligations, bank placements, leasing, hire purchase, credit sale, conditional sale, factoring, forfeiting, invoice discounting, note issue facilities, project financing, bond issuances, participation and syndications, assignment, novation, factoring, discounting, participation, sub-participation, derivative contracts, securities/stock lending contracts, repurchase agreements or other appropriate methods of finance and to discount mortgage receivables, loan receivables and lease rentals for persons wherever situated in any currency whatsoever, and to do all of the foregoing as principal, agent or broker.

3.18

To draw, make, accept, endorse, discount, execute, negotiate and issue promissory notes, bills of exchange, bills of lading, warrants, indentures, debentures and other negotiable or transferable instruments.

3.19

To subscribe for, take, purchase or otherwise acquire, hold, sell and transfer shares, stocks, debentures, debenture stock, indentures, notes, loan notes, loan stock, bonds, obligations and other securities of any description of, or other interests in, any other company or person.

3.20

To hold in trust as trustees or as nominees and to deal with, manage and turn to account, any real or personal property of any kind, and in particular shares, stocks, debentures, debenture stock, indentures, notes, loan notes, loan stock, bonds, obligations and other securities of any description, policies, book debts, claims and choses in actions, lands, buildings, hereditaments, business concerns and undertakings, mortgages, charges, annuities, patents, licences, and any interest in real or personal property, and any claims against such property or against any person or company.

3.21

To constitute any trusts with a view to the issue of preferred and, deferred or other special stocks or securities based on or representing any shares, stocks and other assets specifically appropriated for the purpose of any such trust and to settle and regulate and if thought fit to undertake and execute any such trusts and to issue dispose of or hold any such preferred, deferred or other special stocks or securities.

3.22

To give any guarantee in relation to the payment of any debentures, debenture stock, indentures, notes, loan notes, loan stock, bonds, obligations or other securities of any description and to guarantee the payment of interest thereon or of dividends on any stocks or shares of any company.

3.23

To construct, erect and maintain buildings, houses, flats, shops and all other works, erections, and things of any description whatsoever either upon the lands acquired by the Company or upon other lands and to hold, retain as investments or to sell, let, alienate, mortgage, charge or deal with all or any of the same and generally to alter, develop and improve the lands and other property of the Company.

3.24

To provide for the welfare of persons in the employment of or holding office with, or formerly in the employment of or holding office with, the Company or any of its subsidiaries and associated undertakings, including directors and ex-directors and the spouses, widows, widowers and families, dependents or connections of such persons by grants of money, pensions or other payments and by forming and contributing to pension, provident or benefit funds or profit sharing or co-partnership schemes for the benefit of such persons, and to form,

C-iv

subscribe to or otherwise aid charitable, benevolent, religious, scientific, national or other institutions, exhibitions or objects which shall have any moral or other claims to support or aid by the Company by reason of the locality of its operation or otherwise.

3.25

To remunerate by cash payments or allotment of shares or securities of the Company credited as fully paid up or otherwise any person or company for services rendered or to be rendered to the Company or any member of the group to which the Company belongs, whether in the course of employment with the Company or any group company or the conduct or the management of the business of the Company or any group company or in placing or assisting to place or guaranteeing the placing of any of the shares or other securities of the Company’s, or any group company’s capital, or any debentures or other securities of the Company or any group company or in or about the formation or promotion of the Company or any group company.

3.26

To enter into and carry into effect any arrangement for joint working in business or for sharing of profits or for amalgamation with any other company or association or any partnership or person carrying on any business within the objects of the Company.

3.27

To distribute in specie or as otherwise may be resolved all or any portion of the assets of the Company among its shareholders and, in particular, the shares, debentures or other securities of any other company owned by the Company or which this Company may have the power to dispose of.

3.28

To vest any real or personal property, rights or interest acquired or belonging to the Company in any person or company on behalf of or for the benefit of the Company, and with or without any declared trust in favour of the Company.

3.29

To transact or carry on any business which may seem to be capable of being conveniently carried on in connection with any of these objects or calculated directly or indirectly to enhance the value of or facilitate the realisation of or render profitable any of the Company’s property or rights.

3.30

To accept stock or shares in or indentures, debentures, mortgages or securities of any other company in payment or part payment for any services rendered or for any sale made to or debt owing from any such company, whether such shares shall be wholly or partly paid up.

3.31

To pay all costs, charges and expenses incurred or sustained in or about the promotion and establishment of the Company or which the Company shall consider to be preliminary thereto and to issue shares as fully or in part paid up, and to pay out of the funds of the Company all brokerage and charges incidental thereto.

3.32

To procure the Company to be registered or recognized in Ireland or in any foreign country or in any colony or dependency of any such foreign country or that the central management and control and/or place of effective management of the Company be located in any country, and to establish branches offices, places of business or subsidiaries in Ireland or any such foreign country or in any colony or dependency of any such foreign country.

3.33

To do all or any of the matters hereby authorised in any part of the world or in conjunction with or as trustee or agent for any other company or person or by or through any factors, trustees or agents.

3.34	To make gifts or grant bonuses to the directors or any other persons who are, or have been, in the employment of the Company including substitute and alternate directors.

C-v

3.35	To carry on any business which the Company may lawfully engage in and to do all such things incidental or conducive to the business of the Company.

3.36	To make or receive gifts by way of capital contribution or otherwise.

3.37	To reduce its share capital in any manner permitted by law.

3.38

To the extent permitted by law, to give whether directly or indirectly, any kind of financial assistance for the purpose of, or in connection with, the purchase of, or subscription for, shares, stocks, debentures, debenture stock, indentures, notes, loan notes, loan stock, bonds, obligations and other securities of any description of the Company or of any company which is at any given time the Company’s holding company.

3.39

To do and take all such things, measures, acts and actions (including, but not limited to, entering into agreements, contracts, deeds and other documents or instruments and giving undertakings, covenants, representations, warranties, indemnities and other commitments and promises) as the Company considers may be necessary or required in connection with, or incidental or conducive to, attainment of the above objects, or any of them, or as are capable of being conveniently carried on in connection therewith.

The objects specified in each paragraph of this clause 3 shall, except where otherwise expressed in such paragraph, be in no way limited or restricted by reference to, or inference from, the terms of any other paragraph. None of such paragraphs, the objects therein specified nor the powers thereby conferred shall be deemed subsidiary or auxiliary merely to the objects set out in the first paragraph of this clause 3, but the Company shall have full power to exercise all, or any, of the powers conferred by any part of this clause 3 in any part of the world, notwithstanding that the business, property or acts proposed to be transacted, acquired or performed do not fall within the objects set out in the first paragraph of this clause 3.

4	The liability of the shareholders is limited.

5

The authorised share capital of the Company is: $[●] divided into [●] ordinary shares of $100 each, [●] ordinary shares of $0.001 each and [●] preferred shares of $0.001 each, and €25,000 divided into 25,000 deferred ordinary shares of €1.00 each.

The shares forming the capital, increased or reduced, may be increased or reduced and be divided into such classes and issued with any preferred, deferred, qualified or or other special rights and privileges and with such conditions, restrictions or qualifications, whether in regard to preference, dividends, capital (including return of capital), voting or otherwise, and may be held upon such terms as may be attached thereto or as may from time to time be provided by the original or any substituted or amended articles of association of the Company for the time being, but so that where shares are issued with any preferential or special rights attached thereto, such rights shall not be alterable otherwise than pursuant to the provisions of the Company’s articles of association for the time being in force.

For the purposes of this memorandum of association: (a) a reference to the “Act” means the Companies Act 2014 (including any statutory modification or re-enactment of it for the time being in force), (b) the terms “holding company”, “subsidiary”, “associated undertaking” and “member” have the meanings ascribed to such terms in section 7, section 8, paragraph 20 of Schedule 4 and section 168 of the Act, respectively; (c) the term “group” means the group of companies comprising the Company and its subsidiaries from time to time, (d) the term “shareholder”, insofar as it refers to the Company means a member of the Company; (e) the term “company” (except where used in reference to the

C-vi

Company) means and includes any body corporate, corporation, company, partnership, limited liability company or any body of persons, whether incorporated or not incorporated in Ireland or elsewhere in any other part of the world), (f) the words “including” and “includes” shall not be given a restrictive interpretation and shall be deemed to be followed by the words “without limitation” and (g) unless a clear contrary intention appears, the word “or” shall be deemed to be used in the inclusive sense of “and / or”.

C-vii

COMPANY NUMBER 595593

COMPANIES ACT 2014

A PUBLIC COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

OF

STERIS plc

(Adopted by special resolution passed on [●] 2019)

CONTENTS

Page

PRELIMINARY		C-1

1	DEFINITIONS	C-1

2	OPTIONAL PROVISIONS OF THE ACT	C-5

CAPITAL		C-5

3	SHARE CAPITAL	C-5

4	ORDINARY SHARES	C-6

5	PREFERRED SHARES	C-6

6	DEFERRED ORDINARY SHARES	C-7

7	SECTION 1021: ALLOTMENT AUTHORITY	C-8

8	SECTION 1023: PRE-EMPTION DISAPPLICATION	C-8

9	RESIDUAL ALLOTMENT PROVISIONS	C-8

10	SHAREHOLDER RIGHTS PLAN	C-9

11	COMMISSIONS AND BROKERAGE	C-11

12	TRUSTS NOT RECOGNISED	C-11

13	FINANCIAL ASSISTANCE	C-12

14	REDEMPTION AND REPURCHASE OF OWN SHARES	C-12

15	VARIATION OF CLASS RIGHTS	C-12

16	VARIATION OF COMPANY CAPITAL	C-13

17	FRACTIONS	C-13

18	REDUCTION OF SHARE CAPITAL	C-14

CERTIFICATED SHARES		C-14

19	RIGHT TO CERTIFICATES	C-14

20	REPLACEMENT CERTIFICATES	C-15

UNCERTIFICATED SHARES		C-15

21	UNCERTIFICATED SHARES	C-15

LIEN ON SHARES		C-17

22	COMPANY’S LIEN ON SHARES NOT FULLY PAID	C-17

23	ENFORCEMENT OF LIEN BY SALE	C-17

CALLS		C-19

24	CALLS	C-19

25	LIABILITY OF JOINT HOLDERS	C-19

26	INTEREST	C-19

27	DIFFERENTIATION	C-19

28	PAYMENT IN ADVANCE OF CALLS	C-19

29	RESTRICTIONS IF CALLS UNPAID	C-20

30	SUMS DUE ON ALLOTMENT TREATED AS CALLS	C-20

FORFEITURE		C-20

31	FORFEITURE AFTER NOTICE OF UNPAID CALL	C-20

32	NOTICE AFTER FORFEITURE	C-21

33	CONSEQUENCES OF FORFEITURE	C-21

34	DISPOSAL OF FORFEITED SHARE	C-22

35	PROOF OF FORFEITURE	C-22

UNTRACED MEMBERS		C-22

36	SALE OF SHARES	C-22

37	APPLICATION OF SALE PROCEEDS	C-23

38	APPLICABLE ESCHEATMENT LAWS	C-24

TRANSFER OF SHARES		C-24

39	FORM OF TRANSFER	C-24

40	REGISTRATION OF A CERTIFICATED SHARE TRANSFER	C-25

41	REGISTRATION OF AN UNCERTIFICATED SHARE TRANSFER	C-26

42	CLOSING OF REGISTER OF MEMBERS	C-26

TRANSMISSION OF SHARES		C-26

43	ON DEATH	C-26

44	ELECTION OF PERSON ENTITLED BY TRANSMISSION	C-27

45	RIGHTS ON TRANSMISSION	C-27

GENERAL MEETINGS		C-27

46	ANNUAL AND OTHER GENERAL MEETINGS	C-27

47	NOTICE OF GENERAL MEETINGS	C-28

48	QUORUM FOR GENERAL MEETING	C-29

49	PROCEDURE IF QUORUM NOT PRESENT	C-30

50	CHAIRPERSON OF GENERAL MEETING	C-30

51	RIGHTS OF DIRECTORS AND OTHERS TO ATTEND MEETINGS	C-30

52	ACCOMMODATION OF MEMBERS AT MEETING	C-30

53	SECURITY	C-30

54	POWER TO ADJOURN	C-31

55	NOTICE OF ADJOURNED MEETING	C-31

56	BUSINESS OF ADJOURNED MEETING	C-31

57	THE BUSINESS OF THE ANNUAL GENERAL MEETINGS	C-31

58	PROPOSED SHAREHOLDER RESOLUTIONS	C-32

59	TIME FOR RECEIVING REQUESTS	C-35

VOTING		C-36

60	VOTING AT A GENERAL MEETING	C-36

61	POLL PROCEDURE	C-36

62	VOTES OF MEMBERS	C-37

63	CHAIRPERSON’S CASTING VOTE	C-37

64	VOTING RESTRICTIONS ON AN OUTSTANDING CALL	C-37

65	PROXY INSTRUMENT	C-37

66	CORPORATE REPRESENTATIVES	C-39

67	AMENDMENT TO RESOLUTIONS	C-39

68	OBJECTION TO ERROR IN VOTING	C-40

FAILURE TO DISCLOSE INTERESTS IN SHARES		C-40

69	FAILURE TO DISCLOSE INTERESTS IN SHARES	C-40

APPOINTMENT, RETIREMENT AND REMOVAL OF DIRECTORS		C-43

70	NUMBER OF DIRECTORS	C-43

71	COMPANY’S POWER TO APPOINT DIRECTORS	C-43

72	BOARD’S POWER TO APPOINT DIRECTORS	C-43

73	APPOINTMENT OF EXECUTIVE DIRECTORS	C-43

74	APPOINTMENT OF OTHER OFFICERS	C-43

75	ANNUAL RE-ELECTION	C-44

76	ELIGIBILITY OF NEW DIRECTORS	C-44

77	REMOVAL BY ORDINARY RESOLUTION	C-44

78	VACATION OF DIRECTOR’S OFFICE	C-44

BOARD POWERS		C-45

79	BOARD POWERS	C-45

80	DIRECTORS BELOW THE MINIMUM NUMBER	C-46

81	DELEGATION TO EXECUTIVE DIRECTORS	C-46

82	DELEGATION TO COMMITTEES	C-46

83	LOCAL MANAGEMENT	C-47

84	DELEGATION TO AGENTS	C-47

85	EXERCISE OF VOTING POWER	C-47

86	PROVISION FOR EMPLOYEES	C-47

87	OVERSEAS REGISTERS	C-47

88	ASSOCIATE DIRECTORS	C-47

89	BORROWING POWERS	C-48

90	CHANGE OF COMPANY NAME	C-48

DIRECTORS’ REMUNERATION, EXPENSES AND BENEFITS		C-48

91	FEES	C-48

92	EXPENSES	C-48

93	REMUNERATION OF EXECUTIVE DIRECTORS	C-48

94	SPECIAL REMUNERATION	C-48

95	COMPANY PROPERTY	C-49

96	PENSIONS AND OTHER BENEFITS	C-49

DIRECTORS’ PROCEEDINGS		C-49

97	BOARD MEETINGS	C-49

98	NOTICE OF BOARD MEETINGS	C-49

99	QUORUM	C-50

100	BOARD CHAIRPERSON	C-50

101	VOTING	C-50

102	TELEPHONE PARTICIPATION	C-50

103	WRITTEN RESOLUTIONS	C-50

104	COMMITTEE PROCEEDINGS	C-51

105	MINUTES	C-51

106	VALIDITY OF PROCEEDINGS	C-51

INTERESTS OF DIRECTORS		C-51

107	CONTRACTING WITH THE COMPANY	C-51

108	DECLARATION OF INTERESTS	C-52

109	AUTHORISATION OF BOARD OF CONFLICTS OF INTERESTS	C-53

110	PROHIBITION ON VOTING BY INTERESTED DIRECTORS	C-54

111	ABILITY OF INTERESTED DIRECTORS TO VOTE	C-54

112	DIVISION OF PROPOSALS	C-54

113	RULINGS ON QUESTIONS OF ENTITLEMENT TO VOTE	C-55

114	INTERESTS OF CONNECTED PERSONS	C-55

115	ABILITY OF DIRECTOR TO HOLD OTHER OFFICES	C-55

116	REMUNERATION FOR PROFESSIONAL SERVICES	C-55

117	DIRECTORSHIPS OF OTHER COMPANIES	C-55

SECRETARY		C-56

118	SECRETARY	C-56

SEALS AND DOCUMENT AUTHENTICATION		C-56

119	SEAL	C-56

120	DIRECTORS OR SECRETARY TO AUTHENTICATE OR CERTIFY	C-56

DIVIDENDS AND OTHER PAYMENTS		C-57

121	DECLARATION	C-57

122	INTERIM DIVIDENDS	C-57

123	ENTITLEMENT TO DIVIDENDS	C-57

124	PAYMENT METHODS	C-58

125	DEDUCTIONS	C-59

126	INTEREST	C-59

127	UNCLAIMED DIVIDENDS	C-59

128	UNCASHED DIVIDENDS	C-59

129	DIVIDENDS IN KIND	C-59

130	SCRIP DIVIDENDS	C-60

131	RESERVES	C-61

132	CAPITALISATION OF PROFITS AND RESERVES	C-62

RECORD DATES		C-63

133	BOARD TO FIX DATE	C-63

ACCOUNTS		C-63

134	ACCOUNTING RECORDS	C-63

135	ACCESS TO ACCOUNTING RECORDS	C-64

136	DISTRIBUTION OF ANNUAL ACCOUNTS	C-64

AUDIT		C-65

137	APPOINTMENT OF AUDITORS	C-65

COMMUNICATIONS		C-65

138	COMMUNICATIONS	C-65

139	COMMUNICATIONS TO THE COMPANY	C-65

140	COMMUNICATIONS BY THE COMPANY OR THE BOARD IN HARD COPY FORM	C-66

141	COMMUNICATIONS BY THE COMPANY IN ELECTRONIC FORM	C-66

142	COMMUNICATIONS BY THE COMPANY BY MEANS OF A WEBSITE	C-67

143	COMMUNICATIONS BY OTHER MEANS	C-68

144	FAILURE TO DELIVER BY ELECTRONIC MEANS	C-68

145	WHEN SERVICE IS EFFECTED ON A MEMBER	C-68

146	NOTICE BY ADVERTISEMENT	C-69

147	DOCUMENTS AND INFORMATION TO JOINT HOLDERS	C-69

148	SERVICE OF DOCUMENTS AND INFORMATION ON PERSONS ENTITLED TO SHARES BY TRANSMISSION	C-69

149	MEMBERS NOT ENTITLED TO NOTICES, DOCUMENTS AND INFORMATION	C-70

150	DOCUMENT DESTRUCTION	C-70

MISCELLANEOUS		C-71

151	WINDING UP	C-71

152	INDEMNITY AND INSURANCE	C-71

153	BUSINESS COMBINATIONS	C-73

154	DISPUTE RESOLUTION	C-73

155	DEPOSITARY INTERESTS	C-74

APPENDIX		C-75

COMPANY NUMBER 595593

COMPANIES ACT 2014

A PUBLIC COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

OF

STERIS plc

PRELIMINARY

1	DEFINITIONS

1.1	In these Articles (unless the context requires otherwise) the following words have the following meanings:

“Act” means the Companies Act 2014 (including any statutory modification or re-enactment of it for the time being in force);

“acting in concert” has the meaning given to it in the Irish Takeover Rules;

“Articles” means the articles of association, as amended from time to time by Special Resolution;

“Auditors” means the statutory auditors for the time being of the Company;

“beneficial ownership” of any person or group of affiliated or associated persons shall have the meaning given to such term under the United States federal securities laws, including the Exchange Act;

“Board” means the Directors or any of them duly acting as the board of directors of the Company;

“certificated” means in relation to a share in the Company, a share which is recorded in the Share Register as being held in certificated form;

“chairperson” means the Director who is elected by the Directors from time to time to preside as chairperson at all meetings of the Board and at general meetings of the Company;

“clear days” means in relation to the period of a notice, that period excluding the day when the notice is given or deemed to be given and the day for which it is given or on which it is to take effect;

“Company” means STERIS plc, a public limited company organised under the laws of Ireland with company number 595593;

“Deferred Ordinary Shares” means the deferred ordinary shares of €1.00 each (par value) in the capital of the Company;

“Depositary” means any depositary, clearing agency, custodian, nominee or similar entity appointed under arrangements entered into by the Company or otherwise approved by the Board that holds, or is interested directly or indirectly, including through a nominee, in, shares, or rights or interests in respect thereof, and which issues certificates, instruments, securities or other documents of title, or maintains accounts, evidencing or recording the entitlement of the holders thereof, or account holders, to or to receive such shares, rights or interests (and shall include, where so approved by the Board, the trustees (acting in their capacity as such) of any employees’ share scheme established by the Company);

“Depositary Interest” means any certificate, instrument, security or other document of title issued, or account maintained, by a Depositary to evidence or record the entitlement of the holder, or account holder, to or to receive shares, or rights or interests in respect thereof;

“Directors” means the directors from time to time of the Company;

“document” includes, unless otherwise specified, any document sent or supplied in electronic form;

“electronic communication” has the meaning given in the Electronic Commerce Act 2000;

“electronic means” has the meaning given to it in section 2 of the Act, and includes it being done by means of all forms of electronic communication as the Board may, from time to time, prescribe, either generally or for a particular purpose;

“electronic signature” has the meaning set out given in the Electronic Commerce Act 2000;

“Exchange Act” means the Securities Exchange Act of 1934 of the United States of America, as amended from time to time;

“execution” means any mode of execution, including such forms of electronic signature or other means of verifying the authenticity of a communication by electronic means as the Board may, from time to time, prescribe, either generally or for a particular purpose(and “executed” shall be construed accordingly);

“Group” means the group comprising the Company and its subsidiaries within the meaning of section 7 of the Act for the time being;

“Group Member” means any member of the Group, including the Company;

“holder” or “shareholder”, means in relation to a share, the member whose name is entered in the Share Register as the holder of that share or, where the context permits, the members whose names are entered in the Share Register as the joint holders of shares in the Company;

“interest in shares” includes, where the context permits, “interests in securities” as defined in the Irish Takeover Rules and, for the avoidance of doubt, includes, without duplication, beneficial ownership and Depositary Interests, and “interested in shares” will be construed accordingly;

“Irish Takeover Rules” means the Irish Takeover Panel Act, 1997, Takeover Rules, 2013, as amended and / or supplemented from time to time;

“member” means a member within the meaning of section 168 of the Act;

“Operator” means the operator of the Uncertificated System;

“Ordinary Resolution” means an ordinary resolution of the Company’s shareholders within the meaning of the Act;

“Ordinary Shares” means ordinary shares of $100 each (par value) and ordinary shares of $0.001 each (par value) in the capital of the Company, which shall rank pari passu in all respects;

“paid or paid up” means paid up or credited as paid up;

“Participating Security” means a security, share class of shares or class of securities or a renounceable right of allotment of a share, title to which is permitted to be transferred by means of an Uncertificated System in accordance with the Uncertificated Securities Regulations;

“Preferred Shares” means the preferred shares of $0.001 each (par value) in the capital of the Company;

“Redeemable Shares” means redeemable shares within the meaning of section 66(4) of the Act;

“Registered Office” means the registered office for the time being of the Company or, as appropriate, in the case of sending or supplying documents or information by electronic means, the address specified by the Board for the purpose of receiving documents or information by electronic means;

“Scheme” means the scheme of arrangement proposed to be made under Part 26 of the UK Companies Act 2006, as amended between STERIS UK and its shareholders, with or subject to any modification, addition or condition approved or imposed, pursuant to which, if declared effective, the Company shall become the holding company of STERIS UK;

“Scheme Effective Time” means the time and date on which the Scheme becomes effective;

“Seal” means the common seal of the Company or any official or securities seal that the Company has or may have as permitted by the Statutes;

“Secretary” means the secretary of the Company or any other person appointed to perform any of the duties of the secretary of the Company including a joint, temporary, assistant or deputy secretary;

“share” means a share in the capital of the Company;

“Share Register” means the Company’s register of shareholders kept pursuant to the Statutes or, as the case may be, any overseas branch register kept pursuant to these Articles;

“Special Resolution” means a special resolution of the Company’s shareholders within the meaning of the Act;

“Statutes” the Act and every other legislation, statute, order regulation, instrument or other subordinate legislation for the time being in force concerning companies and affecting the Company, including any statutory re-enactment or modification of the Act or any other act, order, regulation, instrument, subordinate legislation or statutory instrument;

“treasury shares” means treasury shares within the meaning of section 109 of the Act;

“STERIS UK” means STERIS plc, a company organised under the laws of England and Wales with company number 09257343, which on, or around, the Scheme Effective Time, will be re-registered as a private limited company with the name STERIS Limited;

“uncertificated” means in relation to a share, a share to which title is recorded in the Share Register as being held in uncertificated form;

“Uncertificated Securities Regulations” means the Companies Act 1990 (Uncertificated Securities) Regulations 1996 (SI No. 68 of 1996) which are carried over by Schedule 6 of the Act, including any modification thereof and any legislation, order, regulation, instrument or subordinate legislation relating to the holding, evidencing of title to, or the transfer of, uncertificated shares or other securities (and all legislation, rules or other arrangements made under or by virtue of such provisions) in force from time to time;

“Uncertificated System” means any applicable system which is a “relevant system” (for the purposes of the Uncertificated Securities Regulations), any applicable successor or similar or alternative system to such a “relevant system”;

“working day” means a day that is not a Saturday, Sunday or public holiday in Ireland or the United States;

“writing” includes printing, typewriting, lithography, photography, electronic mail and any other mode or modes of presenting or reproducing words in a visible form including communications by electronic means; and

“$” means, US dollars, the lawful currency of the United States, and “€”means euro, the lawful currency of Ireland.

1.2	In these Articles:

(A)

words or expressions which are not defined in Article 1.1 or elsewhere in these Articles have the same meanings (where applicable) as in the Statutes as in force on the date of the adoption of these Articles,

(B)

a reference to any Statute or any provision of a Statute includes a reference to any statutory modification or re-enactment of it for the time being in force, as (where applicable) amended or modified or extended by any other Statute or any order, regulation, instrument or other subordinate legislation made under such Statute or statutory provision or under the Statute under which such statutory instrument was made,

(C)

words in the singular include the plural and vice versa, words importing any gender include all genders and a reference to a “person” includes any individual, firm, partnership, unincorporated association, company, corporation or other body corporate,

(D)	“mental disorder” means mental disorder as defined in section 3 of the Mental Health Act 2001,

(E)

a reference to an Uncertificated System is a reference to the Uncertificated System in respect of which the particular security, share, class of shares or class of securities or renounceable right of allotment of a share is a Participating Security,

(F)	where an Ordinary Resolution is expressed to be required for any purpose, a Special Resolution is also effective for such purpose,

(G)	headings do not affect the interpretation of any Article,

(H)	any phrase introduced by the terms “including”, “include”, “in particular” or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding the terms,

(I)

any reference to a dividend includes any dividend or other distribution, in cash or by the distribution of assets, paid or distributed to shareholders out of the profits of the Company available for distribution, and includes final dividends, interim dividends and bonus dividends;

(J)

reference to “officer” or “officers” in these Articles means any executive that has been designated by the Company as an “officer” and, for the avoidance of doubt, shall not have the meaning given to such term in the Act, and any such officers shall not constitute officers of the Company within the meaning of section 2(1) of the Act, and

(K)

the masculine gender shall include the feminine and neuter, and vice versa, and the singular number shall include the plural, and vice versa, and words importing persons shall include firms or companies.

1.3	These Articles shall be governed by and construed in accordance with Irish law.

2	OPTIONAL PROVISIONS OF THE ACT

2.1

Without prejudice to section 1007(4) of the Act and save as otherwise expressly provided in these Articles, where a provision of these Articles covers substantially the same subject matter as any optional provisions (as defined in section 1007(2) of the Act) of the Act, any such optional provisions shall be deemed not to apply to the Company and, for the avoidance of doubt, these Articles shall be deemed to have effect and prevail over the terms of such optional provisions.

2.2

Sections 43(2), 43(3), 66(4), 77 to 81, 95(1)(a), 96(2) to (11), 124, 125, 126, 144(3), 144(4), 148(2), 158, 159, 160, 161, 162, 181(6), 182(2) and (5), 183(3) and (6), 187, 188, 338(5), 338(6), 618(1)(b), 620(8), 1090, 1092 and 1113 of the Act shall not apply to the Company.

CAPITAL

3	SHARE CAPITAL

3.1

The authorised share capital of the Company is: $[●] divided into [●] ordinary shares of $100 each, [●] ordinary shares of $0.001 each and [●] preferred shares of $0.001 each, and €25,000 divided into 25,000 deferred ordinary shares of €1.00 each.

3.2

Subject to the provisions of the Statutes and of these Articles and without prejudice to any special rights previously conferred on the holders of any existing shares or class of shares, any shares in the capital of the Company may be issued with such preferred, deferred, qualified or other special rights and privileges and with such conditions restrictions or qualifications, whether in regard to preference, dividend, capital (including return of capital), voting or otherwise (including, but without prejudice to the generality of the foregoing, and subject to the provisions of the Statutes, shares which are to be redeemed or are liable to be redeemed at the option of the Company or the holders) as the Company may from time to time by Ordinary Resolution determine or, if the Company does not so determine, as the Directors may determine.

3.3

If two or more persons are registered as joint holders of any share any one of such persons may give effective receipts for any dividends or other monies payable in respect of such share, but such power shall not apply to the legal personal representatives of a deceased shareholder.

3.4	The Company shall not be bound to register more than four persons as joint holders of any share.

4	ORDINARY SHARES

4.1	The Ordinary Shares shall entitle the holders thereof to the rights set out below:

(A)	the Directors may declare and pay dividends on the Ordinary Shares in accordance with Article 121 to Article 132;

(B)

on a return of capital of the Company on a winding-up or otherwise, any surplus assets of the Company available for distribution to the holders of Ordinary Shares shall, be distributed to each holder of an Ordinary Share pro rata to its shareholding;

(C)

subject to the right of the Company to set record dates for the purposes of determining the identity of members entitled to notice of and / or to vote at a general meeting and to the provisions of Article 62, each holder of an Ordinary Share shall have one vote for every Ordinary Share of which it is the holder; and

(D)	Ordinary Shares are freely transferable in accordance with Article 39.

4.2

Unless the Directors specifically elect to treat such acquisition as a purchase for the purposes of the Act, an Ordinary Share shall be automatically deemed to be a Redeemable Share on, and from the time of, the existence or creation of an agreement, transaction or trade between the Company (including any agent or broker acting on behalf of the Company) and any person pursuant to which the Company acquires, agrees to acquire or will acquire Ordinary Shares, or an interest in Ordinary Shares, from such person. In these circumstances, the acquisition of such shares or interest in shares by the Company, save where acquired otherwise than for valuable consideration in accordance with the Act, shall constitute the redemption of a Redeemable Share in accordance with the Act. No resolution, whether special or otherwise, shall be required to be passed to deem any Ordinary Share a Redeemable Share.

4.3	The rights conferred upon any holder of any pre-existing shares in the share capital of the Company shall be deemed not to be varied by the operation of Article 4.2.

5	PREFERRED SHARES

5.1

The Preferred Shares may, from time to time, be allotted and issued, in one or more classes or series designated by the Directors, and the Directors are authorised to fix for each such class or series such voting power, full or limited, or no voting power, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board providing for the issuance of such class or series, including, without limitation, the authority to provide that any such class or series of Preferred Shares may be:

(A)

redeemable at the option of the Company, or the holders, or both, with the manner of the redemption to be set by the Board, and redeemable at such time or times, including upon a fixed date, and at such price or prices;

(B)

entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes of shares or any other series;

(C)	entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Company; or

(D)

convertible into, or exchangeable for, shares of any other class or classes of shares, or of any other series of the same or any other class or classes of shares, of the Company at such price or prices or at such rates of exchange and with such adjustments as the Directors determine, which rights and restrictions may be as stated in such resolution or resolutions of the Directors as determined by them in accordance with this Article 5.1. The Board may at any time before the allotment of any Preferred Share (or class or series thereof) by further resolution in any way amend the designations, preferences, rights, qualifications, limitations or restrictions, or vary or revoke the designations of such Preferred Shares (or class or series thereof).

5.2

The rights conferred upon any holder of any pre-existing shares in the share capital of the Company shall be deemed not to be varied by the creation, issue and allotment of Preferred Shares (or class or series thereof) in accordance with Article 5.1.

6	DEFERRED ORDINARY SHARES

6.1	The Deferred Ordinary Shares shall rank pari passu with, and have the same rights, and be subject to the same restrictions, as the Ordinary Shares until the Scheme Effective Time.

6.2	From the Scheme Effective Time:

(A)	the holders of the Deferred Ordinary Shares shall not be entitled to receive notice of, attend, speak or vote at, any general meeting.

(B)

the holders of the Deferred Ordinary Shares shall not be entitled to receive any dividend or distribution declared, made or paid or any return of capital (save as provided for in this Article) and shall not be entitled to any further or other right of participation in the assets of the Company;

(C)

on a winding up of the Company, or other return of capital by the Company (other than on a redemption of any class of shares in the capital of the Company), the holders of the Deferred Ordinary Shares shall be entitled to participate in such winding up or return of capital, provided that such entitlement shall be limited to the repayment of the amount paid up or credited as paid up on the Deferred Ordinary Shares and shall be paid only after the holders of Ordinary Shares shall have received payment in respect of such amount as is paid up or credited as paid up on the Ordinary Shares held by them at that time, plus the payment in cash of €5,000,000 on each such Ordinary Share; and

(D)

the Company as agent for the holders of Deferred Ordinary Shares shall have the irrevocable authority to authorise and instruct the Secretary (or any other person as the Directors determine) to acquire, or to accept the surrender of, the Deferred Ordinary Shares for no consideration and to execute on behalf of such holders such documents as are necessary in connection with such acquisition or surrender, and pending such acquisition or surrender to retain the certificates, to the extent issued, for such Deferred Ordinary Shares. Any request by the Company to acquire, or for the surrender of, any Deferred Ordinary Shares may be made by the Directors depositing at the Registered Office a notice addressed to such person as the Directors shall have nominated on behalf of the holders of Deferred Ordinary Shares. A person whose shares have been acquired or surrendered in accordance with this Article shall cease to be a shareholder in respect of such Deferred Ordinary Shares but shall notwithstanding remain liable to pay the Company all monies which, at the date of acquisition or surrender, were payable by him or her to the Company in respect of such shares, but his or her liability shall cease if and when the Company has received payment in full of all such monies in respect of such shares. A notice issued pursuant to this Article shall be deemed to be validly issued notwithstanding the provisions of Articles 140 to 146 inclusive.

7	SECTION 1021: ALLOTMENT AUTHORITY

The Directors are, for the purposes of section 1021 of the Act, generally and unconditionally authorised to exercise all powers of the Company to allot relevant securities (as defined by the said section 1021) up to the amount of Company’s authorised share capital as of the date of adoption of these Articles (including any shares acquired or redeemed by the Company pursuant to the provisions of the Act and held as treasury shares), and, unless it is renewed or a longer period of time is allowed under applicable law, this authority shall expire five years from the date of adoption of these Articles. The Company may, before the expiry of such authority, make an offer or agreement which would, or might, require relevant securities to be allotted after such expiry and the Directors may allot relevant securities in pursuance of such an offer or agreement as if the authority conferred by this Article 7 had not expired.

8	SECTION 1023: PRE-EMPTION DISAPPLICATION

The Directors are hereby empowered pursuant to sections 1022 and 1023(3) of the Act to allot equity securities (within the meaning of the said section 1023) for cash pursuant to the authority conferred by Article 7 as if section 1022(1) of the Act did not apply to any such allotment, and, unless it is renewed or a longer period of time is allowed under applicable law, this power shall expire five years from the date of adoption of these Articles. The Company may, before the expiry of such power, make an offer or agreement which would, or might, require equity securities to be allotted after such expiry and the Directors may allot equity securities in pursuance of such an offer or agreement as if the power conferred by this Article 8 had not expired.

9	RESIDUAL ALLOTMENT PROVISIONS

9.1	Subject to the provisions of these Articles relating to new shares, the shares shall be at the disposal of the Directors, and they may (subject to the provisions of the Act) allot, re-classify,

grant options over or otherwise dispose of them to such persons, on such terms and conditions and at such times as they may consider to be in the best interests of the Company and its shareholders, but so that no share shall be issued at a discount save in accordance with the Act, and so that the amount payable on application on each share shall not be less than one-quarter of the nominal amount of the share and the whole of any premium thereon. To the extent permitted by the Act, shares may also be allotted by a committee of the Directors or by any other person where such committee or person is so authorized by the Directors.

9.2

Subject to any requirement to obtain the approval of shareholders under any laws, regulations or the rules of any stock exchange to which the Company is subject, the Board is authorized, from time to time, in its discretion, to grant such persons, for such periods and upon such terms as the Board deems advisable, options to purchase or subscribe for such number of shares of any class or classes or of any series of any class as the Board may deem advisable, and to cause warrants or other appropriate instruments evidencing such options to be issued.

9.3	The Company may issue permissible letters of allotment (as defined by section 1019 of the Act).

9.4	Nothing in these Articles shall preclude the Directors from recognising a renunciation of the allotment of any shares by any allottee in favour of some other person.

9.5

If by the conditions of allotment of any share the whole or part of the amount or issue price thereof shall be payable by instalments, every such instalment when due shall be paid to the Company by the person who for the time being shall be the holder of the share.

10	SHAREHOLDER RIGHTS PLAN

10.1

Subject to the provisions of the Act and the Irish Takeover Rules, the Board may exercise any power of the Company to establish a shareholders’ rights plan (the “Rights Plan”) including approving the execution of any document relating to the adoption and/or implementation of the Rights Plan. The Rights Plan may be in such form as the Board shall in its absolute discretion decide and may in particular (but without restriction or limitation) include such terms as are described in the Summary of Example Terms in the form appearing in the Appendix to these Articles.

10.2

Subject to the provisions of the Act and the Irish Takeover Rules, the Board may exercise any power of the Company to grant rights (including approving the execution of any documents relating to the grant of rights) (a) to subscribe for Ordinary Shares, Preferred Shares or another class of shares of the Company and/or (b) to acquire Depositary Interests issued by the Depositary (to whom the Company would issue new shares in connection therewith), in each case in accordance with the Rights Plan (the “Rights”).

10.3

The purposes for which the Board shall be entitled to establish the Rights Plan and to grant Rights in accordance therewith, as provided in Articles 10.1 and 10.2 above, shall include (without limitation) the following where, in the opinion of the majority of the Board members present at a duly convened meeting of the Board, acting in good faith and on such grounds as the Board shall consider reasonable, irrespective of whether such grounds would be considered reasonable by any other party with or without the benefit of hindsight, to do so would improve the likelihood that:

(A)	any process which may result in an acquisition or change of Control of the Company is conducted in an orderly manner;

(B)	an optimum price for shares (or Depositary Interests) would be received by or on behalf of all shareholders of the Company (or holders of Depositary Interests);

(C)	the Board would have additional time to gather relevant information or pursue appropriate strategies;

(D)	the success of the Company would be promoted for the benefit of its shareholders as a whole;

(E)	the long term interests of the Company, its shareholders and its business would be safeguarded; and/or

(F)	the Company would not suffer serious economic harm.

10.4

Subject to the provisions of the Act and the Irish Takeover Rules, the Board may determine not to redeem the Rights and, accordingly, exercise any power of the Company to (a) allot shares of the Company pursuant to the exercise of the Rights or (b) exchange or cause to be exchanged all or part of the Rights (in each case other than Rights held by an Acquiring Person) for Ordinary Shares, Preferred Shares, another class of shares of the Company and/or Depositary Interests (an “Exchange”) in each case in accordance with the Rights Plan. The purposes for which the Board shall be entitled not to redeem the Rights and, accordingly, to exercise any power of the Company to allot shares of the Company or effect an Exchange, shall include (without limitation) the following where, in the opinion of a majority of the Board members present at a duly convened meeting of the Board, acting in good faith and on such grounds as the Board shall consider reasonable, irrespective of whether such grounds would be considered reasonable by any other party with or without the benefit of hindsight, not to redeem the Rights and, accordingly, to exercise any power of the Company to effect an Exchange or to allot shares in the Company, would improve the likelihood that:

(A)	the use of abusive tactics by any person in connection with any potential acquisition or change of Control of the Company would be prevented;

(B)	any potential acquisition or change of Control of the Company at a price which would undervalue the Company or its shares (or Depositary Interests) would be prevented;

(C)

any potential acquisition or change of Control of the Company which would be likely to harm the prospects of the success of the Company for the benefit of its shareholders as a whole will be prevented;

(D)	the long term interests of the Company and/or, its shareholders and its business would be safeguarded; and/or

(E)	the Company would not suffer serious economic harm.

10.5

For the purposes of this Article 10, a person (an “Acquiring Person”) shall be deemed to have control (“Control”) of the Company if he or she, either alone or with any group of affiliated or associated persons and/or with anyone with whom he or she is acting in concert, exercises, or is able to exercise or is entitled to acquire, the direct or indirect power to direct or cause the direction of the management and policies of the Company, whether through the ownership of voting securities, by contract or otherwise, and in particular, but without prejudice to the generality of the preceding words, if he, either alone or with any group of affiliated or associated persons, and/or with anyone with whom he or she is acting in concert, possesses or is entitled to acquire:

(A)	interests in shares carrying 20% or more of the voting rights attributable to the capital of the Company which are exercisable at a general meeting; or

(B)

such percentage of the issued share capital of the Company as would, if the whole of the income or assets of the Company were in fact distributed among the shareholders (without regard to any rights which he, she or any other person has as a loan creditor) entitle him or her to receive 20% or more of the income or assets so distributed; or

(C)

such rights as would, in the event of the winding-up of the Company or in any other circumstances, entitle him or her to receive 20% or more of the assets of the Company which would then be available for distribution among the shareholders.

10.6	For the purposes of this Article 10:

(A)

“person” shall include any individual, firm, body corporate, unincorporated association, government, state or agency of state, association, joint venture or partnership, in each case whether or not having a separate legal personality and “group of affiliated or associated persons” shall have the meaning given to such terms under the United States federal securities laws, including the Exchange Act;

(B)

a person shall be treated as entitled to acquire anything which he or she is entitled to acquire at a future date, or will at a future date be entitled to acquire, irrespective of whether such future acquisition is contingent upon satisfaction of any conditions precedent; and

(C)

there shall be attributed to any person (other than a Depositary) any rights or powers which another person possesses on his or her behalf or may be required to exercise at his discretion or on his or her behalf (including rights or powers of a nominee possessed or exercisable by the nominee on behalf of such person).

10.7

The duties of the Directors to the Company under applicable law, including, but not limited to, the Act and common law, are hereby deemed amended and modified such that the adoption of a Rights Plan and any actions taken thereunder by the Directors (if so approved by the Directors) shall be deemed to constitute an action in the best interests of the Company in all circumstances, and any such action shall be deemed to be immediately confirmed, approved and ratified.

11	COMMISSIONS AND BROKERAGE

The Company may pay commission to any person in consideration of any person subscribing or agreeing to subscribe, whether absolutely or conditionally, for any shares in the capital of the Company or procuring or agreeing to procure subscriptions, whether absolute or conditional, for any shares in the Company on such terms and subject to the provisions of the Act and such conditions as the Directors may determine, including, without limitation, by paying cash or allotting and issuing fully or partly paid shares or any combination of the two. The Company may also, on any issue of shares, pay such brokerage as may be lawful.

12	TRUSTS NOT RECOGNISED

Except as otherwise expressly provided by these Articles or as required by law or as ordered by a court of competent jurisdiction, no person shall be recognised by the Company as holding any share on any trust, and the Company shall not be bound by or required to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any share or any right whatsoever in respect of any share or any interest in any fractional part of a share other than an absolute right to the entirety thereof in the registered holder. This shall not preclude the Company from requiring the shareholders or a transferee of shares to furnish the Company with information as to the beneficial ownership of any share when such information is reasonably required by the Company.

13	FINANCIAL ASSISTANCE

Save as permitted by the Statutes, the Company shall not give, whether directly or indirectly and whether by means of a loan, guarantee, the provisions of security or otherwise, any financial assistance for the purpose of an acquisition made or to be made by any person of any shares in the Company or, where the Company is a subsidiary, in its holding company.

14	REDEMPTION AND REPURCHASE OF OWN SHARES

14.1	Subject to the provisions of the Act and the other provisions of these Articles, and without prejudice to the provisions of Articles 4.3 and 5.2, the Company may:

(A)

pursuant to section 66(4) of the Act, issue any shares which are to be redeemed or are liable to be redeemed at the option of the Company or the shareholders on such terms and in such manner as may be determined by the Directors;

(B)

redeem shares of the Company on such terms as may be contained in, or be determined pursuant to the provisions of, these Articles. Subject as aforesaid, the Company may cancel any shares so redeemed or may hold them as treasury shares and re-issue such treasury shares as shares of any class or classes or cancel them;

(C)

subject to or in accordance with the provisions of the Act and without prejudice to any relevant special rights attached to any class of shares, acquire any of its own shares (including any Redeemable Shares and without any obligation to purchase on any pro rata basis as between shareholders, including shareholders of the same class) and may cancel any shares so purchased or hold them as treasury shares and may reissue any such shares as shares of any class or classes or cancel them; or

(D)	convert any of its shares into Redeemable Shares.

14.2	The Company may make a payment in respect of the redemption or purchase of its own shares in any manner permitted by the Act.

14.3

Unless the Board determines otherwise, the holder of any shares being purchased or redeemed shall be bound to deliver up to the Company at its Registered Office or such other place as the Board shall specify, the certificate(s) (if any) thereof for cancellation and thereupon the Company shall pay to him or her the purchase or redemption monies or consideration in respect thereof.

15	VARIATION OF CLASS RIGHTS

15.1	Subject to the provisions of the Act and the other provisions of these Articles and without prejudice to the provisions of Articles 4.3 and 5.2, if at any time the share capital is divided into different classes of shares, the rights attached to any class of shares may, whether or not the Company is being wound up, be varied or abrogated:

(A)	with the consent in writing from the holders of at least three-quarters in nominal value of the issued shares of that class (excluding any shares held as treasury shares); or

(B)

with the sanction of a Special Resolution passed at a separate general meeting of the holders of the shares of that class sanctioning the variation, provided that, if the relevant class of holders has only one holder, that person present in person or by proxy shall constitute the necessary quorum for such a meeting. To every such meeting the provision of Article 46.5 shall apply.

15.2	Subject to the terms of issue of or rights attached to any shares, the rights or privileges attached to any class of shares shall be deemed not to be varied or abrogated by:

(A)	the creation or issue of any new shares ranking pari passu in all respects (save as to the date from which such new shares shall rank for dividend) therewith;

(B)	the operation of Article 4.2;

(C)	the issue and allotment of Preferred Shares (or class or series thereof) in accordance with Article 5.1; or

(D)	the reduction of the capital paid up on such shares or by the purchase or redemption by the Company of any of its own shares in accordance with the Statutes and these Articles.

16	VARIATION OF COMPANY CAPITAL

16.1	The Company may by Ordinary Resolution vary its company capital as permitted by section 83 of the Act.

17	FRACTIONS

17.1

If, as the result of a consolidation and division or a sub-division of shares, fractions of shares become attributable to shareholders, the Board may on behalf of the shareholders deal with the fractions as it thinks fit, including (without limitation) in either of the ways prescribed in this Article below.

17.2

The Board may sell shares representing the fractions to any person (including, subject to the Statutes, the Company) for the best price reasonably obtainable and distribute the net proceeds of sale (subject to any applicable tax, abandoned property laws and the reasonable expenses of sale) in due proportion amongst the persons to whom such fractions are attributable (except that if the amount due to a person is less than €5.00, or such other sum as the Board may decide, the Company may retain such sum for its own benefit). To give effect to such sale the Board may:

(A)	in the case of certificated shares, authorise a person to execute an instrument of transfer of shares to the purchaser or as the purchaser may direct; and

(B)	in the case of uncertificated shares, exercise any power conferred on it by Article 21.9 (uncertificated shares) to effect a transfer of the shares.

17.3

The purchaser will not be bound to see to the application of the purchase monies in respect of any such sale. The title of the transferee to the shares will not be affected by any irregularity in or invalidity of the proceedings connected with the sale or transfer. Any instrument or exercise referred to in Article 17.2 shall be effective as if it had been executed or exercised by the holder of the shares to which it relates.

17.4

In relation to such fractions, the Board may issue, subject to the Statutes, to a shareholder credited as fully paid by way of capitalisation the minimum number of shares required to round up his or her holding of shares to a number which, following a consolidation and division or a sub-division, leaves a whole number of shares (such issue being deemed to have been effected immediately before the consolidation or the sub-division, as the case may be). The amount required to pay up those shares may be capitalised as the Board thinks fit out of amounts standing to the credit of any reserve or fund of the Company (including any share premium account, undenominated capital account, revaluation reserve, capital redemption reserve and profit and loss account), whether or not available for distribution, and applied in paying up in full the appropriate number of shares. A resolution of the Board capitalising part of any such reserve or fund will have the same effect as if the capitalisation had been made with the sanction of an Ordinary Resolution of the Company pursuant to Article 132. In relation to the capitalisation the Board may exercise all the powers conferred on it by Article 132 without the sanction of an Ordinary Resolution of the Company.

18	REDUCTION OF SHARE CAPITAL

The Company may by Special Resolution reduce its company capital in any way it thinks expedient as permitted by section 84 of the Act.

CERTIFICATED SHARES

19	RIGHT TO CERTIFICATES

19.1

Subject to the Statutes, the requirements of (to the extent applicable) the rules of any stock exchange to which the shares are admitted to trading, and these Articles, every person (except any person in respect of whom the Company is not required by the Statutes to complete and have ready for delivery a share certificate), upon becoming the holder of a certificated share is entitled, without charge, to receive within one month after allotment or within one month of lodgement of a transfer (unless the conditions of issue provide for a longer interval), one certificate for all the certificated shares of a class registered in his or her name or, in the case of certificated shares of more than one class being registered in his or her name, to a separate certificate for each class of shares, unless the terms of issue of the shares provide otherwise.

19.2

Where a shareholder transfers part of his or her shares comprised in a certificate, the old certificate shall be cancelled and he or she shall be entitled, without charge, to one certificate for the balance of the certificated shares retained by him or her.

19.3

If and so long as all the issued shares in the capital of the Company or all the issued shares of a particular class are fully paid up and rank pari passu for all purposes, then none of those shares shall bear a distinguishing number. In all other cases each share shall bear a distinguishing number.

19.4

In the case of joint holders of shares held in certificated form the Company shall not be bound to issue more than one certificate to all the joint holders, and delivery of such certificate to any one of them shall be sufficient delivery to all.

19.5

A certificate shall specify the number and class and the distinguishing numbers (if any) of the shares in respect of which it is issued and the amount paid up on the shares. It shall be issued under the Seal, which may be affixed to or printed on it, or in such other manner as the Board may approve, having regard to the terms of issue and the requirements of (to the extent applicable) the rules of any stock exchange to which the shares are admitted to trading (including by way of signature or facsimile of the signature of any person to be applied to such share certificate by any mechanical or electronic means in place of that person’s actual signature).

20	REPLACEMENT CERTIFICATES

If any certificate is worn-out, defaced, lost or destroyed, the Company may cancel it and issue a replacement certificate subject to such terms as the Board may decide as to evidence and indemnity (with or without security) and to payment of any exceptional out-of-pocket expenses of the Company in investigating such evidence and preparing such indemnity or such security but otherwise free of charge, and (if the certificate is worn-out or defaced) on delivery up of the old certificate.

UNCERTIFICATED SHARES

21	UNCERTIFICATED SHARES

21.1	The Board may resolve that a class of shares is to become, or is to cease to be, a Participating Security.

21.2

Shares of a class shall not be treated as forming a separate class from other shares of the same class as a consequence of such shares being held in certificated or uncertificated form or of any provision in these Articles or the Uncertificated Securities Regulations applying only to certificated shares or to uncertificated shares.

21.3

Any share of a class which is a Participating Security may be changed from an uncertificated share to a certificated share and from a certificated share to an uncertificated share in accordance with the Uncertificated Securities Regulations.

21.4

These Articles apply to uncertificated shares of a class which is a Participating Security only to the extent that these Articles are consistent with the holding of such shares in uncertificated form, with the transfer of title to such shares by means of the Uncertificated System and with the Uncertificated Securities Regulations.

21.5	The Board may lay down regulations not included in these Articles which (in addition to or in substitution for any provisions in these Articles):

(A)	apply to the issue, holding or transfer of uncertificated shares;

(B)	set out (where appropriate) the procedures for conversion and/or redemption of uncertificated shares; and/or

(C)	the Board considers necessary or appropriate to ensure that these Articles are consistent with the Uncertificated Securities Regulations and/or the Operator’s rules and practices.

21.6	Such regulations will apply instead of any relevant provisions in these Articles which relate to certificates and the transfer, conversion and redemption of shares or which are not consistent with the Uncertificated Securities Regulations, in all cases to the extent (if any) stated in such regulations. If the Board makes any such regulations, Article 21.4 will (for the avoidance of doubt) continue to apply to these Articles, when read in conjunction with those regulations.

21.7

Any instruction given by means of an Uncertificated System as referred to in these Articles shall be a dematerialised instruction given in accordance with the Uncertificated Securities Regulations, the facilities and requirements of the Uncertificated System and the Operator’s rules and practices.

21.8

For any purpose under these Articles, the Company may treat a shareholder’s holding of uncertificated shares and of certificated shares of the same class as if they were separate holdings, unless the Board otherwise decides.

21.9

Where the Company is entitled under the Statutes, the Operator’s rules and practices, these Articles or otherwise to dispose of, forfeit, enforce a lien over or impose a restriction on or sell or otherwise procure the sale of any shares of a class which is a Participating Security which are held in uncertificated form, the Board may take such steps (subject to the Uncertificated Securities Regulations and to such rules and practices) as may be required or appropriate, by instruction by means of the Uncertificated System or otherwise, to effect such disposal, forfeiture, enforcement or sale including by (without limitation):

(A)	requesting or requiring the deletion of any computer-based entries in the Uncertificated System relating to the holding of such shares in uncertificated form;

(B)

altering such computer-based entries so as to divest the holder of such shares of the power to transfer such shares other than to a person selected or approved by the Company for the purpose of such transfer;

(C)	requiring any holder of such shares, by notice in writing to him or her, to change his or her holding of such uncertificated shares into certificated form within any specified period;

(D)	requiring any holder of such shares to take such steps as may be necessary to sell or transfer such shares as directed by the Company;

(E)

otherwise rectify or change the Share Register in respect of any such shares in such manner as the Board considers appropriate (including, without limitation, by entering the name of a transferee into the Share Register as the next holder of such shares); and/or

(F)

appointing any person to take any steps in the name of any holder of such shares as may be required to change such shares from uncertificated form to certificated form and/or to effect the transfer of such shares (and such steps shall be effective as if they had been taken by such holder).

21.10

The Company shall enter on the Share Register how many shares are held by each shareholder in uncertificated form and in certificated form and shall maintain the register in each case as is required by the Uncertificated Securities Regulations and the relevant system concerned.

21.11	The provisions of Articles 19 and 20 shall not apply to uncertificated shares.

LIEN ON SHARES

22	COMPANY’S LIEN ON SHARES NOT FULLY PAID

22.1

The Company shall have a first and paramount lien on each issued share (not being a fully paid share) for all amounts payable to the Company (whether actually or contingently and whether presently payable or not) in respect of such share.

22.2	The lien applies to all dividends on any such share and to all amounts payable by the Company in respect of such share. It also applies notwithstanding that:

(A)	the Company may have notice of any equitable or other interest of any person in any such share; or

(B)	any such amounts payable may be the joint debts and liabilities of both the holder of the share and one or more other persons.

22.3	The Board may resolve that any share be exempt wholly or in part from this Article.

23	ENFORCEMENT OF LIEN BY SALE

23.1

For the purpose of enforcing the Company’s lien on any shares, the Board may sell them in such manner as it decides if an amount in respect of which the lien exists is presently payable and is not paid within fourteen (14) clear days following the giving of a notice to the holder (or any person entitled by transmission to the share) demanding payment of the amount due within such fourteen clear day period and stating that if the notice is not complied with the shares may be sold.

23.2	To give effect to such sale the Board may:

(A)

in the case of certificated shares, authorise a person to execute an instrument of transfer of shares in the name and on behalf of the holder of, or the person entitled by transmission to, them to the purchaser or as the purchaser may direct; and

(B)	in the case of uncertificated shares, exercise any power conferred on it by Article 21.9 to effect a transfer of the shares.

23.3

The purchaser will not be bound to see to the application of the purchase monies in respect of any such sale. The title of the transferee to the shares will not be affected by any irregularity in or invalidity of the proceedings connected with the sale or transfer, and after the name of the purchaser has been entered in the Share Register, the remedy of any person aggrieved by the sale shall be in damages only and against the Company exclusively. Any instrument or exercise referred to in Article 23.2 shall be effective as if it had been executed or exercised by the holder of, or the person entitled by transmission to, the shares to which it relates.

23.4

The net proceeds of any sale of shares subject to the Company’s lien under these Articles (after payment of the costs and expenses of sale) shall be applied in or towards satisfaction of the amount then due to the Company in respect of the shares. Any balance shall be paid to the original holder of, or the person entitled (but for such sale) by transmission to, the shares on (in the case of certificated shares) surrender to the Company for cancellation of the certificate for such shares and (in all cases) subject to the Company having a lien on such balance on the same basis as applied to such shares for any amount not presently payable as existed on such shares before the sale.

23.5

Whenever any law for the time being of any country, state or place imposes or purports to impose any immediate or future or possible liability upon the Company to make any payment or empowers any government or taxing authority or government official to require the Company to make any payment in respect of any shares registered in the Share Register as held either jointly or solely by any shareholder or in respect of any dividends, bonuses or other monies due or payable or accruing due or which may become due or payable to such shareholder by the Company on or in respect of any shares registered as mentioned above or for or on account or in respect of any shareholder and whether in consequence of:

(A)	the death of such shareholder;

(B)	the non-payment of any income tax or other tax by such shareholder;

(C)	the non-payment of any estate, probate, succession, death, stamp or other duty by the executor or administrator of such shareholder or by or out of her estate; or

(D)	any other act or thing,

in every such case (except to the extent that the rights conferred upon holders of any class of shares render the Company liable to make additional payments in respect of sums withheld on account of the foregoing):

(1)	the Company shall be fully indemnified by such shareholder or her executor or administrator from all liability;

(2)

the Company shall have a lien upon all dividends and other monies payable in respect of the shares registered in the Share Register as held either jointly or solely by such shareholder for all monies paid or payable by the Company as referred to above in respect of such shares or in respect of any dividends or other monies thereon or for or on account or in respect of such shareholder under or in consequence of any such law, together with interest at the rate of 15% per annum (or such other rate as the Board may determine) thereon from the date of payment to date of repayment, and the Company may deduct or set off against such dividends or other monies so payable any monies paid or payable by the Company as referred to above together with interest at the same rate;

(3)

the Company may recover as a debt due from such shareholder or her executor or administrator (wherever constituted) any monies paid by the Company under or in consequence of any such law and interest thereon at the rate and for the period referred to above in excess of any dividends or other monies then due or payable by the Company; and

(4)

the Company may if any such money is paid or payable by it under any such law as referred to above refuse to register a transfer of any shares by any such shareholder or her executor or administrator until such money and interest is set off or deducted as referred to above or in the case that it exceeds the amount of any such dividends or other monies then due or payable by the Company, until such excess is paid to the Company.

23.6	Subject to the rights conferred upon the holders of any class of shares, nothing in Article 23.5 will prejudice or affect any right or remedy which any law may confer or purport to confer on the Company. As between the Company and every such shareholder as referred to above (and, her executor, administrator and estate, wherever constituted), any right or remedy which such law shall confer or purport to confer on the Company shall be enforceable by the Company.

CALLS

24	CALLS

24.1

Subject to the terms on which shares are allotted, the Board may make calls on the shareholders (and any persons entitled by transmission) in respect of any amounts unpaid on their shares (whether in respect of nominal value or premium) and not payable on a date fixed by or in accordance with the allotment terms. Each such shareholder or other person shall pay to the Company the amount called, subject to receiving at least fourteen (14) clear days’ notice specifying when and where the payment is to be made, as required by such notice.

24.2

A call may be made payable by instalments. A call may be revoked before receipt by the Company of a sum due thereunder, in whole or in part and payment of a call may be postponed in whole or in part as the Board may decide. A person upon whom a call is made shall remain liable for calls made upon him or her notwithstanding the subsequent transfer of the shares in respect of which the call was made.

24.3	A call shall be deemed to have been made at the time when the resolution of the Board authorising the call was passed.

25	LIABILITY OF JOINT HOLDERS

The joint holders of a share shall be jointly and severally liable to pay all calls in respect of it.

26	INTEREST

If the whole of the sum payable in respect of any call is not paid by the day it becomes due and payable, the person from whom it is due shall pay all costs, charges and expenses that the Company may have incurred by reason of such non-payment, together with interest on the unpaid amount from the day it became due and payable until it is paid at the rate fixed by the terms of the allotment of the share or in the notice of the call or, if no rate is fixed, at such rate, not exceeding the appropriate rate (as defined by the Act), as the Board shall determine. The Board may waive payment of such costs, charges, expenses or interest in whole or in part.

27	DIFFERENTIATION

Subject to the allotment terms, the Board may make arrangements on or before the issue of shares to differentiate between the holders of shares in the amounts and times of payment of calls on their shares.

28	PAYMENT IN ADVANCE OF CALLS

28.1

The Board may, if it thinks fit, receive from any shareholder (or any person entitled by transmission) willing to advance the same or all or any part of the amount uncalled and unpaid on the shares held by him or her (or to which he or she is entitled). The liability of each such shareholder or other person on the shares to which such payment relates shall be reduced by such amount. The Company may pay interest on such amount from the time of receipt until the time when such amount would, but for such advance, have become due and payable at such rate not exceeding the appropriate rate (as defined by the Act) as the Board may decide.

28.2

No sum paid up on a share in advance of a call shall entitle the holder to any portion of a dividend subsequently declared or paid in respect of any period prior to the date on which such sum would, but for such payment, become due and payable.

29	RESTRICTIONS IF CALLS UNPAID

Unless the Board decides otherwise, no shareholder shall be entitled to receive any dividend or to be present or vote at any meeting or to exercise any right or privilege as a shareholder until he or she has paid all calls due and payable on every share held by him or her, whether alone or jointly with any other person, together with interest and expenses (if any) to the Company.

30	SUMS DUE ON ALLOTMENT TREATED AS CALLS

Any sum payable in respect of a share on allotment or at any fixed date, whether in respect of the nominal value of the share or by way of premium or as an instalment of a call, shall be deemed to be a call. If such sum is not paid, these Articles shall apply as if it had become due and payable by virtue of a call.

FORFEITURE

31	FORFEITURE AFTER NOTICE OF UNPAID CALL

31.1

If a call or an instalment of a call remains unpaid after it has become due and payable, the Board may give to the person from whom it is due not less than fourteen (14) clear days’ notice requiring payment of the amount unpaid together with any interest which may have accrued and any costs, charges and expenses that the Company may have incurred by reason of such non-payment. The notice shall state the place where payment is to be made and that if the notice is not complied with the shares in respect of which the call was made will be liable to be forfeited. If the notice is not complied with, any shares in respect of which it was given may, before the payment required by the notice has been made, be forfeited by a resolution of the Board. The forfeiture will include all dividends and other amounts payable in respect of the forfeited shares which have not been paid before the forfeiture.

31.2

The Board may accept the surrender of a share which is liable to be forfeited in accordance with these Articles. All provisions in these Articles which apply to the forfeiture of a share also apply to the surrender of a share.

31.3

The provisions of these Articles as to forfeiture shall apply in the case of non-payment of any sum which, by the terms of issue of a share, becomes payable at a fixed time, whether on account of the nominal value of the share or by way of premium, as if the same had been payable by virtue of a call duly made and notified.

31.4

On the trial or hearing of any action for the recovery of any money due for any call it shall be sufficient to prove that the name of the shareholder sued is entered in the Share Register as the holder, or one of the holders, of the shares in respect of which such debt accrued, that the resolution making the call is duly recorded in the minute book and that notice of such call was duly given to the shareholder sued, in pursuance of these Articles, and it shall not be necessary to prove the appointment of the Directors who made such call nor any other matters whatsoever, but the proof of the matters aforesaid shall be conclusive evidence of the debt.

32	NOTICE AFTER FORFEITURE

32.1

When a share has been forfeited, the Company shall give notice of the forfeiture to the person who was before forfeiture the holder of the share or the person entitled by transmission to the share. An entry that such notice has been given and of the fact and date of forfeiture shall be made in the Share Register. No forfeiture will be invalidated by any omission to give such notice or make such entry.

32.2	The Board may accept a surrender of any share liable to be forfeited hereunder.

33	CONSEQUENCES OF FORFEITURE

33.1

Subject to the provisions of the Act, a share shall, on its forfeiture, become the property of the Company and all interest in and all claims and demands against the Company in respect of a share and all other rights and liabilities incidental to the share as between its holder and the Company shall, on its forfeiture, be extinguished and terminate except as otherwise stated in these Articles.

33.2	The holder of a share (or the person entitled to it by transmission) which is forfeited or surrendered shall:

(A)	on its forfeiture or surrender cease to be a shareholder (or a person entitled) in respect of it;

(B)	if a certificated share, surrender to the Company for cancellation the certificate for the share;

(C)

remain liable to pay to the Company all monies payable in respect of the share at the time of forfeiture, with interest from such time of forfeiture until the time of payment, in the same manner in all respects as if the share had not been forfeited; and

(D)

remain liable to satisfy all (if any) claims and demands which the Company might have enforced in respect of the share at the time of forfeiture without any deduction or allowance for the value of the share at the time of forfeiture or for any consideration received on its disposal, but his or her liability shall cease if and when the Company shall have received payment in full of all such moneys in respect of the shares.

33.3

The forfeiture or surrender of a share shall involve the extinction at the time of forfeiture or surrender of all interest in and all claims and demands against the Company in respect of the share as between the shareholder whose share is forfeited or surrendered and the Company, except only such of those rights and liabilities as are by these Articles expressly saved, or as are by the Act given or imposed in the case of past shareholders.

33.4

Notwithstanding any such forfeiture as aforesaid, the Board may, at any time before the forfeited shares have been otherwise disposed of, annul the forfeiture, on the terms of payment of all calls and interest due thereon and all expenses incurred in respect of the share, or on the terms of compliance with the terms of any notice served under section 1062 of the Act, as appropriate, and on such further terms (if any) as it shall see fit.

34	DISPOSAL OF FORFEITED SHARE

34.1

Subject to the Act, a forfeited share may be sold, re-allotted or otherwise disposed of on such terms and in such manner as the Board may decide either to the person who was before the forfeiture the holder or to any other person. At any time before the disposal, the forfeiture may be cancelled on such terms as the Board may decide. Where for the purpose of its disposal a forfeited share is to be transferred to any transferee, the Board may:

(A)	in the case of certificated shares, authorise a person to execute an instrument of transfer of shares in the name and on behalf of their holder to the purchaser or as the purchaser may direct; and

(B)	in the case of uncertificated shares, exercise any power conferred on it by Article 21.9 (uncertificated shares) to effect a transfer of the shares.

34.2

The Company may receive the consideration, if any, given for the share on any sale or disposition thereof and may execute a transfer of the share in favour of the person to whom the share is sold or disposed of and thereupon he or she shall be registered as the holder of the share.

34.3

The purchaser will not be bound to see to the application of the purchase monies in respect of any such sale. The title of the transferee to the shares will not be affected by any irregularity in or invalidity of the proceedings connected with the sale or transfer, and after the name of the purchaser has been entered in the Share Register, the remedy of any person aggrieved by the sale shall be in damages only and against the Company exclusively. Any instrument or exercise referred to in Article 34.1 shall be effective as if it had been executed or exercised by the holder of, or the person entitled by transmission to, the shares to which it relates.

35	PROOF OF FORFEITURE

A statutory declaration by a Director or the Secretary that a share has been duly forfeited on a specified date shall be conclusive evidence of the facts stated in it against all persons claiming to be entitled to the share. The declaration shall (subject to the execution of any necessary instrument of transfer) constitute good title to the share. The person to whom the share is disposed of shall not be bound to see to the application of the consideration (if any) given for it on such disposal. His or her title to the share will not be affected by any irregularity in, or invalidity of, the proceedings connected with the forfeiture or disposal.

UNTRACED MEMBERS

36	SALE OF SHARES

36.1	The Company may sell at the best price reasonably obtainable any share of a shareholder, or any share to which a person is entitled by transmission, if:

(A)

during the period of twelve (12) years prior to the date of the publication of the advertisements referred to in this Article 36.1 (or, if published on different dates, the earlier or earliest of them):

(1)

no cheque, warrant or money order in respect of such share sent by or on behalf of the Company to the shareholder or to the person entitled by transmission to the share, at his or her address in the Share Register or other address last known to the Company has been cashed;

(2)

no cash dividend payable on the shares has been satisfied by the transfer of funds to a bank account of the shareholder (or person entitled by transmission to the share) or by transfer of funds by means of the Uncertificated System; and

(3)	the Company has received no communication (whether in writing or otherwise) in respect of such share from such shareholder or person,

provided that during such twelve (12) year period the Company has paid at least three cash dividends (whether interim or final) in respect of shares of the class in question and no such dividend has been claimed by the person entitled to such share;

(B)

on or after the expiry of such twelve (12) year period the Company has given notice of its intention to sell such share by advertisements in a national newspaper published in the country in which the Registered Office is located and in a newspaper circulating in the area in which the address in the Share Register or other last known address of the shareholder or the person entitled by transmission to the share or the address for the service of notices on such shareholder or person notified to the Company in accordance with these Articles is located;

(C)	such advertisements, if not published on the same day, are published within thirty (30) days of each other; and

(D)

during a further period of three months following the date of publication of such advertisements (or, if published on different dates, the date on which the requirements of this Article 36.1 concerning the publication of newspaper advertisements are met) and prior to the sale the Company has not received any communication (whether in writing or otherwise) in respect of such share from the shareholder or person entitled by transmission.

36.2	To give effect to a sale pursuant to Article 36.1, the Board may:

(A)

in the case of certificated shares, authorise a person to execute an instrument of transfer of shares in the name and on behalf of the holder of, or the person entitled by transmission to, them to the purchaser or as the purchaser may direct; and

(B)	in the case of uncertificated shares, exercise any power conferred on it by Article 21.9 (uncertificated shares) to effect a transfer of the shares.

36.3

The transferee will not be bound to see to the application of the purchase monies in respect of any such sale. The title of the transferee to the shares will not be affected by any irregularity in or invalidity of the proceedings connected with the sale or transfer, and after the name of the purchaser has been entered in the Share Register, the remedy of any person aggrieved by the sale shall be in damages only and against the Company exclusively. Any instrument or exercise referred to in Article 36.2 shall be effective as if it had been executed or exercised by the holder of, or the person entitled by transmission to, the shares to which it relates.

37	APPLICATION OF SALE PROCEEDS

The Company shall account to the shareholder or other person entitled to such share for the net proceeds of such sale by carrying all monies in respect of the sale to a separate account. The Company shall be deemed to be a debtor to, and not a trustee for, such shareholder or other person in respect of such monies. Monies carried to such separate account may either be employed in the business of the Company or invested as the Board may think fit. No interest shall be payable to such shareholder or other person in respect of such monies and the Company shall not be required to account for any money earned on them.

38	APPLICABLE ESCHEATMENT LAWS

38.1

To the extent necessary in order to comply with any laws or regulations to which the Company is subject in relation to escheatment, abandonment of property or other similar or analogous laws or regulations (“Applicable Escheatment Laws”), the Company may deal with any share of any shareholder and any unclaimed cash payments relating to such share in any manner which it sees fit, including (but not limited to) transferring or selling such share and transferring to third parties any unclaimed cash payments relating to such share.

38.2

The Company may only exercise the powers granted to it in Article 38.1 above in circumstances where it has complied with, or procured compliance with, the required procedures (as set out in the Applicable Escheatment Laws) with respect to attempting to identify and locate the relevant shareholder.

38.3	Any stock transfer form to be executed by the Company in order to sell or transfer a share pursuant to Article 36.1 may be executed in accordance with Article 39.2.

TRANSFER OF SHARES

39	FORM OF TRANSFER

39.1	Subject to these Articles, a shareholder may transfer all or any of his or her shares:

(A)

in the case of certificated shares, by an instrument of transfer in writing in any usual form or in another form approved by the Board, which must be executed by or on behalf of the transferor and (in the case of a transfer of a share which is not fully paid) by or on behalf of the transferee; or

(B)	in the case of uncertificated shares, without a written instrument in accordance with the Uncertificated Securities Regulations.

39.2

The instrument of transfer of any share may be executed for and on behalf of the transferor by the Secretary or any such person that the Secretary nominates for that purpose (whether in respect of specific transfers or pursuant to a general standing authorisation), and the Secretary or the relevant nominee shall be deemed to have been irrevocably appointed agent for the transferor of such share or shares with full power to execute, complete and deliver in the name of and on behalf of the transferor of such share or shares all such transfers of shares held by the shareholders in the share capital of the Company. Any document which records the name of the transferor, the name of the transferee, the class and number of shares agreed to be transferred, the date of the agreement to transfer shares and the price per share, shall, once executed by the transferor or the Secretary or the relevant nominee as agent for the transferor, and by the transferee where required by the Act, be deemed to be a proper instrument of transfer for the purposes of the Act. The transferor shall be deemed to remain the holder of the share until the name of the transferee is entered on the Share Register in respect thereof, and neither the title of the transferee nor the title of the transferor shall be affected by any irregularity or invalidity in the proceedings in reference to the sale should the Directors so determine.

39.3

The Company, at its absolute discretion, may, or may procure that a subsidiary of the Company shall, pay Irish stamp duty arising on a transfer of shares on behalf of the transferee of such shares of the Company. If stamp duty resulting from the transfer of shares in the Company which would otherwise be payable by the transferee is paid by the Company or any subsidiary of the Company on behalf of the transferee, then in those circumstances, the Company shall, on its behalf or on behalf of its subsidiary (as the case may be), be entitled to (a) seek reimbursement of the stamp duty from the transferee, (b) set-off the stamp duty against any dividends payable to the transferee of those shares and (c) claim a first and permanent lien on the shares on which stamp duty has been paid by the Company or its subsidiary for the amount of stamp duty paid. The Company’s lien shall extend to all dividends paid on those shares.

39.4	The transferor shall remain the holder of the share transferred until the name of the transferee is entered in the Share Register in respect of it.

39.5

The Board may at any time after the allotment of any share but before any person has been entered in the Share Register as the holder thereof recognise a renunciation thereof by the allottee in favour of some other person and may accord to any allottee of a share a right to effect such renunciation upon and subject to such terms and conditions as the Board may think fit to impose.

40	REGISTRATION OF A CERTIFICATED SHARE TRANSFER

40.1	The Directors in their absolute discretion and without assigning any reason therefor may decline to register:

(A)	any transfer of a share which is not fully paid; or

(B)	any transfer to or by a minor or person of unsound mind;

but this shall not apply to a transfer of such a share resulting from a sale of the share through a stock exchange on which the share is listed.

40.2	Subject to these Articles, the Board may, in its absolute discretion, refuse to register the transfer of a certificated share or the renunciation of a permissible letter of allotment unless:

(A)	it is in respect of a share on which the Company has no lien;

(B)	it is in respect of only one class of shares;

(C)	it is in favour of a single transferee or renouncee or not more than four joint transferees or renouncees;

(D)	it is duly stamped (if required);

(E)	a fee of €10 or such lesser sum as the Directors may from time to time require, is paid to the Company; and

(F)

it is delivered for registration to the Registered Office or such other place as the Board may decide, accompanied by the certificate for the shares to which it relates (except in the case of a transfer of a share, for which a certificate has not been issued, by a person in respect of whom the Company is not required by the Act to complete and have ready for delivery a share certificate, and except in the case of a renunciation) and any other evidence as the Board may reasonably require to prove the title to such share of the transferor or person renouncing and the due execution by him or her of the transfer or renunciation or, if the transfer or renunciation is executed by some other person on his or her behalf, the authority of such person to do so.

40.3

If the Board refuses to register a transfer or renunciation pursuant to this Article, it shall, within two months after the date on which the transfer or renunciation was delivered to the Company, send notice of the refusal to the transferee or renounce together with their reasons for the refusal. An instrument of transfer or renunciation which the Board refuses to register shall (except in the case of suspected fraud) be returned to the person delivering it. All instruments of transfer which are registered may, subject to these Articles, be retained by the Company.

40.4	The instrument of transfer of a certificated share shall be signed by or on behalf of the transferor.

40.5	In the case of a partly paid up share the instrument of transfer must also be signed by or on behalf of the transferee.

40.6

All instruments of transfer which shall be registered shall (except in case of fraud) remain the property of the Company and be retained by the Company, but any instrument of transfer which the Board may refuse to register shall (except in case of fraud) be returned to the party presenting the same.

41	REGISTRATION OF AN UNCERTIFICATED SHARE TRANSFER

41.1

The Board shall, subject to compliance with applicable Statutes, register a transfer of title to any uncertificated share or the renunciation or transfer of any renounceable right of allotment of a share which is a Participating Security held in uncertificated form in accordance with the Uncertificated Securities Regulations, except that the Board may refuse (subject to any relevant requirements of (to the extent applicable) the rules of any stock exchange to which the shares are admitted to trading) to register any such transfer or renunciation which is in favour of more than four persons jointly or in any other circumstance permitted by the Uncertificated Securities Regulations.

41.2

If the Board refuses to register any such transfer or renunciation the Company shall, within two months after the date on which the instruction relating to such transfer or renunciation was received by the Company, send notice of the refusal to the transferee or renouncee.

42	CLOSING OF REGISTER OF MEMBERS

Subject to the provisions of the Act and, in the case of any shares of a class which is a Participating Security, the Uncertificated Securities Regulations, the registration of transfers of shares or of any class of shares may be suspended at such times and for such periods, not exceeding thirty (30) days in any year, as the Board may decide.

TRANSMISSION OF SHARES

43	ON DEATH

If a shareholder dies, the survivors or survivor where he or she was a joint holder, or his or her personal representatives where he or she was the sole or only surviving holder, shall be the only persons recognised by the Company as having any title to his or her shares. Nothing in these Articles shall release the estate of a deceased holder from any liability in respect of a share which has been held by him or her solely or jointly.

44	ELECTION OF PERSON ENTITLED BY TRANSMISSION

44.1

A person becoming entitled to a share in consequence of the death or bankruptcy of a shareholder, or of any other event giving rise to a transmission of such entitlement by operation of law, may, on such evidence as to his or her title being produced as the Board may require, elect either to become registered as the holder of such share or to have some person nominated by him or her so registered. If he or she elects to be registered himself or herself, he or she shall give notice to the Company to that effect. If he or she elects to have some other person registered, he or she shall:

(A)	in the case of a certificated share, execute an instrument of transfer of such share to such person; and

(B)	in the case of an uncertificated share, either:

(1)	procure that all appropriate instructions are given by means of the Uncertificated System to effect the transfer of such share to such person; or

(2)	change the uncertificated share to certificated form and then execute an instrument of transfer of such share to such person.

44.2

All the provisions of these Articles relating to the transfer of shares shall apply to the notice or instrument of transfer or instructions (as the case may be) referred to in Article 44.1 as if the notice were an instrument of transfer and as if the instrument of transfer was executed, or the instructions were given, by the shareholder and the event giving rise to the transmission had not occurred.

44.3

The Board may give notice requiring a person to make the election referred to in Article 44.1. If such notice is not complied with within sixty (60) days, the Board may withhold payment of all dividends and other amounts payable in respect of the share until notice of election has been made.

45	RIGHTS ON TRANSMISSION

A person becoming entitled by transmission to a share shall have the rights to which he or she would be entitled if he or she were the holder of the share, except that he or she shall not, before being registered as its holder, be entitled in respect of it to receive notice of, or to attend or vote at, any general meeting or at any separate meeting of the holders of any class of shares.

GENERAL MEETINGS

46	ANNUAL AND OTHER GENERAL MEETINGS

46.1

The Company shall in each year hold a general meeting as its annual general meeting in addition to any other meetings in that year, and shall specify the meeting as such in the notices calling it. Not more than fifteen (15) months shall elapse between the date of one annual general meeting of the Company and that of the next. This Article shall not apply in the case of the first general meeting, in respect of which the Company shall convene the meeting within the time periods required by the Act.

46.2	Subject to the Act, all general meetings of the Company shall be held at such time and place as the Board shall determine.

46.3	All general meetings other than annual general meetings shall be called extraordinary general meetings.

46.4

The Board may, whenever it thinks fit, convene an extraordinary general meeting. An extraordinary general meeting shall, also be convened on such requisition, or in default may be convened by such requisitionists, as provided in the Act.

46.5

All provisions of these Articles relating to general meetings of the Company shall, mutatis mutandis, apply to every separate general meeting of the holders of any class of shares in the capital of the Company, except that:

(A)

the necessary quorum at any such meeting (or adjournment thereof) shall be shareholders of that class who together represent at least the majority of the voting rights of all the shareholders of that class entitled to vote, present in person or by proxy, at the relevant meeting; and

(B)	each holder of shares of the class shall, on a poll, have one vote in respect of every share of the class held by him or her.

47	NOTICE OF GENERAL MEETINGS

47.1	A general meeting that is an annual general meeting shall be convened by not less than twenty-one (21) clear days’ and no more than sixty (60) clear days’ notice.

47.2	Subject to the provisions of the Act and these Articles, all extraordinary general meetings shall be convened by not less than fourteen (14) clear days’ and no more than sixty (60) clear days’ notice.

47.3

Subject to the provisions of the Act and notwithstanding that it is convened by shorter notice than that specified in Articles 47.1 and 47.2, a general meeting shall be deemed to have been duly convened if it is so agreed by:

(A)	all the shareholders entitled to attend and vote at the meeting; and

(B)	the Auditors.

47.4	Subject to the provisions of the Act, a notice convening a general meeting shall specify:

(A)	whether the meeting is an annual general meeting or an extraordinary general meeting;

(B)	the place, the day and the time of the meeting;

(C)	the general nature of that business to be transacted at the meeting;

(D)	if the meeting is convened to consider a proposed Special Resolution, the text or substance of that proposed Special Resolution; and

(E)	with reasonable prominence, that (i) a shareholder entitled to attend and vote is entitled to appoint one or more proxies to attend, speak and vote instead of him or her

(ii) a proxy need not also be a shareholder; and (iii) the time by which the proxy must be received at the Registered Office (or some other place in Ireland as is specified for that purpose).

47.5	Subject to the provisions of the Act, notice of every general meeting shall be given in any manner permitted by these Articles to:

(A)	every shareholder;

(B)	the personal representative of a deceased shareholder;

(C)	the assignee in bankruptcy of a bankrupt shareholder (being a bankrupt shareholder who is entitled to vote at the meeting);

(D)	the Directors and Secretary of the Company; and

(E)	the Auditors.

47.6

The notice of every general meeting may specify a time by which a person must be entered on the Share Register in order for such person to have the right to attend or vote at the meeting (subject to the Uncertificated Securities Regulations).

47.7

The Board may determine that the shareholders entitled to receive notice of a meeting are those persons entered on the Share Register at the close of business on a day determined by the Board (subject to the Uncertificated Securities Regulations).

47.8

The accidental omission to send or give notice of a meeting to or, in cases where it is intended that it be sent out or given with the notice, an instrument of proxy or any other document to, or the non-receipt of any such item by, any person entitled to receive such notice shall not invalidate the proceedings at that meeting.

48	QUORUM FOR GENERAL MEETING

48.1

No business shall be transacted at a general meeting unless a quorum is present when the meeting proceeds to business. Save as otherwise provided by these Articles, a quorum will comprise qualifying persons who together are entitled to cast at least the majority of the voting rights of all the shareholders entitled to vote at the relevant meeting, on a poll. For the purposes of this Article 48.1 a proxy, attorney or other representative of a shareholder will be considered to be entitled to cast only the voting rights to which his or her appointment relates and not any other voting rights held by the shareholder he or she represents.

48.2

For the purposes of this Article, a “qualifying person” means (i) an individual who is a shareholder (other than a shareholder who, under these Articles or any restrictions imposed on any shares, is not entitled to attend, speak or vote, whether in person or by proxy, at any general meeting of the Company) or his or her validly appointed attorney, (ii) a person authorised under section 185 of the Act to act as the representative of a corporation in relation to the meeting, or (iii) a person appointed as a proxy of a shareholder in relation to the meeting. The Board is entitled, acting in good faith and without further enquiry, to assume the validity of any votes cast in person or by proxy.

48.3	The absence of a quorum will not prevent the appointment of a chairperson of the meeting. Such appointment shall not be treated as being part of the business of the meeting.

49	PROCEDURE IF QUORUM NOT PRESENT

49.1

If within fifteen (15) minutes (or such longer time not exceeding one hour as the chairperson of the meeting may decide to wait) after the time appointed for the holding of the meeting a quorum is not present, or if during the meeting a quorum ceases to be present, the meeting:

(A)	if convened on the requisition of shareholders, shall be dissolved; and

(B)

in any other case, shall stand adjourned to the same day in the next week or to such other day and at such other time and place as the chairperson (or, in default, the Board) may, subject to the provisions of the Act, determine.

49.2	If at such adjourned meeting a quorum is not present within fifteen (15) minutes after the time appointed for holding it the adjourned meeting shall be dissolved.

50	CHAIRPERSON OF GENERAL MEETING

The chairperson (if any) of the Board or, in his or her absence, the vice or deputy chairperson (if any) shall preside as chairperson at a general meeting. If there is no chairperson or vice or deputy chairperson, or if at a meeting neither is present within five minutes after the time fixed for the start of the meeting, or neither is willing to act, the Directors present shall select one of their number to be chairperson of the meeting. If only one Director is present and willing to act, he or she shall be chairperson of the meeting. In default, the shareholders present in person and entitled to vote shall choose one of their number to be chairperson of the meeting.

51	RIGHTS OF DIRECTORS AND OTHERS TO ATTEND MEETINGS

A Director (and any other person invited by the chairperson of the meeting to do so) shall be entitled to attend and speak at a general meeting and at a separate meeting of the holders of any class of shares, whether or not he or she is a shareholder.

52	ACCOMMODATION OF MEMBERS AT MEETING

If it appears to the chairperson of the meeting that the meeting place specified in the notice convening the meeting is inadequate to accommodate all shareholders entitled and wishing to attend, the meeting will be duly constituted and its proceedings valid if the chairperson is satisfied that adequate facilities are available to ensure that a shareholder who is unable to be accommodated is able (whether at the meeting place or elsewhere):

(A)	to participate in the business for which the meeting has been convened;

(B)	to hear and see all persons present who speak (whether by the use of microphones, loud-speakers, audio-visual communications equipment or otherwise); and

(C)	to be heard and seen by all other persons present in the same way.

53	SECURITY

In addition to any measures which the Board may be required to take due to the location or venue of the meeting, the Board may make any arrangement and impose any restriction it considers appropriate and reasonable in the circumstances to ensure the security of a meeting including, without limitation, the searching of any person attending the meeting and the imposing of restrictions on the items of personal property that may be taken into the meeting place. The Board may refuse entry to, or eject from, a meeting a person who refuses to comply with any such arrangements or restrictions.

54	POWER TO ADJOURN

54.1

The chairperson of the meeting may, with the consent of any meeting at which a quorum is present, and shall, if so directed by the meeting, adjourn the meeting, from time to time (or indefinitely) and from place to place as the chairperson shall determine.

54.2

Without prejudice to any other power of adjournment which the chairperson of the meeting may have under these Articles, at common law or otherwise, the chairperson may, without the consent of the meeting, adjourn the meeting from time to time (or indefinitely) and from place to place if he or she decides that it is necessary or appropriate to do so in order to:

(A)	secure the proper and orderly conduct of the meeting; or

(B)	give all persons entitled to do so an opportunity of attending the meeting; or

(C)	give all persons entitled to do so a reasonable opportunity of speaking and voting at the meeting; or

(D)	ensure that the business of the meeting is properly concluded or disposed of, including (without limitation) for the purpose of determining the result of a poll.

54.3

Without prejudice to the generality of the foregoing, the chairperson of the meeting may in such circumstances direct that the meeting be held simultaneously in two or more venues connected for the duration of the meeting by audio or audio visual links or in two or more consecutive sessions with the votes taken being aggregated or that it be adjourned to a later time on the same day or a later date at the same or any other venue.

55	NOTICE OF ADJOURNED MEETING

Whenever a meeting is adjourned for fourteen (14) days or more or indefinitely, at least seven clear days’ notice, specifying the place, the day and time of the adjourned meeting and the general nature of the business to be transacted, shall be given in the same manner as in the case of an original meeting. Except in these circumstances, no shareholder shall be entitled to any notice of an adjournment or of the business to be transacted at any adjourned meeting.

56	BUSINESS OF ADJOURNED MEETING

No business shall be transacted at any adjourned meeting other than the business which might properly have been transacted at the meeting from which the adjournment took place.

57	THE BUSINESS OF THE ANNUAL GENERAL MEETINGS

57.1	Subject to the provisions of the Act and these Articles, the business of the annual general meeting shall include those matters provided for in section 186 of the Act.

57.2	No business may be transacted at a general meeting, other than business that:

(A)	is proposed by, or at the direction of, the Directors;

(B)	is proposed, in the case of an extraordinary general meeting, by requisition of shareholders, in accordance with the provisions of the Act;

(C)	is proposed, in the case of an annual general meeting, by shareholders in accordance with the provisions of Articles 58 and 59;

(D)	is proposed, at the direction of the High Court of Ireland; or

(E)	the chairperson of the general meeting determines, in his sole and absolute discretion, is business that may properly be regarded as within the scope of the meeting.

58	PROPOSED SHAREHOLDER RESOLUTIONS

58.1

Any request by a shareholder or shareholders to propose a resolution at a general meeting of the Company must, in order for the resolution to be properly moved at a meeting of the Company (i) comply with the requirements of the Act and the requirements of Article 59 and (ii) contain:

(A)	to the extent that the request relates to the nomination of a Director, as to each person whom the shareholder(s) propose(s) to nominate for election or re-election as a Director:

(1)

all information relating to such person that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, and the regulations promulgated thereunder, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a Director if elected;

(2)

a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such shareholder(s) and any Shareholder Associated Person (as defined below), on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K of the Exchange Act if the shareholder(s) making the nomination and any Shareholder Associated Person were the “registrant” for purposes of such rule and the nominee were a Director or executive officer of such registrant;

(B)

to the extent that that request relates to any business other than the nomination of a Director that the shareholder(s) propose(s) to bring before the meeting, a comprehensive description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting, the text of the proposal (including the complete text of any resolution(s) proposed for consideration) and any material interest in such business of such shareholder(s) and any Shareholder Associated Person, individually or in the aggregate, including any anticipated benefit to the shareholder(s) or any Shareholder Associated Person therefrom;

(C)	as to the shareholder(s) giving the notice and the Shareholder Associated Person, if any, on whose behalf the nomination or proposal is made:

(1)	the name and address of such shareholder(s), as they appear on the Company’s books, and of such Shareholder Associated Persons, if any;

(2)	the class and number of shares of the Company which are, directly or indirectly, owned beneficially and of record by such shareholder(s) and such Shareholder Associated Persons, if any;

(3)

any “Derivative Instrument” owned beneficially, directly or indirectly, by such shareholder or Shareholder Associated Person(s), being any option, warrant, convertible security, share appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Company or with a value derived in whole or in part from the value of any class or series of shares of the Company, or any derivative or synthetic arrangement having the characteristics of a long position in any class or series of shares of the Company, or any contract, derivative, swap or other transaction or series of transactions designed to produce economic benefits and risks that correspond substantially to the ownership of any class or series of shares of the Company, including due to the fact that the value of such contract, derivative, swap or other transaction or series of transactions is determined by reference to the price, value or volatility of any class or series of shares of the Company, whether or not such instrument, contract or right shall be subject to settlement in the underlying class or series of shares of the Company, through the delivery of cash or other property, or otherwise, and without regard to whether the shareholder(s) and such Shareholder Associated Persons, if any, may have entered into transactions that hedge or mitigate the economic effect of such instrument, contract or right, or any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Company;

(4)

any proxy, contract, arrangement, understanding, or relationship pursuant to which such shareholder(s) and such Shareholder Associated Persons, if any, have the right to vote any class or series of shares of the Company;

(5)

any agreement, arrangement, understanding, relationship or otherwise, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, involving such shareholder(s) and such Shareholder Associated Persons, if any, directly or indirectly, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of any class or series of the shares of the Company by, manage the risk of share price changes for, or increase or decrease the voting power of, such shareholder(s), and such Shareholder Associated Persons, if any, with respect to any class or series of the shares of the Company, or which provides, directly or indirectly, the opportunity to profit or share in any profit derived from any decrease in the price or value of any class or series of the shares of the Company (any of the foregoing, a “Short Interest”);

(6)

any rights to dividends on the shares of the Company owned beneficially by such shareholder(s) and such Shareholder Associated Persons, if any, that are separated or separable from the underlying shares of the Company;

(7)

any significant equity interests or any Derivative Instruments or Short Interests in any principal competitor of the Company held by such shareholder(s), and such Shareholder Associated Persons, if any;

(8)

any other information relating to such shareholder(s) or such other beneficial owner or Shareholder Associated Person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of Directors pursuant to section 14 of the Exchange Act and the rules and regulations promulgated thereunder; and

(9)

to the extent known by the shareholder(s) giving the notice, and such Shareholder Associated Persons, if any, the name and address of any other shareholder or, as the case may be, the Shareholder Associated Person of such other shareholder, supporting the nominee for election or re-election as a Director or the proposal of other business on the date of such request, and

(D)	the information required in Article 58 (C) above shall be updated by such shareholder(s) as of the record date for the meeting not later than three days after the record date for the meeting.

58.2

To be eligible to be a nominee of any shareholder(s) for election or re-election as a Director of the Company, save where such election or re-election is at the recommendation of the Board, a person must deliver (in accordance, in the case of a resolution proposed to be moved at an annual general meeting of the Company, with the time periods prescribed in Article 59.1 for delivery of a request pursuant to Article 58.1) to the Secretary at the Registered Office a written questionnaire with respect to the background and qualifications of such individual and the background of any other person or entity on whose behalf, directly or indirectly, the nomination is being made (which questionnaire shall be provided by the Secretary upon written request), and a written representation and agreement (in the form provided by the Secretary upon written request) that such individual (a) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a Director of the Company, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed therein, including without limitation any Voting Commitment that could limit or interfere with such individual’s ability to comply, if elected as a Director of the Company, with such individual’s fiduciary and other Director’s duties under applicable law, (b) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Company with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a Director that has not been disclosed therein, (c) in such individual’s personal capacity and on behalf of any person or entity on whose behalf, directly or indirectly, the nomination is being made, would be in compliance, if elected as a Director of the Company, and will comply, with all applicable corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Company publicly disclosed from time to time and (d) irrevocably submits his or her resignation as a Director effective upon a finding by a court of competent jurisdiction that such person has breached such written representation and agreement.

58.3

Except as otherwise provided by law or the Articles, the chairperson of the meeting shall have the power and duty to determine whether a nomination or any other business proposed to be brought before the meeting was proposed in accordance with the procedures set out in this Article 58 and, in the case of an annual general meeting, in Article 59 and, if any proposed nomination or other business is not in compliance with this Article 58 and, in the case of an annual general meeting, Article 59, to declare that such defective proposal or nomination shall be disregarded.

58.4

For the purposes of this Article 58, where nominations of persons for appointment to the board and/or proposals of other business to be considered by the shareholders (as the case may be) are made by or on behalf of more than one shareholder or Shareholder Associated Person, references to a shareholder or Shareholder Associated Person in relation to notice and other information requirements shall apply to each shareholder or Shareholder Associated Person, respectively, as the context requires.

58.5

For the purpose of this Article 58, a “Shareholder Associated Person” of any shareholder shall mean (i) any person controlling, directly or indirectly, or acting in concert with, such shareholder, (ii) any beneficial owner of shares of the Company owned of record or beneficially by such shareholder or in which such shareholder is interested or in respect of which such shareholder has the ability to direct votes, and (iii) any person controlling, controlled by or under common control with a person of the kind referred to in sub-paragraphs (i) or (ii), and for these purposes “control”, when used with respect to any person, means the possession, directly or indirectly, of the power to manage or direct the management, policies or activities of such person, whether through the ownership of voting securities, by contract, or otherwise and “controlling”, “controlled by” and “under common control with” shall be construed accordingly.

59	TIME FOR RECEIVING REQUESTS

59.1

In the case of a resolution proposed to be moved at an annual general meeting of the Company, a shareholder or Shareholder Associated Person who makes a request to which Article 58.1 relates, must deliver any such request in writing to the Secretary at the Registered Office not earlier than the close of business on the one hundred and twentieth (120th) calendar day nor later than the close of business on the ninetieth (90th) calendar day prior to the first anniversary of the preceding year’s annual general meeting, provided, however, that if the date of an annual meeting is more than thirty (30) calendar days before or more than sixty (60) calendar days after the first anniversary of the preceding year’s annual general meeting, notice by the shareholder must be so delivered in writing not earlier than the close of business on the one hundred and twentieth (120th) calendar day prior to such annual general meeting and not later than the close of business on the later of (i) the ninetieth (90th) calendar day prior to such annual general meeting and (ii) the fifth (5th) calendar day after the day on which public announcement of the date of such annual general meeting is first made by the Company provided that in no event shall any adjournment or postponement of an annual general meeting or the public announcement thereof commence a new time period for the giving of a shareholder’s notice as described in this Article.

59.2

For the purposes of the annual general meeting of the Company to be held in 2019, references in this Article 59 to the Company’s “preceding year’s annual general meeting” shall be construed as references to the 2018 annual general meeting of STERIS UK.

59.3

Notwithstanding anything in the foregoing provisions of this Article 59 to the contrary, if the number of Directors to be elected to the Board is increased and there is no public announcement by the Company naming all of the nominees for Director or specifying the size of the increased board of Directors made by the Company at least one hundred (100) calendar days prior to the date of the first anniversary of the preceding year’s annual general meeting, a shareholder’s notice required by this Article 59 shall also be considered as validly delivered in accordance with Article 59, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the Company’s registered not later than 5.00 p.m., local time, on the tenth (10th) calendar day after the day on which such public announcement is first made by the Company.

59.4

For purposes of this Article 59, “public announcement” shall mean disclosure in a press release reported by Reuters, the Dow Jones News Service, Associated Press or a comparable news service or in a document publicly filed by the Company with the US Securities and Exchange Commission pursuant to section 13, 14 or 15(d) of the Exchange Act.

59.5

Notwithstanding the provisions of Article 58 or the foregoing provisions of this Article 59, a shareholder shall also comply with all applicable requirements of the Act and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in Article 58 and this Article 59. Nothing in Article 58 or this Article 59 shall be deemed to affect any rights of shareholders to request inclusion of proposals in, nor the right of the Company to omit proposals from, the Company’s proxy statement pursuant to Rule 14a-8 (or any successor provision) under the Exchange Act or the Act.

VOTING

60	VOTING AT A GENERAL MEETING

A resolution put to the vote of a general meeting shall be decided on a poll. This requirement for poll voting on resolutions at a general meeting of the Company may only be removed, amended or varied by Ordinary Resolution of the shareholders passed unanimously at a general meeting of the Company.

61	POLL PROCEDURE

61.1

Each poll shall be conducted in such a manner as the chairperson directs, and the result of the poll shall be deemed to be the resolution in relation to the matter concerned, of the meeting at which the poll was taken.

61.2

In advance of any meeting, the chairperson shall appoint scrutineers or inspectors who need not be shareholders, to act at the meeting. The chairperson may appoint one or more persons as alternate scrutineers or inspectors to replace any scrutineer or inspector who fails to act. If no scrutineer or inspector or alternate scrutineer is willing or able to act at a meeting, the chairperson shall appoint one or more other persons to act as scrutineers or inspectors at the meeting. The result of the poll shall be deemed to be the resolution of the meeting at which the poll was conducted.

61.3

Each scrutineer or inspector appointed in accordance with this Article 61 shall, prior to acting, be required to provide an undertaking to the Company, in a form determined by the Board, that he or she will execute the duties of a scrutineer or inspector with strict impartiality and according to the best of his or her ability.

61.4

Any poll conducted on the election of the chairperson or on any question of adjournment shall be taken at the meeting and without adjournment. A poll conducted on another question shall be taken at such time and place at the chairperson decides, either at once or after an interval or adjournment.

61.5

The date and time of the opening and the closing of a poll for each matter upon which the shareholders will vote at a meeting shall be announced at the meeting. No ballot, proxies or votes, nor any revocations thereof or changes thereto, shall be accepted by the scrutineers or inspectors after the closing of the poll unless a court with relevant jurisdiction upon application by a shareholder shall determine otherwise.

61.6	A shareholder entitled to more than one vote need not, if he or she votes, use all his or her votes or cast all the votes he or she uses in the same way.

62	VOTES OF MEMBERS

62.1

Every shareholder (other than a shareholder who, under these Articles or any restrictions imposed on any shares, is not entitled to vote, whether in person or by proxy, at any general meeting of the Company or any meeting of a class of shareholders of the Company) who (being an individual) is present in person or by duly appointed proxy or (being a corporation) is present by duly authorised representative or by duly appointed proxy shall have one vote for every share of which he or she is the holder.

62.2

In the case of joint holders, the vote of the senior who tenders a vote shall be accepted to the exclusion of the votes of the other joint holders. Seniority shall be determined by the order in which the names of the holders stand in the Share Register in respect of the joint holding.

62.3

A shareholder in respect of whom an order has been made by any court or official having jurisdiction (whether in Ireland, the United States or elsewhere) in matters concerning mental disorder or incapacity may vote by his or her guardian or other person duly authorised to act on his or her behalf, who may vote by proxy. Evidence to the satisfaction of the Board of the authority of the person claiming the right to vote shall be deposited at the Registered Office, or at such other place as is specified in accordance with these Articles for the deposit of instruments of proxy, not less than forty eight (48) hours before the time appointed for holding the meeting or adjourned meeting at which the right to vote is to be exercised, and in default the right to vote shall not be exercisable.

62.4

No objection shall be raised to the qualification of any voter except at the meeting or adjourned meeting at which the vote objected to is given or tendered, and every vote not disallowed at such meeting shall be valid for all purposes. Any such objection made in due time shall be referred to the chairperson of the meeting, whose decision shall be final and conclusive.

63	CHAIRPERSON’S CASTING VOTE

In the case of an equality of votes, the chairperson of the meeting shall be entitled to a further or casting vote in addition to any other vote he or she may have or be entitled to exercise.

64	VOTING RESTRICTIONS ON AN OUTSTANDING CALL

Unless the Board decides otherwise, no shareholder shall be entitled to be present or vote at any meeting either personally or by proxy until he or she has paid all calls due and payable on every share held by him or her whether alone or jointly with any other person together with interest and expenses (if any) to the Company.

65	PROXY INSTRUMENT

65.1

Every shareholder entitled to attend and vote at a general meeting may appoint a proxy to attend, speak and vote on his or her behalf and may appoint more than one proxy to attend, speak and vote at the same meeting. The appointment of a proxy shall be in any usual form or in any other form which the Board may approve, subject to compliance with any requirements as to form under the Act and, in the case of an instrument in writing, shall be executed by or on behalf of the appointor but need not be witnessed. In the case of an instrument in writing, a corporation may execute a form of proxy either under its common seal (or in any other manner permitted by law and having the same effect as if executed under seal) or under the hand of a duly authorised officer, attorney or other person. A shareholder may appoint more than one proxy to attend on the same occasion, but only one proxy may be appointed in respect of any one share. A proxy need not be a shareholder. The appointment of a proxy shall not preclude a shareholder from attending and voting at the meeting or at any adjournment of it. A form of proxy shall, unless it provides to the contrary, be valid for any adjournment of the meeting to which it relates.

65.2	The appointment of a proxy and any authority under which it is executed or a copy of the authority certified notarially or in some other way approved by the Board shall:

(A)

in the case of an instrument in writing be deposited at the Registered Office or at such other place as is specified in the notice convening the meeting, or in any instrument of proxy sent out by the Company in relation to the meeting, not less than forty eight (48) hours before the time for holding the meeting or adjourned meeting at which the person named in the instrument proposes to vote;

(B)	in the case of an appointment contained in a communication by electronic means, where an address has been specified for the purpose of receiving communications by electronic means:

(1)	in the notice convening the meeting; or

(2)	in any instrument of proxy sent out by the Company in relation to the meeting; or

(3)	in any invitation contained in an communication by electronic means to appoint a proxy issued by the Company in relation to the meeting,

be received at such address not less than forty eight (48) hours before the time for holding the meeting or adjourned meeting at which the person named in the appointment proposes to vote;

(C)	be deemed to include the right to speak at the meeting and to vote on any amendment of a resolution put to the meeting for which it is given as the proxy thinks fit; and

(D)

unless the contrary is stated therein, be valid as well for any adjournment of the meeting as for the meeting to which it relates; and an appointment of proxy which is not deposited, delivered or received in a manner so permitted shall be invalid (unless, subject to the requirements of the Act, the Board, in its absolute discretion in relation to any such appointment, waives any such requirement and decides to treat such appointment as valid).

65.3

When two or more valid but differing appointments of proxy are delivered or received in respect of the same share for use at the same meeting and in respect of the same matter, the one which is last validly delivered or received (regardless of its date or of the date of its execution) shall be treated as replacing and revoking the other or others as regards that share. If the Company is unable to determine which appointment was last validly delivered or received, none of them shall be treated as valid in respect of that share.

65.4	The Board may at the expense of the Company send forms of appointment of proxy to the shareholders by post, by communication by electronic means or otherwise (with or without provision for their return by pre-paid post) for use at any general meeting or at any separate meeting of the holders of any class of shares, either blank or nominating as proxy in the alternative any one or more of the Directors or any other person and worded so as to enable the proxy to vote either for or against or to withhold their vote in respect of the resolutions to be proposed at the meeting at which the proxy is to be used. If for the purpose of any meeting invitations to appoint as proxy a person or one of a number of persons specified in the invitations are issued at the Company’s expense, they shall be issued to all (and not to some only) of the shareholders entitled to be sent notice of the meeting and to vote at it. The accidental omission to send such a form of appointment or to give such an invitation to, or the non-receipt of such form of appointment by, any shareholder entitled to attend and vote at a meeting shall not invalidate the proceedings at that meeting.

65.5

A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the death or mental disorder of the principal or the revocation of the instrument of proxy, or of the authority under which the instrument of proxy was executed, or the transfer of the share in respect of which the instrument of proxy is given, provided that no intimation in writing of such death, mental disorder, revocation or transfer shall have been received by the Company at the Registered Office, or at such other place as is referred to in Article 65.2, not less than forty eight (48) hours (excluding days which are not working days) before the commencement of the meeting or adjourned meeting at which the instrument of proxy is used.

66	CORPORATE REPRESENTATIVES

In accordance with the Act, any corporation which is a shareholder entitled to attend a meeting of the Company or a meeting of the holders of any class of its shares may, by resolution of its Directors or other governing body, authorise such person or persons as it thinks fit to act as its representative or representatives at any such meeting of the Company or at any such meeting of the holders of any class of its shares. Any person so authorised shall be entitled to exercise the same powers on behalf of the corporation (in respect of that part of the corporation’s holdings to which the authority relates) as the corporation could exercise if it were an individual shareholder. The corporation shall for the purposes of these Articles be deemed to be present in person at any such meeting if a person so authorised is present at it. All references in these Articles to attendance and voting in person shall be construed accordingly. A Director, the Secretary or some other person authorised for the purpose by the Secretary may (but is not bound to) require the representative to produce a certified copy of the resolution so authorising him or her or such other evidence of his or her authority reasonably satisfactory to such person before permitting him or her to exercise his or her powers.

67	AMENDMENT TO RESOLUTIONS

67.1

If an amendment shall be proposed to any resolution but shall in good faith be ruled out of order by the chairperson of the meeting, any error in such ruling shall not invalidate the proceedings on the substantive resolution.

67.2

In the case of a resolution duly proposed as a Special Resolution, no amendment to it (other than an amendment to correct a patent error) may be considered or voted on and in the case of a resolution duly proposed as an Ordinary Resolution no amendment to it (other than an amendment to correct a patent error) may be considered or voted on unless either at least forty eight (48) hours prior to the time appointed for holding the meeting or adjourned meeting at which such Ordinary Resolution is to be proposed notice in writing of the terms of the amendment and intention to move it has been lodged at the Registered Office or the chairperson of the meeting in his or her absolute discretion decides that it may be considered or voted on.

68	OBJECTION TO ERROR IN VOTING

No objection shall be raised to the qualification of any voter or to the counting of, or failure to count, any vote, except at the meeting or adjourned meeting at which the vote objected to is given or tendered or at which the error occurs. Any such objection or error shall be referred to the chairperson of the meeting, who shall not be obliged to take it into account unless he or she considers it to be of sufficient magnitude to affect the decision of the meeting. The chairperson’s decision on such matters shall be final and binding on all concerned.

FAILURE TO DISCLOSE INTERESTS IN SHARES

69	FAILURE TO DISCLOSE INTERESTS IN SHARES

69.1	For the purpose of this Article:

(A)	“Exempt Transfer” means, in relation to shares held by a shareholder:

(1)	a transfer pursuant to acceptance of a takeover (as defined in the Irish Takeover Panel Act, 1997) for the Company or in relation to any of its shares;

(2)

a transfer in consequence of a sale made through a market recognised for the purpose of section 1072 of the Act or any stock exchange selected by the Company outside Ireland on which the Company’s shares (or rights in respect of those shares) are normally traded; or

(3)

a transfer made in consequence of a sale in good faith of the whole of the beneficial interest in the shares to a bona fide unconnected third party, that is to say one who, in the reasonable opinion of the Board, is unconnected with the shareholder or with any other person appearing to be interested in such shares prior to such transfer (being a party which itself is not the holder of any shares in the Company in respect of which a Direction Notice is then in force or a person appearing to be interested in any such shares) and/or the Board does not have reasonable grounds to believe that the transferor or any other person appearing to be interested in such first mentioned shares will following such transfer have any interest in such shares;

(B)

a person shall be treated as appearing to be “interested” in any shares if the shareholder holding such shares has given to the Company information in response to a notice from the Company pursuant to section 1062 of the Act (a “Section 1062 Notice”) which names such person as being so interested or if the Company (after taking into account information provided in response to the relevant Section 1062 Notice and any other notification under the Act or any relevant information otherwise available to the Company) knows or has reasonable cause to believe that the person in question is, or may be, interested in the shares, and references in this Article to persons interested in shares and to “interests in shares” shall be construed in accordance with section 1059 of the Act;

(C)

a person, other than the shareholder holding a share, shall be treated as appearing to be interested in such share if the shareholder has informed the Company that the person is or may be so interested, or if the Company (after taking account of information obtained from the shareholder or, pursuant to a duly served Section 1062 Notice from anyone else) knows or has reasonable cause to believe that the person is or may be so interested;

(D)	reference to a person having failed to give to the Company information required by a Section 1062 Notice, or being in default of supplying such information, includes references to his or her having:

(1)	failed or refused to give all or any part of such information; and

(2)	given information which he or she knows to be false in a material particular or recklessly given information which is false in a material particular; and

(E)	“transfer” means a transfer of a share or (where applicable) a renunciation of a renounceable letter of allotment or other renounceable document of title relating to a share.

69.2

Where a Section 1062 Notice is given by the Company to a shareholder, or another person appearing to be interested in shares held by such shareholder, and the shareholder or other person has failed in relation to any shares (“Default Shares”) (which expression applies also to any shares issued after the date of the Section 1062 Notice in respect of those shares and to any other shares registered in the name of such shareholder at any time whilst the default subsists) to give the Company the information required within the time period specified in such notice, then provided that ten (10) clear days have elapsed since service of the Section 1062 Notice, the Board may at any time thereafter at its absolute discretion by notice to such shareholder (a “Direction Notice”) direct that:

(A)

the shareholder which is the subject of a Direction Notice is not, in respect of the Default Shares entitled to be present or to vote (either in person or by proxy) at a general meeting or at a separate meeting of the holders of a class of shares or on a poll, or to exercise other rights conferred by membership in relation to the meeting or poll.

(B)	in respect of the Default Shares that represent, at the date of the Direction Notice, 0.25% or more in nominal value of the issued shares of their class:

(1)

any dividend (or any part of a dividend) or any monies which would otherwise be payable in respect of the Default Shares (except on a winding up of the Company) may be withheld by the Company, which shall have no obligation to pay interest on such dividend;

(2)	the shareholder shall not be entitled to elect, pursuant to Article 130 (scrip dividends) or otherwise, to receive shares instead of a dividend; and

(3)

the Board may, in its absolute discretion, refuse to register the transfer of any Default Shares (subject, in the case of any uncertificated shares, to the Uncertificated Securities Regulations) unless:

(a)	the transfer is an Exempt Transfer; or

(b)

the shareholder is not himself or herself in default in supplying the information required and proves to the satisfaction of the Board that no person in default of supplying the information required is interested in any of the shares which are the subject of the transfer, and

(c)	the shareholder which is the subject of a Direction Notice is in breach of these Articles.

69.3

The Company shall send a copy of the Direction Notice to each other person appearing to be interested in the relevant Default Shares the address of whom has been notified to the Company, but failure or omission by the Company to do so shall not invalidate such notice.

69.4

Where any person appearing to be interested in any shares has been served with a Section 1062 Notice and such shares are held by a Depositary, the provisions of this Article shall be deemed to apply only to those shares held by the Depositary in which such person appears to be interested and not (so far as that person’s apparent interest is concerned) to any other shares held by the Depositary and references to Default Shares shall be construed accordingly.

69.5

Where a person who has an interest in Depositary Interests receives a Section 1062 Notice, that person is considered for the purposes of this Article 69.5 to have an interest in the number of shares represented by those Depositary Interests which is specified in the Section 1062 Notice and not in the remainder of the shares held by the Depositary or in which the Depositary is otherwise interested.

69.6

Where the shareholder on whom a Section 1062 Notice has been served is a Depositary, the obligations of the Depositary acting in its capacity as such shall be limited to disclosing to the Company such information relating to any person appearing to be interested in the shares held by it as has been recorded by the Depositary in accordance with the arrangements entered into by the Company or approved by the Board pursuant to which it was appointed as a Depositary.

69.7	The sanctions under Article 69.2 shall cease to apply seven days after the earlier of:

(A)	receipt by the Company of notice of an Exempt Transfer, but only in relation to the shares transferred; and

(B)	receipt by the Company, in a form satisfactory to the Board, of all the information required by the Section 1062 Notice.

69.8	The Board may, to enable the Company to deal with Default Shares in accordance with the provisions of this Article:

(A)

give notice in writing to any shareholder holding Default Shares in uncertificated form or to any other person who is interested in Default Shares which are represented by Depositary Interests, requiring the shareholder who holds such Default Shares and/or the person holding Depositary Interests;

(B)

to change his or her holding of such shares from uncertificated form into certificated form in the name of the shareholder or his or her holding of such shares represented by Depositary Interests into certificated shares only in the name of the person who is interested in the Depositary Interests, as applicable, within a specified period; and

(C)	then to hold such Default Shares in certificated form for so long as the default subsists; and

(D)

appoint any person to take any steps, by instruction by means of the Uncertificated System or otherwise, in the name of any holder of Default Shares as may be required to change such Default Shares from uncertificated form into certificated form or where a person has an interest in Default Shares which are represented by Depositary Interests to change such Default Shares represented by Depositary Interests into certificated form only in the name of the interested person (and such steps shall be effective as if they had been taken by such holder).

69.9

None of the provisions contained in this Article shall in any way limit or restrict the rights of the Company under sections 1062 and 1066 of the Act or any order made by the court under section 1066 or elsewhere under Part 17 Chapter 4 of the Act nor shall any sanction imposed by the Board pursuant to this Article cease to have effect, otherwise than as provided in this Article, unless it is so ordered by the court.

APPOINTMENT, RETIREMENT AND REMOVAL OF DIRECTORS

70	NUMBER OF DIRECTORS

The number of Directors shall be as the Board may determine from time to time and at the date of adoption of these Articles shall be not more than 15 (fifteen) and not less than 7 (seven).

71	COMPANY’S POWER TO APPOINT DIRECTORS

71.1

Subject to these Articles, the Company may by Ordinary Resolution appoint a person who is willing to act to be a Director, either to fill a vacancy or as an addition to the existing Directors, subject to the total number of Directors not exceeding any maximum number fixed by or in accordance with these Articles.

71.2

A resolution for the appointment of two or more persons as Directors by a single resolution at a general meeting shall be void unless an Ordinary Resolution that the resolution for appointment be proposed in such way has first been agreed to by the meeting without any vote being given against it.

72	BOARD’S POWER TO APPOINT DIRECTORS

Without prejudice to the Company’s power to appoint a person to be a Director pursuant to these Articles, the Board shall have power at any time to appoint any person who is willing to act as a Director, either to fill a vacancy or as an addition to the existing Board or as a successor to a Director who is not re-elected at an annual general meeting and whose successor is not elected at such annual general meeting, subject to the total number of Directors not exceeding any maximum number fixed by or in accordance with these Articles.

73	APPOINTMENT OF EXECUTIVE DIRECTORS

Subject to the Act, the Board may appoint one or more of its members to an executive office or other position of employment with the Company for such term (subject to the Act) and on any other conditions the Board thinks fit. The Board may revoke, terminate or vary the terms of any such appointment, without prejudice to a claim for damages for breach of contract between the Director and the Company.

74	APPOINTMENT OF OTHER OFFICERS

The Board may appoint such other officers as the Directors may, from time to time, determine, including but not limited to, chief executive officer, chief financial officer, president, vice president, vice chairperson, Secretary assistant secretary, treasurer, controller and assistant treasurer. The powers and duties of all other officers are at all times subject to the control of the Directors, and any other officer may be removed from that office at any time at the pleasure of the Board.

75	ANNUAL RE-ELECTION

75.1	Commencing with the annual general meeting of the Company in 2019, Directors shall stand for re-election at each annual general meeting of the Company.

75.2

Notwithstanding that a Director might not be re-elected at an annual general meeting, such Director shall nevertheless hold office until his or her successor is elected or is appointed by the Board pursuant to Article 72, or until his or her earlier resignation or removal in accordance with these Articles or the Act.

75.3	A Director whose term expires at an annual general meeting may, if willing to act, be re-appointed.

76	ELIGIBILITY OF NEW DIRECTORS

No person shall be eligible for nomination for election or re-election as Director at any general meeting unless:

(A)	he is recommended by the Board for appointment or, in the case of a Director retiring, re-appointment; or

(B)	in any other case, the requirements of Article 58 and 59 in respect of nominations of Directors are satisfied.

77	REMOVAL BY ORDINARY RESOLUTION

In addition to any power of removal under the Act and subject to the provisions of these Articles, including, without limitation, Articles 58, 59 and 76 the Company may:

(A)

by Ordinary Resolution, of which special notice has been given in accordance with section 146 of the Act, remove any Director before the expiration of his or her period of office, but without prejudice to any claim for damages which he or she may have for breach of any contract of service between him or her and the Company; and

(B)	by Ordinary Resolution appoint another person in place of a Director removed under Article 77(A)); and

(C)	without prejudice to the powers of the Directors in Article 72, appoint any person to be a Director either to fill a casual vacancy or as an additional Director.

Any person so appointed under Article 77(B) shall be treated, for the purposes of determining the time at which he, she or any other Director is to retire, as if he or she had become a Director on the day on which the person in whose place he or she is appointed was last appointed or re-appointed a Director.

78	VACATION OF DIRECTOR’S OFFICE

78.1	Without prejudice to the provisions in these Articles for retirement, the office of a Director shall be vacated if:

(A)	he resigns by notice in writing delivered to the Secretary at the Registered Office or tendered at a Board meeting;

(B)	he only held office as a Director for a fixed term and such term expires;

(C)	he ceases to be a Director by virtue of any provision of the Statutes, is removed from office pursuant to these Articles or the Statutes or becomes prohibited by law from being a Director;

(D)

he becomes bankrupt, has an interim receiving order made against him or her, makes any arrangement or compounds with his or her creditors generally or applies to the court for an interim order in connection with a voluntary arrangement under any legislation relating to insolvency;

(E)

an order is made by any court of competent jurisdiction on the ground (however formulated) of mental disorder for his or her detention or for the appointment of a guardian or receiver or other person to exercise powers with respect to his or her property or affairs or he or she is admitted to hospital in pursuance of an application for admission for treatment under any legislation relating to mental health and the Board resolves that his or her office be vacated;

(F)	he is absent, without permission of the Board, from Board meetings for six consecutive months and the Board resolves that his or her office be vacated;

(G)

he is removed from office by notice in writing addressed to him or her at his or her address as shown in the Company’s register of directors and signed by not less than three-quarters of all the Directors in number (rounded down to the nearest whole number and excluding the Director in question) (without prejudice to any claim for damages which he or she may have for breach of contract against the Company); or

(H)	in the case of a Director who holds executive office, his or her appointment to such office is terminated or expires and the Board resolves that his or her office be vacated.

78.2	A resolution of the Board declaring a Director to have vacated office pursuant to this Article shall be conclusive as to the fact and grounds of vacation stated in the resolution.

BOARD POWERS

79	BOARD POWERS

79.1

Subject to the Statutes, the Company’s memorandum of association and these Articles and to any directions given by Special Resolution of the Company, the business of the Company shall be managed by the Board, which may exercise all the powers of the Company whether relating to the management of the business or not. No alteration of the memorandum of association or of these Articles nor any such direction shall invalidate any prior act of the Board which would have been valid if such alteration had not been made or such direction had not been given. The provisions in these Articles giving specific powers to the Board shall not limit the general powers given by this Article.

79.2

The Directors may from time to time and at any time by power of attorney appoint any company, firm or person or body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such power of attorney may contain such provisions for the protection of persons dealing with any such attorney as the Directors may think fit, and may also authorise any such attorney to delegate all or any of the powers, authorities and discretions vested in him or her.

80	DIRECTORS BELOW THE MINIMUM NUMBER

If the number of Directors is less than the minimum prescribed in accordance with these Articles, the remaining Director or Directors shall act only for the purposes of appointing an additional Director or Directors to make up such minimum or of convening a general meeting of the Company for the purpose of making such appointment. If there are no Director or Directors able or willing to act, any two shareholders may summon a general meeting for the purpose of appointing Directors. Any additional Director so appointed shall hold office (subject to these Articles) only until the dissolution of the annual general meeting next following such appointment unless he or she is re-elected during such meeting.

81	DELEGATION TO EXECUTIVE DIRECTORS

The Board may delegate to a Director holding executive office any of its powers, authorities and discretions for such time and on such terms and conditions as it shall think fit. The Board may grant to a Director the power to sub-delegate, and may retain or exclude the right of the Board to exercise the delegated powers, authorities or discretions collaterally with the Director. The Board may at any time revoke the delegation or alter its terms and conditions.

82	DELEGATION TO COMMITTEES

82.1

The Board may delegate any of its powers, authorities and discretions (including, without limitation, those relating to the payment of monies or other remuneration to, and the conferring of benefits on, a Director) for such time and on such terms and conditions as it shall think fit to a committee consisting of one or more Directors and (if thought fit) one or more other persons. The Board may grant to the committee the power to sub-delegate, and may retain or exclude the right of the Board to exercise the delegated powers, authorities or discretions collaterally with the committee. The Board may at any time revoke the delegation or alter its terms and conditions or discharge the committee in whole or in part. Where a provision of the Articles refers to the exercise of a power, authority or discretion by the Board and that power, authority or discretion has been delegated by the Board to a committee, the provision shall be construed as permitting the exercise of the power, authority or discretion by the committee.

82.2	The Board’s power under these Articles to delegate to a committee:

(A)	includes (without limitation) the power to delegate the determination of any fee, remuneration or other benefit to be paid or provided to any Director; and

(B)	is not limited by the fact that in some Articles but not others express reference is made to particular powers being exercised by the Board or by a committee.

82.3

In addition to the Board’s power to delegate to committees pursuant to this Article 82, the Board may delegate any of its powers to any individual Director or member of the management of the Company or any of associated companies as it sees fit; any such individual shall, in the exercise of the powers so delegated, conform to any regulations that may be imposed on them by the Board.

83	LOCAL MANAGEMENT

The Board may establish local or divisional boards, agencies or branch offices for managing the affairs of the Company in a specified locality, either in the United States or elsewhere, and may appoint persons to be members of a local or divisional board, agency or branch office and may fix their remuneration. The Board may delegate to a local or divisional board, agency or branch office any of its powers, authorities and discretions for such time and on such terms and conditions as it thinks fit. The Board may grant to such local or divisional board, agency or branch office the power to sub-delegate, may retain or exclude the right of the Board to exercise the delegated powers, authorities or discretions collaterally with the local or divisional board, agency or branch office and may authorise the members of a local or divisional board, agency or branch (or any of them) to fill a vacancy or to act despite a vacancy. The Board may at any time revoke or alter the terms and conditions of the appointment or delegation. Subject to the terms and conditions imposed by the Board, the proceedings of a local or divisional board, agency or branch office with two or more members are governed by those Articles that regulate the proceedings of the Board, so far as applicable.

84	DELEGATION TO AGENTS

The Board may, by power of attorney or otherwise, appoint a person to be the agent of the Company and may delegate to such person any of its powers, authorities and discretions for such purposes, for such time and on such terms and conditions (including as to remuneration) as it thinks fit. The Board may grant the power to sub-delegate and may retain or exclude the right of the Board to exercise the delegated powers, authorities or discretions collaterally with the agent. The Board may at any time revoke or alter the terms and conditions of the appointment or delegation.

85	EXERCISE OF VOTING POWER

The Board may exercise or cause to be exercised the voting power conferred by shares in any other body corporate held or owned by the Company, or any power of appointment to be exercised by the Company, in any manner it thinks fit (including the exercise of the voting power or power of appointment in favour of the appointment of any Director as a director or other officer or employee of such company or in favour of the payment of remuneration to the directors, officers or employees of such company).

86	PROVISION FOR EMPLOYEES

The Board may exercise any power conferred on the Company by the Statutes to make provision for the benefit of persons employed or formerly employed by any Group Member in connection with the cessation or the transfer to any person of the whole or part of the undertaking of such Group Member.

87	OVERSEAS REGISTERS

Subject to the Statutes and the Uncertificated Securities Regulations, the Board may exercise the powers conferred on the Company with regard to the keeping of an overseas branch, local or other register in relation to shareholders and may make and vary such regulations as it thinks fit concerning the keeping of any such register.

88	ASSOCIATE DIRECTORS

The Board may appoint any person (not being a Director) to any office or employment having a designation or title including the word “director” or attach to any existing office or employment with the Company such designation or title and may terminate any such appointment or the use of such designation or title. The inclusion of the word “director” in the designation or title of any such office or employment shall not imply that such person is, or is deemed to be, or is empowered in any respect to act as, a Director for any of the purposes of the Statutes or these Articles.

89	BORROWING POWERS

Subject to the Statutes, the Board may exercise all the powers of the Company to borrow money and to mortgage or charge all or part of the undertaking, property and assets (present or future) and uncalled capital of the Company and, subject to section 1021 of the Act, to create and issue debentures and other securities, whether outright or as collateral security for a debt, liability or obligation of the Company or of any third party.

90	CHANGE OF COMPANY NAME

The name of the Company may be changed, subject to the approval of the Registrar of Companies, by a Special Resolution of the Company.

DIRECTORS’ REMUNERATION, EXPENSES AND BENEFITS

91	FEES

The Company shall pay to the Directors for their services as Directors such aggregate amount of fees, salary or remuneration as the Board decides. The aggregate fees shall be divided among the Directors in such proportions as the Board decides or, if no decision is made, equally. A fee payable to a Director pursuant to this Article shall be distinct from any salary or remuneration payable to him or her under a service agreement or other amount payable to him or her pursuant to other provisions of these Articles and accrues from day to day.

92	EXPENSES

A Director may also be paid all travelling, hotel and other expenses properly incurred by him or her in connection with his or her attendance at meetings of the Board or of committees of the Board or general meetings or separate meetings of the holders of any class of shares or otherwise in connection with the discharge of his or her duties as a Director, including (without limitation) any professional fees incurred by him or her (with the approval of the Board or in accordance with any procedures stipulated by the Board) in taking independent professional advice in connection with the discharge of such duties.

93	REMUNERATION OF EXECUTIVE DIRECTORS

The salary or remuneration of a Director appointed to hold employment or executive office in accordance with the Articles may be a fixed sum of money, or wholly or in part governed by business done or profits made, or as otherwise decided by the Board (including, for the avoidance of doubt, by the Board acting through a duly authorised Board committee), and may be in addition to or instead of a fee payable to him or her for his or her services as a Director pursuant to these Articles.

94	SPECIAL REMUNERATION

A Director who, at the request of the Board, goes or resides abroad, makes a special journey or performs a special service on behalf of or for the Company (including, without limitation,

services as a chairperson or vice-chairperson of the Board, services as a member of any Board committee and services which the Board considers to be outside the scope of the ordinary duties of a Director) may be paid such reasonable additional remuneration (whether by way of salary, bonus, commission, percentage of profits or otherwise) and expenses as the Board (including, for the avoidance of doubt, the Board acting through a duly authorised Board committee) may decide.

95	COMPANY PROPERTY

Each Director is expressly permitted (for the purposes of section 228(1)(d) of the Act) to use the property of the Company pursuant to or in connection with: the exercise or performance of his or her duties, functions and powers as Director or employee; the terms of any contract of service or employment or letter of appointment; and, or in the alternative, any other usage authorised by the Directors (or a person authorised by the Directors) from time to time; and including in each case for a Director’s own benefit or for the benefit of another person.

96	PENSIONS AND OTHER BENEFITS

The Board may exercise all the powers of the Company to provide pensions or other retirement or superannuation benefits and to provide death or disability benefits or other allowances or gratuities (by insurance or otherwise) for a person who is or has at any time been a Director, an officer or a director or an employee of a company which is or was a Group Member, a company which is or was allied to or associated with the Company or with a Group Member or a predecessor in business of the Company or of a Group Member (and for any member of his or her family, including a spouse or former spouse, or a person who is or was dependent on him or her). For this purpose the Board may establish, maintain, subscribe and contribute to any scheme, trust or fund and pay premiums. The Board may arrange for this to be done by the Company alone or in conjunction with another person. A Director or former Director is entitled to receive and retain for his or her own benefit any pension or other benefit provided in accordance with this Article and is not obliged to account for it to the Company.

DIRECTORS’ PROCEEDINGS

97	BOARD MEETINGS

Subject to these Articles, the Board may regulate its proceedings as it thinks fit. A Director may, and the Secretary at the request of a Director shall, call a meeting of the Board.

98	NOTICE OF BOARD MEETINGS

Notice of a Board meeting shall be deemed to be duly given to a Director if it is given to him or her personally or by word of mouth or sent in writing to his or her last known address or any other address given to the Company by him or her for such purpose or given by electronic communications to an address for the time being notified to the Company by the Director. It shall not be necessary to give notice of a Board meeting to a Director who is absent with leave unless the Director has notified the Company in writing of an address or an address for electronic communications at which notice of such meetings is to be given to him or her when he or she is absent with leave. A Director may be treated as having waived his or her entitlement to notice of a meeting of the Board if he or she has not supplied the Company with the information necessary to ensure that he or she receives notice of a meeting before it takes place. A Director may waive the requirement that notice of any Board meeting be given to him or her, either prospectively or retrospectively.

In this Article “address”, in relation to documents in electronic form, includes any number or address used for the supply of documents in electronic form.

99	QUORUM

No business shall be transacted at any meeting of the Board unless a quorum is present. The quorum may be fixed by the Board and unless so fixed at any other number shall be a majority in number of the Directors in office at the time when the meeting is convened. A duly convened Board meeting at which a quorum is present shall be competent to exercise any and all of the authorities, discretions and powers vested in or exercisable by the Board.

100	BOARD CHAIRPERSON

The Board may appoint any Director to be, and may remove, a chairperson and a vice- or deputy chairperson of the Board. The chairperson or, in his or her absence, the vice- or deputy chairperson, shall preside at all Board meetings. If there is no chairperson or vice- or deputy chairperson, or if at a Board meeting neither the chairperson nor the vice- or deputy chairperson is present within ten minutes after the time appointed for the meeting, or if neither of them is willing to act as chairperson, the Directors present may choose any Director present to be chairperson of the meeting.

101	VOTING

Questions arising at a meeting shall be decided by a simple majority of votes of the Directors present at the meeting. Each Director present and voting shall have one vote. For the avoidance of doubt, in the case of an equality of votes, the chairperson shall have a second or casting vote.

102	TELEPHONE PARTICIPATION

A Director may participate in a meeting of the Board or a committee of the Board through the medium of conference telephone, video conferencing or any other form of communication equipment if all persons participating in the meeting are able to hear and speak to each other throughout the meeting. A person participating in this way shall be deemed to be present in person at the meeting and shall be counted in a quorum and entitled to vote. Subject to the Statutes, all business transacted in this way by the Board or a committee of the Board shall be deemed for the purposes of the Articles to be validly and effectively transacted at a meeting of the Board or a committee of the Board even if one Director only is physically present at any one place. The meeting shall be deemed to take place where the largest group of those participating is assembled or, if there is no such group, where the chairperson of the meeting then is.

103	WRITTEN RESOLUTIONS

A resolution in writing executed by all the Directors for the time being entitled to receive notice of a Board meeting and unanimously in number, or by all the members of a committee of the Board for the time being entitled to receive notice of the meetings of such committee and unanimously in number, shall be as valid and effective for all purposes as a resolution duly passed at a meeting of the Board (or committee, as the case may be).

Such a resolution:

(A)	may consist of several documents in the same form each executed by one or more of the Directors or members of the relevant committee, including executions evidenced by facsimile transmission; and

(B)	to be effective, need not be signed by a Director who is prohibited by these Articles from voting on it.

104	COMMITTEE PROCEEDINGS

Proceedings of committees of the Board shall be conducted in accordance with regulations prescribed by the Board (if any). Subject to those regulations, such proceedings shall be conducted in accordance with applicable provisions of these Articles regulating the proceedings of the Board. Where the Board resolves to delegate any of its powers, authorities and discretions to a committee and such resolution states that the committee shall consist of any one or more unnamed Directors, it shall not be necessary to give notice of a meeting of such committee to any Directors other than the Director or Directors who form the committee.

105	MINUTES

105.1	The Board shall cause minutes to be made of:

(A)	all appointments of officers and committees made by the Board and of any such officer’s remuneration; and

(B)

the names of Directors present at every meeting of the Board, a committee of the Board, the Company or the holders of any class of shares or debentures, and all orders, resolutions and proceedings of such meetings.

105.2

Any such minutes, if purporting to be signed by the chairperson of the meeting at which the proceedings were held or by the chairperson of the next succeeding meeting or the Secretary, shall be prima facie evidence of the matters stated in them.

106	VALIDITY OF PROCEEDINGS

All acts done in good faith by a meeting of the Board, or of a committee of the Board, or by a person acting as a Director or a committee member shall, notwithstanding that it may be discovered afterwards that there was a defect in the appointment of any person so acting or that any of them were disqualified from holding office, or had vacated office, or were not entitled to vote, be as valid as if every such person had been duly appointed and was qualified and had continued to be a Director or committee member and entitled to vote.

INTERESTS OF DIRECTORS

107	CONTRACTING WITH THE COMPANY

Subject to the provisions of the Statutes, no Director or intending Director shall be disqualified by his or her office from contracting with the Company either as vendor, purchaser or otherwise, nor shall any such contract or any transaction or arrangement entered into on behalf of the Company in which any Director is in any way directly or indirectly interested be liable to be avoided, nor shall any Director so interested be liable to account to the Company for any profit realised by any such contract or arrangement by reason of such Director holding that office, or of the fiduciary relationship thereby established, provided that the nature of this interest has been declared by him or her in accordance with Article 108.

108	DECLARATION OF INTERESTS

108.1

A Director who is in any way (whether directly or indirectly) interested in a contract, transaction or arrangement or proposed contract, transaction or arrangement with the Company shall, in accordance with section 231 of the Act, declare the nature of his or her interest at the first opportunity either (a) at a meeting of the Board at which the question of entering into the contract, transaction or arrangement is first taken into consideration, if the Director or officer of the Company knows this interest then exists, or in any other case, at the first meeting of the Board after learning that he or she is or has become so interested or (b) by providing a general notice to the Directors declaring that he or she is a director or an officer of, or has an interest in, a person and is to be regarded as interested in any transaction or arrangement made with that person, and after giving such general notice it shall not be necessary to give special notice relating to any particular transaction. If a declaration of interest under this Article proves to be, or becomes, inaccurate or incomplete, a further declaration must be made.

Provided that a Director has declared the nature and extent of his or her interest to the other Directors, a Director notwithstanding his or her office:

(A)	may be a party to, or otherwise interested in, any transaction or arrangement with the Company or in which the Company is otherwise interested;

(B)

may be counted in determining the presence of a quorum at a meeting of the Board which authorises or approves the contract, transaction or arrangement in which he or she is interested and he or she shall be at liberty to vote in respect of any contract, transaction or arrangement in which he or she is interested, provided that the nature of the interest of any Director in any such contract or transaction shall be disclosed by him or her in accordance with Article 108.1, at or prior to its consideration and any vote thereon; and

(C)	may be a director or other officer of, or employed by, or a party to any transaction or arrangement with, or otherwise interested in, any body corporate in which the Company is interested,

and (i) he or she shall not, by reason of his or her office, be accountable to the Company for any benefit which he or she derives from any such office or employment or from any such transaction or arrangement or from any interest in any such body corporate; (ii) he or she shall not infringe his duty to avoid a situation in which he or she has, or can have, a direct or indirect interest that conflicts, or possibly may conflict, with the interests of the Company as a result of any such office or employment or any such transaction or arrangement or any interest in such body corporate; (iii) he or she shall not be required to disclose to the Company, or use in performing his duties as a Director of the Company, any confidential information relating to such office or employment if to make such disclosure or use would result in a breach of a duty or obligation of confidence owed by the Director in relation to or in connection with such office or employment; (iv) he or she may absent himself or herself from discussions, whether in meetings of the Directors or otherwise, and exclude himself or herself from information which will or may relate to such office, employment, transaction, arrangement or interest; and (v) no such transaction or arrangement shall be liable to be avoided on the ground of any such interest or benefit.

108.2	For the purposes of Article 108.1:

(A)

a general notice given to the Directors that a Director is to be regarded as having an interest of the nature and extent specified in the notice in any transaction or arrangement in which a specified person or class of persons is interested shall be deemed to be a disclosure that the Director has an interest in any such transaction of the nature and extent so specified;

(B)	an interest of which a Director has no knowledge and of which it is unreasonable to expect him or her to have knowledge shall not be treated as an interest of him or her; and

(C)

a copy of every declaration made and notice given under Article 108.1 shall be entered within three days after the making or giving thereof in a book kept for this purpose. Such book shall be open for inspection without charge by any Director, Secretary, the Auditors or any shareholder at the Registered Office and shall be produced at every general meeting of the Company and at any meeting of the Directors if any Director so requests in sufficient time to enable the book to be available at the meeting.

109	AUTHORISATION OF BOARD OF CONFLICTS OF INTERESTS

109.1

Nothing in section 228(1)(f) of the Act shall restrict a Director from entering into a commitment which has been authorised by the Board or has been authorised pursuant to such authority as may be delegated by the Board in accordance with these Articles which, if not so authorised, would infringe the duty to avoid conflicts of interest as set out in section 228(1)(f) of the Act. As recognised by section 228(1)(e) of the Act, the Directors may agree to restrict their power to exercise an independent judgement but only where this has been expressly authorised by a resolution of the Board. The Directors may give such authorisations upon such terms as they think fit in accordance with the Act. The Directors may vary or terminate any such authorisations at any time.

109.2

If a matter, or office, employment or position has been authorised by the Directors in accordance with this Article 109 then (subject to such terms and conditions, if any, as the Directors may think fit to impose from time to time, and always subject to their right to vary or terminate such authorisations or the permissions set out below):

(A)

the Director shall not be required to disclose any confidential information relating to such matter, or office, employment or position to the Company if to make such a disclosure would result in a breach of a duty or obligation of confidence owed by him or her in relation to or in connection with that matter, or that office, employment or position;

(B)	the Director may absent himself or herself from meetings of the Directors at which anything relating to that matter will or may be discussed; and

(C)	the Director may make such arrangements as such Director thinks fit for relevant papers to be received and read by a professional adviser on behalf of that Director.

109.3

A Director shall not, by reason of his or her office, be accountable to the Company for any benefit which he or she derives from any matter which has been approved by the Directors pursuant to this Article 109 (subject in any such case to any limits or conditions to which such approval was subject).

110	PROHIBITION ON VOTING BY INTERESTED DIRECTORS

Except as otherwise provided in these Articles, a Director shall not vote in respect of any contract or arrangement or any other proposal whatsoever in which he or she has any material interest otherwise than by virtue of his or her interests in shares or debentures or other securities of or otherwise in or through the Company or any resolution of the Directors granting him or her authorisation under Article 109. A Director shall not be counted in the quorum of a meeting in relation to any resolution on which he or she is debarred from voting.

111	ABILITY OF INTERESTED DIRECTORS TO VOTE

A Director shall (in the absence of a material interest other than those indicated below) be entitled to vote (and be counted in the quorum) in respect of any resolution concerning any of the following matters, namely:

(A)

the giving of any security or indemnity to him or her in respect of money lent or obligations incurred by him or her at the request of or for the benefit of the Company or any of its subsidiary undertakings;

(B)

the giving of any security or indemnity to a third party in respect of a debt or obligation of the Company or any of its subsidiaries for which he, himself or she, herself has assumed responsibility in whole or in part under a guarantee or indemnity or by the giving of security;

(C)

any proposal concerning an offer of shares or debentures or other securities of or by the Company or any of its subsidiary undertakings for subscription or purchase in which offer he or she is or is to be interested as a participant in the underwriting or sub underwriting thereof;

(D)

any proposal concerning any other company in which he or she is interested, directly or indirectly and whether as an officer or shareholder or otherwise howsoever, provided that he or she is not interested (as that term is used in section 804 of the Act) in 1% or more of any class of the equity share capital of such company (or of any third company through which his or her interest is derived) or of the voting rights available to shareholders of the relevant company (any such interest being deemed for the purpose of this Article to be a material interest in all the circumstances);

(E)

any proposal concerning the adoption, modification or operation of a superannuation fund or retirement, death or disability benefits scheme under which he or she may benefit and which has been approved by or is subject to and conditional upon approval by the Board of the Revenue Commissioners for taxation purposes;

(F)

any proposal relating to any arrangement for the benefit of employees under which he or she benefits or may benefit in a similar manner as the employees and which does not accord to him or her as a Director any privilege or advantage not generally accorded to the employees to whom the arrangement relates; or

(G)	subject to the Statutes, any proposal concerning the purchase and/or maintenance of any insurance policy under which a Director may benefit.

112	DIVISION OF PROPOSALS

Where proposals are under consideration concerning the appointment (including fixing or varying the terms of appointment) of two or more Directors to offices or employments with the

Company or any company in which the Company is interested, such proposals may be divided and considered in relation to each Director separately. In such case each of the Directors concerned (if not debarred from voting under the proviso to Article 111(D) shall be entitled to vote (and be counted in the quorum) in respect of each resolution except that concerning his or her own appointment.

113	RULINGS ON QUESTIONS OF ENTITLEMENT TO VOTE

If any question shall arise at any meeting as to the materiality of a Director’s interest or as to the entitlement of any Director to vote and such question is not resolved by his or her voluntarily agreeing to abstain from voting, such question shall (unless the Director in question is the chairperson in which case he or she shall withdraw from the meeting and the Board shall elect a deputy chairperson to consider the question in place of the chairperson) be referred to the chairperson of the meeting and his or her ruling in relation to any other Director shall be final and conclusive, except in a case where the nature or extent of the interest of the Director concerned has not been fairly disclosed.

114	INTERESTS OF CONNECTED PERSONS

For the purposes of these Articles, an interest of any person who is for any purpose of the Act (excluding any statutory modification thereof not in force when these Articles became binding on the Company) connected with a Director within the meaning of section 220 of the Act shall be taken to be the interest of that Director.

115	ABILITY OF DIRECTOR TO HOLD OTHER OFFICES

A Director may hold any other office or place of profit under the Company (other than the office of its Auditors) in conjunction with his or her office of Director for such period and on such terms as to remuneration and otherwise as the Board may determine. A Director may be or become a director, managing director, joint managing director, deputy managing director, executive director, manager or other officer or Member of any other company or otherwise interested in any company promoted by the Company or in which the Company may be interested as shareholder or otherwise, and no such Director shall be accountable to the Company for any remuneration or other benefits received by him or her as director, managing director, joint managing director, deputy managing director, executive director, manager or other officer or Member of such company; provided that he or she has declared the nature of his or her position with, or interest in, such company to the Board in accordance with Article 108.1.

116	REMUNERATION FOR PROFESSIONAL SERVICES

Any Director may act by himself or herself or his or her firm in a professional capacity for the Company and he or his firm or she and her firm shall be entitled to a remuneration for professional services as if he or she was not a Director, provided that nothing herein contained shall authorise a Director or his or her firm to act as the Auditors.

117	DIRECTORSHIPS OF OTHER COMPANIES

Any Director may continue to be or become a Director of, or hold any other office or place of profit under, any other company in which the Company may be interested, and no such Director shall be accountable for any remuneration, salary, commission, participation in profits, pension, superannuation or other benefits received by him or her as a director of, or holder of any other office or place of profit under, or shareholder of, any such other company. The Board may exercise the voting power conferred by the shares in any company held or owned by the Company in such manner in all respects as it may think fit (including the exercise thereof in favour of any resolution appointing the directors or any of them directors of such company, or voting or providing for the payment of remuneration to the directors of such company).

SECRETARY

118	SECRETARY

118.1

Subject to the Statutes, the Board shall appoint a Secretary on such terms and conditions as it thinks fit. The Board may remove a person appointed pursuant to this Article from office and appoint another or others in his or her place.

118.2

It shall be the duty of the Secretary to make and keep records of the votes, doings and proceedings of all meetings of the shareholders and Board of the Company, and of its Committees and to authenticate records of the Company.

118.3

Any provision of the Statutes or of these Articles requiring or authorising a thing to be done by or to a Director and the Secretary shall not be satisfied by its being done by or to the same person acting both as a Director and as, or in the place of, the Secretary.

SEALS AND DOCUMENT AUTHENTICATION

119	SEAL

119.1

The Company shall have a common seal which shall only be used by the authority of the Board or of a committee of the Board or of a committee of the Board authorised by the Board in that regard and every instrument to which the Seal has been affixed shall be signed by any person who shall be either a Director or the Secretary or some other person authorised by the Board, either generally or specifically, for the purpose.

119.2

The Company may have for use in any place or places outside Ireland, a duplicate Seal or Seals each of which shall be a duplicate of the Seal of the Company except, in the case of a Seal for use in sealing documents creating or evidencing securities issued by the Company, for the addition on its face of the word “Securities” and if the Board so determines, with the addition on its face of the name of every place where it is to be used.

120	DIRECTORS OR SECRETARY TO AUTHENTICATE OR CERTIFY

120.1

A Director or the Secretary or any person appointed by the Board for the purpose may authenticate any documents affecting the constitution of the Company (including the memorandum of association and these Articles) and any resolutions passed by the Company or holders of a class of shares or the Board or any committee of the Board and any books, records, documents and accounts relating to the business of the Company, and may certify copies of or extracts from any such items as true copies or extracts.

120.2

A document purporting to be a copy of a resolution of the Board or an extract from the minutes of a meeting of the Board or any committee which is certified as aforesaid shall be conclusive evidence in favour of all persons dealing with the Company upon the faith thereof that such resolution has been duly passed or, as the case may be, that such extract is a true and accurate record of the proceedings at a duly constituted meeting.

DIVIDENDS AND OTHER PAYMENTS

121	DECLARATION

Subject to the Statutes and these Articles, the Company may by Ordinary Resolution declare a dividend to be paid to shareholders according to their respective rights and interests in the profits of the Company. No such dividend shall exceed the amount recommended by the Board.

122	INTERIM DIVIDENDS

Subject to the Statutes, the Board may pay such interim dividends (including any dividend payable at a fixed rate) as appears to the Board to be justified by the profits of the Company available for distribution. If at any time the share capital is divided into different classes, the Board may pay such interim dividends on shares which rank after shares conferring preferential rights with regard to dividend as well as on shares conferring preferential rights, unless at the time of payment any preferential dividend is in arrears. If the Board acts in good faith, it shall not incur any liability to the holders of shares conferring preferential rights for any loss that they may suffer by the lawful payment of an interim dividend on any shares ranking after those with preferential rights.

123	ENTITLEMENT TO DIVIDENDS

123.1	Except as otherwise provided by these Articles or the rights attached to shares:

(A)	a dividend shall be declared and paid according to the amounts paid up (otherwise than in advance of calls) on the nominal value of the shares on which the dividend is paid; and

(B)

dividends shall be apportioned and paid proportionately to the amounts paid up on the nominal value of the shares during any portion or portions of the period in respect of which the dividend is paid, but if any share is issued on terms that it shall rank for dividend as from a particular date, it shall rank for dividend accordingly.

123.2	Except as otherwise provided by these Articles or the rights attached to shares:

(A)	a dividend may be paid in any currency or currencies decided by the Board; and

(B)	the Company may agree with a shareholder that any dividend declared or which may become due in one currency will be paid to the shareholder in another currency; and

(C)

the Directors can decide that a Depositary should receive dividends in a currency other than the currency in which they were declared and can make arrangements accordingly In particular, if a Depositary has chosen or agreed to receive dividends in another currency, the Directors can make arrangements with the Depositary for payment to be made to the Depositary for value on the date on which the relevant dividend is paid, or a later date decided by the Directors, for which purpose the Board may use any relevant exchange rate current at any time as the Board may select for the purpose of calculating the amount of any shareholder’s entitlement to the dividend.

124	PAYMENT METHODS

124.1

The Company may pay a dividend, interest or other amount payable in respect of a share in cash or by cheque, warrant or money order or by a bank or other funds transfer system or (in respect of any uncertificated share) through the Uncertificated System in accordance with any authority given to the Company to do so (whether in writing, through the Uncertificated System or otherwise) by or on behalf of the shareholder in a form or in a manner satisfactory to the Board. Any joint holder or other person jointly entitled to a share may give an effective receipt for a dividend, interest or other amount paid in respect of such share.

124.2	The Company may send a cheque, warrant or money order by post:

(A)	in the case of a sole holder, to his or her registered address;

(B)	in the case of joint holders, to the registered address of the person whose name stands first in the Share Register;

(C)	in the case of a person or persons entitled by transmission to a share, as if it were a notice given in accordance with Article 44 (notice to persons entitled by transmission);

(D)	in the case of a Depositary, and subject to the approval of the Directors, to such persons and postal addresses as the Depositary may direct; or

(E)	in any case, to a person and address that the person or persons entitled to the payment may in writing direct.

124.3

Every cheque, warrant or money order shall be sent at the risk of the person or persons entitled to the payment and shall be made payable to the order of the person or persons entitled or to such other person or persons as the person or persons entitled may in writing direct. The payment of the cheque, warrant or money order shall be a good discharge to the Company. If payment is made by a bank or other funds transfer or through the Uncertificated System, the Company shall not be responsible for amounts lost or delayed in the course of transfer. If payment is made by or on behalf of the Company through the Uncertificated System:

(A)

the Company shall not be responsible for any default in accounting for such payment to the shareholder or other person entitled to such payment by a bank or other financial intermediary of which the shareholder or other person is a customer for settlement purposes in connection with the Uncertificated System; and

(B)	the making of such payment in accordance with any relevant authority referred to in Article 124.1 above shall be a good discharge to the Company.

124.4	The Board may:

(A)	lay down procedures for making any payments in respect of uncertificated shares through the Uncertificated System;

(B)	allow any holder of uncertificated shares to elect to receive or not to receive any such payment through the Uncertificated System; and

(C)	lay down procedures to enable any such holder to make, vary or revoke any such election.

124.5	The Board may lay down procedures for making any payments in respect of shares represented by Depositary Interests

124.6

The Board may withhold payment of a dividend (or part of a dividend) payable to a person entitled by transmission to a share until he or she has provided any evidence of his or her entitlement that the Board may reasonably require.

125	DEDUCTIONS

The Board may deduct from any dividend or other amounts payable to any person in respect of a share all such sums as may be due from him or her to the Company on account of calls or otherwise in relation to that share.

126	INTEREST

No dividend or other money payable in respect of a share shall bear interest against the Company, unless otherwise provided by the rights attached to the share.

127	UNCLAIMED DIVIDENDS

All unclaimed dividends or other monies payable by the Company in respect of a share may be invested or otherwise made use of by the Board for the benefit of the Company until claimed. The payment of any unclaimed dividend or other amount payable by the Company in respect of a share into a separate account shall not constitute the Company a trustee in respect of it. Any dividend unclaimed after a period of twelve (12) years from the date the dividend became due for payment shall be forfeited and shall revert to the Company.

128	UNCASHED DIVIDENDS

If, in respect of a dividend or other amount payable in respect of a share:

(A)	a cheque, warrant or money order is returned undelivered or left uncashed; or

(B)

a transfer made by or through a bank transfer system and/or other funds transfer system(s) (including, without limitation, the Uncertificated System in relation to any uncertificated shares) fails or is not accepted, on two consecutive occasions, or one occasion and reasonable enquiries have failed to establish another address or account of the person entitled to the payment, the Company shall not be obliged to send or transfer a dividend or other amount payable in respect of such share to such person until he or she notifies the Company of an address or account to be used for such purpose.

129	DIVIDENDS IN KIND

A general meeting declaring a dividend may, upon the recommendation of the Board, direct that it shall be satisfied wholly or partly by the distribution of assets (including, without limitation, paid up shares or securities of any other body corporate). Where any difficulty arises concerning such distribution, the Board may settle it as it thinks fit. In particular (without limitation), the Board may:

(A)	issue fractional certificates or ignore fractions;

(B)	fix the value for distribution of any assets, and may determine that cash shall be paid to any shareholder on the footing of the value so fixed in order to adjust the rights of shareholders; and

(C)	vest any assets in trustees on trust for the persons entitled to the dividend.

130	SCRIP DIVIDENDS

130.1

The Board may, with the prior authority of an Ordinary Resolution and subject to such terms and conditions as the Board may determine, offer any holders of Ordinary Shares the right to elect to receive Ordinary Shares, credited as fully paid, instead of cash in respect of the whole (or some part, to be determined by the Board) of any dividend specified by the Ordinary Resolution, subject to the Statutes and to the provisions of this Article.

130.2

An Ordinary Resolution under Article 130.1 may specify a particular dividend (whether or not declared), or may specify all or any dividends declared within a specified period, but such period may not end later than the beginning of the fifth annual general meeting next following the date of the meeting at which the Ordinary Resolution is passed.

130.3

The entitlement of each holder of Ordinary Shares to new Ordinary Shares shall be such that the relevant value of the entitlement shall be the cash amount, disregarding any tax credit, (or as near to such cash amount as the Board considers appropriate) that such holder would have received by way of dividend. For this purpose, “relevant value” shall be calculated by reference to the average of the middle market quotations for the Ordinary Shares for the day on which the Ordinary Shares are first quoted “ex” the relevant dividend and the four subsequent dealing days, or in such other manner as may be determined by or in accordance with the Ordinary Resolution. A written confirmation or report by the Auditors as to the amount of the relevant value in respect of any dividend shall be conclusive evidence of that amount.

130.4

The Board may make any provision it considers appropriate in relation to an allotment made or to be made pursuant to this Article (whether before or after the passing or the Ordinary Resolution referred to in Article 130.1), including (without limitation):

(A)	the giving of notice to holders of the right of election offered to them;

(B)	the provision of forms of election and/or a facility and a procedure for making elections through the Uncertificated System (whether in respect of a particular dividend or dividends generally);

(C)	determination of the procedure for making and revoking elections;

(D)	the place at which, and the latest time by which, forms of election and other relevant documents must be lodged in order to be effective;

(E)

the disregarding or rounding up or down or carrying forward of fractional entitlements, in whole or in part, or the accrual of the benefit of fractional entitlements to the Company (rather than to the holders concerned);

(F)

the exclusion from any offer of any holders of Ordinary Shares where the Board considers that the making of the offer to them would or might involve the contravention of the laws of any territory or that for any other reason the offer should not be made to them; and

(G)	the exclusion from any offer of, or the making of any special formalities in connection with any offer to, any holders of Ordinary Shares represented by Depositary Interests

130.5

The Directors can exclude or restrict the right to elect to receive new Ordinary Shares under this Article 130 in the case of any shareholder or other person who is a Depositary if the election by the people on whose behalf the Depositary holds the beneficial interest in the shares would involve the contravention of the laws of any territory or if for any other reason the Board determines that the offer should not be made to such persons.

130.6

The dividend (or that part of the dividend in respect of which a right of election has been offered) shall not be payable on Ordinary Shares in respect of which a valid election has been made (the “elected Ordinary Shares”). Instead additional Ordinary Shares shall be allotted to the holders of the elected Ordinary Shares on the basis of allotment determined under this Article. For such purpose, the Board may capitalise out of any amount for the time being standing to the credit of any reserve or fund of the Company (including any share premium account, undenominated capital account, revaluation reserve, capital redemption reserve and profit and loss account), whether or not available for distribution, , a sum equal to the aggregate nominal amount of the additional Ordinary Shares to be allotted on that basis and apply it in paying up in full the appropriate number of unissued Ordinary Shares for allotment and distribution to the holders of the elected Ordinary Shares on that basis.

130.7

The additional Ordinary Shares when allotted shall rank pari passu in all respects with the fully paid Ordinary Shares in issue on the record date for the dividend in respect of which the right of election has been offered, except that they will not rank for any dividend or other entitlement which has been declared, paid or made by reference to such record date.

130.8	The Board may:

(A)

do all acts and things which it considers necessary or expedient to give effect to any such capitalisation, and may authorise any person to enter on behalf of all the shareholders interested into an agreement with the Company providing for such capitalisation and incidental matters and any agreement so made shall be binding on all concerned;

(B)

establish and vary a procedure for election mandates in respect of future rights of election and determine that every duly effected election in respect of any Ordinary Shares shall be binding on every successor in title to the holder of such shares; and

(C)

terminate, suspend or amend any offer of the right to elect to receive Ordinary Shares in lieu of any cash dividend at any time and generally implement any scheme in relation to any such offer on such terms and conditions as the Board may from time to time determine and take such other action as the Board may deem necessary or desirable from time to time in respect of any such scheme.

131	RESERVES

The Board may set aside out of the profits of the Company and carry to reserve such sums as it thinks fit. Such sums standing to reserve may be applied, at the Board’s discretion, for any purpose to which the profits of the Company may properly be applied and, pending such application, may either be employed in the business of the Company or be invested in such investments as the Board thinks fit. The Board may divide the reserve into such special funds as it thinks fit and may consolidate into one fund any special funds or any parts of any special funds into which the reserve may have been divided as it thinks fit. The Board may also carry forward any profits without placing them to reserve.

132	CAPITALISATION OF PROFITS AND RESERVES

132.1	Without prejudice to any powers conferred on the Directors as aforesaid, and subject to the Directors’ authority to issue and allot shares under Article 7, the Directors may:

(A)

resolve to capitalise an amount standing to the credit of any reserve or fund of the Company (including any share premium account, undenominated capital account, revaluation reserve, capital redemption reserve and profit and loss account, whether or not available for distribution;

(B)

appropriate the sum resolved to be capitalised to the shareholders in proportion to the nominal amount of shares held by them respectively and apply that sum on their behalf in or towards paying up in full unissued shares or debentures of the Company of a nominal amount equal to that sum, and allot the shares or debentures, credited as fully paid, to the shareholders (or as the Board may direct) in those proportions, or partly in one way and partly in the other, but the reserves or funds that are not available for distribution may, for the purposes of this Article 132, only be applied in paying up unissued shares to be allotted to shareholders credited as fully paid;

(C)

make any arrangements it thinks fit to resolve a difficulty arising in the distribution of a capitalised reserve or fund and, in particular, without limitation, where shares or debentures become distributable in fractions the Board may deal with the fractions as it thinks fit;

(D)

authorise a person to enter (on behalf of all the shareholders concerned) into an agreement with the Company providing for the allotment to the shareholders respectively, credited as fully paid, of shares or debentures to which they may be entitled on the capitalisation and any such agreement made under this authority being effective and binding on all those shareholders; and

(E)	generally do all acts and things required to give effect to the resolution.

132.2

This Article (which is without prejudice to the generality of the provisions of Article 135.1) applies where the Board has established a Rights Plan and has granted Rights in accordance therewith as provided in Articles 10.1 and 10.2 above. For the purposes of giving effect to an Exchange, the Board may:

(A)

resolve to capitalise an amount standing to the credit of any reserve or fund of the Company (including any share premium account, undenominated capital account, revaluation reserve, capital redemption reserve and profit and loss account, whether or not available for distribution, being an amount equal to the nominal amount of the Ordinary Shares, Preferred Shares or another class of shares of the Company (including shares to be represented by Depositary Interests) which are to be exchanged for the Rights (other than Rights held by or on behalf of or for the benefit of an Acquiring Person); and

(B)

apply that sum in paying up in full shares and allot such shares, credited as fully paid, to the holders of Rights (other than an Acquiring Person) and/or to a Depositary (including, for the avoidance of doubt, to a nominee of a Depositary) to enable a Depositary to issue Depositary Interests representing such shares to the holders of Rights (other than an Acquiring Person or a person holding shares or interests in shares on behalf of or for the benefit of an Acquiring Person) in exchange for the Rights (other than Rights held by or on behalf of or for the benefit of an Acquiring Person).

132.3

The provisions of Articles 132.1(C), (D) and (E) shall apply, mutatis mutandis to any resolution of the Board pursuant to Article 132.2 as they apply to any resolution of the Board pursuant to Article 132.1.

RECORD DATES

133	BOARD TO FIX DATE

Notwithstanding any other provision of these Articles but without prejudice to the rights attached to any shares and subject to the Statutes the Company or the Board may:

(A)

fix any date (the “record date”) as the date at the close of business (or such other time as the Board may decide) on which persons registered as the holders of shares or other securities shall be entitled to receipt of any dividend, distribution, interest, allotment, issue, notice, information, document or circular; a record date may be on or at any time before any date on which such item is paid, made, given or served or (in the case of any dividend, distribution, interest, allotment or issue) after any date on which such item is recommended, resolved, declared or announced; and

(B)

for the purposes of determining which persons are entitled to attend and vote at a general meeting of the Company, or a separate general meeting of the holders of any class of shares in the capital of the Company, specify in the notice of meeting a time by which a person must be entered on the register in order to have the right to attend or vote at the meeting. Changes to the register after the time specified by virtue of this Article 133 shall be disregarded in determining the rights of any person to attend or vote at the meeting.

ACCOUNTS

134	ACCOUNTING RECORDS

134.1	The Company shall cause to be kept adequate accounting records, whether in the form of documents, electronic form or otherwise, that:

(A)	correctly record and explain the transactions of the Company;

(B)	will at any time enable the assets, liabilities, financial position and profit or loss of the Company to be determined with reasonable accuracy;

(C)	will enable the Directors to ensure that any financial statements of the Company complies with the requirements of the Act; and

(D)	will enable those financial statements of the Company to be readily and properly audited.

134.2

The accounting records shall be kept on a continuous and consistent basis and entries therein shall be made in a timely manner and be consistent from year to year. Adequate accounting records shall be deemed to have been maintained if they comply with the provisions of the Act and explain the Company’s transactions and facilitate the preparation of financial statements that give a true and fair view of the assets, liabilities, financial position and profit and loss of the Company and, if relevant, the Group and include any information and returns referred to in section 283(2) of the Act.

134.3

The accounting records shall be kept at the Registered Office or, subject to the provisions of the Act, at such other place as the Directors think fit and shall be open at all reasonable times to the inspection of the Directors.

134.4

In accordance with the provisions of the Act, the Directors shall cause to be prepared and to be laid before the annual general meeting of the Company from time to time such statutory financial statements of the Company and reports as are required by the Act to be prepared and laid before such meeting.

135	ACCESS TO ACCOUNTING RECORDS

No shareholder (other than an officer of the Company) shall have any right of inspecting any accounting record or other document of the Company unless he or she is authorised to do so by statute, by order of the court, by the Board or by an Ordinary Resolution. No shareholder shall be entitled to require discovery of or any information respecting any detail of the Company’s trading, or any matter which is or may be in the nature of a trade secret, mystery of trade, or secret process which may relate to the conduct of the business of the Company and which in the opinion of the Directors it would be inexpedient in the interests of the shareholders of the Company to communicate to the public.

136	DISTRIBUTION OF ANNUAL ACCOUNTS

136.1

A copy of the statutory financial statements of the Company (including every document required by law to be annexed thereto) which is to be laid before the annual general meeting of the Company together with a copy of the Directors’ report and Auditors’ report or summary financial statements prepared in accordance with section 1119 of the Act shall be sent by post, electronic mail or any other means of communication (electronic or otherwise), not less than twenty-one (21) clear days before the date of the annual general meeting, to every person entitled under the provisions of the Act to receive them; provided that in the case of those documents sent by electronic mail or any other electronic means, such documents shall be sent with the consent of the recipient, to the address of the recipient notified to the Company by the recipient for such purposes, and provided further that where the Directors elect to send summary financial statements to the shareholders, any shareholder may request that he or she be sent a hard copy of the statutory financial statements of the Company.

136.2	For the purposes of this Article, copies of those documents are also to be treated as sent to a person where:

(A)	the Company and that person have agreed to that person having access to the documents on a website (instead of their being sent to such person);

(B)	the documents are documents to which that agreement applies; and

(C)	that person is notified, in a manner for the time being agreed for the purpose between such person and the Company, of:

(1)	the publication of the documents on a website;

(2)	the address of that website; and

(3)	the place on that website where the documents may be accessed, and how they may be accessed.

In this Article, “address” includes any number or address used for the purpose of communication by electronic means.

(D)

For the purposes of this Article, documents treated in accordance with Article 136.2 as sent to any person are to be treated as sent to such person not less than twenty one (21) days before the date of a meeting if, and only if:

(1)	the documents are published on the website throughout a period beginning at least twenty one (21) days before the date of the meeting and ending with the conclusion of the meeting; and

(2)	the notification given for the purposes of Article 136.2(C) is given not less than twenty one (21) days before the date of the meeting.

136.3	Nothing in Article 136.2 shall invalidate the proceedings of a meeting where:

(A)	any documents that are required to be published as mentioned in Article 136.2(C)(1) are published for a part, but not all, of the period mentioned in that Article; and

(B)	the failure to publish those documents throughout that period is wholly attributable to circumstances which it would not be reasonable to have expected the Company to prevent or avoid.

136.4

This Article shall not require a copy of the documents referred to in Article 136.1 to be sent to any person who is not entitled to receive notices of general meetings, any person of whose address the Company is not aware or to more than one of the joint holders of any shares or debentures.

136.5

Where copies of documents are sent out pursuant to this Article over a period of days, references elsewhere in the Act to the day on which those copies are sent out shall be read as references to the last day of that period.

AUDIT

137	APPOINTMENT OF AUDITORS

Auditors shall be appointed and their duties regulated in accordance with the Act, any other applicable law and such requirements not inconsistent with the Act as the Board may from time to time determine.

COMMUNICATIONS

138	COMMUNICATIONS

Any documents or information to be sent or supplied by or to the Company may be sent or supplied in hard copy form, in electronic form or by means of a website to the extent permitted by the statutes and these Articles.

139	COMMUNICATIONS TO THE COMPANY

139.1	A document or information is validly sent or supplied by a shareholder to the Company in hard copy form if it is sent or supplied by hand or by post (in a prepaid envelope) to:

(A)	an address specified by the Company for the purpose;

(B)	the Registered Office; or

(C)	an address to which any provision of the Statutes authorises the document or information to be sent or supplied.

139.2

A document or information may only be sent or supplied by a shareholder to the Company in electronic form if the Company has agreed by notice to the shareholders that the document or information may be sent or supplied in that form (and not revoked that agreement) or the Company is deemed to have so agreed by a provision of the Statutes.

139.3	Subject to Article 139.2 above, where a document or information is sent or supplied by electronic means, it may only be sent or supplied to an address:

(A)	specified for the purpose by the Company (generally or specifically); or

(B)	deemed by a provision of the Statutes to have been so specified.

140	COMMUNICATIONS BY THE COMPANY OR THE BOARD IN HARD COPY FORM

140.1	A document or information sent or supplied by the Company or the Board in hard copy form must be:

(A)	handed to the intended recipient; or

(B)	sent or supplied by hand or by post (in a pre-paid envelope):

(1)	to an address specified for the purpose by the intended recipient;

(2)	to a company at its registered office;

(3)	to a person in his or her capacity as a shareholder, at his or her address as shown in the register;

(4)	to a person in his or her capacity as a Director, at his or her address as shown in the register of Directors; or

(5)	to an address to which any provision of the Statutes authorises the document or information to be sent or supplied.

140.2	Where the Company is unable to obtain any address falling within Article 140.1 above, the document or information may be sent or supplied to the intended recipient’s last address known to the company.

141	COMMUNICATIONS BY THE COMPANY IN ELECTRONIC FORM

141.1

A document or information (including the Company’s audited accounts and the directors’ and auditor’s reports thereon) may only be sent or supplied by the Company or the Board by electronic means to a person or company who has agreed (generally or specifically) that the document or information may be sent or supplied in that form (and not revoked that agreement). Any such consent requirement shall be deemed to have been satisfied where the Company has written to the shareholder informing him or her of its intention to use electronic communications for such purposes and the shareholder has not, within four (4) weeks of the issue of such notice, served an objection in writing on the Company to such proposal. Where a shareholder has given, or is deemed to have given his or her consent to the receipt by such shareholder of electronic mail or other electronic means approved by the Directors, he or she may revoke such consent at any time by requesting the Company to communicate with him or her in documented form; provided however that such revocation shall not take effect until five (5) days after written notice of the revocation is received by the Company.

141.2	Where the document or information is sent or supplied by electronic means, it may only be sent or supplied to an address:

(A)	specified for the purpose by the intended recipient (generally or specifically); or

(B)	where the intended recipient is a company, deemed by a provision of the Statutes to have been so specified.

142	COMMUNICATIONS BY THE COMPANY BY MEANS OF A WEBSITE

142.1	A document or information may only be sent or supplied by the Company to a person by being made available on a website if the person:

(A)	has agreed (generally or specifically) that the document or information may be sent or supplied to him or her in that manner; or

(B)	is taken to have so agreed in accordance with the Statutes, and has not revoked that agreement.

142.2

A document or information authorised or required to be sent or supplied by means of a website must be made available in a form, and by a means, that the Company reasonably considers will enable the recipient to read it (and see any images contained in it) with the naked eye and to retain a copy of it.

142.3	The Company must notify the intended recipient of:

(A)	the presence of the document or information on the website;

(B)	the address of the website;

(C)	the place on the website where it may be accessed; and

(D)	how to access the document or information.

142.4	The document or information is taken to be sent:

(A)	on the date on which the notification required by Article 142.3 above is sent; or

(B)	if later, the date on which the document or information first appears on the website after that notification is sent.

142.5	The Company must make the document or information available on the website throughout:

(A)	the period specified by any applicable provision of the Statutes; or

(B)	if no such period is specified, the period of twenty eight (28) days beginning with the date on which the notification required by Article 142.3 is sent to the person in question.

A failure to make a document or information available on a website throughout the period mentioned in this Article 142.5 shall be disregarded if (1) it is made available on the website for part of that period and (2) the failure to make it available throughout that period is wholly attributable to circumstances that it would not be reasonable to have expected the Company to prevent or avoid.

142.6	A notice of a general meeting of the Company given by means of a website must:

(A)	state that it concerns a notice of a meeting of the Company;

(B)	specify the place, date and time of the meeting; and

(C)	state whether the meeting is to be an annual general meeting.

143	COMMUNICATIONS BY OTHER MEANS

143.1

A document or information that is sent or supplied to the Company otherwise than in hard copy form, by electronic means or by means of a website is validly sent or supplied if it is sent or supplied in a form or manner that has been agreed by the Company.

143.2

A document or information that is sent or supplied by the Company or the Board otherwise than in hard copy form, by electronic means or by means of a website is validly sent or supplied if it is sent or supplied in a form or manner that has been agreed by the intended recipient.

144	FAILURE TO DELIVER BY ELECTRONIC MEANS

If any document or information has been sent or supplied by electronic means in accordance with Article 141 to any shareholder at his or her address specified for the purpose or deemed to be so specified and the Company becomes aware of a failure in delivery (and subsequent attempts to send or supply such document or information by electronic means also result in a failure in delivery), the Company shall either:

(A)	send or supply a hard copy of such document or information to such shareholder; or

(B)	notify such shareholder of the information set out in Article 142.3,

in each case in the manner described in Article 140.1.

145	WHEN SERVICE IS EFFECTED ON A MEMBER

145.1	Where a document or information is, under Article 140.1, sent or supplied by post, service or delivery to a shareholder it shall be deemed to be effected:

(A)

if sent by first class post or special delivery post from an address in Ireland to another address in Ireland or from an address in the United States to another address in the United States, or by a postal service similar to first class post or special delivery post from an address in another country to another address in that other country, at the expiration of twenty four (24) hours after the time when the cover containing the same is posted; or

(B)

in any other case, on the third day following that on which the document or information was posted, and in proving such service or delivery it shall be sufficient to prove that such cover was properly addressed and posted.

145.2

Where a document or information is, under Article 141, sent or supplied by electronic means to an address specified for the purpose by the intended recipient, service or delivery shall be deemed to be effected on the same day on which it is sent or supplied and in proving such service it will be sufficient to prove that it was properly addressed.

145.3

Where a document or information is, under Article 142, sent or supplied by means of a website, service or delivery shall be deemed to be effected when (a) the material is first made available on the website or (b) if later, when the recipient received (or, in accordance with this Article 145.3, is deemed to have received) notification of the fact that the material was available on the website.

146	NOTICE BY ADVERTISEMENT

146.1

If at any time by reason of the suspension or curtailment of postal services within Ireland or the United States, the Company is unable effectively to convene a general meeting by notices sent through the post, a general meeting may be convened by notice advertised on the same date in at least one national newspaper in Ireland and/or the United States (as applicable) and such notice shall be deemed to have been duly served on all shareholders entitled thereto on the day when the advertisement appears. In any such case the Company shall send confirmatory copies of the notice by post if at least six clear days prior to the meeting the posting of notices to addresses throughout Ireland, the United Kingdom or the United States (as applicable) again becomes practicable.

146.2

Notwithstanding anything in the Statutes or these Articles, if by reason of suspension or curtailment of postal services within Ireland or the United States, the Company is unable in the opinion of the Board to deliver the documents referred to in Article 136.1, as the case may be, to persons entitled thereto by the time therein prescribed, the Company may nevertheless proceed validly to convene and hold the general meeting before which such documents are to be laid by giving notice of such meeting in accordance with Article 146.1, but so that the reference in the final sentence of that Article to “confirmatory copies of the notice” shall be read to include the relevant documents referred to in Article 136 and the reference therein to “six clear days” shall be read as “three clear days” and provided always that such documents shall be made available for inspection during normal business hours at the Registered Office throughout the period from the date of publication of the notice convening such meeting until the date of the meeting and also at the meeting itself.

147	DOCUMENTS AND INFORMATION TO JOINT HOLDERS

All notices directed to be given to the shareholders shall, with respect to any share to which persons are jointly entitled, be given to whichever of such persons is named first in the register, and notice so given shall be sufficient notice to all the holders of such share.

148	SERVICE OF DOCUMENTS AND INFORMATION ON PERSONS ENTITLED TO SHARES BY TRANSMISSION

A person entitled to a share in consequence of the death or bankruptcy of a shareholder upon supplying to the Company such evidence as the Board may reasonably require to show his or her title to the share, and upon supplying also an address in Ireland or the United States or such other jurisdiction as the Board may consider appropriate for the service of notices, shall be entitled to have served upon or delivered to him or her at such address any notice or document to which the shareholder, but for his or her death or bankruptcy, would be entitled, and such service or delivery shall for all purposes be deemed to be sufficient service for delivery of such notice or document on all persons interested (whether jointly with or as claiming through or under him or her) in the share. Save as aforesaid any notice or document delivered or sent by post to or left at the address of any shareholder in pursuance of these presents shall, notwithstanding that such shareholder be then dead or bankrupt, and whether or not the Company shall have notice of his or her death or bankruptcy, be deemed to have been duly served or delivered in respect of any share registered in the name of such shareholder as sole or first named joint holder.

149	MEMBERS NOT ENTITLED TO NOTICES, DOCUMENTS AND INFORMATION

A shareholder who has not supplied to the Company an address for the service of notices shall not be entitled to receive notices from the Company.

150	DOCUMENT DESTRUCTION

150.1	The Company may destroy:

(A)	any share certificate or other evidence of title to shares which has been cancelled at any time after one year from the date of such cancellation;

(B)

any mandate for the payment of dividends or other amounts or any variation or cancellation of such mandate or any other instruction concerning the payment of monies or any notification of change of name or address at any time after two years from the date such mandate, variation, cancellation or notification was recorded by the Company;

(C)	any instrument or other evidence of transfer of shares or renunciation of an allotment of shares which has been registered at any time after six years from the date of registration; and

(D)	any other document on the basis of which an entry in the Register is made at any time after six years from the date an entry in the Register was first made in respect of it,

and the Company may destroy any such document earlier than the relevant date, provided that a permanent record of the document is made (on microfilm, computer disc or otherwise) which is not destroyed before that date.

150.2

It shall be conclusively presumed in favour of the Company that every entry in the Share Register purporting to have been made on the basis of a document destroyed in accordance with this Article was duly and properly made, that every instrument of transfer so destroyed was duly registered, that every share certificate so destroyed was valid and was duly cancelled and that every other document so destroyed was valid and effective in accordance with the recorded particulars in the records of the Company, provided that:

(A)	this Article shall apply only to the destruction of a document in good faith and without express notice of any claim (regardless of the parties to it) to which the document might be relevant;

(B)

nothing in this Article imposes on the Company any liability in respect of the destruction of any such document otherwise than as provided for in this Article which would not attach to the Company in the absence of this Article; and

(C)	references in this Article to the destruction of any document include references to the disposal of it in any manner.

MISCELLANEOUS

151	WINDING UP

151.1

If the Company shall be wound up and the assets available for distribution among the shareholders as such shall be insufficient to repay the whole of the paid up or credited as paid up share capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the shareholders in proportion to the capital paid up or credited as paid up at the commencement of the winding up on the shares held by them respectively. And if in a winding up the assets available for distribution among the shareholders shall be more than sufficient to repay the whole of the share capital paid up or credited as paid up at the commencement of the winding up, the excess shall be distributed among the shareholders in proportion to the capital at the commencement of the winding up paid up or credited as paid up on the said shares held by them respectively. Provided that this Article shall not affect the rights of the holders of shares issued upon special terms and conditions.

151.2

(A)

In case of a sale by the liquidator under the Act, the liquidator may by the contract of sale agree so as to bind all the shareholders for the allotment to the shareholders directly of the proceeds of sale in proportion to their respective interests in the Company and may further by the contract limit a time at the expiration of which obligations or shares not accepted or required to be sold shall be deemed to have been irrevocably refused and be at the disposal of the Company, but so that nothing herein contained shall be taken to diminish, prejudice or affect the rights of dissenting shareholders conferred by the said section.

(B)

The power of sale of the liquidator shall include a power to sell wholly or partially for debentures, debenture stock, or other obligations of another company, either then already constituted or about to be constituted for the purpose of carrying out the sale.

151.3

If the Company is wound up, the liquidator, with the sanction of a Special Resolution and any other sanction required by the Act, may divide among the shareholders in specie or kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not), and, for such purpose, may value any assets and determine how the division shall be carried out as between the shareholders or different classes of shareholders. The liquidator, with the like sanction, may vest the whole or any part of such assets in trustees upon such trusts for the benefit of the contributories as, with the like sanction, he or she determines, but so that no shareholder shall be compelled to accept any assets upon which there is a liability.

152	INDEMNITY AND INSURANCE

152.1	Subject to the provisions of and so far as may be admitted by the Act, every Director and the Secretary of the Company and, every director and secretary of any associated company of the

Company, shall be entitled to be indemnified by the Company against all costs, charges, losses, expenses and liabilities incurred by him or her in the execution and discharge of his or her duties or in relation thereto including any liability incurred by him or her in defending any proceedings, civil or criminal, which relate to anything done or omitted or alleged to have been done or omitted by him or her as an officer or employee of the Company and in which judgement is given in his or her favour (or the proceedings are otherwise disposed of without any finding or admission of any material breach of duty on his or her part) or in which he or she is acquitted or in connection with any application under any statute for relief from liability in respect of any such act or omission in which relief is granted to him or her by the Court.

152.2

The Directors shall have power to purchase and maintain, for any Director, the Secretary or other officers or employees of the Company, and every director, secretary or any employees of any associated company of the Company, insurance against any such liability as referred to section 235 of the Act.

152.3

As far as is permissible under the Act, the Company shall indemnify any current or former executive officer of the Company (excluding any present or former Directors of the Company or Secretary of the Company), or any person who is serving or has served at the request of the Company as a director or executive officer of another company, joint venture, trust or other enterprise, including any associated company of the Company (each individually, a “Covered Person”), against any expenses, including attorney’s fees, judgements, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, to which he or she was or is threatened to be made a party, or is otherwise involved (a “proceeding”), by reason of the fact that he or she is or was a Covered Person; provided, however, that this provision shall not indemnify any Covered Person against any liability arising out of (a) any fraud or dishonesty in the performance of such Covered Person’s duty to the Company, or (b) such Covered Person’s conscious, intentional or wilful breach of the obligation to act honestly and in good faith with a view to the best interests of the Company. Notwithstanding the preceding sentence, this section shall not extend to any matter which would render it void pursuant to the Act or to any person holding the office of auditor in relation to the Company.

152.4

In the case of any threatened, pending or completed action, suit or proceeding by or in the name of the Company, the Company shall indemnify each Covered Person against expenses, including attorneys’ fees, actually and reasonably incurred in connection with the defence or the settlement thereof, except no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for fraud or dishonesty in the performance of his or her duty to the Company, or for conscious, intentional or wilful breach of his or her obligation to act honestly and in good faith with a view to the best interests of the Company, unless and only to the extent that the High Court of Ireland or the court in which such action or suit was brought shall determine upon application that despite the adjudication of liability, but in view of all the circumstances of the case, such Covered Person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper. Notwithstanding the preceding sentence, this section shall not extend to any matter which would render it void pursuant to the Act or to any person holding the office of auditor in relation to the Company.

152.5

Any indemnification under this Article (unless ordered by a court) shall be made by the Company only as authorised in the specific case upon a determination that indemnification of the Covered Person is proper in the circumstances because such person has met the applicable standard of conduct set forth in this Article. Such determination shall be made by any person or persons having the authority to act on the matter on behalf of the Company. To the extent, however, that any Covered Person has been successful on the merits or otherwise in defence of any proceeding, or in defence of any claim, issue or matter therein, such Covered Person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith, without necessity of authorisation in the specific case.

152.6

As far as permissible under the Act, expenses, including attorneys’ fees, incurred in defending any proceeding for which indemnification is permitted pursuant to this Article shall be paid by the Company in advance of the final disposition of such proceeding upon receipt by the Board of an undertaking by the particular indemnitee to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Company pursuant to these Articles.

152.7

It being the policy of the Company that indemnification of the persons specified in this Article shall be made to the fullest extent permitted by law, the indemnification provided by this Article shall not be deemed exclusive (a) of any other rights to which those seeking indemnification or advancement of expenses may be entitled under these Articles, any agreement, any insurance purchased by the Company, vote of shareholders or disinterested Directors, or pursuant to the direction (however embodied) of any court of competent jurisdiction, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, or (b) of the power of the Company to indemnify any person who is or was an employee or agent of the Company or of another company, joint venture, trust or other enterprise which he or she is serving or has served at the request of the Company, to the same extent and in the same situations and subject to the same determinations as are hereinabove set forth. As used in this Article, references to the “Company” include all constituent companies in a scheme of arrangement, consolidation or merger in which the Company or a predecessor to the Company by scheme of arrangement, consolidation or merger was involved. The indemnification provided by this Article shall continue as to a person who has ceased to be a Covered Person and shall inure to the benefit of their heirs, executors, and administrators.

152.8

The Company may additionally indemnify any employee or agent of the Company or any director, executive, employee or agent of any associated company of the Company to the fullest extent permitted by law.

153	BUSINESS COMBINATIONS

153.1

The adoption or authorisation of any Business Combination must be pre-approved with the sanction of an Ordinary Resolution of the Company. The foregoing vote shall be in addition to any class vote or other vote otherwise required by law, these Articles, or any agreement to which the Company is a party.

153.2

For the purposes of this Article 153, the term “Business Combination” shall mean the sale or lease or exchange of all or substantially all of the property and of the assets of the Company to any person other than a Group Member.

154	DISPUTE RESOLUTION

154.1

The courts of Ireland shall have exclusive jurisdiction to determine any dispute related to or connected with (a) any derivative claim in respect of a cause of action vested in the Company or seeking relief on behalf of the Company, (b) any action asserting a claim of breach of a fiduciary or other duty owed by any Director or officer or other employee of the Company to the

Company or the Company’s shareholders, or (c) any action asserting a claim against the Company or any Director or officer or other employee of the Company arising under the laws of Ireland or pursuant to any provision of the Articles (as either may be amended from time to time).

154.2

Damages alone may not be an adequate remedy for any breach of this Article 154, so that, in the event of a breach or anticipated breach, the remedies of injunction and/or an order for specific performance would in appropriate circumstances be available.

154.3	The governing law of the Articles is the substantive law of Ireland.

154.4	For the purposes of this Article 154:

(A)	a “dispute” shall mean any dispute, controversy or claim;

(B)	references to “Company” shall be read so as to include each and any of the Company’s subsidiary undertakings from time to time; and

(C)

“Director” shall be read so as to include each and any Director of the Company from time to time in his or her capacity as such or as an employee of the Company and shall include any former Director of the Company.

155	DEPOSITARY INTERESTS

155.1

The Directors shall, subject always to applicable law and the provisions of these Articles, have power to implement and/or approve any arrangements which they may, in their absolute discretion, think fit in relation to (without limitation) the evidencing of title to and transfer of Depositary Interests or similar interests in shares.

155.2

The Directors may from time to time take such actions and do such things as they may, in their absolute discretion, think fit in relation to the operation of any such arrangements under Article 155.1 including, without limitation, treating holders of Depositary Interests or similar interests in shares as if they were holders directly thereof for the purposes of compliance with any obligations imposed under these Articles on shareholders.

155.3

If and to the extent that the Directors implement and/or approve any arrangements in relation to the evidencing of title to and transfer of Depositary Interests or similar interests in shares in accordance with Articles 155.1 and 155.2, the Directors shall ensure that such arrangements provide (in so far as is reasonably practicable):

(A)

a holder of any such Depositary Interests or similar interest in shares with the same or equivalent rights as a shareholder including, without limitation, in relation to the exercise of voting rights and provision of information, and

(B)

the Company and the Directors with the same or equivalent powers as given under these Articles in respect of a shareholder, including, without limitation, the powers of the Board under Article 69, so that such power may be exercised against a holder of a Depositary Interest or similar interest in shares and the shares represented by such Depositary Interest or similar interest.

APPENDIX

SUMMARY OF EXAMPLE TERMS

RIGHTS TO PURCHASE SHARES OF STERIS PLC

Subject to the provisions of the Act and every other enactment from time to time in force concerning companies (including any orders, regulations or other subordinate legislation made under the Act or any such other enactment), so far as they apply to or affect STERIS plc (the “Company”), the Board of Directors of the Company (the “Board”) may exercise any power of the Company to establish a shareholders rights plan (the “Rights Plan”). The Rights Plan may be in such form as the Board shall in its absolute discretion decide and may in particular (but without restriction or limitation) include such terms as are described in this Summary of Example Terms.

Pursuant to the Rights Plan, the Board would declare and issue one Share Purchase Right (a “Right”) for each outstanding Ordinary Share of the Company (the “Ordinary Shares”). Each Right would entitle the registered holder, upon payment to the Company of the price per Right specified in the Rights Plan, to have delivered to such holder Ordinary Shares, Preferred Shares, another class of shares of the Company and/or Depositary Interests (a “Share”), subject to adjustment.

Until the earlier to occur of (i) 10 days following a public announcement that a person or group of affiliated or associated persons or persons acting in concert (a “group”) has acquired beneficial ownership of or an interest in 20% or more of the outstanding Ordinary Shares and Depositary Interests (without duplication) (such person or group, an “Acquiring Person”) and (ii) 10 business days (or such later date as may be determined by action of the Board prior to such time as any person or group were to become an Acquiring Person) following the commencement of, or announcement of an intention to undertake, a takeover by a person or group the consummation of which would result in the beneficial ownership of or an interest in 20% or more of the outstanding Ordinary Shares and Depositary Interests (without duplication) being acquired by that person or group (the earlier of such dates being called the “Distribution Date”), each Right would be associated with an individual Ordinary Share or Depositary Interest, as applicable, and the Rights would be transferred with and only with the Ordinary Shares or Depositary Interests, as applicable.

After the Distribution Date, separate certificates evidencing the Rights (“Right Certificates”) would be mailed to (or credited to the account of) holders of record of the Ordinary Shares and Depositary Interests (without duplication) as of the close of business on the Distribution Date. Such separate Right Certificates alone would then evidence the Rights and the Rights would then be separately transferable.

The Rights would not be exercisable until the Distribution Date. The Rights would expire on a date to be specified in the Rights Plan, unless the Rights were earlier redeemed or exchanged by the Company.

After the Distribution Date, each holder of a Right, other than Rights held by or on behalf of any Acquiring Person (which would thereupon become void), would thereafter have the right to receive upon exercise of a Right that number of Shares having a market value of two times the exercise price for the Right.

If, after a person or group were to become an Acquiring Person, the Company were to be acquired by a third party (including an Acquiring Person) in a securities exchange, proper provisions would be made so that each holder of a Right (other than Rights held by or on behalf of an Acquiring Person, which would have become void) would thereafter have the right to receive upon the exercise of a Right that number of shares of such third party (including an Acquiring Person) or its parent that at the time of such acquisition would have a market value of two times the exercise price of the Right.

At any time after any person or group were to become an Acquiring Person and prior to the acquisition by such Acquiring Person of an interest in 50% or more of the outstanding Ordinary Shares and Depositary Interests (without duplication), the Board would have the authority to exchange or cause to be exchanged the Rights (other than Rights held by or on behalf of such Acquiring Person, which would have become void), in whole or in part, for Shares at an exchange ratio of one Share per Right, subject to the receipt of any consideration required by applicable law to be received by the Company in respect of the same.

At any time before any person or group were to become an Acquiring Person, the Board would have the authority to redeem the Rights in whole, but not in part, at a price per Right to be specified in the Rights Plan (the “Redemption Price”).

Before any person or group became an Acquiring Person, the Board would have the authority, except with respect to the Redemption Price, to amend the Rights Plan in any manner, subject to applicable law and any restrictions set forth in the articles of association of the Company. After any person or group became an Acquiring Person, the Board would have the authority, except with respect to the Redemption Price, to amend the Rights Plan in any manner that would not adversely effect the interests of holders of the Rights (other than Rights held by or on behalf of any Acquiring Person, which would have become void).

Before the exercise of a Right, a Right would not entitle the holder thereof to any rights as a shareholder or as a holder of Depositary Interests including, without limitation, the right to vote or receive dividends in respect of such Right.

PART II.

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 20.	Indemnification of Directors and Officers

STERIS Ireland is currently a private limited company incorporated under the laws of Ireland.

Subject to exceptions, Irish law does not permit a company to exempt a director or certain officers from, or indemnify a director against, liability in connection with any negligence, default, breach of duty or breach of trust by a director in relation to the company. The exceptions allow a company to:

(1) purchase and maintain D&O Insurance against any liability attaching in connection with any negligence, default, breach of duty or breach of trust owed to the company; and

(2) indemnify a director or such other officer against any liability incurred in defending proceedings, whether civil or criminal: (i) in which judgment is given in his or her favor or in which he or she is acquitted; or (ii) in respect of which an Irish court grants him or her relief from any such liability on the grounds that he or she acted honestly and reasonably and that, having regard to all the circumstances of the case, he or she ought fairly to be excused for the wrong concerned.

STERIS Ireland’s Constitution includes a provision which entitles every director to be indemnified by STERIS to the fullest extent permitted by law (including by funding any expenditure incurred or to be incurred by him or her) against any loss or liability incurred in his or her capacity as a director. The STERIS Ireland Constitution go on to state that where a person is so indemnified, such indemnity may extend to all costs, losses, expenses and liabilities incurred by him or her. The Irish Companies Act prescribes that any funds provided to a director to meet any expenditure incurred by him in connection with defending himself or in an investigation of any negligence, default, breach of duty or breach of trust by him or otherwise, must be repaid if he or she is convicted or judgment is given against him. In proceedings where negligence, default, breach of duty or breach of trust against a director has or may be established (or in anticipation of any such proceedings), an Irish court has the power to grant a director or other officer relief from liability on the grounds that he or she acted honestly and reasonably and that, having regard to all the circumstances of the case, he or she ought fairly to be excused of the wrong concerned.

The STERIS Ireland Constitution also provides the STERIS Ireland Board with authority to purchase and maintain insurance at the expense of STERIS Ireland for the benefit of any person who is, or was at any time, a director or other officer or employee of the company or any associated company.

In addition to the provisions of the STERIS Ireland Constitution, it is common for a public limited company to enter into separate deeds of indemnity with directors or officers which essentially indemnifies the director or officer against claims brought by third parties to the fullest extent permitted under Irish law. STERIS Ireland intends to enter into such deeds of indemnity with each of its directors and officers.

Item 21.	Exhibits and Financial Statement Schedules

The exhibits listed below are filed as part of, or are incorporated by reference in, this registration statement and are numbered in accordance with Item 601 of Regulation S-K.

Exhibit No.	Description of Document

3.1	Constitution of STERIS Ireland (included as Annex C to the proxy statement/prospectus forming a part of this registration statement and incorporated herein by reference)

5.1	Opinion of Matheson as to the validity of the securities being registered*

8.1	Opinion of Matheson as to certain Irish tax matters

8.2	Opinion of Jones Day as to certain U.S. federal income tax matters

8.3	Opinion of Jones Day as to certain U.K. tax matters

23.1	Consent of Ernst & Young LLP concerning the financial statements of STERIS

23.2	Acknowledgment of Ernst & Young LLP concerning the unaudited interim financial statements of STERIS

Exhibit No.	Description of Document

23.3	Consent of Matheson (included in Exhibit 5.1)*

23.4	Consent of Matheson (included in Exhibit 8.1)

23.5	Consent of Jones Day (included in Exhibit 8.2)

23.6	Consent of Jones Day (included in Exhibit 8.3)

99.1	Form of Proxy for Court Meeting and General Meeting*

99.2	Consents of persons named as directors

*To be filed by amendment.

Item 22.	Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the United States Securities Act of 1933, as amended;

(ii) reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the U.S. Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the United States Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, for the purpose of determining liability of the registrant under the United States Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned registrant hereby undertakes as follows:

(a) that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form; and

(b) that every prospectus (i) that is filed pursuant to paragraph (a) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the United States Securities Act of 1933, as amended, and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the United States Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the United States Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mentor, State of Ohio, on the 6th day of November, 2018.

STERIS Limited
By:	/s/ J. Adam Zangerle
	Name:	J. Adam Zangerle
	Title:	Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated, on the 6th day of November, 2018.

Signature	Title

/s/ J. Adam Zangerle Name: J. Adam Zangerle	Director

/s/ Michael J. Tokich Name: Michael J. Tokich	Director